EXHIBIT 4.14

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                               INDENTURE OF TRUST


                                  by and among


                       NELNET EDUCATION LOAN FUNDING, INC.


                                       and


                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                              as Indenture Trustee


                                       and


                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                           as Eligible Lender Trustee








                            Dated as of April 1, 2004


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                       NELNET EDUCATION LOAN FUNDING, INC.


        Reconciliation and tie between Trust Indenture Act of 1939 and Indenture of Trust, dated as of April 1, 2004.



          TRUST INDENTURE ACT SECTION            INDENTURE SECTION

       Section 310(a)(1)                                 7.23
       310(a)(2)                                         7.23
       310(b)                                            7.23, 7.09
       Section 311(a)                                    7.08
       311(b)                                            7.08
       Section 312(b)                                    9.16
       312(c)                                            9.16
       Section 313(a)                                    4.16
       313(b)                                            4.16
       313(c)                                            4.16, 8.04
       Section 314(a)(1)                                 4.17
       314(a)(2)                                         4.17
       314(a)(3)                                         4.17
       314(a)(4)                                         4.17
       314(c)                                            2.02, 5.12
       314(d)(1)                                         5.12
       Section 315(b)                                    8.04
       Section 317(a)(1)                                 4.18
       317(a)(2)                                         7.24
       Section 318(a)                                    9.09
       318(c)                                            9.09

--------------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act are a part of and govern every qualified indenture, whether or not physically contained therein.

                                TABLE OF CONTENTS

        (This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the purpose or intent of any provisions of this Indenture of Trust.)

                                                                          PAGE

                                  ARTICLE I

DEFINITIONS AND USE OF PHRASES...............................................3

                                  ARTICLE II
                           THE Series 2004-2 Notes

Section 2.01.  Series 2004-2 Note Details...................................28

Section 2.02.  Execution of Series 2004-2 Notes.............................31

Section 2.03.  Registration, Transfer and Exchange of Series 2004-2
               Notes; Persons Treated as Registered Owners..................32

Section 2.04.  Lost, Stolen, Destroyed and Mutilated Series 2004-2 Notes....35
Section 2.05.  Forms of Series 2004-2 Notes.................................36

Section 2.06.  Indenture Trustee's Authentication Certificate...............36

Section 2.07.  Cancellation and Destruction of Series 2004-2 Notes by
               the Indenture Trustee........................................36

Section 2.08.  Temporary Series 2004-2 Notes................................36

Section 2.09.  Redemption of and Principal Reduction Payments on the
               Series 2004-2 Notes..........................................37

Section 2.10.  Delivery of Series 2004-2 Notes..............................42

Section 2.11.  Deposit of Series 2004-2 Note Proceeds.......................42

                                 ARTICLE III
   PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS; AND DERIVATIVE PRODUCTS

Section 3.01.  Parity and Priority of Lien..................................42

Section 3.02.  Other Obligations............................................43

Section 3.03.  Derivative Products; Counterparty Payments; Issuer
               Derivative Payments..........................................44

                                  ARTICLE IV
    PROVISIONS APPLICABLE TO THE series 2004-2 NOTES; DUTIES OF THE ISSUER

Section 4.01.  Payment of Principal, Interest and Premium...................44

Section 4.02.  Representations and Warranties of the Issuer.................44

Section 4.03.  Covenants as to Additional Conveyances.......................44

Section 4.04.  Further Covenants of the Issuer..............................45

Section 4.05.  Enforcement of Servicing Agreements..........................46

Section 4.06.  Procedures for Transfer of Funds.............................47

Section 4.07.  Additional Covenants with Respect to the Higher
               Education Act................................................47

Section 4.08.  Financed Eligible Loans; Collections Thereof; Assignment
               Thereof......................................................48

Section 4.09.  Appointment of Agents, Etc...................................49

Section 4.10.  Capacity to Sue..............................................49

Section 4.11.  Continued Existence; Successor to Issuer.....................49

Section 4.12.  Amendment of Student Loan Purchase Agreements................49

Section 4.13.  Representations; Negative Covenants..........................49

Section 4.14.  Additional Covenants.........................................55

Section 4.15.  Providing of Notice..........................................56

Section 4.16.  Reports by Issuer............................................57

Section 4.17.  Statement as to Compliance...................................57

Section 4.18.  Collection of Indebtedness and Suits for Enforcement by
               Indenture Trustee............................................58

Section 4.19.  Representations of the Issuer Regarding the Indenture
               Trustee's Security Interest..................................58

Section 4.20.  Covenants of the Issuer Regarding the Indenture
               Trustee's Security Interest..................................59

Section 4.21.  Tax Treatment................................................59

Section 4.22.  Opinions as to Indenture Trust Estate........................60

                                  ARTICLE V
                                    FUNDS

Section 5.01.  Creation and Continuation of Funds and Accounts..............60

Section 5.02.  Acquisition Fund.............................................61

Section 5.03.  Capitalized Interest Fund....................................63

Section 5.04.  Class B Supplemental Reserve Fund............................64

Section 5.05.  Collection Fund..............................................65

Section 5.06.  Note Payment Fund............................................70

Section 5.07.  Remarketing Fee Fund.........................................73

Section 5.08.  Reserve Fund.................................................74

Section 5.09.  Supplemental Interest Fund...................................74

Section 5.10.  Transfers to Issuer..........................................75

                                       ii
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Section 5.11.  Investment of Funds Held by Indenture Trustee................75

Section 5.12.  Investment Securities........................................76

Section 5.13.  Release; Sale of Financed Eligible Loans.....................78

                                  ARTICLE VI
                            DEFAULTS AND REMEDIES

Section 6.01.  Events of Default Defined....................................79

Section 6.02.  Remedy on Default; Possession of Trust Estate................80

Section 6.03.  Remedies on Default; Advice of Counsel.......................81

Section 6.04.  Remedies on Default; Sale of Trust Estate....................81

Section 6.05.  Appointment of Receiver......................................82

Section 6.06.  Restoration of Position......................................82

Section 6.07.  Purchase of Properties by Indenture Trustee or
               Registered Owners............................................82

Section 6.08.  Application of Sale Proceeds.................................83

Section 6.09.  Accelerated Maturity.........................................83

Section 6.10.  Remedies Not Exclusive.......................................83

Section 6.11.  Direction of Indenture Trustee...............................83

Section 6.12.  Right to Enforce in Indenture Trustee........................84

Section 6.13.  Physical Possession of Obligations not Required..............84

Section 6.14.  Waivers of Events of Default.................................85

Section 6.15.  Notice of Defaults...........................................85

                                 ARTICLE VII
                            THE INDENTURE TRUSTEE

Section 7.01.  Acceptance of Trust..........................................85

Section 7.02.  Recitals of Others...........................................86

Section 7.03.  As to Filing of Indenture....................................86

Section 7.04.  Indenture Trustee May Act Through Agents.....................86

Section 7.05.  Indemnification of Indenture Trustee.........................87

Section 7.06.  Indenture Trustee's Right to Reliance........................88

Section 7.07.  Compensation of Indenture Trustee............................89

Section 7.08.  Indenture Trustee May Own Series 2004-2 Notes................89

Section 7.09.  Resignation of Indenture Trustee.............................89

Section 7.10.  Removal of Indenture Trustee.................................90

                                      iii
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Section 7.11.  Successor Indenture Trustee..................................90

Section 7.12.  Manner of Vesting Title in Indenture Trustee.................90

Section 7.13.  Additional Covenants by the Indenture Trustee to Conform
               to the Higher Education Act..................................91

Section 7.14.  Right of Inspection..........................................91

Section 7.15.  Limitation with Respect to Examination of Reports............91

Section 7.16.  Servicing Agreement..........................................92
Section 7.17.  Additional Covenants of Indenture Trustee....................92

Section 7.18.  Duty of Indenture Trustee with Respect to Rating Agencies....92

Section 7.19.  Merger of the Indenture Trustee..............................93

Section 7.20.  Receipt of Funds from Servicers..............................93

Section 7.21.  Special Circumstances Leading to Resignation of
               Indenture Trustee............................................93

Section 7.22.  Survival of Indenture Trustee's Rights to Receive
               Compensation, Reimbursement and Indemnification..............93

Section 7.23.  Corporate Indenture Trustee Required; Eligibility;
               Conflicting Interests........................................93

Section 7.24.  Indenture Trustee May File Proofs of Claim...................94

Section 7.25.  Payment of Taxes and Other Governmental Charges..............95

                                 ARTICLE VIII
                           SUPPLEMENTAL INDENTURES

Section 8.01.  Supplemental Indentures Not Requiring Consent of
               Registered Owners............................................95

Section 8.02.  Supplemental Indentures Requiring Consent of Registered
               Owners.......................................................96

Section 8.03.  Additional Limitation on Modification of Indenture...........97

Section 8.04.  Notice of Defaults...........................................97

Section 8.05.  Conformity With the Trust Indenture Act......................98

                                  ARTICLE IX
                              GENERAL PROVISIONS

Section 9.01.  Notices......................................................98

Section 9.02.  Covenants Bind Issuer........................................99

Section 9.03.  Lien Created.................................................99

Section 9.04.  Severability of Lien.........................................99

Section 9.05.  Consent of Registered Owners Binds Successors................99

Section 9.06.  Nonliability of Directors; No General Obligation............100

Section 9.07.  Nonpresentment of Series 2004-2 Notes or Interest Checks....100

Section 9.08.  Security Agreement..........................................100

                                       iv
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Section 9.09.  Laws Governing..............................................100

Section 9.10.  Severability................................................100

Section 9.11.  Exhibits....................................................101

Section 9.12.  Non-Business Days...........................................101

Section 9.13.  Parties Interested Herein...................................101

Section 9.14.  Obligations Are Limited Obligations.........................101

Section 9.15.  Counterparty Rights.........................................101

Section 9.16.  Disclosure of Names and Addresses of Registered Owners......101

Section 9.17.  Aggregate Principal Amount of Obligations...................102

Section 9.18.  Financed Eligible Loans.....................................102

Section 9.19.  No Petition; Subordination..................................102

Section 9.20.  Conflict with Trust Indenture Act...........................102

                                  ARTICLE X
       PAYMENT AND CANCELLATION OF NOTES AND SATISFACTION OF INDENTURE

Section 10.01. Trust Irrevocable...........................................103

Section 10.02. Satisfaction of Indenture...................................103

Section 10.03. Cancellation of Paid Series 2004-2 Notes....................103

                                  ARTICLE XI
                                 TERMINATION

Section 11.01. Termination of the Trust....................................104

Section 11.02. Notice......................................................105

                                 ARTICLE XII
                            REPORTING REQUIREMENTS

Section 12.01. Annual Statement as to Compliance...........................105

Section 12.02. Annual Independent Public Accountants' Servicing Report.....106

Section 12.03. Issuer's Certificate........................................106

Section 12.04. Statements to Registered Owners.............................106

APPENDIX A CERTAIN TERMS AND PROVISIONS OF THE Reset RATE NOTES..............1

APPENDIX B CERTAIN TERMS AND PROVISIONS OF THE AUCTION RATE NOTES............1

EXHIBIT A FORM OF LIBOR RATE NOTES...........................................1

EXHIBIT B FORM OF RESET RATE NOTES...........................................1

EXHIBIT C FORM OF auction rate NOTES.........................................1

EXHIBIT D NOTICE OF PAYMENT DEFAULT..........................................1

                                       v
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EXHIBIT E NOTICE OF CURE OF PAYMENT DEFAULT..................................1

EXHIBIT F NOTICE OF PROPOSED CHANGE IN LENGTH OF ONE OR MORE AUCTION
PERIODS......................................................................1


EXHIBIT G NOTICE ESTABLISHING CHANGE IN LENGTH OF ONE OR MORE AUCTION
PERIODS......................................................................1

EXHIBIT H NOTICE OF CHANGE IN AUCTION DATE...................................1

EXHIBIT I ELIGIBLE LOAN ACQUISITION CERTIFICATE..............................1

EXHIBIT J FORM OF MONTHLY SERVICING PAYMENT DATE CERTIFICATE.................1

EXHIBIT K FORM OF DISTRIBUTION DATE CERTIFICATE..............................1

EXHIBIT L FORM OF STUDENT LOAN PURCHASE AGREEMENT............................1

                               INDENTURE OF TRUST


        THIS INDENTURE OF TRUST, dated as of April 1, 2004 (this "Indenture"), is by and among NELNET EDUCATION LOAN FUNDING, INC., a corporation duly organized and existing under the laws of the State of Nebraska (the "Issuer"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and operating under the laws of the United States of America, as indenture trustee hereunder (together with its successors, the "Indenture Trustee"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as eligible lender trustee hereunder (together with its successors, the "Eligible Lender Trustee") (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

                              W I T N E S S E T H:

        WHEREAS, the Issuer represents that it is duly created as a corporation under the laws of the State and that by proper action of its governing body it has duly authorized the execution and delivery of this Indenture, which Indenture provides for the payment of student loan asset-backed notes (the "Series 2004-2 Notes") and the payments to any Counterparty; and

        WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions; and

        WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

        WHEREAS, it is hereby agreed between the parties hereto, the Registered Owners of the Series 2004-2 Notes (the Registered Owners evidencing their consent by their acceptance of the Series 2004-2 Notes) and any Counterparty (the Counterparty evidencing its consent by its execution and delivery of a Derivative Product) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

        NOW, THEREFORE, the Issuer and, with respect to the legal title to the Financed Eligible Loans, the Eligible Lender Trustee, in consideration of the premises and acceptance by the Indenture Trustee of the trusts herein created, of the purchase and acceptance of the Series 2004-2 Notes by the Registered Owners thereof, of the execution and delivery of any Derivative Product by a Counterparty and the Issuer and the acknowledgement thereof by the Indenture Trustee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Indenture Trustee, for the benefit of the Registered Owners of the Series 2004-2 Notes and any Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Counterparty pursuant to any Derivative Product), all of their right, title and interest in and to the moneys, rights, and properties described in the granting clauses A through F below (the "Trust Estate"), as follows:

                                GRANTING CLAUSE A

        The Revenues (other than Revenues released from the lien of the Trust Estate as provided herein);

                                GRANTING CLAUSE B

        All moneys and investments held in the Funds and Accounts created pursuant to Section 5.01 hereof;

                                GRANTING CLAUSE C

        The Financed Eligible Loans (other than Financed Eligible Loans released from the lien of the Trust Estate as provided herein);

                                GRANTING CLAUSE D

        The Servicing Agreements, the Administration Agreement, the Escrow Reserve Agreement, the Assignment Agreement, the Student Loan Purchase Agreements, the Custodian Agreements and the Guarantee Agreements as the same relate to Financed Eligible Loans;

                                GRANTING CLAUSE E

        Any Derivative Product and any Counterparty Guarantee; provided, however, that this Granting Clause E shall not be for the benefit of a Counterparty with respect to its Derivative Product or any related Counterparty Guarantee; and

                                GRANTING CLAUSE F

        Any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Indenture Trustee as additional security hereunder.

        TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Indenture Trustee and its successors or assigns;

        IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Registered Owners of the Series 2004-2 Notes, without preference of any Series 2004-2 Note over any other, except as provided herein, and for enforcement of the payment of the Series 2004-2 Notes in accordance with their terms, and all other sums payable hereunder (including payments due and payable to any Counterparty) or on the Series 2004-2 Notes, and for the performance of and compliance with the obligations, covenants, and conditions of this Indenture, as if all the Series 2004-2 Notes and any Derivative Products at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

        PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Series 2004-2 Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Series 2004-2 Notes according to the true intent and meaning thereof, and shall make all required payments into the Funds as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Indenture Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Counterparty), then this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

        NOW, THEREFORE, it is mutually covenanted and agreed as follows:

                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

        The following terms have the following meanings unless the context clearly requires otherwise (certain additional terms relating to the Series 2004-2 Notes are defined in Appendices A and B hereto):

        "ACCOUNT" shall mean any of the accounts created and established within any Fund pursuant to this Indenture.

        "ACQUISITION FUND" shall mean the Fund by that name created in Section 5.01(a) hereof and further described in Section 5.02 hereof, including any Accounts and Subaccounts created therein.

        "ACCRUAL PERIOD" shall mean, with respect to a Quarterly Distribution Date and a Class of the LIBOR Rate Notes, the period from and including the immediately preceding Quarterly Distribution Date for such Class of the LIBOR Rate Notes, or in the case of the initial such period the Closing Date, to but excluding such current Quarterly Distribution Date. The term "Accrual Period" shall have the meaning assigned to such term in Appendix A with respect to the Reset Rate Notes and in Appendix B with respect to the Auction Rate Notes.

        "ADD-ON CONSOLIDATION LOAN" shall mean an Eligible Loan included in the Trust Estate, the principal balance of which is added to an existing Consolidation Loan during the Add-on Period, as required by the Higher Education Act.

        "ADD-ON PERIOD" shall mean the period of 180 days after the date of origination of any Consolidation Loan financed by the Issuer.

        "ADMINISTRATION AGREEMENT" shall mean the Administrative Services Agreement, dated as of April 1, 2004, among the Issuer, the Indenture Trustee, the Eligible Lender Trustee and National Education Loan Network, Inc., as administrator, and any other Administration Agreement entered into between the Issuer and an entity that will provide administrative services for the Issuer, each as amended and supplemented pursuant to the terms and provisions thereof.

        "ADMINISTRATION FEE" shall mean an amount equal to 0.18% per annum, based on the aggregate principal amount of the Financed Eligible Loans within the Trust Estate at any time, as determined by the Administrator.

        "ADMINISTRATOR" shall mean National Education Loan Network, Inc. in its capacity as administrator of the Issuer and the Financed Eligible Loans, and any successor thereto in accordance with the Administration Agreement.

        "AGENT MEMBER" shall mean a member of, or participant in, a Securities Depository.

        "AGGREGATE VALUE" shall mean on any calculation date the sum of the Values of all assets of the Trust Estate.

        "ASSIGNMENT AGREEMENT" shall mean the Partial Assignment Agreement, dated as of April 1, 2004, between the Issuer and the Indenture Trustee assigning to the Indenture Trustee certain rights of the Issuer under certain of its loan purchase agreements and servicing agreements, as amended and supplemented pursuant to the terms and provisions thereof.

        "AUCTION RATE DISTRIBUTION DATE" shall mean, with respect to each Class of the Auction Rate Notes, (a) so long as such Class of the Auction Rate Notes bear interest at an Auction Rate Notes Interest Rate for an Auction Period of not greater than 90 days, the Business Day immediately following the expiration of the Initial Period for such Auction Rate Notes, and each related Auction Period thereafter, commencing as provided in an Issuer Order pursuant to Section 2.03(c) of Appendix A hereto for the Class A-5a Notes if the Class A-5a Notes are reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto and commencing on May 28, 2004 for the Class A-5b Notes and May 28, 2004 for the Class A-5c Notes, May 28, 2004 for the Class B-1 Notes and May 28, 2004 for the Class B-2 Notes; and (b) if and for so long as such Class of the Auction Rate Notes bear interest at an Auction Rate Notes Interest Rate for an Auction Period of greater than 90 days, the 25th day of each February, May, August and November and the Business Day immediately following the expiration of the related Auction Period. On any Auction Rate Distribution Date that is a designated calendar date (such as described in clause (b) above), if the designated date is not a Business Day, interest shall be payable on the next succeeding Business Day in the amount accrued to but excluding the designated calendar date and no interest shall accrue on the payment so deferred during the intervening period. On any Auction Rate Distribution Date that is not a designated calendar date (such as described in clause (a) above), interest shall be payable in the amount accrued to but excluding the date on which interest is actually paid.

        "AUCTION RATE NOTES" shall mean, collectively, the Class A-5a Notes (but only if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto), the Class A-5b Notes, the Class A-5c Notes and the Class B Notes.

        "AUCTION RATE NOTES CARRY-OVER AMOUNT" shall have the meaning ascribed to such term in Appendix B hereto.

        "AUTHORIZED DENOMINATIONS" shall mean (a) with respect to each Class of the LIBOR Rate Notes and the Reset Rate Notes, $5,000 and any integral multiple of $1,000 in excess thereof, and (b) with respect to the Auction Rate Notes, $50,000 and any integral multiple thereof.

        "AUTHORIZED OFFICER" shall mean, when used with reference to the Issuer, its Chairman, President, any Vice President or Secretary, or any other officer or board member authorized in writing by the Board of Directors to act on behalf of the Issuer.

        "AUTHORIZED REPRESENTATIVE" shall mean, when used with reference to the Issuer, (a) an Authorized Officer, (b) the Administrator or (c) any officer or board member of any affiliate organization or other entity authorized by the Board of Directors to act on the Issuer's behalf.

        "BOARD OF DIRECTORS" shall mean the Board of Directors of the Issuer.

        "BUSINESS DAY" shall have the meanings ascribed to such term in Appendices A and B hereto.

        "CAPITALIZED INTEREST FUND" shall mean the Fund by that name created in
Section 5.01(b) hereof and further described in Section 5.03 hereof, including any Accounts and Subaccounts created therein.

        "CERTIFICATE OF INSURANCE" shall mean any certificate evidencing a Financed Eligible Loan is Insured pursuant to a Contract of Insurance.

        "CLASS" shall mean, (a) with the respect to the LIBOR Rate Notes, any or all of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, (b) with the respect to the Reset Rate Notes, the Class A-5a Notes (unless the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto), and (c) with the respect to the Auction Rate Notes, any or all of the Class A-5a Notes (but only if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto), Class A-5b Notes, the Class A-5c Notes, the Class B-1 Notes and the Class B-2 Notes.

        "CLASS A NOTES" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5a Notes, the Class A-5b Notes and the Class A-5c Notes.

        "CLASS A-1 INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in
Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-1 NOTES" shall mean the $167,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2004-2A-1 LIBOR Rate Notes.

        "CLASS A-1 NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-1 Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class A-1 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-1 Notes Interest Shortfall for such Quarterly Distribution Date, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-1 NOTES INTEREST RATE" shall mean, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR as determined by the Issuer, or by the Administrator on behalf of the Issuer, on the related LIBOR Determination Date, plus 0.00%, based on the actual number of days in such Accrual Period divided by 360. For the initial Accrual Period, the Class A-1 Notes Interest Rate shall mean 1.21909%, based on the actual number of days in such Accrual Period divided by 360.

        "CLASS A-1 NOTES INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-1 Notes Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Registered Owners of the Class A-1 Notes on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Registered Owners of the Class A-1 Notes, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-1 REDEMPTION ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-2 INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in
Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-2 NOTES" shall mean the $178,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2004-2A-2 LIBOR Rate Notes.

        "CLASS A-2 NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-2 Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class A-2 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-2 Notes Interest Shortfall for such Quarterly Distribution Date, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-2 NOTES INTEREST RATE" shall mean, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR as determined by the Issuer, or by the Administrator on behalf of the Issuer, on the related LIBOR Determination Date, plus 0.03%, based on the actual number of days in such Accrual Period divided by 360. For the initial Accrual Period, the Class A-2 Notes Interest Rate shall mean 1.24909%, based on the actual number of days in such Accrual Period divided by 360.

        "CLASS A-2 NOTES INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-2 Notes Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Registered Owners of the Class A-2 Notes on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Registered Owners of the Class A-2 Notes, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-2 REDEMPTION ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-3 INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in
Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-3 NOTES" shall mean the $103,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2004-2A-3 LIBOR Rate Notes.

        "CLASS A-3 NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-3 Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class A-3 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-3 Notes Interest Shortfall for such Quarterly Distribution Date, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-3 NOTES INTEREST RATE" shall mean, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR as determined by the Issuer, or by the Administrator on behalf of the Issuer, on the related LIBOR Determination Date, plus 0.10%, based on the actual number of days in such Accrual Period divided by 360. For the initial Accrual Period, the Class A-3 Notes Interest Rate shall mean 1.31909%, based on the actual number of days in such Accrual Period divided by 360.

        "CLASS A-3 NOTES INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-3 Notes Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Registered Owners of the Class A-3 Notes on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Registered Owners of the Class A-3 Notes, to the extent permitted by law, at the interest rate borne by the Class A-3 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-3 REDEMPTION ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-4 INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in
Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-4 NOTES" shall mean the $203,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2004-2A-4 LIBOR Rate Notes.

        "CLASS A-4 NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-4 Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class A-4 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-4 Notes Interest Shortfall for such Quarterly Distribution Date, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-4 NOTES INTEREST RATE" shall mean, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR as determined by the Issuer, or by the Administrator on behalf of the Issuer, on the related LIBOR Determination Date, plus 0.14%, based on the actual number of days in such Accrual Period divided by 360. For the initial Accrual Period, the Class A-4 Notes Interest Rate shall mean 1.35909%, based on the actual number of days in such Accrual Period divided by 360.

        "CLASS A-4 NOTES INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-4 Notes Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Registered Owners of the Class A-4 Notes on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Registered Owners of the Class A-4 Notes, to the extent permitted by law, at the interest rate borne by the Class A-4 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-4 REDEMPTION ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-5a INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-5a NOTES" shall mean the $200,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2004-2A-5a Reset Rate Notes, unless the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto, in which case the Class A-5a Notes shall be redesignated the $200,000,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2004-2A-5a Auction Rate Notes.

        "CLASS A-5a NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-5a Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class A-5a Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-5a Notes Interest Shortfall for such Quarterly Distribution Date, based on the appropriate Day Count Basis and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer; provided, however, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto, "CLASS A-5A NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Auction Rate Distribution Date for the Class A-5a Notes, the sum of (i) the amount of interest accrued at the Class A-5a Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class A-5a Notes immediately prior to such Auction Rate Distribution Date for the Class A-5a Notes; and (ii) the Class A-5a Notes Interest Shortfall for such Auction Rate Distribution Date for the Class A-5a Notes, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-5a NOTES INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-5a Notes Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Registered Owners of the Class A-5a Notes on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Registered Owners of the Class A-5a Notes, to the extent permitted by law, at the interest rate borne by the Class A-5a Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Issuer, or by the Administrator on behalf of the Issuer; provided, however, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto, "CLASS A-5A NOTES INTEREST SHORTFALL" shall mean, with respect to any Auction Rate Distribution Date for the Class A-5a Notes, the excess, if any, of (i) the Class A-5a Notes Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class A-5a Notes over (ii) the amount of interest actually distributed to the Registered Owners of the Class A-5a Notes on such preceding Auction Rate Distribution Date for the Class A-5a Notes, plus interest on the amount of such excess interest due to the Registered Owners of the Class A-5a Notes, to the extent permitted by law, at the interest rate borne by the Class A-5a Notes from such immediately preceding Auction Rate Distribution Date for the Class A-5a Notes to the current Auction Rate Distribution Date for the Class A-5a Notes, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-5a REDEMPTION ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-5b INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-5b NOTES" shall mean the $68,050,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2004-2A-5b Auction Rate Notes.

        "CLASS A-5b NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Auction Rate Distribution Date for the Class A-5b Notes, the sum of (a) the amount of interest accrued at the Class A-5b Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class A-5b Notes immediately prior to such Auction Rate Distribution Date for the Class A-5b Notes; and (b) the Class A-5b Notes Interest Shortfall for such Auction Rate Distribution Date for the Class A-5b Notes, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-5b NOTES INTEREST SHORTFALL" shall mean, with respect to any Auction Rate Distribution Date for the Class A-5b Notes, the excess, if any, of
(a) the Class A-5b Notes Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class A-5b Notes over (b) the amount of interest actually distributed to the Registered Owners of the Class A-5b Notes on such preceding Auction Rate Distribution Date for the Class A-5b Notes, plus interest on the amount of such excess interest due to the Registered Owners of the Class A-5b Notes, to the extent permitted by law, at the interest rate borne by the Class A-5b Notes from such immediately preceding Auction Rate Distribution Date for the Class A-5b Notes to the current Auction Rate Distribution Date for the Class A-5b Notes, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-5b REDEMPTION ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-5c INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS A-5c NOTES" shall mean the $68,050,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Senior Class 2004-2A-5c Auction Rate Notes.

        "CLASS A-5c NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Auction Rate Distribution Date for the Class A-5c Notes, the sum of (a) the amount of interest accrued at the Class A-5c Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class A-5c Notes immediately prior to such Auction Rate Distribution Date for the Class A-5c Notes; and (b) the Class A-5c Notes Interest Shortfall for such Auction Rate Distribution Date for the Class A-5c Notes, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-5c NOTES INTEREST SHORTFALL" shall mean, with respect to any Auction Rate Distribution Date for the Class A-5c Notes, the excess, if any, of
(a) the Class A-5c Notes Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class A-5c Notes over (b) the amount of interest actually distributed to the Registered Owners of the Class A-5c Notes on such preceding Auction Rate Distribution Date for the Class A-5c

Notes, plus interest on the amount of such excess interest due to the Registered Owners of the Class A-5c Notes, to the extent permitted by law, at the interest rate borne by the Class A-5c Notes from such immediately preceding Auction Rate Distribution Date for the Class A-5c Notes to the current Auction Rate Distribution Date for the Class A-5c Notes, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS A-5c REDEMPTION ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS B NOTES" shall mean, collectively, the Class B-1 Notes and the Class B-2 Notes.

        "CLASS B REDEMPTION ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in
Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS B SUPPLEMENTAL RESERVE FUND" shall mean the Fund by that name created in Section 5.01(c) hereof and further described in Section 5.04 hereof, including any Accounts and Subaccounts created therein.

        "CLASS B SUPPLEMENTAL RESERVE FUND REQUIREMENT" shall mean an amount equal to 90 days' interest on the Outstanding Amount of the Class B Notes calculated at the highest then current interest rate on either Class of the Class B Notes.

        "CLASS B-1 INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in
Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS B-1 NOTES" shall mean the $15,300,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Subordinate Class 2004-2B-1 Auction Rate Notes.

        "CLASS B-1 NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Auction Rate Distribution Date for the Class B-1 Notes, the sum of (a) the amount of interest accrued at the Class B-1 Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class B-1 Notes immediately prior to such Auction Rate Distribution Date for the Class B-1 Notes; and (b) the Class B-1 Notes Interest Shortfall for such Auction Rate Distribution Date for the Class B-1 Notes, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS B-1 NOTES INTEREST SHORTFALL" shall mean, with respect to any Auction Rate Distribution Date for the Class B-1 Notes, the excess, if any, of
(a) the Class B-1 Notes Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class B-1 Notes over (b) the amount of interest actually distributed to the Registered Owners of the Class B-1 Notes on such preceding Auction Rate Distribution Date for the Class B-1 Notes, plus interest on the amount of such excess interest due to the Registered Owners of the Class B-1 Notes, to the extent permitted by law, at the interest rate borne by the Class B-1 Notes from such immediately preceding Auction Rate

Distribution Date for the Class B-1 Notes to the current Auction Rate Distribution Date for the Class B-1 Notes, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS B-2 INTEREST ACCOUNT" shall mean the Account by that name created by Section 5.01(e) hereof within the Note Payment Fund and further described in
Section 5.06 hereof, including any Subaccounts created therein.

        "CLASS B-2 NOTES" shall mean the $15,300,000 Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Subordinate Class 2004-2B-2 Auction Rate Notes.

        "CLASS B-2 NOTES INTEREST DISTRIBUTION AMOUNT" shall mean, for each Auction Rate Distribution Date for the Class B-2 Notes, the sum of (a) the amount of interest accrued at the Class B-2 Notes Interest Rate for the related Accrual Period on the Outstanding Amount of the Class B-2 Notes immediately prior to such Auction Rate Distribution Date for the Class B-2 Notes; and (b) the Class B-2 Notes Interest Shortfall for such Auction Rate Distribution Date for the Class B-2 Notes, based on the actual number of days in such Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLASS B-2 NOTES INTEREST SHORTFALL" shall mean, with respect to any Auction Rate Distribution Date for the Class B-2 Notes, the excess, if any, of
(a) the Class B-2 Notes Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class B-2 Notes over (b) the amount of interest actually distributed to the Registered Owners of the Class B-2 Notes on such preceding Auction Rate Distribution Date for the Class B-2 Notes, plus interest on the amount of such excess interest due to the Registered Owners of the Class B-2 Notes, to the extent permitted by law, at the interest rate borne by the Class B-2 Notes from such immediately preceding Auction Rate Distribution Date for the Class B-2 Notes to the current Auction Rate Distribution Date for the Class B-2 Notes, as determined by the Issuer, or by the Administrator on behalf of the Issuer.

        "CLEARSTREAM" shall mean Clearstream Banking, societe anonyme or its successor in interest.

        "CLOSING DATE" shall mean April 29, 2004, the date of initial issuance and delivery of the Series 2004-2 Notes hereunder.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations relating to such section which are applicable to the Series 2004-2 Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

        "COLLECTION FUND" shall mean the Fund by that name created in Section 5.01(d) hereof and further described in Section 5.05 hereof, including any Accounts and Subaccounts created therein.

        "COMMERCIAL PAPER RATE TRIGGER" shall mean as of the last day of any calendar quarter (a) the average daily 90-Day Financial Commercial Paper Rate for such calendar quarter exceeded 6.80% per annum and (b) 5% or more of the Financed Eligible Loans within the Trust Estate are eligible to receive Interest Subsidy Payments pursuant to Section 438(b)(2)(B)(i) of the Higher Education Act.

        "COMMISSION" shall mean the Securities and Exchange Commission.

        "CONSOLIDATION FEE" shall mean any federal origination fee, monthly rebate fee or similar fee payable to the Department of Education relating to the origination or ownership of Consolidation Loans.

        "CONSOLIDATION LOAN" shall mean an Eligible Loan made pursuant to
Section 428C of the Higher Education Act to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan, as supplemented by the addition of any related Add-on Consolidation Loan.

        "CONTRACT OF INSURANCE" shall mean the contract of insurance between the Eligible Lender and the Secretary.

        "COUNTERPARTY" shall mean any counterparty under a Derivative Product.

        "COUNTERPARTY PAYMENT ACCOUNT" shall mean each Account by that name established for a Derivative Product pursuant to Section 5.01(e) hereof within the Note Payment Fund for the payment of Issuer Derivative Payments and further described in Section 5.06 hereof, including any Subaccounts created therein.

        "COUNTERPARTY PAYMENTS" shall mean any payment to be made to, or for the benefit of, the Issuer under a Derivative Product.

        "CUSTODIAN AGREEMENT" shall mean the Custodian Agreement, dated as of April 1, 2004, among the Issuer, the Eligible Lender Trustee, the Indenture Trustee and Nelnet, Inc., as custodian, and any other custodian agreements with any Servicer, subservicer or other custodian or bailee related to Financed Eligible Loans, each as amended and supplemented pursuant to the terms and provisions thereof.

        "DEFINITIVE CERTIFICATES" shall mean definitive, fully registered certificates evidencing the Series 2004-2 Notes which are not registered in the name of the nominee of a Securities Depository.

        "DEPARTMENT OF EDUCATION" shall mean the United Stated Department of Education, or any successor thereto.

        "DERIVATIVE PRODUCT" shall mean any written contract or agreement between the Issuer and a Counterparty entered into pursuant to Section 3.03 hereof for any interest rate swap, cap, floor, collar or other investment contract, including the General Interest Rate Cap Derivative Agreement and the LIBOR Interest Rate Cap Derivative Agreement.

        "DERIVATIVE PRODUCT DISTRIBUTION DATE" shall mean, with respect to a Derivative Product, any date specified in such Derivative Product on which an Issuer Derivative Payment is due and payable under such Derivative Product.

        "DERIVATIVE VALUE" shall mean, with respect to any Derivative Product, the value of such Derivative Product to the Counterparty; provided that such value is defined and calculated in substantially the same manner as amounts are defined and calculated pursuant to the applicable provisions of an ISDA Master Agreement.

        "DISSOLUTION" shall mean, with respect to Article XI hereof and the Issuer, the occurrence of any of the events which would cause a dissolution of a limited partnership organized under the laws of the State of Delaware, the sole general partner of which is the Issuer.

        "DISTRIBUTION DATE" shall mean (i) each Quarterly Distribution Date,
(ii) each Auction Rate Distribution Date and (iii) each Derivative Product Distribution Date.

        "DISTRIBUTION DATE CERTIFICATE" shall mean a certificate signed by the Issuer, or by the Administrator on behalf of the Issuer, in substantially the form attached as Exhibit K hereto.

        "DTC" shall mean The Depository Trust Company or its successors in interest.

        "ELIGIBLE LENDER" shall mean any "ELIGIBLE LENDER," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to Eligible Loans made under the Higher Education Act.

        "ELIGIBLE LENDER TRUSTEE" shall mean Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee hereunder and under the Eligible Lender Trust Agreement, or its successors and assigns.

        "ELIGIBLE LENDER TRUSTEE FEE" shall mean the annual compensation to the Eligible Lender Trustee for acting as eligible lender trustee hereunder and under the Eligible Lender Trust Agreement. So long as the Indenture Trustee is acting as Eligible Lender Trustee hereunder and under the Eligible Lender Trust Agreement, there shall be no Eligible Lender Trustee Fee.

        "ELIGIBLE LENDER TRUST AGREEMENT" shall mean the Eligible Lender Trust Agreement, dated as of April 1, 2004, between the Issuer and the Eligible Lender Trustee, as amended and supplemented pursuant to the terms and provisions thereof.

        "ELIGIBLE LOAN" shall mean any loan made to finance post-secondary education that (a)(i) is made to an eligible borrower in compliance with the requirements of the Higher Education Act (including Consolidation Loans and Add-on Consolidation Loans), (ii) is guaranteed by a Guaranty Agency or Insured by the Secretary, (iii) bears interest at not less than the maximum applicable rate of interest permitted by the Higher Education Act at the time originated, or any lesser rate of interest shown in the cash flow analyses provided to each Rating Agency on the Closing Date; provided that such rate of interest may be reduced if Rating Confirmation is obtained, based on new cash flow analyses containing such assumptions as the Issuer shall reasonably determine, and (iv) is eligible for Special Allowance Payments; or (b) is insured by the Secretary of Health and Human Services pursuant to the Public Health Services Act; provided, however, that if after any reauthorization or amendment of the Higher Education Act loans authorized thereunder, including, without limitation, their benefits, any provisions, or the servicing thereof, are materially different from loans authorized prior to such reauthorization or amendment, such loans shall not constitute Eligible Loans unless a Rating Confirmation is obtained.

        "ELIGIBLE LOAN ACQUISITION CERTIFICATE" shall mean a certificate signed by an Authorized Representative of the Issuer in substantially the form attached as Exhibit I hereto.

        "ENDING BALANCE FACTOR" shall mean, for any given day, the number calculated by dividing the unpaid principal balance of the appropriate Class of the Outstanding LIBOR Rate Notes or Reset Rate Notes (after any Principal Reduction Payments are made thereto) by the original principal balance of such Class of the LIBOR Rate Notes or Reset Rate Notes, and rounding the result to nine decimal places.

        "ESCROW RESERVE AGREEMENT" shall mean the Escrow Reserve Agreement, dated as of April 1, 2004, between the Issuer and Wells Fargo Bank, National Association, as escrow agent, as amended and supplemented pursuant to the terms and provisions thereof.

        "EUROCLEAR" shall mean The Euroclear System or its successor in interest.

        "EVENT OF BANKRUPTCY" shall mean, with respect to any Person (a) such Person shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against such Person seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "EVENT OF DEFAULT" shall have the meaning specified in Article VI hereof.

        "FINANCED" or "FINANCING" when used with respect to Eligible Loans, shall mean or refer to Eligible Loans (a) financed by the Issuer with balances in the Acquisition Fund or otherwise deposited in or accounted for in the Acquisition Fund or otherwise constituting a part of the Trust Estate and (b) Eligible Loans substituted or exchanged for Financed Eligible Loans, but does not include Eligible Loans released from the lien of this Indenture and sold or transferred, to the extent permitted by this Indenture.

        "FISCAL YEAR" shall mean the fiscal year of the Issuer ending December 31, or as otherwise established from time to time.

        "FITCH" shall mean Fitch, Inc., also known as Fitch Ratings, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

        "FUNDS" shall mean each of the Funds created pursuant to Section 5.01 hereof.

        "GENERAL INTEREST RATE CAP DERIVATIVE AGREEMENT" shall mean the ISDA Master Agreement, Schedule and Confirmation, each dated April 21, 2004, between the Issuer and Morgan Stanley Capital Services, Inc., as amended and supplemented pursuant to the terms and provisions thereof, which General Interest Rate Cap Derivative Agreement shall constitute a Derivative Agreement hereunder.

        "GLOBAL CERTIFICATE" shall mean any Series 2004-2 Note registered in the name of a Securities Depository or its nominee. Each Rule 144A Certificate or Regulation S Certificate shall constitute a "Global Certificate."

        "GUARANTEE" or "GUARANTEED" shall mean, with respect to an Eligible Loan, the insurance or guarantee by a Guaranty Agency pursuant to such Guaranty Agency's Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Eligible Loan allowed by the terms of the Higher Education Act with respect to such Eligible Loan at the time it was originated and the coverage of such Eligible Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to a Guaranty Agency for payments made by it on defaulted Eligible Loans insured or guaranteed by a Guaranty Agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular Eligible Loan.

        "GUARANTEE AGREEMENTS" shall mean a guaranty or lender agreement between the Indenture Trustee or the Eligible Lender Trustee and any Guaranty Agency, and any amendments thereto.

        "GUARANTY AGENCY" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the Indenture Trustee and the Eligible Lender Trustee maintains a Guarantee Agreement.

        "HIGHER EDUCATION ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

        "HIGHEST PRIORITY OBLIGATIONS" shall mean (a) at any time when Senior Obligations are Outstanding, the Senior Obligations and (b) at any time when no Senior Obligations are Outstanding, the Subordinate Obligations.

        "INDENTURE" shall mean this Indenture of Trust, including all supplements and amendments hereto.

        "INDENTURE TRUSTEE" shall mean Wells Fargo Bank, National Association, acting in its capacity as Indenture Trustee under this Indenture, or any successor trustee designated pursuant to this Indenture.

        "INDENTURE TRUSTEE FEE" shall mean an amount equal to the annual amount set in the Trustee Fee Letter dated April 23, 2004. Such fee shall be in satisfaction of the Indenture Trustee's compensation as trustee hereunder and as eligible lender trustee hereunder and under the Eligible Lender Trust Agreement.

        "INITIAL PURCHASERS" shall mean with respect to the Class A-5a Notes, collectively, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and SG Cowen Securities Corporation.

        "INSURANCE" or "INSURED" or "INSURING" shall mean, with respect to an Eligible Loan, the insuring by the Secretary (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of 100% of the principal of and accrued interest on such Eligible Loan.

        "INTEREST BENEFIT PAYMENT" shall mean an interest payment on Eligible Loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

        "INVESTMENT AGREEMENT" shall mean, collectively, (a) the Investment Agreement, dated April 29, 2004, between the Indenture Trustee and Trinity Plus Funding Company, LLC, (b) the Investment Agreement, dated April 29, 2004, between the Indenture Trustee and FSA Capital Management Services LLC, and acknowledged by the Issuer and (c) any other investment agreement approved by the Rating Agencies, each as amended and supplemented pursuant to the terms and provisions thereof.

        "INVESTMENT SECURITIES" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form, all purchased at a price not in excess of par, which evidence:

               (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

               (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in paragraph (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

               (c) commercial paper and auction rate securities having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

               (d) investments in money market funds having a rating from each of the Rating Agencies rating such fund, in the highest investment category granted thereby provided at least Moody's has rated such fund (including funds for which the Indenture Trustee, a Servicer or the Eligible Lender Trustee or any of their respective affiliates is investment manager or advisor); provided, however, that such Fitch rating shall be "AA/F1+" or higher for any money market fund which has the ability to maintain a stable one-dollar net asset value per share and whose shares are freely transferable on a daily basis;

               (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

               (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

               (g) any Investment Agreement; and

               (h) any other investment permitted by each of the Rating Agencies as evidenced by a Rating Confirmation delivered to the Indenture Trustee.

Notwithstanding the foregoing, for purposes of clauses (b), (c), (e) and (f) above, the provider must have a Moody's long term rating of "Aaa" if the investment is longer than 6 months, "Aa3" if the investment is between 90 and 180 days, and "A1" if the investment is between 30 and 90 days. No obligation will be considered to be rated in the highest investment category if it has an "r" highlighter affixed to its rating.

        "ISDA MASTER AGREEMENT" shall mean the 1992 ISDA Master Agreement (Multicurrency - Cross Border), as amended from time to time, and as in effect with respect to any Derivative Product.

        "ISSUER" shall mean Nelnet Education Loan Funding, Inc., a corporation organized and existing under the laws of the State, and any successor thereto.

        "ISSUER ORDER" shall mean a written order signed in the name of the Issuer by an Authorized Representative.

        "ISSUER DERIVATIVE PAYMENT" shall mean a payment required to be made by or on behalf of the Issuer due to a Counterparty pursuant to a Derivative Product (including Priority Termination Payments, but excluding other Termination Payments).

        "LIBOR DETERMINATION DATE" shall mean, for each Accrual Period, the second Business Day before the beginning of that Accrual Period.

        "LIBOR INTEREST RATE CAP DERIVATIVE AGREEMENT" shall mean the ISDA Master Agreement, Schedule and Confirmation, each dated April 21, 2004, between the Issuer and Morgan Stanley Capital Services, Inc., as amended and supplemented pursuant to the terms and provisions thereof and relating specifically to the LIBOR Rate Notes, which LIBOR Interest Rate Cap Derivative Agreement shall constitute a Derivative Agreement hereunder.

        "LIBOR RATE NOTES" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

        "LIQUIDATED FINANCED ELIGIBLE LOAN" shall mean any defaulted Financed Eligible Loan liquidated by a Servicer (which shall not include any Financed Eligible Loan on which payments are received from a Guaranty Agency) or which a Servicer has, after using all reasonable efforts to realize upon such Financed Eligible Loan, determined to charge off.

        "LIQUIDATION PROCEEDS" shall mean, with respect to any Liquidated Financed Eligible Loan which became a Liquidated Financed Eligible Loan during the current calendar quarter in accordance with a Servicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than moneys collected with respect to any Liquidated Financed Eligible Loan which was written off in prior calendar quarters or during the current calendar quarter, net of the sum of any amounts expended by a Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan.

        "MASTER PROMISSORY NOTE" shall mean a note (a) that evidences one or more loans made to finance post-secondary education financing and (b) that is in the form mandated by Section 432(m)(1) of the Higher Education Act, as added by Public Law No: 105-244, ss. 427, 112 Stat. 1702 (1998), as amended by Public Law
No: 106-554 (enacted December 21, 2000) and as codified in 20 U.S.C. ss. 1082(m)(1).

        "MATURITY" when used with respect to any Series 2004-2 Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Stated Maturity, by earlier redemption, by declaration of acceleration, or otherwise.

        "MONTHLY SERVICING PAYMENT DATE" shall mean the twenty-fifth day of each calendar month or, if such day is not a Business Day, the immediately following Business Day, commencing on May 25, 2004.

        "MONTHLY SERVICING PAYMENT DATE CERTIFICATE" shall mean a certificate signed by the Issuer, or by the Administrator on behalf of the Issuer, in substantially the form attached as Exhibit J hereto.

        "MOODY'S" shall mean Moody's Investors Service, its successors and assigns.

        "90-DAY FINANCIAL COMMERCIAL PAPER RATE" shall mean the 90-Day AA Financial Commercial Paper rate posted on the Federal Reserve Release entitled "Commercial Paper Rates and Outstandings," which rate may be available on the Internet at WWW.FEDERALRESERVE.GOV/RELEASES/CP.

        "NON-AMORTIZING RESET RATE NOTES" shall mean the Reset Rate Notes when the Principal Reduction Payments on the Reset Rate Notes are to be paid only on the Business Day succeeding its current Reset Period.

        "NON-U.S. PERSON" shall mean a Person who is not a U.S. Person, as defined in Regulation S.

        "NOTE COUNSEL" shall mean Kutak Rock LLP or any other nationally recognized law firm which is requested to deliver its approving opinion with respect to the Series 2004-2 Notes.

        "NOTE PAYMENT FUND" shall mean the Fund by that name created in Section 5.01(e) hereof and further described in Section 5.06 hereof, including any Accounts and Subaccounts created therein.

        "OBLIGATIONS" shall mean, collectively, the Senior Obligations and the Subordinate Obligations.

        "OUTSTANDING" shall mean (a) when used in connection with any Series 2004-2 Note, a Series 2004-2 Note which has been executed and delivered pursuant to this Indenture which at such time remains unpaid as to principal or interest, unless provision has been made for such payment pursuant to Section 10.02 hereof, excluding Series 2004-2 Notes which have been replaced pursuant to
Section 2.03 hereof, and (b) when used in connection with a Derivative Product, a Derivative Product which has not expired or been terminated, unless provision has been made for such payment pursuant to Section 10.02 hereof.

        "OUTSTANDING AMOUNT" shall mean the aggregate principal amount of all Series 2004-2 Notes Outstanding at the date of determination or, if the context so requires, the aggregate principal amount of one or more Classes of the Class A Notes or Class B Notes Outstanding at the date of determination.

        "PERSON" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, or government or agency or political subdivision thereof.

        "POOL BALANCE" for any date means the aggregate principal balance of the Student Loans held in the Trust Estate on that date, including accrued interest that is expected to be capitalized, as reduced by the principal portion of:

               (a) all payments received in the Trust Estate through that date from the borrowers, the Guaranty Agencies and the Department of Education,

               (b) all amounts received in the Trust Estate through that date from purchases of Student Loans,

               (c) all liquidation proceeds and realized losses on the Student Loans through that date,

               (d) the amount of any adjustment to balances of the student loans that the Servicer makes under the Servicing Agreement through that date, and

               (e) the amount by which guarantor reimbursements of principal on defaulted Student Loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

        "PRINCIPAL OFFICE" shall mean the principal office of the party indicated, as set forth in Section 9.01 hereof or elsewhere in this Indenture.

        "PRINCIPAL REDUCTION PAYMENTS" shall mean principal payments made prior to a Stated Maturity from the Note Payment Fund on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes or the Class A-5a Notes (unless the Class A-5a Notes are reset to bear interest at an Auction
Rate) which reduce the principal balances of all notes within such Class, as appropriate, on a pro rata basis.

        "PRIORITY TERMINATION PAYMENT" shall mean, with respect to a Derivative Product, any termination payment payable by or on behalf of the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, as the non-defaulting party, following (i) the failure of the Issuer to make an Issuer Derivative Payment when due (after any applicable grace periods), but only if the Issuer had sufficient moneys on deposit in the Collection Fund (after giving effect to any required transfers thereto) as of the due date of such Issuer Derivative Payment, (ii) the occurrence of an Event of Default specified in Section 6.01(f) hereof, (iii) the Indenture Trustee's taking any action hereunder to liquidate the entire Trust Estate following an Event of Default and acceleration of the Series 2004-2 Notes pursuant to Section 6.09 hereof or (iv) any other termination payments permitted by the Rating Agencies with a Rating Confirmation.

        "PROGRAM" shall mean the Issuer's program for the origination and the purchase of Eligible Loans, as the same may be modified from time to time.

        "PROGRAM EXPENSES" shall mean (a) the fees and expenses of the Indenture Trustee and the Eligible Lender Trustee; (b) the fees and expenses of the Auction Agent and any Broker-Dealer; (c) the fees and expenses of any Remarketing Agent; (d) the fees and expenses due to any credit provider of the Series 2004-2 Notes for which a credit facility or liquidity facility is in place; (e) the fees of any Servicer and/or custodian under any Servicing Agreement or Custodian Agreement; (f) the fees and expenses of any Administrator and the Issuer incurred in connection with the preparation of legal opinions and other authorized reports or statements attributable to the Series 2004-2 Notes and the Financed Eligible Loans; (g) transfer fees, loan origination fees, Consolidation Fees and all other fees due to the Department of Education on Financed Eligible Loans; (h) fees and expenses associated with the delivery of a credit facility or liquidity facility; (i) fees and expenses associated with (but not payments under) Derivative Products; (j) the costs of remarketing any of the Series 2004-2 Notes and (k) expenses incurred for the Issuer's maintenance and operation of its Program as a direct consequence of this

Indenture, the Series 2004-2 Notes or the Financed Eligible Loans; including, but not limited to, taxes, the reasonable fees and expenses of attorneys, agents, financial advisors, consultants, accountants and other professionals, attributable to such maintenance and operation, marketing expenses for the Program and a prorated portion of the rent, personnel compensation, office supplies and equipment, travel expenses and other lawful payments made to members of the Board of Directors.

        "PRO RATA PORTION" shall mean a percentage determined by dividing the Outstanding Amount of the Reset Rate Notes or Auction Rate Notes proposed to be redeemed or paid (less, with respect to the Reset Rate Notes, an allocable portion of the amounts in the Redemption Account of the Note Payment Fund corresponding to the Reset Rate Notes that were deposited therein prior to the preceding Quarterly Payment Date) by the Outstanding Amount of all of the Series 2004-2 Notes (less any amounts in the Redemption Account of the Note Payment Fund corresponding to the Reset Rate Notes that were deposited therein prior to the preceding Quarterly Payment Date).

        "PRO RATA MINIMUM PURCHASE AMOUNT" shall have the meaning ascribed to such term in Section 2.05(c) of Appendix A hereto with respect to the Reset Rate Notes and Section 2.04 of Appendix B with respect to the Auction Rate Notes.

        "PURCHASE OPTION" shall mean the options described in Section 2.07(a) and (b) of Appendix A hereto and Section 2.04 of Appendix B hereto owned by Nelnet, Inc. or one of its subsidiaries as a permitted transferee (provided, that no such subsidiary shall possess the Purchase Option if it at any time owned an interest in any of the Financed Eligible Loans) to purchase Financed Eligible Loans.

        "QUALIFIED INSTITUTIONAL BUYER" shall mean a "qualified institutional buyer" within the meaning of Rule 144A.

        "QUARTERLY DISTRIBUTION DATE" shall mean the twenty-fifth (25th) day of each February, May, August and November, commencing on August 25, 2004, or, if such day is not a Business Day, the immediately following Business Day.

        "QUARTERLY FUNDING AMOUNT" shall mean, for the Reset Rate Notes for any Quarterly Distribution Date (a)(i) the Reset Period Target Amount for that Quarterly Distribution Date, minus (ii) the amount on deposit in the Remarketing Fee Fund immediately prior to that Quarterly Distribution Date; divided by (b) the number of Quarterly Distribution Dates from and excluding that Quarterly Distribution Date through and including the next Reset Date for the Reset Rate Notes.

        "RATING" shall mean one of the rating categories of Fitch, Moody's and S&P or any other Rating Agency, provided Fitch, Moody's and S&P or any other Rating Agency, as the case may be, is currently rating the Series 2004-2 Notes.

        "RATING AGENCY" shall mean, collectively, Fitch, Moody's and S&P and their successors and assigns or any other Rating Agency; provided that in each such case the Issuer has requested such Rating Agency to maintain a Rating on any of the Series 2004-2 Notes. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee.

        "RATING AGENCY CONDITION" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have issued a Rating Confirmation.

        "RATING CONFIRMATION" shall mean a letter from each Rating Agency then providing a Rating for any of the Series 2004-2 Notes at the request of the Issuer, confirming that the action proposed to be taken by the Issuer will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Series 2004-2 Notes, or cause any Rating Agency to suspend or withdraw the Ratings then applicable to the Series 2004-2 Notes.

        "REALIZED LOSS" shall mean the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Financed Eligible Loan over Liquidation Proceeds with respect to such Financed Eligible Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

        "RECORD DATE" shall mean (a) with respect to the LIBOR Rate Notes and the Reset Rate Notes, the close of business on the Business Day preceding each Quarterly Distribution Date and (b) with respect to the Auction Rate Notes, the Business Day next preceding the applicable Auction Rate Distribution Date.

        "RECOVERIES OF PRINCIPAL" shall mean all amounts received by the Indenture Trustee from or on account of any Financed Eligible Loan as a recovery of the principal amount thereof, including scheduled, delinquent and advance payments, payouts or prepayments, proceeds from insurance or from the sale, assignment, transfer, reallocation or other disposition of a Financed Eligible Loan and any payments representing such principal from the guarantee or insurance of any Financed Eligible Loan, net of accrued interest which will be capitalized at a later date.

        "REDEMPTION ACCOUNTS" shall mean one or more of the Class A-1 Redemption Account, the Class A-2 Redemption Account, the Class A-3 Redemption Account, the Class A-4 Redemption Account, the Class A-5a Redemption Account, the Class A-5b Redemption Account, the Class A-5c Redemption Account and the Class B Redemption Account, as the context requires.

        "REGISTERED OWNER" shall mean the Person in whose name a Series 2004-2
Note is registered on the Series 2004-2 Note registration books maintained by the Indenture Trustee, and shall also mean with respect to a Derivative Product, any Counterparty, unless the context otherwise requires. All references herein to "Registered Owner" shall reflect the rights of beneficial owners of the Series 2004-2 Notes as they may indirectly exercise such rights through a Securities Depository and its Agent Members, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Registered Owner" only the Person in whose name a Series 2004-2
Note is registered in the registration books of the Indenture Trustee.

        "REGULATION S" shall mean Regulation S under the Securities Act.

        "REGULATION S CERTIFICATE" shall have the meaning ascribed to such term in Section 2.01(b) hereof.

        REGULATIONS" shall mean the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Eligible Loans.

        "REMARKETING FEE FUND" shall mean the Fund by that name created in
Section 5.01(f) hereof and further described in Section 5.07 hereof, including any Accounts and Subaccounts created therein.

        "RESERVE FUND" shall mean the Fund by that name created in Section 5.01(g) hereof and further described in Section 5.08 hereof, including any Accounts and Subaccounts created therein.

        "RESERVE FUND REQUIREMENT" shall mean 0.25% of the Pool Balance determined as of the close of business on the last day of the preceding calendar month; provided, however, that so long as any Series 2004-2 Notes remain Outstanding there shall be at least 0.15% of the Pool Balance on the Closing Date ($2,500,017) on deposit in the Reserve Fund or such lower amount as may be agreed to by the Rating Agencies as evidenced by a Rating Confirmation.

        "RESERVE FUND SURETY BOND" shall mean a letter of credit, surety bond, insurance policy, agreement guaranteeing payment or other undertaking by a financial institution to ensure that cash in an amount required to meet a Reserve Fund Requirement is available to the Indenture Trustee.

        "RESET PERIOD TARGET AMOUNT" shall mean (a) for any Quarterly Distribution Date through and including the Initial Reset Date for the Class A-5a Notes, $380,000.00; and (b) for any Quarterly Distribution Date thereafter, the highest remarketing fee payable to the Remarketing Agents for the Class A-5a Notes (not to exceed 0.10% per annum of the maximum Outstanding Amount of such Class of the Reset Rate Notes that could be remarketed) on the next Reset Date, as determined by the Issuer, or by the Administrator on behalf of the Issuer, based on the assumed weighted average life of the Class A-5a Notes and the maximum remarketing fee set forth in a schedule to the Remarketing Agreement, as such schedule may be amended from time to time.

        "RESET RATE NOTES" shall mean the Class A-5a Notes (unless the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to
Section 2.01(f) of Appendix A hereto).

        "RESET RATE NOTES CARRY-OVER AMOUNT" shall have the meaning ascribed to such term in Appendix A hereto.

        "RESOLUTION" shall mean a resolution duly adopted by the Board of Directors.

        "REVENUE" or "REVENUES" shall mean all Recoveries of Principal, payments, proceeds, charges and other income received by the Indenture Trustee or the Issuer from or on account of any Financed Eligible Loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to and interest, including Interest Benefit Payments on any Financed Eligible Loan and any Special Allowance Payment received by the Issuer with respect to any Financed Eligible Loan) and all interest earned or gain realized from the investment of amounts in any Fund, Account or Subaccount and all Counterparty Payments received by the Issuer pursuant to a Derivative Product.

        "RULE 144A" shall mean Rule 144A promulgated under the Securities Act.

        "RULE 144A CERTIFICATE" shall have the meaning ascribed to such term in
Section 2.01(b) hereof.

        "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

        "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof under the Higher Education Act.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SECURITIES DEPOSITORY" shall mean DTC, or if, (a) DTC resigns from its functions as depository of the Series 2004-2 Notes or (b) the Issuer discontinues use of DTC, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2004-2 Notes and which is selected by the Issuer with the consent of the Indenture Trustee.

        "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "SELLER" shall mean an Eligible Lender from which the Issuer is purchasing or has purchased or agreed to purchase Eligible Loans pursuant to a Student Loan Purchase Agreement between the Issuer and such Eligible Lender.

        "SENIOR OBLIGATIONS" shall mean the Class A Notes and any Derivative Product, the priority of payment of which is equal with that of interest on the Class A Notes.

        "SERIES 2004-2 NOTES" shall mean, collectively, the Class A Notes and the Class B Notes.

        "SERVICER" shall mean, collectively, Nelnet, Inc., Sallie Mae Servicing, EFS Services, Inc., ACS Educational Services, Inc., Pennsylvania Higher Education Assistance Agency, Great Lakes Educational Loan Services, Inc. and any other additional Servicer, subservicer or successor Servicer or subservicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Confirmation as to each such other Servicer or subservicer.

        "SERVICER'S REPORT" shall mean the servicer reports to be furnished to the Issuer by a Servicer pursuant to its Servicing Agreement.

        "SERVICING AGREEMENT" shall mean, collectively, (a) the Servicing Agreement, dated as of April 1, 2004, between the Issuer and Nelnet, Inc., as supplemented and amended pursuant to its terms, and (b) any other servicing agreement or subservicing agreement entered into with a Servicer or a subservicer.

        "SERVICING FEE" shall mean the fees and expenses due to a Servicer under the terms of its Servicing Agreement and the fees and expenses due to any custodian under the terms of a Custodian Agreement.

        "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "STATE" shall mean the State of Nebraska.

        "STATED MATURITY" shall mean the date specified in the Series 2004-2 Notes as the fixed date on which principal of such Series 2004-2 Notes is due and payable.

        "STUDENT LOAN PURCHASE AGREEMENT" shall mean a loan purchase agreement entered into for the purchase of Eligible Loans into the Trust Estate from a third party seller, substantially in the form attached as Exhibit L hereto.

        "SUBACCOUNT" shall mean any of the subaccounts which may be created and established within any Account pursuant to this Indenture.

        "SUBORDINATE INTEREST TRIGGER" shall mean, with respect to any Distribution Date, (a) the Total Parity Ratio is less than 97% or such other percentage that satisfies the Rating Agency Condition, determined after giving effect to the distribution of any amounts in the Collection Fund on such Distribution Date and (b) any Class A Notes are Outstanding.

        "SUBORDINATE OBLIGATIONS" shall mean the Class B Notes and any Derivative Product, the priority of payment of which is equal with that of interest on the Class B Notes.

        "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

        "SUPPLEMENTAL INTEREST DEPOSIT AMOUNT" shall mean, for any Quarterly Distribution Date and the Supplemental Interest Fund, the amount that satisfies the Rating Agency Condition obtained in connection with the remarketing of Non-amortizing Reset Rate Notes. For any Quarterly Distribution Date on which the balance in the Class A-5a Redemption Account is zero (after taking into account all deposits and withdrawals to be made on such Quarterly Distribution
Date), the corresponding Supplemental Interest Deposit Amount will be zero.

        "SUPPLEMENTAL INTEREST FUND" shall mean the Fund by that name created in
Section 5.01(h) hereof and further described in Section 5.10 hereof, including any Accounts and Subaccounts created therein.

        "TERMINATION PAYMENT" shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product after the occurrence of a termination event or event of default specified in such Derivative Product, including any Priority Termination Payment.

        "TOTAL PARITY RATIO" shall mean, with respect to any date or calculation, the percentage equivalent of a fraction of (a) aggregate Value of the Trust Estate, less (i) amounts on deposit in the Redemption Accounts for the Class A Notes and, if the Class A Notes are no longer Outstanding, amounts on deposit in the Class B Redemption Account, (ii) amounts that were received under the General Interest Rate Cap Agreement and the LIBOR Interest Rate Cap Derivative Agreement, (iii) amounts on deposit in the Remarketing Fee Fund and
(iv) amounts on deposit in the Capitalized Interest Fund over (b) the Outstanding Amount of the Class A Notes plus the original Outstanding Amount of the Class B Notes (unless the Class A Notes are no longer Outstanding, in which case the current Outstanding Amount of the Class B Notes shall be used), less amounts on deposit in the Redemption Accounts for the Class A Notes and, if the Class A Notes are no longer Outstanding, amounts on deposit in the Class B Redemption Accounts. The Total Parity Ratio will be calculated on each Distribution Date after giving affect to the deposits and distributions described in Section 5.05(c) hereof

        "TRUST ESTATE" shall mean the property described as such in the granting clauses hereto.

        "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 8.05.

        "UNDERWRITERS" shall mean with respect to the Series 2004-2 Notes, other than the Class A-5a Notes, collectively, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and SG Cowen Securities Corporation.

        "U.S. PERSON" shall have the meaning assigned to such term in Regulation S.

        "VALUE" on any calculation date when required under this Indenture shall mean the value of the Trust Estate calculated by the Issuer with respect to clause (a) and by the Indenture Trustee with respect to clauses (b) and (c) as follows:

               (a) with respect to any Eligible Loan owned by the Issuer as of the calculation date, the unpaid principal amount thereof plus any accrued but unpaid interest, Interest Benefit Payments and Special Allowance Payments;

               (b) with respect to any funds of the Issuer held under this Indenture and on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment contract, the amount thereof plus accrued but unpaid interest; and

               (c) with respect to any Investment Securities, the par value thereof, plus accrued but unpaid interest.

        Words importing the masculine gender include the feminine gender, and words importing the feminine gender include the masculine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture. Any other terms used in this Indenture that are defined in the Trust Indenture Act, defined in the Trust Indenture Act by a reference to another statute or defined by Commission rule have the meanings assigned to tem by such definitions.

                                   ARTICLE II

                             THE SERIES 2004-2 NOTES

        SECTION 2.01. SERIES 2004-2 NOTE DETAILS.

                (a) The aggregate principal amount of the Series 2004-2 Notes which may be initially authenticated and delivered pursuant to this Indenture is limited to $1,017,700,000 except for Series 2004-2 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Series 2004-2 Notes pursuant to Sections 2.03 and 2.04 hereof. The Series 2004-2 Notes shall be issued in nine (9) separate classes (each a "Class") consisting of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5a Notes, the Class A-5b Notes, the Class A-5c Notes, the Class B-1 Notes and the Class B-2 Notes. The Series 2004-2 Notes shall be issuable only as fully registered notes in Authorized Denominations. The Series 2004-2 Notes of each Class shall each be lettered "R" and shall be numbered separately from 1 upwards, respectively. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5a Notes, the Class A-5b Notes and the Class A-5c Notes (collectively, the "Class A Notes") constitute Senior Obligations hereunder and the Class B-1 Notes and the Class B-2 Notes (collectively, the "Class B Notes") constitute Subordinate Obligations hereunder.

               The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the "LIBOR Rate Notes") shall be dated as of the Closing Date and shall bear interest from the Closing Date, payable on each Quarterly Distribution Date, except that LIBOR Rate Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent Quarterly Distribution Date to which interest has been paid, or if no interest has been paid, from the Closing Date. The Class A-1 Notes shall mature on the Quarterly Distribution Date in November of 2009. The Class A-2 Notes shall mature on the Quarterly Distribution Date in November of 2013. Class A-3 Notes shall mature on the Quarterly Distribution Date in November of 2015. The Class A-4 Notes shall mature on the Quarterly Distribution Date in August of 2019. For each Accrual Period, the Class A-1 Notes shall bear interest at the Class A-1 Notes Interest Rate, the Class A-2 Notes shall bear interest at the Class A-2 Notes Interest Rate, the Class A-3 Notes shall bear interest at the Class A-3 Notes Interest Rate and the Class A-4 Notes shall bear interest at the Class A-4 Notes Interest Rate. The determination by the Issuer, or by the Administrator on behalf of the Issuer, of the Class A-1 Notes Interest Rate, the Class A-2 Notes Interest Rate, the Class A-3 Notes Interest Rate, the Class A-4 Notes Interest Rate shall (in the absence of manifest error) be final and binding upon all parties.

               The Class A-5a Notes shall be dated as of the Closing Date and shall bear interest from the Closing Date, payable on each Quarterly Distribution Date (unless the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto, in which case the Class A-5a Notes shall be payable on each Auction Rate Distribution Date for the Class A-5a Notes), except that

        Class A-5a Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent Quarterly Distribution Date (or, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto, the most recent corresponding Auction Rate Distribution Date) to which interest has been paid, or if no interest has been paid, from the Closing Date. The Class A-5a Notes shall mature on the Quarterly Distribution Date in February of 2039. The terms of and definitions related to the Reset Rate Notes are found in Article I hereof and Appendix A hereto, and the terms of and definitions related to the Auction Rate Notes are found in Article I hereof and Appendix B hereto.

               The Class A-5b Notes and the Class A-5c Notes shall be dated as of the Closing Date and shall bear interest from the Closing Date, payable on each corresponding Auction Rate Distribution Date, except that Class A-5b Notes and Class A-5c Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent corresponding Auction Rate Distribution Date to which interest has been paid, or if no interest has been paid, from the Closing Date. The Class A-5b Notes and the Class A-5c Notes shall mature on February 25, 2039. The terms of and definitions related to the Auction Rate Notes are found in Article I hereof and Appendix B hereto.

               The Class B Notes shall be dated as of the Closing Date and shall bear interest from the Closing Date, payable on each corresponding Auction Rate Distribution Date, except that Class B Notes which are issued upon transfer, exchange or other replacement shall bear interest from the most recent corresponding Auction Rate Distribution Date to which interest has been paid, or if no interest has been paid, from the Closing Date. The Class B Notes shall mature on February 25, 2039. Interest on the Auction Rate Notes shall be computed based on the actual number of days in each Accrual Period divided by 360. The terms of and definitions related to the Auction Rate Notes are found in Article I hereof and Appendix B hereto.

               The principal of each Class of the Series 2004-2 Notes due at its Stated Maturity or redemption in whole shall be payable at the Principal Office of the Indenture Trustee, or such other location as directed by the Indenture Trustee, or at the Principal Office of its successor in trust upon presentation and surrender of such Class of Series 2004-2 Notes. Payment of interest and principal, including Principal Reduction Payments, paid upon a partial redemption or reduction of any Series 2004-2 Note shall be made to the Registered Owner thereof by check or draft mailed on the applicable Distribution Date by the Indenture Trustee to the Registered Owner at his address as it last appears on the registration books kept by the Indenture Trustee at the close of business on the Record Date for such Distribution Date. Payment of interest and principal to a Securities Depository or its nominee shall, and at the written request addressed to the Indenture Trustee of any other Registered Owner owning at least $1,000,000 principal amount of the Series 2004-2 Notes, payments of interest shall, be paid by wire transfer within the United States to the bank account number filed no later than the Record Date with the Indenture Trustee for such purpose. All payments on the Series 2004-2 Notes shall be made in lawful money of the United States of America.

                (b) Except as otherwise provided in this Section, the LIBOR Rate Notes and the Auction Rate Notes (other than the Class A-5a Notes if the Class A-5a Notes are converted to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto) in the form of one global note for each Stated Maturity of each Class shall be registered in the name of the Securities Depository or its nominee and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Initially, each LIBOR Rate Note and each Auction Rate Note shall be registered in the name of CEDE & Co., as the nominee of DTC. The Class A-5a Notes may be offered and sold only to Qualified Institutional Buyers in reliance on Rule 144A or to a Non-U.S. Person outside the United States of America in reliance on Regulation S, as applicable. Except as otherwise provided in this Section, the Class A-5a Notes sold to Qualified Institutional Buyers in reliance on Rule 144A will be represented by interests in a Rule 144A global registered note certificate (a "Rule 144A Certificate") and the Class A-5a Notes sold to Non-U.S. Person outside the United States of America in reliance on Regulation S will be represented by a Regulation S global registered note certificate (a "Regulation S Certificate") for each Stated Maturity. The Rule 144A Certificate will be deposited on the Closing Date with the Indenture Trustee, as custodian for DTC (the "DTC Custodian") and registered in the name of CEDE & Co. as initial nominee for DTC. The aggregate principal amount of the Rule 144A Certificate may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or DTC or its nominee, as the case may be, as hereinafter provided. The Regulation S Certificate will be deposited on the Closing Date with the DTC Custodian and registered in the name of CEDE & Co. as initial nominee for DTC for the accounts of Morgan Guaranty Trust Company of New York, Brussels, as operator of Euroclear, and Clearstream. The aggregate principal amount of the Regulation S Certificate may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or DTC or its nominee, as the case may be, as hereinafter provided. At all times, there will be only one Rule 144A Certificate and one Regulation S Certificate for the Class A-5a Notes. At all times, the entire Outstanding Amount of the Class A-5a Notes will be allocated between the corresponding Rule 144A Certificate and Regulation S Certificate. Ownership of the Class A-5a Notes shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members. Except as provided in subsection (d) of this Section, the Series 2004-2 Notes may be transferred, in whole but not in part, only to the Securities Depository or a nominee of such Securities Depository or to a successor Securities Depository selected or approved by the Issuer or to a nominee of such successor Securities Depository. Each global note shall bear a legend substantially to the following effect: "Except as otherwise provided in the Indenture, this global note may be transferred, in whole but not in part, only to another nominee of the Securities Depository or to a successor Securities Depository or to a nominee of a successor Securities Depository."

                (c) Except as otherwise provided herein, the Issuer and the Indenture Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of any Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Series 2004-2 Notes, (ii) the delivery to any Agent Member, beneficial owner of the Series 2004-2 Notes or other Person, other than the Securities Depository, of any notice with respect to the Series

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

        2004-2 Notes or (iii) the payment to any Agent Member, beneficial owner of the Series 2004-2 Notes or other Person, other than the Securities Depository, of any amount with respect to the principal of or interest on the Series 2004-2 Notes. So long as the certificates for the Series 2004-2 Notes issued under this Indenture are not issued pursuant to subsection (d) of this Section, the Issuer and the Indenture Trustee may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Series 2004-2 Notes for all purposes whatsoever, including, without limitation, (A) the payment of principal of and interest on such Series 2004-2 Notes, (B) giving notices of redemption and other matters with respect to such Series 2004-2 Notes and (C) registering transfers with respect to such Series 2004-2 Notes. In connection with any notice or other communication to be provided to the Registered Owners pursuant to this Indenture by the Issuer or the Indenture Trustee with respect to any consent or other action to be taken by the Registered Owners, the Issuer or the Indenture Trustee, as the case may be, shall establish a record date for such consent or other action and, if the Securities Depository shall hold all of the Series 2004-2 Notes, give the Securities Depository notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Registered Owner.

                (d) If at any time the Securities Depository notifies the Issuer and the Indenture Trustee that it is unwilling or unable to continue as Securities Depository with respect to any or all of the Series 2004-2 Notes or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, subsections (b) and (c) of this Section shall no longer be applicable and the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Series 2004-2 Notes as provided below. In addition, the Issuer may determine at any time that the Series 2004-2 Notes shall no longer be represented by Global Certificates and that the provisions of subsections (b) and (c) of this Section shall no longer apply to the Series 2004-2 Notes. In such event, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver certificates representing the Series 2004-2 Notes as provided below. Certificates for the Series 2004-2 Notes issued in exchange for a Global Certificate pursuant to this subsection (d) shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct in writing to the Issuer and the Indenture Trustee, and upon which written instructions the Indenture Trustee may rely without investigation. The Indenture Trustee shall promptly deliver such certificates representing the Series 2004-2 Notes to the Persons in whose names such Series 2004-2 Notes are so registered.

                (e) Any Class A-5a Notes issued to Qualified Institutional Buyers who are U.S. Persons and are not affiliates of the Issuer pursuant to Rule 144A will be issued as Rule 144A Certificates. Any Class A-5a Notes issued to Non-U.S. Persons pursuant to Regulation S will be issued as Regulation S Certificates.

        SECTION 2.02. EXECUTION OF SERIES 2004-2 NOTES. The Series 2004-2 Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of any of its Authorized Officers. Any Series 2004-2 Note may be signed manually or by facsimile or attested on behalf of the Issuer by

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

any person who, at the date of such act, shall hold the proper office, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office. The Indenture Trustee shall upon Issuer Order authenticate and deliver the Series 2004-2 Notes for original issue in an aggregate principal amount of $1,017,700,000. The aggregate principal amount of the Series 2004-2 Notes Outstanding at any time may not exceed such amount. Each Series 2004-2 Note shall be dated the date of its authentication. On each Spread Determination Date, upon receipt of an Issuer Order, the Indenture Trustee shall deliver a revised Annex 1 for the Class A-5a Notes to the DTC Custodian.

        SECTION 2.03. REGISTRATION, TRANSFER AND EXCHANGE OF SERIES 2004-2 NOTES; PERSONS TREATED AS REGISTERED OWNERS.

                (a) The Issuer shall cause books for the registration and for the transfer of the Series 2004-2 Notes as provided in this Indenture to be kept by the Indenture Trustee which is hereby appointed the registrar and transfer agent of the Issuer for the Series 2004-2 Notes. Notwithstanding such appointment and with the prior written consent of the Issuer, the Indenture Trustee is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of registrar and transfer agent for the Series 2004-2 Notes. Upon surrender for transfer of any Series 2004-2 Note at the Principal Office of the Indenture Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Series 2004-2 Note or Series 2004-2 Notes of the same interest rate and for a like Class and aggregate principal amount of the same Stated Maturity. The transfer of each Class A-5a Note shall be subject to the restrictions set forth in Appendix C hereto.

               Series 2004-2 Notes may be exchanged at the Principal Office of the Indenture Trustee for a like aggregate principal amount of fully registered Series 2004-2 Notes of the same Class, interest rate and Stated Maturity in Authorized Denominations. The Issuer shall execute and the Indenture Trustee shall authenticate and deliver Series 2004-2 Notes which the Registered Owner making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Series 2004-2 Note of any authorized denomination shall constitute full and due authorization of such denomination and the Indenture Trustee shall thereby be authorized to authenticate and deliver such fully registered Series 2004-2 Note.

               The Indenture Trustee shall not be required to transfer or exchange any Series 2004-2 Note during the period of 15 Business Days next preceding the mailing of notice of redemption as herein provided. After the giving of such notice of redemption, the Indenture Trustee shall not be required to transfer or exchange any Series 2004-2 Note, which Series 2004-2 Note or portion thereof has been called for redemption.

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

               As to any Series 2004-2 Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Series 2004-2 Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Series 2004-2 Note to the extent of the sum or sums paid.

               The Indenture Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge and all expenses and charges of the Issuer and of the Indenture Trustee required to be paid with respect to such exchange or transfer. The Registered Owner for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange.

               For so long as the Class A-5a Notes are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (i) the Issuer will provide or cause to be provided to any holder of such Class A-5a Notes and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) the Issuer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Class A-5a Notes conducted in accordance with Rule 144A.

                (b) Notwithstanding any provision to the contrary herein, so long as a Global Certificate is held by or on behalf of DTC, transfers of a Global Certificate, in whole or in part, shall only be made in accordance with Section 2.01(b) and this subsection (b).

                        (i) GLOBAL CERTIFICATES. Subject to clauses (ii), (iii)
                and (iv) of this subsection (b), transfers of a Global Certificate shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                        (ii) RULE 144A CERTIFICATE TO REGULATION S CERTIFICATE.
                If a holder of a beneficial interest in a Rule 144A Certificate wishes at any time to exchange its interest in such Rule 144A Certificate for an interest in the corresponding Regulation S Certificate, or to transfer its interest in such Rule 144A Certificate to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Certificate, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream or DTC, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Regulation S Certificate. Upon receipt by the Indenture Trustee, as registrar, of:

                                (A) instructions given in accordance with
                        Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Regulation S Certificate in an amount equal to the beneficial interest in the Rule 144A Certificate to be exchanged or transferred; and

                                (B) a written order given in accordance with
                        DTC's procedures containing information regarding the participant account of DTC and the Euroclear and Clearstream account to be credited with such increase,

               then the Indenture Trustee, as registrar, will instruct DTC to
               (1) reduce the principal amount of the Rule 144A Certificate and increase the principal amount of the Regulation S Certificate by the aggregate principal amount of the beneficial interest in the Rule 144A Certificate to be exchanged or transferred, and (2) credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Certificate equal to the reduction in the principal amount of the Rule 144A Certificate.

                        (iii) REGULATION S CERTIFICATE TO RULE 144A CERTIFICATE.
               If a holder of a beneficial interest in a Regulation S Certificate wishes at any time to exchange its interest in such Regulation S Certificate for an interest in a Rule 144A Certificate or to transfer its interest in such Regulation S Certificate to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Certificate, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear and Clearstream or DTC, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Certificate.
               Upon receipt by the Indenture Trustee, as registrar, of:

                                (A) instructions given in accordance with DTC's
                        procedure from an Agent Member to instruct Euroclear or Clearstream to cause to be credited a beneficial interest in the Rule 144A Certificate equal to the beneficial interest in the Regulation S Certificate to be exchanged or transferred, and

                                (B) a written order given in accordance with
                        DTC's procedures containing information regarding the participant account with DTC to be credited with such increase,

               then Euroclear or Clearstream or the Indenture Trustee, as registrar, as the case may be, will instruct DTC to (i) reduce the Regulation S Certificate and increase the principal amount of the Rule 144A Certificate by the aggregate principal amount of the beneficial interest in the Regulation S Certificate to be transferred or exchanged, and (ii) credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Certificate equal to the reduction in the principal amount of the Regulation S Certificate.

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

                        (iv) CERTIFICATED SECURITIES. In the event that a Global
                Certificate is exchanged for the Class A-5a Notes in definitive registered form without interest coupons, pursuant to Section 2.01(d) hereof such Class A-5a Notes may be exchanged for one another only in accordance with such procedures and restrictions as are substantially consistent as determined by the Issuer and the Indenture Trustee to insure that such transfers comply with Rule 144A, or are to Non-U.S. Persons and non-U.S. residents (as determined for purposes of the Investment Company Act), or otherwise comply with Regulation S, as the case may be.

                        (v) TRANSFER OF INTERESTS IN THE GLOBAL CERTIFICATE.
                Notwithstanding anything herein to the contrary, transfers of interests in a Global Certificate may be made (A) by book-entry transfer of beneficial interests within the relevant Securities Depository or (B)(1) in the case of transfers of interests in a Rule 144A Certificate, in accordance with subsection (b)(ii) of this Section or (2) in the case of transfers of interest in a Regulation S Certificate, in accordance with subsection
                (b)(iii); provided that in the case of any such transfer of interests pursuant to clause (A) or (B) above, such transfer is made in accordance with subsection (vi) below.

                        (vi) RESTRICTIONS ON TRANSFERS.

                                (A) Transfers of interests in a Regulation S
                        Certificate to a U.S. Person or a U.S. resident (as determined for purposes of the Investment Company Act) shall be made by delivery of an interest in a Rule 144A Certificate and shall be limited to transfers made pursuant to the provisions of subsection (b)(iii) of this Section. Beneficial interests in a Regulation S Certificate may only be held through Euroclear and Clearstream.

                                (B) Any transfer of an interest in a Rule 144A
                        Certificate to a U.S. Person or a U.S. resident (as determined for purposes of the Investment Company Act) that is not a Qualified Institutional Buyer shall be null and void and shall not be given effect for any purpose hereunder, and the Indenture Trustee shall hold any funds conveyed by the intended transferee of such interest in such Rule 144A Certificate in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Indenture Trustee at its address listed in Section 9.01 hereof

        SECTION 2.04. LOST, STOLEN, DESTROYED AND MUTILATED SERIES 2004-2 NOTES. Upon receipt by the Indenture Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Series 2004-2 Note and, in the case of a lost, stolen or destroyed Series 2004-2 Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Series 2004-2 Note, if mutilated, (a) the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, a new Series 2004-2 Note of the same Class, interest rate, Stated Maturity and Authorized Denomination in lieu of

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such lost, stolen, destroyed or mutilated Series 2004-2 Note or (b) if such lost, stolen, destroyed or mutilated Series 2004-2 Note shall have matured or have been called for redemption, in lieu of executing and delivering a new Series 2004-2 Note as aforesaid, the Issuer may pay such Series 2004-2 Note. Any such new Series 2004-2 Note shall bear a number not contemporaneously outstanding. The Registered Owner for any such new Series 2004-2 Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Indenture Trustee in connection with the issuance of such Series 2004-2 Note. All Series 2004-2 Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Series 2004-2 Notes, negotiable instruments or other securities.

        SECTION 2.05. FORMS OF SERIES 2004-2 NOTES. The LIBOR Rate Notes shall be in substantially the form set forth in Exhibit A hereto, each with such variations, omissions and insertions as may be necessary. The Reset Rate Notes shall be in substantially the form set forth in Exhibit B hereto, each with such variations, omissions and insertions as may be necessary. The Auction Rate Notes shall be in substantially the form set forth in Exhibit C hereto, with such variations, omissions and insertions as may be necessary.

        SECTION 2.06. INDENTURE TRUSTEE'S AUTHENTICATION CERTIFICATE. The Indenture Trustee's authentication certificate upon the Series 2004-2 Notes shall be substantially in the forms provided in Exhibits A, B and C hereto, respectively. No Series 2004-2 Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Indenture Trustee; and such certificate of the Indenture Trustee upon any Series 2004-2 Note shall be conclusive evidence and the only competent evidence that such Series 2004-2 Note has been authenticated and delivered hereunder. The Indenture Trustee's certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer of the Indenture Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Series 2004-2 Notes issued hereunder.

        SECTION 2.07. CANCELLATION AND DESTRUCTION OF SERIES 2004-2 NOTES BY THE INDENTURE TRUSTEE. Whenever any Outstanding Series 2004-2 Notes shall be delivered to the Indenture Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section 2.03 hereof, such Series 2004-2 Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Indenture Trustee and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Indenture Trustee to the Issuer upon request.

        SECTION 2.08. TEMPORARY SERIES 2004-2 NOTES. Pending the preparation of definitive Series 2004-2 Notes, the Issuer may execute and the Indenture Trustee shall authenticate and deliver temporary Series 2004-2 Notes. Temporary Series 2004-2 Notes shall be issuable as fully registered notes without coupons, of any denomination, and substantially in the form of the definitive Series 2004-2 Notes but with such omissions, insertions and variations as may be appropriate for temporary Series 2004-2 Notes, all as may be determined by the Issuer. Every temporary Series 2004-2 Note shall be executed by the Issuer and be authenticated by the Indenture Trustee upon the same conditions and in

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substantially the same manner, and with like effect, as the definitive Series
2004-2 Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Series 2004-2 Notes and thereupon temporary Series 2004-2 Notes may be surrendered in exchange therefor without charge at the designated corporate trust office of the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Series 2004-2 Notes a like aggregate principal amount of definitive Series 2004-2 Notes. Until so exchanged the temporary Series 2004-2 Notes shall be entitled to the same benefits under this Indenture as definitive Series 2004-2 Notes.

SECTION 2.09. REDEMPTION OF AND PRINCIPAL REDUCTION PAYMENTS ON THE SERIES 2004-2 NOTES.

                (a) OPTIONAL REDEMPTION OF THE RESET RATE NOTES. The Reset Rate Notes are subject to optional redemption, in whole only, at the option of the Issuer, from any source of funds (other than from a sale of a Pro rata Portion of the Financed Eligible Loans as provided in Section 2.05(c) or 2.07(a) of Appendix A hereto) on any Reset Date on or after November 1, 2005, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Reset Rate Notes Carry-over Amounts (and any accrued interest thereon) due and payable on such Class of the Reset Rate Notes (as described in Appendix A hereto) to such Reset Date.

                (b) OPTIONAL REDEMPTION OF RESET RATE NOTES FROM THE SALE OF FINANCED ELIGIBLE LOANS. If the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes are no longer Outstanding, upon a sale of a Pro rata Portion of the Financed Eligible Loans as provided in Section 2.05(c) or 2.07(a) of Appendix A hereto, the Reset Rate Notes are subject to redemption, in whole only, on any Reset Date on or after November 1, 2005 from the proceeds of such sale of a Pro rata Portion of the Financed Eligible Loans, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Reset Rate Notes Carry-over Amounts (and any accrued interest thereon) due and payable on such Class of the Reset Rate Notes (as described in Appendix A hereto) to such Reset Date.

                (c) OPTIONAL REDEMPTION OF AUCTION RATE NOTES. Subject to the provisions of subsection (k) of this Section, each Class of the Auction Rate Notes is subject to redemption at the option of the Issuer, from any source of funds (other than from a sale of a Pro rata Portion of the Financed Eligible Loans pursuant to Section 2.04 of Appendix B hereto), in whole or in part, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Auction Rate Notes Carry-over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes (as described in Appendix B hereto) to such Auction Rate Distribution Date.

                (d) OPTIONAL REDEMPTION OF AUCTION RATE NOTES FROM THE SALE OF FINANCED ELIGIBLE LOANS. If the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes are no longer Outstanding and subject to the provisions of subsection (k) of this Section, upon a sale of a Pro rata Portion of the Financed Eligible Loans as provided in
        Section 2.04 of Appendix B hereto, each Class of the Auction Rate Notes is subject to redemption, in whole or in part, on any Auction Rate

        Distribution Date for such Class of the Auction Rate Notes from the proceeds of such sale of a Pro rata Portion of the Financed Eligible Loans, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, and any Auction Rate Notes Carry-over Amounts (and any accrued interest thereon) due and payable on such Class of the Auction Rate Notes (as described in Appendix B hereto) to such Auction Rate Distribution Date.

                (e) MANDATORY PRINCIPAL REDUCTION PAYMENTS ON THE LIBOR RATE NOTES AND THE RESET RATE NOTES. The Registered Owners of the Class A-1 Notes shall receive pro rata reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates from amounts on deposit in the Class A-1 Redemption Account of the Note Payment Fund for such purpose, the Registered Owners of the Class A-2 Notes shall receive pro rata reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates from amounts on deposit in the Class A-2 Redemption Account of the Note Payment Fund for such purpose, the Registered Owners of the Class A-3 Notes shall receive pro rata reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates from amounts on deposit in the Class A-3 Redemption Account of the Note Payment Fund for such purpose, the Registered Owners of the Class A-4 Notes shall receive pro rata reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates from amounts on deposit in the Class A-4 Redemption Account of the Note Payment Fund for such purpose and the Registered Owners of the Class A-5a Notes shall receive pro rata reductions of principal pursuant to Principal Reduction Payments to be made on Quarterly Distribution Dates (or on Reset Dates as provided in Section 5.06(b) hereof) from amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund for such purpose, on any Quarterly Distribution Date (or on any Reset Dates as provided in Section 5.06(b) hereof) from amounts transferred to the Note Payment Fund representing Recoveries of Principal (other than Recoveries of Principal as a result of the voluntary sale of Financed Eligible Loans) or representing amounts transferred from the Collection Fund pursuant to Section 5.05(c)(xix) hereof. Such amounts are allocated to the Class A-1 Redemption Account, the Class A-2 Redemption Account, the Class A-3 Redemption Account, the Class A-4 Redemption Account and the Class A-5a Redemption Account pursuant to Section 5.06(a) hereof.

                (f) MANDATORY REDEMPTION OF THE LIBOR RATE NOTES AND THE RESET RATE NOTES. Upon a sale of the Financed Eligible Loans after the Commercial Paper Rate Trigger has occurred as provided in Section 2.07(b) or 2.13 of Appendix A hereto, the LIBOR Rate Notes and the Reset Rate Notes are subject to mandatory redemption, in whole only, on any Quarterly Distribution Date on or after November 1, 2005, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any (but not, with respect to the Reset Rate Notes, including any Reset Rate Notes Carry-over Amounts, if any, except to the extent such Reset Rate Notes Carry-over Amounts is payable on such Quarterly Distribution Date pursuant to Section 5.05(c) hereof), to such Quarterly Distribution Date.

                (g) MANDATORY REDEMPTION OF AUCTION RATE NOTES.

                        (i) Subject to the provisions of subsection (k) of this
                Section, the Class A-5a Notes (but only if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to
                Section 2.01(f) of Appendix A hereto) are subject to mandatory redemption, in whole or in part, from amounts on deposit in the Class A-5a Redemption Account of the Note Payment Fund for such purpose, the Class A-5b Notes are subject to mandatory redemption, in whole or in part, from amounts on deposit in the Class A-5b Redemption Account of the Note Payment Fund for such purpose, the Class A-5c Notes are subject to mandatory redemption, in whole or in part, from amounts on deposit in the Class A-5c Redemption Account of the Note Payment Fund for such purpose, the Class B-1 Notes are subject to mandatory redemption, in whole or in part, from amounts on deposit in the Class B Redemption Account of the Note Payment Fund for such purpose and the Class B-2 Notes are subject to mandatory redemption, in whole or in part, from amounts on deposit in the Class B Redemption Account of the Note Payment Fund for such purpose, on any Auction Rate Distribution Date for such Class of the Auction Rate Notes and for which notice can be given pursuant to subsection (h) of this Section, each at a redemption price equal to the principal balance being redeemed plus accrued interest, if any (but not including any Auction Rate Notes Carry-over Amounts, if any, except to the extent such Auction Rate Notes Carry-over Amounts is payable on such Auction Rate Distribution Date pursuant to Section 5.05(c) hereof), to such Auction Rate Distribution Date from amounts transferred to the Class A-5a Redemption Account (but only if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to
                Section 2.01(f) of Appendix A hereto), the Class A-5b Redemption Account, the Class A-5c Redemption Account and the Class B Redemption Account of the Note Payment Fund, as appropriate, representing Recoveries of Principal (other than Recoveries of Principal as a result of the voluntary sale of Financed Eligible Loans) or representing amounts transferred from the Collection Fund pursuant to Section 5.05(c)(xix) hereof. Recoveries of Principal generated as a result of the voluntary sale of Financed Eligible Loans shall be used to redeem Auction Rate Notes pursuant to subsection (d) of this Section. Redemptions of the Auction Rate Notes which constitute Class A Notes made pursuant to this subsection (g)(i) shall be made on a pro rata basis (based upon Outstanding Amounts) between the Classes of such Auction Rate Notes, and redemptions of the Auction Rate Notes which constitute Class B Notes made pursuant to this subsection (g)(i) shall be made on a pro rata basis (based upon Outstanding Amounts) between the Classes of such Auction Rate Notes.

                        (ii) Upon a sale of the Financed Eligible Loans after
                the Commercial Paper Rate Trigger has occurred as provided in
                Section 2.07(b) or 2.13 of Appendix A hereto, the Auction Rate Notes are subject to mandatory redemption, in whole only, on any Auction Rate Distribution Date for such Auction Rate Notes and for which notice can be given pursuant to subsection (h) of this Section, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any (but not including any Auction Rate Notes Carry-over Amounts, if any, except to the extent such Auction Rate Notes Carry-over Amounts is payable on such Auction Rate Distribution Date pursuant to
                Section 5.05(c) hereof), to such Auction Rate Distribution Date.

                (h) NOTICE OF REDEMPTION AND PRINCIPAL REDUCTION PAYMENTS. The Indenture Trustee shall cause notice of any redemption of Auction Rate Notes to be given by mailing a copy of the notice by first-class mail or by electronic means to the Auction Agent and to the Registered Owner of the Auction Rate Notes designated for redemption in whole or in part, at their address as the same shall last appear upon the registration books, in each case not less than 10 days prior to the redemption date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of such Auction Rate Notes for which no such failure or defect occurs. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which Principal Reduction Payments will be made on the LIBOR Rate Notes and the Reset Rate Notes or on which the LIBOR Rate Notes and Reset Rate Notes are to be redeemed, the Indenture Trustee shall cause notice of any reduction pursuant to subsection (e) of this Section or any redemption pursuant to subsection (a), (b), (f) or (j) of this Section to be given by mailing a copy of the notice by first class mail to the Administrator and Registered Owners of the Class of the LIBOR Rate Notes or the Reset Rate Notes designated for reduction, in whole or in part, or redemption at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of such LIBOR Rate Notes or Reset Rate Notes.

               In addition, preferably five, but not less than two Business Days prior to each Quarterly Distribution Date, the Indenture Trustee shall send the Securities Depository written notice with respect to the dollar amount per $1,000 original principal amount of the Class of the LIBOR Rate Notes or Reset Rate Notes that the Indenture Trustee will be paying to the Securities Depository on the Quarterly Distribution Date. The Indenture Trustee may, to the extent necessary to avoid payments of fractional cents, reduce scheduled payments by up to $1,000 for each Class. Such notices, which shall clearly indicate that they relate to a pro rata reduction of principal on the notes of such Class of the LIBOR Rate Notes and the Reset Rate Notes, shall contain the Ending Balance Factor and the Indenture Trustee contact's name and telephone number, shall be sent by facsimile (or such other method designated by the Securities Depository) to the Securities Depository's Dividend Department at (212) 855-4555.

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

                (i) PARTIAL REDEMPTION.

                        (i) If less than all of a Class of the Auction Rate
                Notes are to be redeemed pursuant to subsection (c), (d) or (g) of this Section, such Auction Rate Notes to be redeemed shall be selected by a random method in Authorized Denominations in such manner as the Indenture Trustee shall determine.

                        (ii) In case an Auction Rate Note is of a denomination
                larger than an Authorized Denomination, a portion of such Auction Rate Note (in an Authorized Denomination) may be redeemed. Upon surrender of any Auction Rate Note for redemption in part only, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver to the Registered Owner thereof, the cost of which shall be paid by the Issuer, a new Auction Rate Note or Auction Rate Notes of the same Class in Authorized Denominations in an aggregate principal amount equal to the unredeemed portion of the Auction Rate Note surrendered.

                (j) EXTRAORDINARY OPTIONAL REDEMPTION OF SERIES 2004-2 NOTES. The Series 2004-2 Notes are subject to redemption at the option of the Issuer exercised by an Issuer Order (which Issuer Order shall be received by the Indenture Trustee not less than 16 days prior to such redemption or such lesser period agreed to by the Indenture Trustee), in whole only, on any Auction Rate Distribution Date with respect to the Auction Rate Notes, any Quarterly Distribution Date with respect to the LIBOR Rate Notes and any Reset Date with respect to the Reset Rate Notes after the Distribution Date on which the aggregate current principal balance of the Series 2004-2 Notes is less than or equal to 10% of the initial Pool Balance on the Closing Date, at a redemption price equal to
        (A) the principal balance plus accrued interest to the date fixed for redemption and (B) any applicable Reset Rate Notes Carry-over Amount, Auction Rate Notes Carry-over Amount and interest accrued on such Reset Rate Notes Carry-over Amount and Auction Rate Notes Carry-over Amount to the date fixed for redemption, from the proceeds of funds received by the Indenture Trustee and deposited in the appropriate Accounts of the Note Payment Fund and the Reserve Fund, and the Issuer shall deposit or cause to be deposited in or transferred to the Note Payment Fund an amount sufficient to redeem all of the Series 2004-2 Notes, less amounts on deposit in the Reserve Fund. Upon such deposit of funds by the Issuer, the Indenture Trustee shall transfer amounts in the Reserve Fund to the Accounts of the Note Payment Fund and effect the redemptions of all the Series 2004-2 Notes.

                (k) RESTRICTIONS ON THE REDEMPTION OF CLASS B NOTES. Class B Notes may not be redeemed until all of the Class A Notes are no longer Outstanding hereunder; provided, however, Class B Notes may be redeemed at any time when any Class A Notes are Outstanding hereunder if the Issuer provides Indenture Trustee with an Issuer Order directing such redemption together with funds sufficient to redeem such Class B Notes pursuant to subsection (c) of this Section for deposit to Class B Redemption Account of the Note Payment Fund.

        SECTION 2.10. DELIVERY OF SERIES 2004-2 NOTES. Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee shall authenticate the Series 2004-2 Notes and deliver them to appropriate Securities Depositories and as hereinafter in this Section provided.

        Prior to the delivery by the Indenture Trustee of any of the Series 2004-2 Notes, there shall have been filed with or delivered to the Indenture Trustee the following:

                (a) A resolution duly adopted by the Issuer, certified by the Secretary or other Authorized Officer thereof, authorizing the execution and delivery of this Indenture, the Assignment Agreement, the Escrow Reserve Agreement, the Eligible Lender Trust Agreement, the Auction Agent Agreement, each Broker-Dealer Agreement, the Remarketing Agreement, the initial Custodian Agreement, the initial Servicing Agreement, the Administration Agreement, the initial Investment Agreement and the issuance of the Series 2004-2 Notes.

                (b) Duly executed copies of the documents listed in subsection
        (a) of this Section.

                (c) Rating letters from each Rating Agency stating (i) that the Class A Notes have been rated "AAA" by Fitch and S&P and "Aaa" by Moody's; and (ii) that the Class B Notes have been rated "AA" by Fitch "AA-" by S&P and "A2" by Moody's.

                (d) Upon the issuance of the Series 2004-2 Notes, an amount equal to the Reserve Fund Requirement shall be deposited in the Reserve Fund.

                (e) The Indenture Trustee shall have received a written order from the Issuer to authenticate and deliver the Series 2004-2 Notes.

        SECTION 2.11. DEPOSIT OF SERIES 2004-2 NOTE PROCEEDS. Upon the issuance and delivery of the Series 2004-2 Notes, the Indenture Trustee shall deposit the net proceeds thereof ($1,017,700,000) as follows:

                (a) an amount equal to $16,000,000 shall be deposited to the Capitalized Interest Fund;

                (b) an amount equal to $2,500,017 shall be deposited to the Reserve Fund; and

                (c) the remainder ($999,199,983) shall be deposited to the Acquisition Fund.

                                  ARTICLE III

                 PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;
                             AND DERIVATIVE PRODUCTS

        SECTION 3.01. PARITY AND PRIORITY OF LIEN. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners of any and all of the Obligations, all of which, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Obligations over any other thereof, except as expressly provided in this Indenture with respect to certain payment and other priorities.

        SECTION 3.02. OTHER OBLIGATIONS.

                (a) The Issuer reserves the right to issue other notes or obligations which do not constitute or create a lien on the Trust Estate, subject to receipt of a Rating Confirmation.

                (b) The Issuer shall not commingle the Funds established by this Indenture with funds, proceeds, or investments of funds relating to other issues or series of notes heretofore or hereafter issued, except to the extent such permitted commingling is required by the Indenture Trustee for ease in administration of its duties and responsibilities; provided, however, that should the Indenture Trustee require such permitted commingling, it shall keep complete records in order that the funds, proceeds, or investments under this Indenture may at all times be identified by source and application, and if necessary, separated.

                (c) The Revenues and other moneys, Financed Eligible Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer (or the Eligible Lender Trustee) free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, of equal rank with or subordinate to the respective pledges created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Eligible Loan is found to have been subject to a lien at the time such Financed Eligible Loan was acquired, the Issuer shall cause such lien to be released, shall purchase such Financed Eligible Loan from the Trust Estate for a purchase price equal to its principal amount and interest accrued thereon or shall replace such Financed Eligible Loan with another Eligible Loan with substantially identical characteristics which replacement Eligible Loan shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien, or charge on the Financed Eligible Loans which would be on a parity with, subordinate to, or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Eligible Loans; provided, however, that nothing in this subsection (c) shall require the Issuer to pay, discharge, or make provision for any such lien, charge, claim, or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Indenture Trustee, the same will endanger the security for the Obligations; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Senior Obligations and the Subordinate Obligations) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

        SECTION 3.03. DERIVATIVE PRODUCTS; COUNTERPARTY PAYMENTS; ISSUER DERIVATIVE PAYMENTS. The Issuer hereby authorizes and directs the Indenture Trustee to acknowledge and agree to any Derivative Product hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, Issuer Derivative Payments and (b) the Indenture Trustee may receive, from time to time, Counterparty Payments for the account of the Issuer. No Derivative Product shall be entered into unless the Indenture Trustee shall have received a Rating Confirmation from each Rating Agency that such Derivative Product will not adversely affect the Rating on any of the Series 2004-2 Notes.

                                   ARTICLE IV

                PROVISIONS APPLICABLE TO THE SERIES 2004-2 NOTES;
                              DUTIES OF THE ISSUER

        SECTION 4.01. PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM. The Issuer covenants that it will promptly pay, but solely from the Trust Estate, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture at the places, on the dates and in the manner specified herein and in said Obligations and any premium required for the retirement of said Obligations by purchase or redemption according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and equally secured by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Registered Owners or any Counterparty have any right to possession of any Financed Eligible Loans, which shall be held only by the Indenture Trustee or its agent or bailee.

        SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants that it is duly authorized under the laws of the State to create and issue the Series 2004-2 Notes and to execute and deliver this Indenture and any Derivative Product and to make the pledge to the payment of Series 2004-2 Notes and any Issuer Derivative Payments hereunder, that all necessary action on the part of the Issuer and the Board of Directors for the creation and issuance of the Series 2004-2 Notes and the execution and delivery of this Indenture and any Derivative Product has been duly and effectively taken; and that the Series 2004-2 Notes in the hands of the Registered Owners thereof and the Issuer Derivative Payments are and will be valid and enforceable special limited obligations of the Issuer secured by and payable solely from the Trust Estate.

        SECTION 4.03. COVENANTS AS TO ADDITIONAL CONVEYANCES. At any and all times, the Issuer will duly execute, acknowledge, and deliver, or will cause to be done, executed, and delivered, all and every such further acts, conveyances, transfers, and assurances in law as the Indenture Trustee shall reasonably require for the better conveying, transferring, and pledging and confirming unto the Indenture Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

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        SECTION 4.04. FURTHER COVENANTS OF THE ISSUER.

                (a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of the State and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder, and will provide the Indenture Trustee with copies of all such statements.

                (b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant, and condition on its part to be kept, observed, and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, and will punctually perform all duties required by the Articles of Incorporation and Bylaws of the Issuer and the laws of the State.

                (c) The Issuer shall be operated on the basis of its Fiscal
        Year.

                (d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true, and proper entries will be made of all dealings, business, and affairs of the Issuer which relate to the Series 2004-2 Notes and any Derivative Product.

                (e) The Issuer, upon written request of the Indenture Trustee, will permit at all reasonable times the Indenture Trustee or its agents, accountants, and attorneys, to examine and inspect the property, books of account, records, reports, and other data relating to the Financed Eligible Loans, and will furnish the Indenture Trustee such other information as it may reasonably request. The Indenture Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of not less than a majority of the principal amount of the Series 2004-2 Notes, and unless such Registered Owners shall have offered the Indenture Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

                (f) The Issuer shall cause an annual audit to be made by an independent auditing firm of national reputation and file one copy thereof with the Indenture Trustee and each Rating Agency within 150 days of the close of each Fiscal Year. The Indenture Trustee shall be under no obligation to review or otherwise analyze such audit.

                (g) The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Indenture Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to a Servicing Agreement or a Custodian Agreement.

                (h) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Eligible Loans and the proceeds and collections therefrom, and neither the Indenture Trustee nor any Registered Owner shall in any manner be or be deemed to be an indispensable party to the exercise of

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

        any such privilege, claim or suit and the Indenture Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Indenture Trustee shall have and retain possession or control of the Financed Eligible Loans pursuant to
        Section 5.02 hereof (which Financed Eligible Loans may be held by the Indenture Trustee's agent or bailee pursuant to a Custodian Agreement) so long as such loans are subject to the lien of this Indenture.

                (i) The Issuer shall notify the Indenture Trustee and each Rating Agency in writing prior to entering into any Derivative Product and shall not enter into any Derivative Product unless the Indenture Trustee has received a Rating Confirmation.

        SECTION 4.05. ENFORCEMENT OF SERVICING AGREEMENTS. The Issuer shall comply with and shall require each Servicer to comply with the following whether or not the Issuer is otherwise in default under this Indenture:

                (a) cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Servicing Agreements, including the prompt payment of all amounts due the Issuer thereunder, including, without limitation, all principal and interest payments, and Guarantee payments which relate to any Financed Eligible Loans and cause each Servicer to specify whether payments received by it represent principal or interest;

                (b) not permit the release of the obligations of any Servicer under any Servicing Agreement except in conjunction with amendments or modifications permitted by subsection (h) of this Section;

                (c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer and of the Registered Owners under or with respect to each Servicing Agreement;

                (d) at its own expense, the Issuer shall duly and punctually perform and observe each of its obligations to each Servicer under its Servicing Agreement in accordance with the terms thereof;

                (e) the Issuer agrees to give the Indenture Trustee prompt written notice of each default on the part of a Servicer of its obligations under its Servicing Agreement coming to the Issuer's attention;

                (f) the Issuer shall not waive any default by a Servicer under its Servicing Agreement without the written consent of the Indenture Trustee;

                (g) the Issuer shall cause each Servicer to deliver to the Indenture Trustee and the Issuer, on or before April 30 of each year, beginning with April 30, 2005, a certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of its performance under its Servicing Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officers' knowledge, based on such review, such Servicer

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

        has fulfilled all its obligations under its Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and statue thereof; and

                (h) not consent or agree to or permit any amendment or modification of any Servicing Agreement which will in any manner materially adversely affect the rights or security of the Registered Owners. The Issuer shall be entitled to receive and rely upon an opinion of its counsel that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners.

        SECTION 4.06. PROCEDURES FOR TRANSFER OF FUNDS. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Indenture Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

        SECTION 4.07. ADDITIONAL COVENANTS WITH RESPECT TO THE HIGHER EDUCATION ACT. The Issuer covenants that it will cause each of the Indenture Trustee and the Eligible Lender Trustee to be, or replace the Indenture Trustee and the Eligible Lender Trustee with, an Eligible Lender under the Higher Education Act, that it will acquire or cause to be acquired Eligible Loans originated and held only by an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Eligible Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to a Servicer or a Guaranty Agency. The Registered Owners of the Series 2004-2 Notes shall not in any circumstances be deemed to be the owner or holder of the Eligible Loans.

        The Issuer, or its designated agent, shall be responsible for each of the following actions with respect to the Higher Education Act:

                (a) the Issuer, through its Authorized Representative, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under the Certificates of Insurance and the Contract of Insurance, and the Issuer shall be responsible for dealing with the Guarantee Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans;

                (b) the Issuer, through its Authorized Representative, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

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

                (c) the Issuer, through its Authorized Representative, shall cause the Financed Eligible Loans to be serviced by entering into one or more Servicing Agreements or other agreement with a Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans;

                (d) the Issuer, through its Authorized Representative, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings thereunder, with respect to the Financed Eligible Loans;

                (e) the Issuer, through its Authorized Representative, shall cause the benefits of the Guarantee Agreements, the Interest Subsidy Payments and the Special Allowance Payments to flow to the Indenture Trustee. The Indenture Trustee shall have no liability for actions taken at the direction of the Issuer, except for negligence or willful misconduct in the performance of its express duties hereunder. The Indenture Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans; and

                (f) the Issuer, through its Authorized Representative, shall cause each Financed Eligible Loan evidenced by a Master Promissory Note in the form mandated by Section 432(m)(1) of the Higher Education Act to be acquired pursuant to a Student Loan Purchase Agreement containing language similar to the following:

                      "The [Seller] hereby represents and warrants that the
               [Seller] is transferring all of its right title and interest in the MPN Loan to the Indenture Trustee, that it has not assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that the [Seller] has reacquired) to any person other than the Indenture Trustee, and that no prior holder of the MPN Loan has assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the [Seller]. The [Seller] hereby covenants that the [Seller] shall not attempt to transfer to any other person any interest in any MPN Loan assigned hereunder. The [Seller] hereby authorizes the Indenture Trustee to file a UCC-1 financing statement identifying the [Seller] as debtor and the Indenture Trustee as secured party and describing the Loans sold pursuant to this Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Indenture Trustee's interest in the MPN Loans and shall not be deemed to contradict the express intent of the [Seller] and the Indenture Trustee that the transfer of MPN Loans under this Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt."]

        SECTION 4.08. FINANCED ELIGIBLE LOANS; COLLECTIONS THEREOF; ASSIGNMENT THEREOF. The Issuer, through one or more Servicers, shall diligently collect all principal and interest payments on all Financed Eligible Loans, and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans. The Issuer shall cause

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

the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations) by the appropriate Servicer. The Issuer will comply with the Higher Education Act and Regulations which apply to the Program and to such Financed Eligible Loans.

        SECTION 4.09. APPOINTMENT OF AGENTS, ETC. The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No member of the Board of Directors, neither singly nor collectively, shall be personally liable for any act or omission not willfully fraudulent.

        SECTION 4.10. CAPACITY TO SUE. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

        SECTION 4.11. CONTINUED EXISTENCE; SUCCESSOR TO ISSUER. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Nebraska corporation, except as otherwise permitted by this Section. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Eligible Loans if such sale, transfer or disposition will discharge this Indenture in accordance with Article X hereof); (b) consolidate with or merge into another corporation or entity; or
(c) permit one or more other corporations or entities to consolidate with or merge into it. The preceding restrictions in clauses (a), (b) and (c) shall not apply to a transaction if the transferee or the surviving or resulting corporation or entity, if other than the Issuer, by proper written instrument for the benefit of the Indenture Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Indenture.

        If a transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section.

        SECTION 4.12. AMENDMENT OF STUDENT LOAN PURCHASE AGREEMENTS. The Issuer shall notify the Indenture Trustee in writing of any proposed material amendments to any existing Student Loan Purchase Agreement. No such material amendment shall become effective unless and until the Indenture Trustee consents thereto in writing. The consent of the Indenture Trustee shall not be unreasonably withheld and shall not be withheld if the Indenture Trustee receives an opinion of counsel acceptable to them that such an amendment is required by the Higher Education Act and is not materially prejudicial to the Registered Owners. Notwithstanding the foregoing, however, the Indenture Trustee shall consent to an amendment from time to time so long as it is not materially prejudicial to the interests of the Registered Owners, and the Indenture Trustee may rely on an opinion of counsel to such effect.

        SECTION 4.13. REPRESENTATIONS; NEGATIVE COVENANTS.

                (a) The Issuer hereby makes the following representations and warranties to the Indenture Trustee on which the Indenture Trustee relies in authenticating the Series 2004-2 Notes and on which the Registered Owners have relied in purchasing the Series 2004-2 Notes. Such representations and warranties shall survive the grant of the Trust Estate to the Indenture Trustee pursuant to this Indenture.

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

                        (i) ORGANIZATION AND GOOD STANDING. The Issuer is duly
                organized and validly existing under the laws of the State, and has the power to own its assets and to transact the business in which it presently engages.

                        (ii) DUE QUALIFICATION. The Issuer is duly qualified to
                do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer's business and operations or in which the actions as required by this Indenture require or will require such qualification.

                        (iii) AUTHORIZATION. The Issuer has the power, authority
                and legal right to execute, deliver and perform this Indenture and to grant the Trust Estate to the Indenture Trustee and the execution, delivery and performance of this Indenture and grant of the Trust Estate to the Indenture Trustee have been duly authorized by the Issuer by all necessary corporate action.

                        (iv) BINDING OBLIGATION. This Indenture, assuming due
                authorization, execution and delivery by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

                        (v) NO VIOLATION. The consummation of the transactions
                contemplated by this Indenture and the fulfillment of the terms hereof does not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

                        (vi) NO PROCEEDINGS. There are no proceedings,
                injunctions, writs, restraining orders or investigations to which the Issuer or any of such entity's affiliates is a party pending, or, to the best of such entity's knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, (B) seeking to prevent the issuance of any Series 2004-2 Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Indenture.

                        (vii) APPROVALS. All approvals, authorizations,
                consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture have been taken or obtained on or prior to the Closing Date.

                        (viii) PLACE OF BUSINESS. The Issuer's place of business
                and chief executive office is 121 South 13 Street, Suite 201, Lincoln, NE 68508.

                        (ix) TAX AND ACCOUNTING TREATMENT. The Issuer intends to
                treat the transactions contemplated by the Student Loan Purchase Agreements as an absolute transfer rather than as a pledge of the Financed Eligible Loans from the Seller thereof for federal income tax and financial accounting purposes and the Issuer (through the Eligible Lender Trustee) will be treated as the owner of the Financed Eligible Loans for all purposes. The Issuer further intends to treat the Series 2004-2 Notes as its indebtedness for federal income tax and financial accounting purposes.

                        (x) TAXES. The Issuer has filed (or caused to be filed)
                all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. The Issuer has taken all steps necessary to ensure that it is eligible to file a consolidated federal income tax return with National Education Loan Network, Inc. and such returns will be filed for all taxable years in which the Series 2004-2 Notes are Outstanding. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity's properties or assets for which there is not an adequate reserve reflected in such entity's current financial statements.

                        (xi) LEGAL NAME. The legal name of the Issuer is "Nelnet
                Education Loan Funding, Inc.," formerly known as NEBHELP, Inc. and Nebraska Higher Education Loan Program, Inc.

                        (xii) BUSINESS PURPOSE. The Issuer has (i) originated or
                (ii) previously acquired or will acquire the Financed Eligible Loans conveyed to it under student loan purchase agreements substantially in the form of the Student Loan Purchase Agreement attached hereto as Exhibit L for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other Person. The Issuer has no subsidiaries, has adopted and operated consistently with all corporate formalities with respect to its operations.

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

                        (xiii) COMPLIANCE WITH LAWS. The Issuer is in compliance
                with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

                        (xiv) VALID BUSINESS REASONS; NO FRAUDULENT TRANSFERS.
                The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Indenture Trustee without any intent to hinder, delay, or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

                        (xv) NO MANAGEMENT OF AFFAIRS OF ANY SELLER. The Issuer
                is not and will not be involved in the day-to-day management of any Seller or the Issuer's parent or any affiliate.

                        (xvi) NO INTERCORPORATE TRANSFERS WITH ANY SELLER OR
                AFFILIATES. Other than the transfer of assets and the transfer of any Series 2004-2 Notes pursuant to this Indenture, the Issuer does not engage in and will not engage in any intercorporate transactions with any Seller or its affiliates, except as provided herein with respect to Program Expenses and the Administration Agreement or the payment of dividends to the Issuer's parent.

                        (xvii) ABILITY TO PERFORM. There has been no material
                impairment in the ability of the Issuer to perform its obligations under this Indenture.

                        (xviii) FINANCIAL CONDITION. No material adverse change
                has occurred in the Issuer's financial status since the date of its formation.

                        (xix) EVENT OF DEFAULT. No Event of Default has occurred
                and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

                        (xx) ACQUISITION OF FINANCED ELIGIBLE LOANS LEGAL. The
                Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Eligible Loans from the Sellers.

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

                (b) The Issuer will not:

                        (i) sell, transfer, exchange or otherwise dispose of any
                portion of the Trust Estate except as expressly permitted by this Indenture;

                        (ii) claim any credit on, or make any deduction from,
                the principal amount of any of the Series 2004-2 Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                        (iii) except as otherwise provided herein, dissolve or
                liquidate in whole or in part, except with the prior written consent of the Indenture Trustee, and to the extent Series 2004-2 Notes remain Outstanding, approval of the Registered Owners and a Rating Confirmation;

                        (iv) permit the validity or effectiveness of this
                Indenture, any Supplemental Indenture or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

                        (v) except as otherwise provided herein, permit any
                lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

                        (vi) permit the lien of this Indenture not to constitute
                a valid first priority, perfected security interest in the Trust Estate;

                        (vii) guarantee any indebtedness of any Person whether
                secured by any Financed Eligible Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Series 2004-2 Notes pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

                        (viii) operate such that it would be consolidated with
                its parent or any other affiliate and its separate corporate existence disregarded in any federal or state proceeding;

                        (ix) act as agent of any Seller or, except as provided
                in a Servicing Agreement, allow the Seller to act as its agent;

                        (x) other than certain indemnifications provided to it
                by its parent, the Issuer will not allow the Seller or its parent or any other affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses; or

                        (xi) consent to the appointment of a conservator or
                receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer; or the Issuer shall not consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                (c) The Issuer makes the following representations and warranties as to the Trust Estate which is granted to the Indenture Trustee hereunder on such date, on which the Indenture Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Indenture Trustee pursuant to this Indenture:

                        (i) FINANCED ELIGIBLE LOANS. Each Financed Eligible Loan
                financed by the Issuer shall constitute an Eligible Loan and contain the characteristics found in a Student Loan Purchase Agreement.

                        (ii) SCHEDULE OF FINANCED ELIGIBLE LOANS. The
                information set forth in each schedule of Financed Eligible Loans to the Student Loan Purchase Agreements is true and correct in all material respects as of the opening of business on the Closing Date.

                        (iii) GRANT. It is the intention of the Issuer that the
                transfer herein contemplated constitutes a grant of the Financed Eligible Loans to the Indenture Trustee.

                        (iv) ALL FILINGS MADE. All filings (including, without
                limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected ownership and security interest in the Trust Estate, including the Financed Eligible Loans, have been made no later than the Closing Date and copies of the file-stamped financing statements shall be delivered to the Indenture Trustee within five Business Days of receipt by the Issuer or its agent from the appropriate secretary of state. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the promissory notes relating to the Financed Eligible Loans (other than the security interest created in favor of the Indenture Trustee) to be created.

                        (v) TRANSFER NOT SUBJECT TO BULK TRANSFER ACT. Each
                grant of the Financed Eligible Loans by the Issuer pursuant to

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                this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

                        (vi) NO TRANSFER TAXES DUE. Each grant of the Financed
                Eligible Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Seller to any federal, state or local government.

                        (vii) NOT AN INVESTMENT COMPANY. The Issuer is not an
                "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of the Investment Company Act of 1940, as amended.

                        (viii) BINDING OBLIGATIONS. This Indenture, the Series
                2004-2 Notes and each Obligation constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general; and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                        (ix) VALID SECURITY INTEREST. This Indenture creates a
                valid and continuing security interest (as defined in the Uniform Commercial Code as in effect in the State of Nebraska) in the Financed Eligible Loans in favor of the Indenture Trustee, and is enforceable as such against any creditors of the Issuer.

        SECTION 4.14. ADDITIONAL COVENANTS. So long as any of the Series 2004-2 Notes are Outstanding:

                (a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated by its Articles of Incorporation.

                (b) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

                (c) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                (d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

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                (e) The Issuer shall act solely in its own name and through its duly Authorized Representative in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                (f) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside the State at such place or places as may be designated from time to time by the board of trustees or in the bylaws of the Issuer.

                (g) All actions of the Issuer shall be taken by a duly Authorized Representative of the Issuer.

                (h) The Issuer shall not amend, alter, change or repeal any provision contained in this Section without (i) the prior written consent of the Indenture Trustee and (ii) a Rating Confirmation (a copy of which shall be provided to the Indenture Trustee).

                (i) The Issuer shall not amend its Articles of Incorporation without first obtaining the prior written consent of each Rating Agency.

                (j) All audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer's assets.

                (k) The Issuer will strictly observe legal formalities in its dealings with each Seller, the Issuer's parent or any affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of any Seller, the Issuer's parent or any other affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which any Seller, the Issuer's parent or any other affiliate has independent access. None of the Issuer's funds will at any time be pooled with any funds of any Seller, the Issuer's parent or any other affiliate.

                (l) The Issuer will maintain an arm's length relationship with each Seller (and any affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in this Indenture, the Student Loan Purchase Agreements, the Administration Agreement or a Servicing Agreement, the Issuer will not hold itself out to be responsible for the debts of any Seller, the parent or the decisions or actions respecting the daily business and affairs of any Seller or parent.

        SECTION 4.15. PROVIDING OF NOTICE. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or a Student Loan Purchase Agreements, or of any failure on the part of a Seller to observe or perform in any material respect any covenant, representation or warranty of a Seller set forth in its Student Loan Purchase Agreement, shall promptly notify the Indenture Trustee, the appropriate Servicer and each Rating Agency of such failure.

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        SECTION 4.16. REPORTS BY ISSUER. The Issuer will:

                (a) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act;

                (b) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                (c) transmit by mail to the Registered Owners of Notes, within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer, if any, pursuant to clauses (a) and
        (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                (d) the Indenture Trustee shall mail to each Registered Owner, within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, a brief report as of such December 31 that complies with Section 313(a) of the Trust Indenture Act if required by said section. The Indenture Trustee shall also comply with
        Section 313(b) of the Trust Indenture Act. A copy of each such report, when and if required pursuant to Section 313(a) or (b) of the Trust Indenture Act, shall, at the time of such transaction to Registered Owners, be filed by the Indenture Trustee with the Commission and with each securities exchange, if any, upon which the Series 2004-2 Notes are listed, provided that the Issuer has previously notified the Indenture Trustee of such listing.

        The Indenture Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section, with no further duty to know, determine or examine such reports or comply with the prescribed timing, rules and regulations of the Commission.

        SECTION 4.17. STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee, within 75 days after the end of each fiscal year, a brief certificate from an Authorized Officer including (i) a current list of the officers and directors of the Issuer and a list of Authorized Representatives, and (ii) a statement of the Issuer's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

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        SECTION 4.18. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
INDENTURE TRUSTEE. The Issuer covenants that if:

                (a) default is made in the payment of any installment of interest, if any, on any Series 2004-2 Notes when such interest becomes due and payable and such default continues for a period of 5 days; or

                (b) default is made in the payment of the principal of (and premium, if any, on) any Series 2004-2 Notes at its Maturity,

then the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Registered Owners, the whole amount then due and payable on such Series 2004-2 Notes for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Series 2004-2 Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

        If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Series 2004-2 Notes of such Class and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Series 2004-2 Notes, wherever situated.

        If an Event of Default with respect to the Series 2004-2 Notes occurs and is continuing, the Indenture Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Registered Owners of Series 2004-2 Notes by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        SECTION 4.19. REPRESENTATIONS OF THE ISSUER REGARDING THE INDENTURE TRUSTEE'S SECURITY INTEREST. The Issuer hereby represents and warrants for the benefit of the Indenture Trustee and the Registered Owners as follows:

                (a) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code in effect in the State of Nebraska) in the Financed Eligible Loans in favor of the Indenture Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from the Issuer.

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                (b) The Higher Education Act deems the Financed Eligible Loans to constitute accounts within the meaning of the applicable UCC as in effect in the State of Nebraska for the purposes of perfecting a security interest in the Financed Eligible Loans.

                (c) The Issuer (or the Eligible Lender Trustee on behalf of the Issuer) owns and has good and marketable title to the Financed Eligible Loans free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person.

                (d) The Issuer has caused or will have caused, within 10 days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Eligible Loans granted to the Indenture Trustee hereunder.

                (e) All executed copies of each promissory note that constitute or evidence the Financed Eligible Loans have been delivered to either the Indenture Trustee or a custodian pursuant to a Custodian Agreement.

                (f) The Issuer has received a written acknowledgment from each custodian pursuant to a Custodian Agreement that such custodian is holding the promissory notes that constitute or evidence the Financed Eligible Loans solely on behalf and for the benefit of the Indenture Trustee.

                (g) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Eligible Loans. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Eligible Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

        SECTION 4.20. COVENANTS OF THE ISSUER REGARDING THE INDENTURE TRUSTEE'S SECURITY INTEREST. The Issuer hereby covenants for the benefit of the Indenture Trustee and the Registered Owners as follows:

                (a) The representations and warranties set forth in Section 4.19 hereof shall survive the termination of this Indenture.

                (b) The Indenture Trustee shall not waive any of the representations and warranties set forth in Section 4.19 hereof.

                (c) The Issuer shall take all steps necessary, and shall cause each Servicer to take all steps necessary and appropriate, to maintain the perfection and priority of the Indenture Trustee's security interest in the Financed Eligible Loans.

        SECTION 4.21. TAX TREATMENT. The Issuer has entered into this Indenture, and the Series 2004-2 Notes will be issued, with the intention that, for


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federal, state and local income, business and franchise tax purposes, the Series
2004-2 Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Registered Owner, by its acceptance of its Series 2004-2 Note, agrees to treat the Series 2004-2 Notes for federal, state and local income, business and franchise tax purposes as indebtedness of the Issuer.

        SECTION 4.22. OPINIONS AS TO INDENTURE TRUST ESTATE.

                (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any Supplemental Indentures hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                (b) On or before March 31, in each calendar year, beginning on March 31, 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplemental Indentures hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31, in the following calendar year.

                                   ARTICLE V

                                      FUNDS

        SECTION 5.01. CREATION AND CONTINUATION OF FUNDS AND ACCOUNTS. There are hereby created and established the following Funds and Accounts to be held and maintained by the Indenture Trustee for the benefit of the Registered Owners (and the Remarketing Agents with respect to the Remarketing Fee Fund):

                (a) Acquisition Fund;

                (b) Capitalized Interest Fund;

                (c) Class B Supplemental Reserve Fund;

                (d) Collection Fund;

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                (e) Note Payment Fund, including a Class A-1 Interest Account, a
        Class A-1 Redemption Account, a Class A-2 Interest Account, a Class A-2 Redemption Account, a Class A-3 Interest Account, a Class A-3 Redemption Account, a Class A-4 Interest Account, a Class A-4 Redemption Account, a Class A-5a Interest Account, a Class A-5a Redemption Account, a Class A-5b Interest Account, a Class A-5b Redemption Account, a Class A-5c Interest Account, a Class A-5c Redemption Account, a Class B-1 Interest Account, a Class B-2 Interest Account, a Class B Redemption Account and a Counterparty Payment Account for each Derivative Product (if Issuer Derivative Payments are required to be paid thereunder) therein;

                (f) Remarketing Fee Fund;

                (g) Reserve Fund; and

                (h) Supplemental Interest Fund.

        The Indenture Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Series 2004-2 Notes issued hereunder to create further Accounts or Subaccounts in any of the various Funds and Accounts established hereunder or as are otherwise deemed necessary or desirable.

        SECTION 5.02. ACQUISITION FUND.

                (a) DEPOSITS TO THE ACQUISITION FUND. There shall be deposited into the Acquisition Fund the proceeds of the Series 2004-2 Notes set forth in Section 2.11(c) hereof. Financed Eligible Loans shall be held by the Indenture Trustee or its agent or bailee (including a Servicer) and shall be pledged to the Trust Estate and accounted for as a part of the Acquisition Fund.

                (b) USES OF MONEYS IN THE ACQUISITION FUND. Moneys on deposit in the Acquisition Fund shall be used, upon Issuer Order, (i) to pay costs of issuing the Series 2004-2 Notes and (ii) upon receipt by the Indenture Trustee of an Eligible Loan Acquisition Certificate in the form of Exhibit I hereto, to acquire Eligible Loans (including serial loans and Add-on Consolidation Loans) at a price of not greater than the par amount of the Eligible Loan, plus accrued interest thereon, and which would permit the results of cash flow analyses provided to each Rating Agency on the Closing Date to be sustained as certified to the Indenture Trustee on the Eligible Loan Acquisition Certificate. Any such Issuer Order or Eligible Loan Acquisition Certificate shall state that such proposed use of moneys in the Acquisition Fund is in compliance with the provisions of this Indenture.

                (c) OWNERSHIP AND SALE OF FINANCED ELIGIBLE LOANS. While the Issuer will be the beneficial owner of the Financed Eligible Loans and the Registered Owners will have a security interest therein, it is understood and agreed that the Eligible Lender Trustee will be the legal owner thereof and the Indenture Trustee will have a security interest in the Financed Eligible Loans for and on behalf of the Registered Owners. The notes representing the Financed Eligible Loans will be held in the name of the Eligible Lender Trustee for the account of the Issuer and for the benefit of the Registered Owners.

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               Financed Eligible Loans shall be sold, transferred or otherwise disposed of (other than for consolidation, serialization or transfer to a Guaranty Agency or a Servicer, which sales or transfers may be made without limitation) by the Indenture Trustee free from the lien of this Indenture at any time pursuant to an Issuer Order (other than to the Seller from which the Issuer originally acquired the Financed Eligible Loans) and if the Indenture Trustee is provided with the following:

                        (i) an Issuer Order stating the sale price and directing
                that Financed Eligible Loans be sold, transferred or otherwise disposed of and delivered to:

                                (A) if the Eligible Loan is originated under the
                        Higher Education Act and the Higher Education Act requires any such Eligible Loan to be held only by an Eligible Lender, an Eligible Lender under the Higher Education Act whose name shall be specified; or

                                (B) the trustee under another indenture securing
                        notes issued by the Issuer; and

                        (ii) an Issuer Order stating to the effect:

                                (A) that the disposition price is (x) equal to
                        or in excess of the purchase price paid by the Issuer for such Financed Eligible Loan (less principal amounts received with respect to such Financed Eligible Loan plus a pro rata share of such Financed Eligible Loan's cost of issuance) and (y) reasonably equal to the fair market value of such Financed Eligible Loan; or

                                (B) if a Financed Eligible Loan is in default or
                        otherwise deemed by the Issuer to not be performing in accordance with the expectations set forth in the closing cashflows, that the disposition price is lower than the purchase price paid by the Issuer for such Financed Eligible Loan (less principal amounts received with respect to such Financed Eligible Loan plus a pro rata share of such Financed Eligible Loan's cost of issuance), and (I) the Issuer reasonably believes that the present value of the Revenues expected to be received (after giving effect to such disposition) would be at least equal to the Revenues expected to be received assuming no such sale, transfer or other disposition occurred, or (II) the Issuer shall remain able to pay debt service on the Series 2004-2 Notes and make payment on any other Obligations on a timely basis (after giving effect to such sale, transfer or other disposition) whereas it would not have been able to do so on a timely basis if it had not sold, transferred or disposed of such Financed Eligible Loan at such discounted amount, or (III) the Aggregate Value of the Trust Estate (after giving effect to such sale, transfer or other disposition) will be at least equal to 100% of the aggregate principal amount of the Obligations plus accrued interest.

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        Notwithstanding the foregoing, if the proposed sale, transfer or other disposition of such Eligible Loans shall cause the aggregate principal amount of all Financed Eligible Loans sold, transferred or otherwise disposed of (other than for consolidation, serialization or transfer to a Guaranty Agency or a Servicer, which sales or transfers may be made without limitation) since the Closing Date to exceed five percent (5%) of the principal amount of the Financed Eligible Loans within the Trust Estate on the Closing Date, or the principal amount of the Financed Eligible Loans proposed to be sold, transferred or otherwise disposed of (other than for consolidation, serialization or transfer to a Guaranty Agency or a Servicer, which sales or transfers may be made without limitation) exceeds ten percent (10%) of the then current principal amount of the Financed Eligible Loans within the Trust Estate, the Issuer shall provide the Indenture Trustee with a Rating Confirmation. In connection with providing such Rating Confirmation, any Rating Agency may request a new cash flow analysis of the Trust Estate be prepared, and the Issuer shall cause such new cash flow analysis to be prepared and provided to such Rating Agency.

               Further, Financed Eligible Loans shall also be sold, transferred or otherwise disposed of by the Indenture Trustee pursuant to an Issuer Order (other than to the Seller from which the Issuer originally acquired the Financed Eligible Loans) if the Issuer determines that such disposition of Financed Eligible Loans from the Trust Estate is necessary in order to avoid the occurrence of an Event of Default hereunder or to avoid any default in the payment obligations of the Issuer under any reimbursement agreement, in such amount and at such times and prices as may be specified in such Issuer Order. The Indenture Trustee, following receipt of the foregoing and of an Issuer Order indicating that such purchaser or transferee is one of the entities described in clause (i) of this subsection (c), if applicable, shall deliver such Financed Eligible Loans free from the lien of this Indenture upon the receipt of the purchase price or consideration specified in the Issuer Order, in compliance with the foregoing. The proceeds to be received upon any disposition may consist of cash, Investment Securities and/or Eligible Loans.

               The selection and sale of Financed Eligible Loans which are to be sold for the purpose of optionally redeeming Reset Rate Notes pursuant to Section 2.09(b) hereof or optionally redeeming Auction Rate Notes pursuant to Section 2.09(d) hereof shall be performed solely on a pro rata basis in the manner described in Section 2.07(a) of Appendix A hereto or Section 2.04 of Appendix B hereto, as applicable.

        SECTION 5.03. CAPITALIZED INTEREST FUND.

                (a) DEPOSITS TO THE CAPITALIZED INTEREST FUND. There shall be deposited into the Capitalized Interest Fund the proceeds of the Series 2004-1 Notes set forth in Section 2.11(a) hereof.

                (b) USE OF MONEYS IN THE CAPITALIZED INTEREST FUND. If on any Distribution Date there are not sufficient moneys on deposit in the Collection Fund to make the transfers required by Section 5.05(c)(i),
        (ii), (iii), (v), (viii) and (ix) hereof, then, an amount equal to any such deficiency shall be transferred directly from the Capitalized Interest Fund to the Collection Fund to the extent such deficiency has

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        not been paid from the Note Payment Fund. On the first Quarterly
        Distribution Date on or after March 25, 2006, the Indenture Trustee shall transfer any remaining amounts on deposit in the Capitalized Interest Account to the Note Payment Fund to pay principal (and not interest) on the Series 2004-2 Notes.

        SECTION 5.04. CLASS B SUPPLEMENTAL RESERVE FUND.

                (a) DEPOSITS TO THE CLASS B SUPPLEMENTAL RESERVE FUND. On the first Distribution Date on which the Total Parity Ratio is equal to or greater than 100.5%, or such other percentage that satisfies the Rating Agency Condition, the Indenture Trustee shall transfer an amount equal to the Class B Supplemental Reserve Fund Requirement to the Class B Supplemental Reserve Fund pursuant to Section 5.05(c)(xvii) hereof. If, on any Distribution Date, the amount on deposit in the Class B Supplemental Reserve Fund is less than the Class B Supplemental Reserve Fund Requirement, the Indenture Trustee shall restore the Class B Supplemental Reserve Fund to the Class B Supplemental Reserve Fund Requirement by transfers from the Collection Fund on the next Distribution Date pursuant to Section 5.05(c)(xvii) hereof; provided, that such transfer shall only be made if the Total Parity Ratio on such Distribution Date is equal to or greater than 100.5%, or such other percentage that satisfies the Rating Agency Condition. If the full amount required to initially fund or restore the Class B Supplemental Reserve Fund to the Class B Supplemental Reserve Fund Requirement is not available in the Collection Fund on such next succeeding Distribution Date on which the Total Parity Ratio is equal to or greater than 100.5%, the Indenture Trustee shall continue to transfer funds from the Collection Fund as they become available pursuant to Section 5.05(c)(xvii) hereof and in accordance with the restriction contained in this subsection (a) until the deficiency in the Class B Supplemental Reserve Fund has been eliminated.

                (b) USE OF MONEYS IN THE CLASS B SUPPLEMENTAL RESERVE FUND. If on any Distribution Date there are not sufficient moneys on deposit in the Collection Fund to make the transfers required by Section 5.05(c)(v) or (vi) hereof, then, an amount equal to any such deficiency shall be transferred directly from the Class B Supplemental Reserve Fund to the Collection Fund to make the transfers required by Section 5.05(c)(v) or
        (vi) hereof to the extent such deficiency has not been paid from the Capitalized Interest Fund, the Note Payment Fund or the Reserve Fund. If on any Distribution Date there are sufficient moneys on deposit in the Collection Fund to make the transfers required by Section 5.05(c)(v) hereof, but the Issuer is prohibited from making such transfers due to the occurrence or continuation of the Subordinate Interest Trigger on such Distribution Date, then, an amount equal to any such deficiency shall be transferred directly from the Class B Supplemental Reserve Fund to the Collection Fund to make the transfers required by Section 5.05(c)(v) hereof. On the date of redemption of all of the Class B Notes, the Indenture Trustee shall transfer all amounts in the Class B Supplemental Reserve Fund to the Note Payment Fund for the redemption of the Class B Notes. On any Distribution Date that the amount in the Class B Supplemental Reserve Fund exceeds the Class B Supplemental Reserve Fund Requirement with respect thereto, the Indenture Trustee, at the direction of the Issuer, shall transfer the excess to the Collection Fund. Upon an Event of Default and liquidation of the Trust Estate, amount on deposit in the Class B Supplemental Reserve Fund shall be disbursed pursuant to Section 6.02 hereof.

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        SECTION 5.05. COLLECTION FUND.

                (a) DEPOSITS TO THE COLLECTION FUND. The Indenture Trustee shall deposit into the Collection Fund all Revenues derived from Financed Eligible Loans financed by the Issuer, all other Revenue derived from moneys or assets on deposit in the Funds and Accounts established hereunder (including any amounts received pursuant to an Investment Agreement), all amounts transferred to the Collection Fund from the Capitalized Interest Fund, Class B Supplemental Reserve Fund, the Note Payment Fund, the Reserve Fund and the Supplemental Interest Fund pursuant to the terms hereof, all Counterparty Payments, any amounts deposited thereto pursuant to Section 4.23 hereof and any other amounts deposited thereto upon receipt of an Issuer Order. Notwithstanding the foregoing, any Counterparty Payments received pursuant to the LIBOR Interest Rate Cap Derivative Agreement shall be deposited, on a pro rata basis based upon the Outstanding Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, to the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account and the Class A-4 Interest Account of the Note Payment Fund. All Recoveries of Principal constituting a portion of the Revenue deposited in the Collection Fund and so identified to the Indenture Trustee by the Issuer shall be transferred, on a monthly basis, to the Note Payment Fund.

                (b) PAYMENTS ON MONTHLY SERVICING PAYMENT DATES. The Issuer, or the Administrator on behalf of the Issuer, shall instruct the Indenture Trustee in writing no later than the second Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date (based on the information contained in the Monthly Servicing Payment Date Certificate and the related Servicer's Report) to distribute to the appropriate Servicer, on such Monthly Servicing Payment Date, from and to the extent of the Revenues on deposit in the Collection Fund, the Servicing Fee due such Servicer with respect to the preceding calendar month, and the Indenture Trustee shall comply with such instructions.

                (c) PAYMENTS ON DISTRIBUTION DATES. The Issuer shall provide the Indenture Trustee with an Issuer Order with respect to all Issuer Derivative Payments, Reset Rate Notes Carry-over Amounts (including any interest thereon) and Auction Rate Notes Carry-over Amounts (including any interest thereon), which Issuer Order the Indenture Trustee may conclusively rely on. The Issuer, or the Administrator on behalf of the Issuer, shall instruct the Indenture Trustee in writing no later than the second Business Day preceding each Distribution Date (based on the information contained in the Distribution Date Certificate and the related Servicer's Report) to make the following deposits and distributions from the Collection Fund to the Persons or to the Fund or Account specified below on such Distribution Date, in the following order of priority, and the Indenture Trustee shall comply with such instructions (any money not so transferred or paid to remain in the Collection Fund until subsequently applied pursuant to this subsection
        (c)):

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                        (i) on each Quarterly Distribution Date (and on each
                Auction Rate Distribution Date with respect to the Auction Agent and each Broker-Dealer), to pay to each Servicer, the Indenture Trustee, the Auction Agent, each Broker-Dealer, each Remarketing Agent (to the extent not paid from the Remarketing Fee Fund) and any other Person that is due Program Expenses hereunder and to make a deposit to the Remarketing Fee Fund as provided in
                Section 5.07 hereof, pro rata, based on amounts owed to each such party or required to be deposited to the Remarketing Fee Fund, without preference or priority of any kind, the Servicing Fee (to the extent remaining unpaid following the Monthly Servicing Payment Date), the Indenture Trustee Fee, the Eligible Lender Trustee Fee, the Auction Agent Fee, the Broker-Dealer Fees, the Remarketing Fees (to the extent not paid from the Remarketing Fee Fund), such other Program Expenses that are due and payable and the Quarterly Funding Amount, respectively, due on such Quarterly Distribution Date, in each case, together with such fees remaining unpaid from prior Quarterly Distribution Dates (and, in the case of the Servicing Fee, prior Monthly Servicing Payment Dates and in the case of the Auction Agent Fee and the Broker-Dealer Fees, prior Auction Rate Distribution Dates);

                        (ii) on each Quarterly Distribution Date, to pay to the
                Administrator, the Administration Fee due on such Quarterly Distribution Date and all unpaid Administration Fees from prior Quarterly Distribution Dates;

                        (iii) to (A) transfer to the Class A-1 Interest Account,
                an amount equal to the Class A-1 Notes Interest Distribution Amount which has accrued since the prior Distribution Date, (B) transfer to the Class A-2 Interest Account, an amount equal to the Class A-2 Notes Interest Distribution Amount which has accrued since the prior Distribution Date, (C) transfer to the Class A-3 Interest Account, an amount equal to the Class A-3 Interest Distribution Amount which has accrued since the prior Distribution Date, (D) transfer to the Class A-4 Interest Account, an amount equal to the Class A-4 Interest Distribution Amount which has accrued since the prior Distribution Date, (E) transfer to the Class A-5a Interest Account, an amount equal to the Class A-5a Interest Distribution Amount which has accrued since the prior Distribution Date, (F) transfer to the Class A-5b Interest Account, an amount equal to the Class A-5b Interest Distribution Amount which has accrued since the prior Distribution Date, (G) transfer to the Class A-5c Interest Account, an amount equal to the Class A-5c Interest Distribution Amount which has accrued since the prior Distribution Date and
                (H) transfer to each Counterparty Payment Account, any Issuer Derivative Payments which are paid on a parity with interest on the Class A Notes owed to such Counterparty which have accrued on such Counterparty's Derivative Product since the prior Distribution Date, pro rata, based on amounts required to be transferred to each Account, without preference or priority of any kind;

                        (iv) to (A) transfer to the Class A-1 Redemption
                Account, on the Stated Maturity of the Class A-1 Notes, an amount equal to the Outstanding Amount of the Class A-1 Notes, less any amounts already on deposit in the Class A-1 Redemption

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                Account, (B) transfer to the Class A-2 Redemption Account, on the Stated Maturity of the Class A-2 Notes, an amount equal to the Outstanding Amount of the Class A-2 Notes, less any amounts already on deposit in the Class A-2 Redemption Account, (C) transfer to the Class A-3 Redemption Account, on the Stated Maturity of the Class A-3 Notes, an amount equal to the Outstanding Amount of the Class A-3 Notes, less any amounts already on deposit in the Class A-3 Redemption Account, (D) transfer to the Class A-4 Redemption Account, on the Stated Maturity of the Class A-4 Notes, an amount equal to the Outstanding Amount of the Class A-4 Notes, less any amounts already on deposit in the Class A-4 Redemption Account, (E) transfer to the Class A-5a Redemption Account, on the Stated Maturity of the Class A-5a Notes, an amount equal to the Outstanding Amount of the Class A-5a Notes, less any amounts already on deposit in the Class A-5a Redemption Account, (F) transfer to the Class A-5b Redemption Account, on the Stated Maturity of the Class A-5b Notes, an amount equal to the Outstanding Amount of the Class A-5b Notes, less any amounts already on deposit in the Class A-5b Redemption Account, and (G) transfer to the Class A-5c Redemption Account, on the Stated Maturity of the Class A-5c Notes, an amount equal to the Outstanding Amount of the Class A-5c Notes, less any amounts already on deposit in the Class A-5c Redemption Account, pro rata, based on amounts required to be transferred to each Account, without preference or priority of any kind; (v) Unless the Subordinate Interest Trigger has occurred and is continuing on such Distribution Date, to (A) transfer to the Class B-1 Interest Account, an amount equal to the Class B-1 Notes Interest Distribution Amount which has accrued since the prior Distribution Date, (B) transfer to the Class B-2 Interest Account, an amount equal to the Class B-2 Notes Interest Distribution Amount which has accrued since the prior Distribution Date, and (C) transfer to each Counterparty Payment Account, any Issuer Derivative Payments which are paid on a parity with interest on the Class B Notes owed to such Counterparty which have accrued on such Counterparty's Derivative Product since the prior Distribution Date, pro rata, based on amounts required to be transferred to each Account, without preference or priority of any kind;

                        (vi) to transfer to the Class B Redemption Account, on
                the Stated Maturity of the Class B Notes, an amount equal to the Outstanding Amount of the Class B Notes, less any amounts already on deposit in the Class B Redemption Account;

                        (vii) to the Administrator for transfer to the
                appropriate Seller or trust estate from which the Eligible Loan was purchased or transferred, an amount equal to the unpaid interest accrued on the Eligible Loans Financed with the proceeds of the Series 2004-2 Notes subsequent to the cut-off date for such Eligible Loans but prior to the Closing Date, until such amount has been paid in full;

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                        (viii) on each Quarterly Distribution Date to transfer
                to the Supplemental Interest Fund, an amount equal to the Supplemental Interest Deposit Amount;

                        (ix) to the Reserve Fund the amount, if any, required by
                Section 5.08(a) hereof;

                        (x) if the Total Parity Ratio is less than 100.5% or
                such other percentage that satisfies the Rating Agency Condition, all remaining amounts to the Note Payment Fund;

                        (xi) upon receipt of an Issuer Order, to (A) transfer to
                the Class A-5a Interest Account, an amount equal to any Reset Rate Notes Carry-over Amount (or, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to
                Section 2.01(f) of Appendix A hereto, an amount equal to any Auction Rate Notes Carry-over Amount) (and any accrued interest thereon) due and payable on the Class A-5a Notes (as provided in Appendix A or Appendix B hereto, as applicable); (B) transfer to the Class A-5b Interest Account, an amount equal to any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) due and payable on the Class A-5b Notes (as provided in Appendix B hereto) and (C) transfer to the Class A-5c Interest Account, an amount equal to any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) due and payable on the Class A-5c Notes (as provided in Appendix B hereto), pro rata, based on the amounts required to be transferred to each Account, without preference or priority of any kind;

                        (xii) upon receipt of an Issuer Order, to (A) transfer
                to the Class B-1 Interest Account, an amount equal to any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) due and payable on the Class B-1 Notes (as provided in Appendix B hereto) and (B) transfer to the Class B-2 Interest Account, an amount equal to any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) due and payable on the Class B-2 Notes (as provided in Appendix B hereto), pro rata, based on the amounts required to be transferred to each Account, without preference or priority of any kind;

                        (xiii) upon receipt of an Issuer Order, to transfer to
                the corresponding Counterparty Payment Account, an amount equal to any unpaid amounts (including any unpaid Termination Payments) due on the Derivative Product Distribution Date with respect to a Derivative Product on which Issuer Derivative Payments are paid on a parity with interest on the Class A Notes, pro rata, based on the amounts required to be transferred to each Account, without preference or priority of any kind;

                        (xiv) upon receipt of an Issuer Order, to transfer to
                the corresponding Counterparty Payment Account, an amount equal to any unpaid amounts (including any unpaid Termination Payments) due on the Derivative Product Distribution Date with respect to a Derivative Product on which Issuer Derivative Payments on which the Issuer Derivative Payments thereunder are paid on a parity with interest on the Class B Notes, pro rata, based on the amounts required to be transferred to each Account, without preference or priority of any kind;

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                        (xv) on any Quarterly Distribution Date, to Nelnet, Inc.
                to reimburse it for any payments made by it to the Remarketing Agents for remarketing fees and expenses;

                        (xvi) to the Servicer, to repurchase Eligible Loans that
                the Issuer is required to repurchase from the Servicer in accordance with the terms of the Servicing Agreement;

                        (xvii) to the Class B Supplemental Reserve Fund, the
                amount, if any, required by Section 5.04(a) hereof;

                        (xviii) on any Quarterly Distribution Date, unless the
                Commercial Paper Rate Trigger has occurred, to the extent the Indenture permits payments to the Issuer free from the lien of the Indenture pursuant to Section 5.10 hereof, at the option of the Issuer and upon Issuer Order to exercise such option, the amount permitted to be paid to the Issuer from the Collection Fund on such Quarterly Distribution Date may be paid to the Issuer; and

                        (xix) on any Quarterly Distribution Date, any amounts
                remaining in the Collection Fund shall be transferred to the Note Payment Fund.

        If a Derivative Product has been entered into with respect to any Class of the Series 2004-2 Notes, the Indenture Trustee, the Issuer and the Administrator may assume for purposes of making the deposits and transfers with respect to such Class of the Series 2004-2 Notes required by this subsection (c) that the Counterparty Payment with respect to such Derivative Product will be timely received and therefore any amounts expected to be paid from such Counterparty Payment need not be deposited to the appropriate Funds and Accounts until such Counterparty Payment has been received. If such Counterparty Payment is not timely received, the Funds and Accounts which were expected to be funded by such Counterparty Payment shall be funded in an amount equal to the expected Counterparty Payment on the Distribution Date on which such Counterparty Payment was due and payable pursuant to this subsection
        (c).

                (d) OTHER PAYMENTS FROM THE COLLECTION FUND. Upon receipt of an Issuer Order directing the same, moneys in the Collection Fund shall be used on any date to pay, when due, fees and expenses insofar as the same relate to Financed Eligible Loans and other fees and expenses with respect to the Trust Estate the payment of which is not otherwise provided for in subsection (c) of this Section, including amounts required by the Higher Education Act to be paid to the Department of Education (including, but not limited to, rebate fees owed with respect to consolidation loans) or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Financed Eligible
        Loan), with respect to the Financed Eligible Loans. Upon receipt of an Issuer Order directing the same, moneys in the Collection Fund shall be used, on any date, to fund the acquisition of (i) Add-on Consolidation Loans during the related Add-on Period and (ii) Eligible Loans which

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        constitute serial loans, to the extent moneys are not otherwise available therefor in the Acquisition Fund, subject to the restrictions of Section 5.02(b) hereof.

        SECTION 5.06. NOTE PAYMENT FUND.

                (a) DEPOSITS TO THE NOTE PAYMENT FUND. There shall be deposited into the Note Payment Fund, all Recoveries of Principal received by the Indenture Trustee and any moneys transferred thereto from the Collection Fund pursuant to Section 5.05 hereof, from the Capitalized Interest Fund pursuant to Section 5.03 hereof and from the Reserve Fund pursuant to
        Section 5.08 hereof. Amounts transferred to the Note Payment Fund (i) representing any Class A-1 Notes Interest Distribution Amount on the Class A-1 Notes or any Counterparty Payments on a Derivative Product corresponding to the Class A-1 Notes, including the LIBOR Interest Rate Cap Derivative Agreement, to be deposited to the Class A-1 Interest Account shall be deposited to the Class A-1 Interest Account, (ii) representing any Class A-2 Notes Interest Distribution Amount on the Class A-2 Notes or any Counterparty Payments on a Derivative Product corresponding to the Class A-2 Notes, including the LIBOR Interest Rate Cap Derivative Agreement, to be deposited to the Class A-2 Interest Account shall be deposited to the Class A-2 Interest Account, (iii) representing any Class A-3 Notes Interest Distribution Amount on the Class A-3 Notes or any Counterparty Payments on a Derivative Product corresponding to the Class A-3 Notes, including the LIBOR Interest Rate Cap Derivative Agreement, to be deposited to the Class A-3 Interest Account shall be deposited to the Class A-3 Interest Account, (iv) representing any Class A-4 Notes Interest Distribution Amount on the Class A-4 Notes or any Counterparty Payments on a Derivative Product corresponding to the Class A-4 Notes, including the LIBOR Interest Rate Cap Derivative Agreement, to be deposited to the Class A-4 Interest Account shall be deposited to the Class A-4 Interest Account, (v) representing any Class A-5a Notes Interest Distribution Amount and any Reset Rate Notes Carry-over Amount (or, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto, an amount equal to any Auction Rate Notes Carry-over Amount) (and any accrued interest thereon) on the Class A-5a Notes or any Counterparty Payments on a Derivative Product corresponding to the Class A-5a Notes shall be deposited to the Class A-5a Interest Account, (vi) representing any Class A-5b Notes Interest Distribution Amount and any Auction Rate Notes Carry-over Amount (and interest thereon) on the Class A-5b Notes or any Counterparty Payments on a Derivative Product corresponding to the Class A-5b Notes shall be deposited to the Class A-5b Interest Account, (vii) representing any Class A-5c Notes Interest Distribution Amount and any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) on the Class A-5c Notes or any Counterparty Payments on a Derivative Product corresponding to the Class A-5c Notes shall be deposited to the Class A-5c Interest Account, (viii) representing any Class B-1 Notes Interest Distribution Amount and any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) on the Class B-1 Notes or any Counterparty Payments on a Derivative Product corresponding to the Class B-1 Notes shall be deposited to the Class B-1 Interest Account and (ix) representing any Class B-2 Notes Interest Distribution Amount and any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) on the Class B-2 Notes or any Counterparty Payments on a Derivative Product corresponding to the Class B-2 Notes shall be deposited to the Class B-2 Interest

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        Account. Amounts transferred to the Note Payment Fund representing
        Recoveries of Principal, excess Revenues transferred from the Collection Fund pursuant to Sections 5.05(c)(x) or 5.05(c)(xix) hereof, amounts transferred from the Collection Fund on the first Quarterly Distribution Date on or after March 25, 2006 and any other amount to be used to pay the principal of the Series 2004-2 Notes shall be deposited, FIRST, to the Class A-1 Redemption Account until the amount on deposit in the respective Redemption Accounts equals the Outstanding Amount of the Class A-1 Notes, SECOND, to the Class A-2 Redemption Account until the amount on deposit therein equals the Outstanding Amount of the Class A-2 Notes, THIRD, to the Class A-3 Redemption Account until the amount on deposit therein equals the Outstanding Amount of the Class A-3 Notes, FOURTH, to the Class A-4 Redemption Account until the amount on deposit therein equals the Outstanding Amount of the Class A-4 Notes and, FIFTH, on a pro rata basis (based upon Outstanding Amounts), to the Class A-5a Redemption Account, the Class A-5b Redemption Account and the Class A-5c Redemption Account until the amount on deposit in the respective Redemption Accounts equals the Outstanding Amount of the Class A-5a Notes, the Class A-5b Notes and the Class A-5c Notes. Once the Class A Notes are no longer Outstanding hereunder, amounts transferred to the Note Payment Fund representing Recoveries of Principal, excess Revenues transferred from the Collection Fund pursuant to Sections 5.05(c)(x) or 5.05(c)(xix) hereof and any other amount to be used to pay the principal of the Series 2004-2 Notes shall be deposited to the Class B Redemption Account to redeem Class B-1 Notes and Class B-2 Notes.

                (b) USE OF MONEYS IN THE NOTE PAYMENT FUND. Amounts on deposit
        (i) in the Class A-1 Interest Account shall be used to pay the Class A-1 Notes Interest Distribution Amount due and payable on the Class A-1 Notes on each Quarterly Distribution Date, (ii) in the Class A-2 Interest Account shall be used to pay the Class A-2 Notes Interest Distribution Amount due and payable on the Class A-2 Notes on each Quarterly Distribution Date, (iii) in the Class A-3 Interest Account shall be used to pay the Class A-3 Notes Interest Distribution Amount due and payable on the Class A-3 Notes on each Quarterly Distribution Date, (iv) in the Class A-4 Interest Account shall be used to pay the Class A-4 Notes Interest Distribution Amount due and payable on the Class A-4 Notes on each Quarterly Distribution Date, (v) in the Class A-5a Interest Account shall be used to pay the Class A-5a Notes Interest Distribution Amount and any Reset Rate Notes Carry-over Amount (or, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto, an amount equal to any Auction Rate Notes Carry-over Amount) (and any accrued interest thereon) due and payable on the Class A-5a Notes on each Quarterly Distribution Date (or, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto, on each corresponding Auction Rate Distribution Date), (vi) in the Class A-5b Interest Account shall be used to pay the Class A-5b Notes Interest Distribution Amount and any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) due and payable on the Class A-5b Notes on each corresponding Auction Rate Distribution Date, (vii) in the Class A-5c Interest Account shall be used to pay the Class A-5c Notes Interest Distribution Amount and any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) due and payable on the Class A-5c Notes on each corresponding Auction Rate Distribution Date, (viii) in the Class B-1 Interest Account shall be used to pay the Class B-1 Notes Interest Distribution Amount and any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) due and payable on the Class B-1 Notes on each corresponding Auction Rate Distribution Date and (ix) in the Class

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        B-2 Interest Account shall be used to pay the Class B-2 Notes Interest
        Distribution Amount and any Auction Rate Notes Carry-over Amount (and any accrued interest thereon) due and payable on the Class B-2 Notes on each corresponding Auction Rate Distribution Date. Amounts on deposit in the Class A-1 Redemption Account shall be used to make Principal Reduction Payments on the Class A-1 Notes on the next succeeding Quarterly Distribution Date and to pay the principal amount of the Class A-1 Notes upon their Stated Maturity or upon their redemption in full. Amounts on deposit in the Class A-2 Redemption Account shall be used to make Principal Reduction Payments on the Class A-2 Notes on the next succeeding Quarterly Distribution Date and to pay the principal amount of the Class A-2 Notes upon their Stated Maturity or upon their redemption in full. Amounts on deposit in the Class A-3 Redemption Account shall be used to make Principal Reduction Payments on the Class A-3 Notes on the next succeeding Quarterly Distribution Date and to pay the principal amount of the Class A-3 Notes upon their Stated Maturity or upon their redemption in full. Amounts on deposit in the Class A-4 Redemption Account shall be used to make Principal Reduction Payments on the Class A-4 Notes on the next succeeding Quarterly Distribution Date and to pay the principal amount of the Class A-4 Notes upon their Stated Maturity or upon their redemption in full. Amounts on deposit in the Class A-5a Redemption Account shall be used to make Principal Reduction Payments on the Class A-5a Notes on the next succeeding Quarterly Distribution Date and to pay the principal amount of the Class A-5a Notes upon their Stated Maturity or upon their redemption, in whole or in part; provided, however, that if the Class A-5a Notes constitute Non-Amortizing Reset Rate Notes, then the amounts deposited to the Class A-5a Redemption Account shall be retained therein and used to make Principal Reduction Payments on the next succeeding Reset Date for the Class A-5a Notes. Amounts on deposit in the Class A-5b Redemption Account shall be used to make principal payments on the Class A-5b Notes upon their Stated Maturity or upon redemption, in whole or in part. Amounts on deposit in the Class A-5c Redemption Account shall be used to make principal payments on the Class A-5c Notes upon their Stated Maturity or upon redemption, in whole or in part. Amounts on deposit in the Class B Redemption Account shall be used to make principal payments on the Class B-1 Notes and/or the Class B-2 Notes upon their Stated Maturity or upon redemption, in whole or in part.

               Notwithstanding the foregoing, if on any Distribution Date there are not sufficient moneys on deposit in the Collection Fund to make the transfers required by Section 5.05(c)(i), (ii), (iii), (iv), (v), (vi),
        (viii) and (ix) hereof, then, any cash or Investment Securities in an amount equal to any such deficiency shall be transferred directly from the Accounts in the Note Payment Fund to the Collection Fund. Any cash or Investment Securities required to be transferred from the Note Payment Fund shall be transferred from the Accounts established therein in the following order of preference: FIRST, from the Class B Redemption Account, SECOND, on a pro rata basis, from the Class B-1 Interest Account and the Class B-2 Interest Account; THIRD, on a pro rata basis, from the Class A-5a Redemption Account (but solely from amounts deposited therein since the preceding Quarterly Distribution Date unless the Class A-5a Notes have been reset to bear interest at an Auction Rate

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        pursuant to Section 2.01(f) of Appendix A hereto), the Class A-5b
        Redemption Account and the Class A-5c Redemption Account, FOURTH, from the Class A-4 Redemption Account, FIFTH, from the Class A-3 Redemption Account, SIXTH, from the Class A-2 Redemption Account, SEVENTH, from the Class A-1 Redemption Account and, EIGHTH, on a pro rata basis, from the Class A-1 Interest Account, the Class A-2 Interest Account, the Class A-3 Interest Account, the Class A-4 Interest Account, the Class A-5a Interest Account, the Class A-5b Interest Account and the Class A-5c Interest Account; provided, however, cash or Investment Securities may not be removed from the Class A-5a Redemption Account (but only if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A hereto), the Class A-5b Redemption Account, the Class A-5c Redemption Account or the Class B Redemption Account if such cash or Investment Securities are required to redeem Auction Rate Notes for which a notice of redemption has been given pursuant to Section 2.09(h) hereof. In addition, (I) any amounts on deposit in the Class A-1 Redemption Account may be used to pay Issuer Derivative Payments (including any Termination Payments) on any Derivative Products corresponding to the Class A-1 Notes to the extent such payments have not been previously paid from amounts on deposit in the Collection Fund; (II) any amounts on deposit in the Class A-2 Redemption Account may be used to pay Issuer Derivative Payments (including any Termination Payments) on any Derivative Products corresponding to the Class A-2 Notes to the extent such payments have not been previously paid from amounts on deposit in the Collection Fund;
        (III) any amounts on deposit in the Class A-3 Redemption Account may be used to pay Issuer Derivative Payments (including any Termination Payments) on any Derivative Products corresponding to the Class A-3 Notes to the extent such payments have not been previously paid from amounts on deposit in the Collection Fund; (IV) any amounts on deposit in the Class A-4 Redemption Account may be used to pay Issuer Derivative Payments (including any Termination Payments) on any Derivative Products corresponding to the Class A-4 Notes to the extent such payments have not been previously paid from amounts on deposit in the Collection Fund; and (V) any amounts on deposit in the Class A-5a Redemption Account may be used to pay Issuer Derivative Payments (including any Termination Payments) on any Derivative Products corresponding to the Class A-5a Notes to the extent such payments have not been previously paid from amounts on deposit in the Collection Fund.

        SECTION 5.07. REMARKETING FEE FUND.

                (a) DEPOSITS TO THE REMARKETING FEE FUND. There shall be deposited into the Remarketing Fee Fund all amounts transferred thereto from the Collection Fund pursuant to Section 5.05(c)(i) hereof. On each Quarterly Distribution Date, an amount up to the Quarterly Funding Amount shall be deposited to the Remarketing Fee Fund pursuant to
        Section 5.05(c)(i) hereof.

                (b) USE OF MONEYS IN THE REMARKETING FEE FUND. Amounts on deposit in the Remarketing Fee Fund shall be used to pay the Remarketing Fees due on the Reset Rate Notes on its corresponding Reset Date. If the amount on deposit in the Remarketing Fee Fund on any Quarterly Distribution Date, after the payment of any Remarketing Fees due on such Quarterly Distribution Date, exceeds the Reset Period Target Amount, the Issuer may direct the Indenture Trustee to transfer such excess to the Collection Fund on such Quarterly Distribution Date.

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        SECTION 5.08. RESERVE FUND.

                (a) DEPOSITS TO THE RESERVE FUND. The Indenture Trustee shall deposit to the Reserve Fund the proceeds of the Series 2004-2 Notes set forth in Section 2.11(b) hereof. If the Reserve Fund is used for the purposes described in subsection (b) this Section, the Indenture Trustee shall restore the Reserve Fund to the Reserve Fund Requirement with respect thereto by transfers from the Collection Fund on the next Distribution Date pursuant to Section 5.05(c)(ix) hereof. If the full amount required to restore the Reserve Fund to the Reserve Fund Requirement is not available in the Collection Fund on such next succeeding Distribution Date, the Indenture Trustee shall continue to transfer funds from the Collection Fund as they become available and in accordance with Section 5.05(c)(ix) hereof until the deficiency in the Reserve Fund has been eliminated.

                (b) USE OF MONEYS IN THE RESERVE FUND. On each Distribution Date, to the extent there are insufficient moneys in the Collection Fund to make the transfers required by Sections 5.05(c)(i), (ii), (iii) and
        (v) hereof, then, the amount of such deficiency shall be paid directly from the Reserve Fund to the extent such deficiency has not been paid from the Capitalized Interest Fund or the Note Payment Fund. Money in the Reserve Fund may also be used to pay principal on the Series 2004-2 Notes only (i) on the date of their Stated Maturity, (ii) upon a redemption in full of the Series 2004-2 Notes or (iii) in connection with the defeasance of this Indenture in accordance with Article X hereof. On the date of redemption of all of the Series 2004-2 Notes, the Indenture Trustee shall transfer all amounts in the Reserve Fund to the Note Payment Fund. On any Distribution Date that the amount in the Reserve Fund exceeds the Reserve Fund Requirement with respect thereto, the Indenture Trustee, at the direction of the Issuer, shall transfer the excess to the Collection Fund.

                (c) SUBSTITUTION OF RESERVE FUND SURETY BOND. The Issuer may substitute for some or all of the cash deposit required to be maintained in the Reserve Fund for a Reserve Fund Surety Bond upon receipt of a Rating Confirmation with respect to such substitution. Any such Reserve Fund Surety Bond shall be delivered to the Indenture Trustee who shall draw upon the Reserve Fund Surety Bond in accordance with its terms and in the manner provided in a Supplemental Indenture. Notwithstanding any of the foregoing, amounts available under any Reserve Fund Surety Bond shall not be used to make any payments with respect to any Derivative Product.

                (d) CALCULATION OF RESERVE FUND REQUIREMENT. The Issuer, or the Administrator on behalf of the Issuer, shall provide the Indenture Trustee with the information necessary for the Indenture Trustee to determine the Reserve Fund Requirement on each Distribution Date, and the Indenture Trustee may conclusively rely on such information so provided.

        SECTION 5.09. SUPPLEMENTAL INTEREST FUND.

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                (a) DEPOSITS TO THE SUPPLEMENTAL INTEREST FUND. Amounts
        transferred from the Collection Fund pursuant to Section 5.05(c)(viii) hereof representing the Supplemental Interest Deposit Amount shall be deposited to the Supplemental Interest Fund.

                (b) USE OF MONEYS IN THE SUPPLEMENTAL INTEREST FUND. All amounts on deposit in the Supplemental Interest Fund shall be transferred to the Collection Fund on each Quarterly Distribution Date.

        SECTION 5.10. TRANSFERS TO ISSUER. Transfers from the Collection Fund to the Issuer may be made in accordance with Section 5.05(c)(xviii) hereof; provided, however, that no transfer of assets to the Issuer shall be made if there is not on deposit in the Reserve Fund an amount equal to at least the Reserve Fund Requirement.

        SECTION 5.11. INVESTMENT OF FUNDS HELD BY INDENTURE TRUSTEE. The Indenture Trustee shall invest money held for the credit of any Fund, Account or Subaccount held by the Indenture Trustee hereunder as directed in writing (or orally, confirmed in writing) by an Authorized Representative of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Fund or Account will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Indenture Trustee shall invest amounts held hereunder in those Investment Securities described in clause (d) of the definition of the Investment Securities. All income and earning on such investments shall be transferred monthly to the Collection Fund. The Indenture Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Representative shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Indenture Trustee with respect to any discretionary acts required or permitted of the Indenture Trustee under any Investment Securities and the Indenture Trustee shall not take such discretionary acts without such written direction.

        The Investment Securities purchased shall be held by the Indenture Trustee and shall be deemed at all times to be part of such Fund, Account or Subaccount or combination thereof, and the Indenture Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing from an Authorized Representative of the Issuer, the Indenture Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund, Account or Subaccount. The Indenture Trustee shall advise the Issuer in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund, Account and Subaccount in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold.

        Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. The Indenture Trustee and its affiliates may act as principal or agent in the acquisition or disposition of any Investment Securities.

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        Notwithstanding the foregoing, the Indenture Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Funds held by it, fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner, subject to the terms and conditions of
Article VII hereof.

        The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

        SECTION 5.12. INVESTMENT SECURITIES. Any investment of funds in Investment Securities shall be held by a financial institution in accordance with the following requirements:

                (a) all Investment Securities shall be held in an account with such financial institution in the name of the Indenture Trustee;

                (b) all Investment Securities held in such account shall be delivered to the Indenture Trustee in the following manner:

                        (i) with respect to bankers' acceptances, commercial
                paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transferred to the Indenture Trustee by physical delivery to the Indenture Trustee, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or endorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Investment Securities to the Indenture Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                        (ii) with respect to a "certificated security" (as
                defined in Section 8-102(a)(4) of the UCC), transferred:

                                (A) by physical delivery of such certificated
                        security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank;

                                (B) by physical delivery of such certificated
                        security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Indenture Trustee if the certificated security has been specially endorsed to the Indenture Trustee by an effective endorsement;

                        (iii) with respect to any security issued by the U.S.
                Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book entry security held through the Federal Reserve System pursuant to

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                Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book entry registration of such property to an appropriate book entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book entry security; the making by such securities intermediary of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book entry regulations as belonging to the Indenture Trustee and indicating that such securities intermediary holds such book entry security solely as agent for the Indenture Trustee; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Investment Securities to the Indenture Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                        (iv) with respect to any "uncertificated security" (as
                defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (iii) above, transferred:

                                (A) (1) by registration to the Indenture Trustee
                        as the registered owner thereof, on the books and records of the issuer thereof; or

                                        (2) by registration to another Person
                                (not a securities intermediary) that either becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee or, having become the registered owner, acknowledges that it holds for the Indenture Trustee; or

                                (B) by the issuer thereof having agreed that it
                        will comply with instructions originated by the Indenture Trustee without further consent of the registered owner thereof;

                        (v) with respect to any "security entitlement" (as
                defined in Section 8-102(a)(17) of the UCC):

                                (A) if a securities intermediary

                                        (1) indicates by book entry that a
                                "financial asset" (as defined in Section
                                8-102(a)(9) of the UCC) has been credited to the Indenture Trustee's "securities account" (as defined in Section 8-501(a) of the UCC);

                                        (2) receives a financial asset (as so
                                defined) from the Indenture Trustee or acquires a financial asset for the Indenture Trustee, and, in either case, accepts it for credit to the Indenture Trustee's securities account (as so defined);

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                                        (3) becomes obligated under other law,
                                regulation or rule to credit a financial asset to the Indenture Trustee's securities account; or

                                        (4) has agreed that it will comply with
                                "entitlement orders" (as defined in Section
                                8-102(a)(8) of the UCC) originated by the Indenture Trustee, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC); and

                                (B) such financial asset either is such
                        Investment Security or a security entitlement evidencing a claim thereto; and

                        (vi) in each case of delivery contemplated pursuant to
                clauses (i) through (v) above, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Investment Security is held in trust pursuant to and as provided in this Indenture.

        Any cash held by the Indenture Trustee shall be considered a "financial asset" for purposes of this paragraph. Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this paragraph.

        The Indenture Trustee agrees that it has no security interest or other adverse claim to the Funds, Accounts and Subaccounts or the Investment Securities therein that are part of the Trust Estate other than pursuant to this Indenture and that it will not enter into any agreement that would give any Person or entity other than the Indenture Trustee the right to give entitlement orders with respect to such Investment Securities or the Funds, Accounts and Subaccounts.

        SECTION 5.13. RELEASE; SALE OF FINANCED ELIGIBLE LOANS.

                (a) The Indenture Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of this Indenture to the extent required by the Higher Education Act or other applicable laws.

                (b) Subject to the payment of its fees and expenses (including, without limitation, all indemnification amounts it is entitled to receive pursuant to Section 7.05 hereof) pursuant to Sections 7.05 and
        7.07 hereof, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

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                (c) The Indenture Trustee shall, at such time as there are no
        Series 2004-2 Notes Outstanding and all sums due the Indenture Trustee pursuant to Sections 7.05 and 7.07 hereof and all amounts payable to any Servicer, the Administrator, the Auction Agent, the Broker-Dealers, the Remarketing Agents and the Counterparties have been paid, release any remaining portion of the Trust Estate that secured the Series 2004-2 Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Funds and Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this subsection (c) only upon receipt of an Issuer Order and (if required by the Trust Indenture Act) Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the Trust Indenture Act.

                (d) Subject to the provisions of this Indenture, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order, an Opinion of Counsel and Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the Trust Indenture Act or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the Trust Indenture Act does not require any such Independent Certificates.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

        SECTION 6.01. EVENTS OF DEFAULT DEFINED. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, "Events of Default":

                (a) default in the due and punctual payment of the interest on any of the Class A Notes when due and payable, and such default shall continue for a period of five (5) days;

                (b) default in the due and punctual payment of the principal on any of the Class A Notes when due and payable or failure to make any payment due under any other Senior Obligations hereunder when due (other than the failure to make Principal Reduction Payments);

                (c) if no Senior Obligations are Outstanding hereunder, default in the due and punctual payment of the interest on any of the Class B Notes when due and payable, and such default shall continue for a period of five (5) days;

                (d) if no Senior Obligations are Outstanding hereunder, default in the due and punctual payment of the principal on any of the Class B Notes when due and payable or failure to make any payment due under any other Subordinate Obligations when due;

                (e) default in the performance or observance of any other of the covenants, agreements, or conditions on the part of the Issuer to be kept, observed, and performed contained in this Indenture or in the Series 2004-2 Notes, and continuation of such default for a period of 90 days after written notice thereof by the Indenture Trustee to the Issuer; and

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                (f) the occurrence of an Event of Bankruptcy with respect to the
        Issuer.

Failure to pay any Reset Rate Notes Carry-over Amount, any Auction Rate Notes Carry-over Amount or any accrued interest on such Reset Rate Notes Carry-over Amount or Auction Rate Notes Carry-over Amount shall not constitute an Event of Default.

        Any notice herein provided to be given to the Issuer with respect to any default shall be deemed sufficiently given if sent by certified mail with postage prepaid to the Person to be notified, addressed to such Person at the post office address as shown in Section 9.01 hereof or such other address as may hereafter be given as the Principal Office of the Issuer in writing to the Indenture Trustee by an Authorized Representative of the Issuer. The Indenture Trustee shall give such notice if requested to do so in writing by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding ("Registered Owner Approval").

        SECTION 6.02. REMEDY ON DEFAULT; POSSESSION OF TRUST ESTATE. Subject to
Section 6.09 hereof, upon the happening and continuance of any Event of Default, the Indenture Trustee personally or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants, and employees wholly therefrom, and have, hold, use, operate, manage and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Revenue of the same and of every part thereof, and after deducting therefrom all Program Expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Indenture Trustee shall apply the rest of the money received by the Indenture Trustee as follows: FIRST, to the payment of the interest in default on the Class A Notes and all Issuer Derivative Payments (excluding all Termination Payments other than Priority Termination Payments) which are paid on a parity with interest on the Class A Notes then due, in the order of the maturity of the installments thereof, with interest on overdue installments thereof at the same rates, respectively, as were borne by the Class A Notes on which such interest shall be in default and with respect to such Issuer Derivative Payments then due as provided in the ISDA Master Agreement, as the case may be, such payments to be made ratably to the parties entitled thereto without discrimination or preference, SECOND, to the payment of the principal of all Class A Notes then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference, THIRD, to the payment of the interest in default on the Class B Notes and all Issuer Derivative Payments (excluding all Termination Payments other than Priority Termination Payments) which are paid on a parity with interest on the Class B Notes then due, in the order of the maturity of the installments thereof with interest on overdue installments thereof at the same rates, respectively, as were borne by the Class B Notes on which such interest shall be in default and with respect to such Issuer Derivative Payments then due as provided in the ISDA Master Agreement, as the case may be, such payments to be made ratably to the parties entitled thereto without discrimination or preference, FOURTH, to the payment of the principal of all Class B Notes then due, such payments to be made ratably to the parties entitled thereto without discrimination or

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preference, FIFTH, to pay Reset Rate Notes Carry-over Amounts or Auction Rate
Notes Carry-over Amounts (and any accrued interest thereon) on the Class A Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, SIXTH, to pay Auction Rate Notes Carry-over Amounts (and any accrued interest thereon) on the Class B Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, SEVENTH, to pay unpaid amounts (including Termination Payments) under a Derivative Product on which the Issuer Derivative Payments thereunder are paid on a parity with interest on the Class A Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, EIGHTH, to pay unpaid amounts (including Termination Payments) under a Derivative Product on which the Issuer Derivative Payments thereunder are paid on a parity with interest on the Class B Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference, and, NINTH, to Nelnet, Inc., to reimburse it for any amounts paid by it to the Remarketing Agents for remarketing fees and expenses.

        SECTION 6.03. REMEDIES ON DEFAULT; ADVICE OF COUNSEL. Upon the happening of any Event of Default, the Indenture Trustee may proceed to protect and enforce the rights of the Indenture Trustee and the Registered Owners in such manner as counsel for the Indenture Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

        SECTION 6.04. REMEDIES ON DEFAULT; SALE OF TRUST ESTATE. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Indenture Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Indenture Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Indenture Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Indenture Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Indenture Trustee, proper for the purpose which may be designated in such request. In addition, the Indenture Trustee may proceed to protect and enforce the rights of the Indenture Trustee and the Registered Owners of the Obligations in such manner as counsel for the

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Indenture Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Indenture Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding.

        Notwithstanding the foregoing, the Indenture Trustee is prohibited from selling the Financed Eligible Loans following an Event of Default, other than a default in the payment of any principal or interest on any Series 2004-2 Note, unless:

                (a) The Registered Owners of all of the Highest Priority Obligations at the time Outstanding consent to such a sale;

                (b) The proceeds of such a sale will be sufficient to discharge all the Outstanding Obligations pursuant to Article X hereof at the date of such a sale; or

                (c) The Issuer, or the Administrator on behalf of the Issuer, determines that the collections on the Financed Eligible Loans would not be sufficient on an ongoing basis to make all payments on such Obligations as such payments would have become due if such Obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Registered Owners of at least 66-2/3% of the aggregate principal amount of the Highest Priority Obligations at the time Outstanding.

        Such a sale shall also require the consent of all the Registered Owners of the Subordinate Obligations unless the proceeds of such a sale would be sufficient to discharge the Subordinate Obligations pursuant to Article X hereof at the date of such a sale.

        SECTION 6.05. APPOINTMENT OF RECEIVER. In case an Event of Default occurs, and if all of the Outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Indenture Trustee or of the Registered Owners under this Indenture or otherwise, then as a matter of right, the Indenture Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or Revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

        SECTION 6.06. RESTORATION OF POSITION. In case the Indenture Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Indenture Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Indenture Trustee and the Registered Owners shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies, and powers of the Indenture Trustee and of the Registered Owners shall continue as though no such proceeding had been taken.

        SECTION 6.07. PURCHASE OF PROPERTIES BY INDENTURE TRUSTEE OR REGISTERED OWNERS. In case of any such sale of the Trust Estate, any Registered Owner or Registered Owners or committee of Registered Owners or the Indenture Trustee, may bid for and purchase such property and upon compliance with the terms of sale may hold, retain possession, and dispose of such property as the absolute

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right of the purchaser or purchasers without further accountability and shall be entitled, for the purpose of making any settlement or payment for the property purchased, to use and apply any Obligations hereby secured and any interest thereon due and unpaid, by presenting such Obligations in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale, and thereupon such purchaser or purchasers shall be credited on account of such purchase price payable to him or them with the sum apportionable and applicable out of such net proceeds to the payment of or as a credit on the Obligations so presented.

        SECTION 6.08. APPLICATION OF SALE PROCEEDS. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Indenture Trustee and not otherwise appropriated, shall be applied by the Indenture Trustee as set forth in Section 6.02 hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

        SECTION 6.09. ACCELERATED MATURITY. If an Event of Default shall have occurred and be continuing, the Indenture Trustee may declare, or upon the written direction by the Registered Owners of at least 66% of the principal amount of the Highest Priority Obligations then Outstanding, shall declare, the principal of all Obligations then Outstanding, and the interest thereon, if not previously due, immediately due and payable, anything in the Obligations or this Indenture to the contrary notwithstanding; provided, however, that for a declaration of acceleration upon a default pursuant to Section 6.01(e) hereof shall require the consent of a majority of the Registered Owners of the principal amount of the Highest Priority Obligations then Outstanding.

        SECTION 6.10. REMEDIES NOT EXCLUSIVE. The remedies herein conferred upon or reserved to the Indenture Trustee or the Registered Owners of Obligations are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Indenture Trustee or to the Registered Owners of Obligations, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Indenture Trustee or of any Registered Owner of Obligations to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

        SECTION 6.11. DIRECTION OF INDENTURE TRUSTEE. Upon the happening of any Event of Default, the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the Indenture Trustee to direct and control the Indenture Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners shall not be entitled to cause the Indenture Trustee to take any proceedings which in the Indenture Trustee's opinion would be unjustly prejudicial to non-assenting Registered Owners of Obligations, but the Indenture Trustee shall be entitled to assume that the action requested by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding

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will not be prejudicial to any non-assenting Registered Owners unless the
Registered Owners of at least a majority of the principal amount of the non-assenting Registered Owners of such Obligations, in writing, show the Indenture Trustee how they will be prejudiced. Anything in this Indenture to the contrary notwithstanding, the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of all other Obligations then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Indenture Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section shall be expressly subject to the provisions of Sections 7.01(c) and 7.05 hereof.

        SECTION 6.12. RIGHT TO ENFORCE IN INDENTURE TRUSTEE. No Registered Owner of any Obligation shall have any right as such Registered Owner to institute any suit, action, or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Indenture Trustee, unless and until the Indenture Trustee fails to institute an action or suit after (a) the Registered Owners of at least 25% of the Series 2004-2 Notes shall have previously given to the Indenture Trustee written notice of a default hereunder, and of the continuance thereof; (b) the Registered Owners of at least 25% of the Series 2004-2 Notes shall have made written request upon the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name; and (c) the Indenture Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Indenture Trustee to take any such action hereunder, and the Indenture Trustee for 30 days after receipt of such notification, request, and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb, or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding.

        The Indenture Trustee, solely in its capacity as trustee hereunder, and the Registered Owners covenant that they will not at any time institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        SECTION 6.13. PHYSICAL POSSESSION OF OBLIGATIONS NOT REQUIRED. In any suit or action by the Indenture Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or any supplement hereto, the Indenture Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

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        SECTION 6.14. WAIVERS OF EVENTS OF DEFAULT. The Indenture Trustee may in
its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Obligations at the date of maturity or redemption thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and premium, if any, and all fees, expenses of the Indenture Trustee, in connection with such default shall have been paid or provided for or (b) any default in the payment of amounts set forth in Section 7.05 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Indenture Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Indenture Trustee, then and in every such case the Issuer, the Indenture Trustee and the Registered Owners of Obligations shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon.

SECTION 6.15. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any default hereunder with respect to the Series 2004-2 Notes, the Indenture Trustee shall transmit notice of such default hereunder to which an authorized officer of the Indenture Trustee has actual knowledge or is in receipt of a written notice thereof in accordance with the terms of this Indenture, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Series 2004-2 Note, or in the payment of any sinking fund installment with respect to the Series 2004-2 Notes, the Indenture Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Registered Owners of the Series 2004-2 Notes. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Series 2004-2 Notes.

                                  ARTICLE VII

                              THE INDENTURE TRUSTEE

        SECTION 7.01. ACCEPTANCE OF TRUST. The Indenture Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

                (a) Except during the continuance of an Event of Default,

                        (i) the Indenture Trustee undertakes to perform such
                duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                        (ii) in the absence of bad faith on its part, the
                Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed

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                therein, upon certificates or opinions furnished to the
                Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture and whether or not they contain the statements required under this Indenture.

                (b) In case an Event of Default has occurred and is continuing, the Indenture Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent corporate indenture trustee would exercise or use under the circumstances.

                (c) Before taking any action hereunder requested by Registered Owners, the Indenture Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability.

        SECTION 7.02. RECITALS OF OTHERS. The recitals, statements, and representations set forth herein and in the Series 2004-2 Notes shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Series 2004-2 Notes issued hereunder, and the Indenture Trustee shall incur no responsibility in respect of such matters.

        SECTION 7.03. AS TO FILING OF INDENTURE. The Indenture Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) or to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) or to do any act which may be suitable to be done for the better maintenance of the lien or security hereof, or (e) for giving notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to Revenue and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Indenture Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Indenture Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners in respect of such property or pledged Revenue and Funds.

        SECTION 7.04. INDENTURE TRUSTEE MAY ACT THROUGH AGENTS. The Indenture Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents, or employees, and it shall not be answerable or accountable for any default, neglect, or misconduct of any such attorneys, agents, or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the Indenture Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

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        SECTION 7.05. INDEMNIFICATION OF INDENTURE TRUSTEE. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Section 6.02 hereof, for each of which no additional security or indemnity may be required, the Indenture Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 7.01(c) hereof. The Indenture Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer or the Board of Directors hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Sections 6.01(a) through (d) hereof) unless and until it shall have been specifically notified in writing at the address in
Section 9.01 hereof of such default or Event of Default by (a) the Registered Owners of the required percentages in principal amount of the Obligations then Outstanding hereinabove specified or (b) an Authorized Representative of the Issuer. However, the Indenture Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Indenture Trustee, without assurance of reimbursement or indemnity, and in such case the Indenture Trustee shall be reimbursed or indemnified by the Registered Owners requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys' fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee. In furtherance and not in limitation of this Section, the Indenture Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any Orders, instructions or other directions upon which the Indenture Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the Registered Owners, as appropriate, shall fail to make such reimbursement or indemnification, the Indenture Trustee may reimburse itself from any money in its possession under the provisions of this Indenture, subject only to the prior lien of the Obligations for the payment of the principal thereof, premium, if any, and interest thereon from the Collection Fund. None of the provisions contained in this Indenture or any other agreement to which it is a party shall require the Indenture Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Registered Owners shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The Issuer agrees to indemnify the Indenture Trustee for, and to hold it harmless against, any loss, liability or expenses incurred by the Indenture Trustee on, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder arising from the Trust Estate, unless such losses, liabilities and expenses are adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee. The Issuer agrees to indemnify and hold harmless the Indenture Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any

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untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the Series 2004-2 Notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

        Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

        SECTION 7.06. INDENTURE TRUSTEE'S RIGHT TO RELIANCE. The Indenture Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer or a Servicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Indenture Trustee may consult with experts and with counsel (who may but need not be counsel for the Issuer, the Indenture Trustee, or for a Registered Owner or who may be Note Counsel), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

        Whenever in the administration hereof the Indenture Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Representative of the Issuer or an authorized officer of the Servicer.

        The Indenture Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Indenture Trustee shall be liable for its negligence or willful misconduct in taking such action, subject to the terms and conditions of this Article.

        The Indenture Trustee is authorized, under this Indenture, subject to
Section 5.02 hereof, to sell, assign, transfer or convey Financed Eligible Loans in accordance with an Issuer Order. If such Financed Eligible Loan was originated under the Higher Education Act, such Issuer Order shall certify that the Person to whom such Financed Eligible Loan is sold, assigned, transferred, or conveyed is an Eligible Lender unless not required by the Higher Education Act. The Indenture Trustee is further authorized to enter into agreements with other Persons, in its capacity as Indenture Trustee, in order to carry out or implement the terms and provisions of this Indenture.

        The Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Indenture or any other transaction document or at the direction of the Registered Owners evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Series 2004-2 Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture or any other transaction document.

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        SECTION 7.07. COMPENSATION OF INDENTURE TRUSTEE. Except as otherwise expressly provided herein, all advances, counsel fees (including without limitation allocated fees of in-house counsel) and other expenses reasonably made or incurred by the Indenture Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Indenture Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Indenture Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. If not paid by the Issuer, the Indenture Trustee shall have a lien against all money held pursuant to this Indenture, subject only to the prior lien of the Obligations against the money and investments in the Collection Fund for the payment of the principal thereof, premium, if any, and interest thereon, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Indenture Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Indenture Trustee).

        SECTION 7.08. INDENTURE TRUSTEE MAY OWN SERIES 2004-2 NOTES. The Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. An Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein. The Indenture Trustee hereunder, or any successor Indenture Trustee, in its individual or other capacity, may become the owner or pledgee of Series 2004-2 Notes and may otherwise deal with the Issuer, with the same rights it would have if it were not the Indenture Trustee. The Indenture Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners or to effect or aid in any reorganization growing out of the enforcement of the Series 2004-2 Notes or of this Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Obligations.

        SECTION 7.09. RESIGNATION OF INDENTURE TRUSTEE. The Indenture Trustee and any successor to the Indenture Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Indenture Trustee shall have been appointed pursuant to Section 7.11 hereof (and is qualified to be the Indenture Trustee under the requirements of Section 7.11 hereof). If no successor Indenture Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is the longer, the Indenture Trustee may (a) appoint a temporary successor Indenture Trustee having the qualifications provided in Section 7.11 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.11 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint an Indenture Trustee having the qualifications provided in Section 7.11 hereof. In no event may the resignation of the Indenture Trustee be effective until a qualified successor Indenture Trustee shall have been selected and appointed. In the event a temporary successor Indenture Trustee is appointed pursuant to clause (a) above, the Board of Directors may remove such temporary successor Indenture Trustee and appoint a successor thereto pursuant to Section 7.11 hereof.

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        SECTION 7.10. REMOVAL OF INDENTURE TRUSTEE. The Indenture Trustee or any
successor Indenture Trustee may be removed (a) at any time by the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, (b) by the Issuer for cause or (c) by the Issuer without cause so long as no Event of Default as described in Sections 6.01(a), (b), (c), (d) or (f) exists or has existed within the last 30 days, in each case upon payment to the Indenture Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the President of the Issuer and the other with the Indenture Trustee so removed.

        In the event an Indenture Trustee (or successor Indenture Trustee) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Indenture Trustee removed have appointed a successor Indenture Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Indenture Trustee has accepted appointment as such.

        SECTION 7.11. SUCCESSOR INDENTURE TRUSTEE. In case at any time the Indenture Trustee or any successor Indenture Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Indenture Trustee or of any successor Indenture Trustee or of its officers shall be taken over by any public officer or officers, a successor Indenture Trustee may be appointed by the Board of Directors by an instrument in writing duly authorized by resolution. In the case of any such appointment by the Board of Directors of a successor to the Indenture Trustee, the Board of Directors shall forthwith cause notice thereof to be mailed to the Registered Owners of the Series 2004-2 Notes at the address of each Registered Owner appearing on the note registration books maintained by the Indenture Trustee.

        Every successor Indenture Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Board of Directors shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the Financed Eligible Loans originated under the Higher Education Act.

        SECTION 7.12. MANNER OF VESTING TITLE IN INDENTURE TRUSTEE. Any successor Indenture Trustee appointed hereunder shall execute, acknowledge, and deliver to its predecessor Indenture Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Indenture Trustee, without any further act, deed, or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties, and obligations of its predecessors in trust hereunder (except that the

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predecessor Indenture Trustee shall continue to have the benefits to indemnification hereunder together with the successor Indenture Trustee), with like effect as if originally named as Indenture Trustee herein; but the Indenture Trustee ceasing to act shall nevertheless, on the written request of an Authorized Representative of the Issuer, or an authorized officer of the successor Indenture Trustee, execute, acknowledge, and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Indenture Trustee all the right, title, and interest of the Indenture Trustee which it succeeds, in and to pledged Revenue and Funds and such rights, powers, trusts, duties, and obligations, and the Indenture Trustee ceasing to act also, upon like request, pay over, assign, and deliver to the successor Indenture Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Indenture Trustee for more fully and certainly vesting in and confirming to such new Indenture Trustee such estate, properties, rights, powers, and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

        In case any of the Series 2004-2 Notes to be issued hereunder shall have been authenticated but not delivered, any successor Indenture Trustee may adopt the certificate of authentication of the Indenture Trustee or of any successor to the Indenture Trustee; and in case any of the Series 2004-2 Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Series 2004-2 Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Series 2004-2 Notes or in this Indenture.

        SECTION 7.13. ADDITIONAL COVENANTS BY THE INDENTURE TRUSTEE TO CONFORM TO THE HIGHER EDUCATION ACT. The Indenture Trustee covenants that it will at all times be an Eligible Lender under the Higher Education Act so long as such designation is necessary, as determined by the Issuer, to maintain the guarantees and federal benefits under the Higher Education Act with respect to the Financed Eligible Loans, that it will acquire Eligible Loans originated under the Higher Education Act in its capacity as an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans originated under the Higher Education Act or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Financed Eligible Loans; provided, however, that nothing above shall prevent the Indenture Trustee from delivering the Eligible Loans to a Servicer or a Guaranty Agency.

        SECTION 7.14. RIGHT OF INSPECTION. A Registered Owner shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Indenture Trustee to examine at the designated corporate trust office of the Indenture Trustee a copy of any report or instrument theretofore filed with the Indenture Trustee relating to the condition of the Trust Estate.

        SECTION 7.15. LIMITATION WITH RESPECT TO EXAMINATION OF REPORTS. Except as provided in this Indenture, the Indenture Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

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        SECTION 7.16. SERVICING AGREEMENT. The Indenture Trustee acknowledges the receipt of a copy of the Servicing Agreement, dated as of April 1, 2004, between the Issuer and Nelnet, Inc.

        SECTION 7.17. ADDITIONAL COVENANTS OF INDENTURE TRUSTEE. The Indenture Trustee, by the execution hereof, covenants, represents and agrees that:

                (a) it will not exercise any of the rights, duties, or privileges under this Indenture in such manner as would cause the Eligible Loans held or acquired under the terms hereof to be transferred, assigned, or pledged as security to any person or entity other than as permitted by this Indenture; and

                (b) it will comply with the Higher Education Act and the Regulations and will, upon written notice from an Authorized Representative of the Issuer, the Secretary, or a Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 8.01 hereof) if the Higher Education Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture.

        SECTION 7.18. DUTY OF INDENTURE TRUSTEE WITH RESPECT TO RATING AGENCIES. It shall be the duty of the Indenture Trustee to notify each Rating Agency then rating any of the Series 2004-2 Notes (but the Indenture Trustee shall incur no liability for any failure to do so) of (a) any change, expiration, extension, or renewal of this Indenture, (b) redemption or defeasance of any or all the Series 2004-2 Notes, (c) any change in the Indenture Trustee or (d) any other information reasonably requested to be reported to each Rating Agency; provided, however, the provisions of this Section do not apply when such documents have been previously supplied to such Rating Agency and the Indenture Trustee has received written evidence to such effect, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section shall be sent in writing at the following addresses:

                      Standard & Poor's Rating Services
                      55 Water Street
                      New York, New York  10041
                      Attention:  Asset-Backed Surveillance Group

                      Fitch, Inc.
                      One State Street Plaza
                      New York, New York  10004
                      Attention:  Structured Finance

                      Moody's Investors Service
                      99 Church Street
                      New York, New York  10007
                      Attention:  ABS Monitoring Group

        The Indenture Trustee also acknowledges that each Rating Agency's periodic review for maintenance of a Rating on any Class of the Series 2004-2 Notes may involve discussions and/or meetings with representatives of the Indenture Trustee at mutually agreeable times and places.

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        SECTION 7.19. MERGER OF THE INDENTURE TRUSTEE. Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper of any further act on the part of any other parties hereto.

        SECTION 7.20. RECEIPT OF FUNDS FROM SERVICERS. The Indenture Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the depository bank of any funds of the Issuer, or a Servicer while such Servicer is acting as bailee or agent of the Indenture Trustee with respect to the Eligible Loans except, to the extent provided in any Servicing Agreement or Custodian Agreement, for actions taken in compliance with any instruction or direction given to the Indenture Trustee, or for the application of funds or moneys by such Servicer until such time as funds are received by the Indenture Trustee.

        SECTION 7.21. SPECIAL CIRCUMSTANCES LEADING TO RESIGNATION OF INDENTURE TRUSTEE. Because the Indenture Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise which will cause the Indenture Trustee to resign from its position as trustee for one or more of the Obligations. In the event that the Indenture Trustee makes a determination that it should so resign, due to the occurrence of an Event of Default or potential default hereunder, or otherwise, the Issuer may permit such resignation as to one or more of the Obligations or request the Indenture Trustee's resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Indenture Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

        SECTION 7.22. SURVIVAL OF INDENTURE TRUSTEE'S RIGHTS TO RECEIVE COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION. The Indenture Trustee's rights to indemnity and to receive compensation and reimbursement of money due and owing to the Indenture Trustee hereunder shall survive the Indenture Trustee's resignation or removal, and the termination and discharge of the trust created by this Indenture.

        SECTION 7.23. CORPORATE INDENTURE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING INTERESTS. There shall at all times be an Indenture Trustee hereunder which shall be eligible to act as Indenture Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the

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Issuer shall serve as Indenture Trustee. The Indenture Trustee shall comply with
Section 310(b) of the Trust Indenture Act, including the optional provisions permitted by the second sentence of Section 310(b)(9) of the Trust Indenture
Act; provided, however, that there shall be excluded from the operation of
Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities of the Issuer are outstanding if the requirements of such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

        SECTION 7.24. INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Series 2004-2 Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Series 2004-2 Notes of any Class shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Series 2004-2 Notes, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Series 2004-2 Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

                (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Registered Owner of Series 2004-2 Notes to make such payments to the Indenture Trustee, and if the Indenture Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee or any predecessor Indenture Trustee.

        Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Registered Owner of a Series 2004-2 Note any plan of reorganization, arrangement, adjustment or composition affecting the Series 2004-2 Notes or the rights of any Registered Owner thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Registered Owner of a Series 2004-2 Note in any such proceeding.

        In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Registered Owners of the Series 2004-2 Notes, and it shall not be necessary to make any Registered Owners of the Series 2004-2 Notes parties to any such proceedings.

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        SECTION 7.25. PAYMENT OF TAXES AND OTHER GOVERNMENTAL CHARGES. The
Indenture Trustee shall request, and Register Owners shall provide, all appropriate tax certifications and forms necessary to enable the Issuer or its agents, to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of the Series 2004-2 Notes under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any law or regulation, and to pay, deduct or withhold any such taxes or charges and remit them to the relevant taxing authorities as required under law.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

        SECTION 8.01. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. The Issuer and the Indenture Trustee may, without the consent of or notice to any of the Registered Owners of any Obligations enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

                (a) to cure any ambiguity or defect or omission in this Indenture;

                (b) to grant to or confer upon the Indenture Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Indenture Trustee;

                (c) to subject to this Indenture additional revenues, properties or collateral;

                (d) to modify, amend or supplement this Indenture or any Supplemental Indenture hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Series 2004-2 Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any Supplemental Indenture hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

                (e) to evidence the appointment of a separate or co-Indenture Trustee or a co-registrar or transfer agent or the succession of a new Indenture Trustee hereunder, or any additional or substitute Guaranty Agency or Servicer;

                (f) to add such provisions to or to amend such provisions of this Indenture as may be necessary or desirable to assure implementation of the Program in conformance with the Higher Education Act if along with such Supplemental Indenture there is filed a Note Counsel's opinion to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Obligations;

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                (g) to make any change as shall be necessary in order to obtain and maintain for any of the Series 2004-2 Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Indenture Trustee are not to the prejudice of the Registered Owner of any of the Obligations;

                (h) to make any changes necessary to comply with the Higher Education Act, the Regulations or the Code and the regulations promulgated thereunder;

                (i) to make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to a Derivative Product, and to modify Section 3.03 and Article V hereof with respect to any particular Derivative Product;

                (j) to create any additional Funds or Accounts or Subaccounts under this Indenture deemed by the Indenture Trustee to be necessary or desirable;

                (k) to amend the Indenture to allow for any Series 2004-2 Notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including amendments with respect to repayment to such a provider on a parity with any Series 2004-2 Notes or Derivative Product and providing rights to such provider under this Indenture, including with respect to defaults and remedies;

                (l) to amend the Indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and/or Investment Securities in all or any portion of the Reserve Fund, so long as such action shall not adversely affect the Ratings on any of the Series 2004-2 Notes;

                (m) to make any other change with a Rating Confirmation; or

                (n) to make any other change which, in the judgment of the Indenture Trustee is not to the material prejudice of the Registered Owners of any Obligations;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee, which approval shall be evidenced by execution of a Supplemental Indenture. The Issuer shall provide each Rating Agency with prior written notice of any Supplemental Indenture.

        SECTION 8.02. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Registered Owners of not less than a majority of the principal amount of each Class of affected Series 2004-2 Notes and each affected Derivative Product then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Indenture Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer and/or Indenture Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section shall permit, or be construed as permitting (a) without the consent of the Registered Owners of each affected Series 2004-2 Note and any additional consent required

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pursuant to any Derivative Product then Outstanding, (i) an extension of the maturity date of the principal of or the interest on any Obligation, (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to a Supplemental Indenture, (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding hereunder except as otherwise provided herein or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee. The Issuer shall provide each Rating Agency with prior written notice of any Supplemental Indenture.

        If at any time the Issuer shall request that the Indenture Trustee enter into any such Supplemental Indenture for any of the purposes of this Section, the Indenture Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of an Obligation at the address shown on the registration books or listed in any Derivative Product. Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the designated corporate trust office of the Indenture Trustee for inspection by all Registered Owners. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners of not less than a majority of the principal amount of each Class of affected Series 2004-2 Notes and each affected Derivative Product then Outstanding at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no Registered Owner of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Indenture Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

        SECTION 8.03. ADDITIONAL LIMITATION ON MODIFICATION OF INDENTURE. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of the Indenture which permits the transfer of all or part of the Financed Eligible Loans originated under the Higher Education Act or granting of a security interest therein to any Person other than an Eligible Lender or a Servicer, unless the Higher Education Act or Regulations are hereafter modified so as to permit the same.

        SECTION 8.04. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any default hereunder with respect to the Series 2004-2 Notes, the Indenture Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder to which an authorized officer of the Indenture Trustee has actual knowledge or is in receipt of a written notice thereof in accordance with the terms of this Indenture, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Series 2004-2 Note, or

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in the payment of any sinking fund installment with respect to the Series 2004-2
Notes, the Indenture Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Registered Owners of the Series 2004-2 Notes. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Series 2004-2 Notes.

        SECTION 8.05. CONFORMITY WITH THE TRUST INDENTURE ACT. Every Supplemental Indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        SECTION 9.01. NOTICES. Any notice, request or other instrument required by this Indenture to be signed or executed by the Registered Owners of Obligations may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Registered Owners of Obligations in person or by agent appointed in writing. As a condition for acting thereunder the Indenture Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of said Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Indenture Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

        The amount of Series 2004-2 Notes held by any person executing such instrument as a Registered Owner of Series 2004-2 Notes and the fact, amount, and numbers of the Series 2004-2 Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker, or other depository in a form approved by the Indenture Trustee, showing that at the date therein mentioned such person had on deposit with such depository the Series 2004-2 Notes described in such certificate; provided, however, that at all times the Indenture Trustee may require the actual deposit of such Series 2004-2 Note or Series 2004-2 Notes with the Indenture Trustee.

        All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or facsimile or similar writing) at the following addresses, and each address shall constitute each party's respective "Principal Office" for purposes of the Indenture:

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        If intended for the Issuer:

               Nelnet Education Loan Funding, Inc.
               Suite 201
               121 South 13 Street
               Lincoln, Nebraska  68508
               Attention: Terry Heimes
               Telephone:  (402) 458-2303
               Telecopier:  (402) 458-2399

               If intended for the Indenture Trustee:

               Wells Fargo Bank, National Association
               6th and Marquette, N9303-110
               Minneapolis, Minnesota  55479
               Attn: Corporate Trust Department
               Telephone:  (612) 667-4802
               Facsimile:  (612) 667-2149

Any party may change the address to which subsequent notices to such party are to be sent, or of its Principal Office, by notice to the others, delivered by hand or received electronically, by telex or facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid.

        SECTION 9.02. COVENANTS BIND ISSUER. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions, and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Owners from time to time of the Obligations.

        No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Eligible Loans or extension of time for payment.

        SECTION 9.03. LIEN CREATED. This Indenture shall operate effectually as
(a) a grant of lien on and security interest in, and (b) an assignment of, the Trust Estate.

        SECTION 9.04. SEVERABILITY OF LIEN. If the lien of this Indenture shall be or shall ever become ineffectual, invalid, or unenforceable against any part of the Trust Estate, which is not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

        SECTION 9.05. CONSENT OF REGISTERED OWNERS BINDS SUCCESSORS. Any request or consent of the Registered Owner of any Obligations given for any of the purposes of this Indenture shall bind all future Registered Owners of the same

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Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Indenture Trustee in pursuance of such request or consent.

        SECTION 9.06. NONLIABILITY OF DIRECTORS; NO GENERAL OBLIGATION. It is hereby expressly made a condition of this Indenture that any agreements, covenants, or representations herein contained or contained in the Series 2004-2 Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the incorporators, officers, employees, agents, or directors of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant, or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

        SECTION 9.07. NONPRESENTMENT OF SERIES 2004-2 NOTES OR INTEREST CHECKS. Should any of the Series 2004-2 Notes or interest checks not be presented for payment when due, the Indenture Trustee shall retain from any money transferred to it for the purpose of paying the Series 2004-2 Notes or interest checks so due, for the benefit of the Registered Owners thereof, a sum of money sufficient to pay such Series 2004-2 Notes or interest checks when the same are presented by the Registered Owners thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Registered Owners of such Series 2004-2 Notes or interest checks and all rights of such Registered Owners against the Issuer under the Series 2004-2 Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Registered Owners shall thereafter be against such deposit. If any Series 2004-2 Note or interest check shall not be presented for payment within the period of two years following its payment or redemption date, the Indenture Trustee shall return to the Issuer the money theretofore held by it for payment of such Series 2004-2 Note or interest check, and such Series 2004-2 Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Indenture Trustee's responsibility for any such money shall cease upon remittance thereof to the Issuer.

        SECTION 9.08. SECURITY AGREEMENT. This Indenture constitutes a Financing Statement and a Security Agreement under the Nebraska Uniform Commercial Code.

        SECTION 9.09. LAWS GOVERNING. It is the intent of the parties hereto that this Indenture shall be construed in accordance with the laws of the State of Nebraska without reference to its conflict of law provisions. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        SECTION 9.10. SEVERABILITY. If any covenant, agreement, waiver, or part thereof in this Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

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        SECTION 9.11. EXHIBITS. The terms of the Exhibits, if any, attached to this Indenture are incorporated herein in all particulars.

        SECTION 9.12. NON-BUSINESS DAYS. Except as may otherwise be provided herein, if the date for making payment of any amount hereunder or on any Series 2004-2 Note, or if the date for taking any action hereunder, is not a Business Day, then such payment can be made without accruing further interest or action can be taken on the next succeeding Business Day, with the same force and effect as if such payment were made when due or action taken on such required date.

        SECTION 9.13. PARTIES INTERESTED HEREIN. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Indenture Trustee, the paying agent, if any, and the Registered Owners of the Obligations, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Indenture Trustee, the paying agent, if any, and the Registered Owners of the Obligations.

        SECTION 9.14. OBLIGATIONS ARE LIMITED OBLIGATIONS. The Series 2004-2 Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Series 2004-2 Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

        SECTION 9.15. COUNTERPARTY RIGHTS. Notwithstanding any provision of this Indenture, no Counterparty which shall be in default under any Derivative Product with the Issuer shall have any of the rights granted to a Counterparty or as the Registered Owner of an Obligation hereunder.

        SECTION 9.16. DISCLOSURE OF NAMES AND ADDRESSES OF REGISTERED OWNERS.

                (a) Registered Owners may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Registered Owners with respect to their rights under this Indenture or under the Series 2004-2 Notes. Upon receipt by the Indenture Trustee of any request by three or more Registered Owners or by one or more holders of Series 2004-2 Notes evidencing not less than 25% of the Outstanding Amount of the Series 2004-2 Notes to receive a copy of the current list of Registered Owners (whether or not made pursuant to Section 312(b) of the Trust Indenture
        Act), the Indenture Trustee shall promptly notify the Issuer thereof by providing to the Issuer a copy of such request and a copy of the list of Registered Owners produced in response thereto.

                (b) Registered Owners of Series 2004-2 Notes, by receiving and holding the same, agree with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee nor any Securities Depository shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Registered Owners of Series 2004-2 Notes in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

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        SECTION 9.17. AGGREGATE PRINCIPAL AMOUNT OF OBLIGATIONS. Whenever in
this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Series 2004-2 Notes and the Derivative Value of any Derivative Product.

        SECTION 9.18. FINANCED ELIGIBLE LOANS. The Issuer expects to originate or acquire Eligible Loans and to transfer Eligible Loans to the Indenture Trustee, in accordance with this Indenture, which Eligible Loans, upon becoming subject to the lien of this Indenture, constitute Financed Eligible Loans, as defined herein. If for any reason a Financed Eligible Loan does not constitute an Eligible Loan, or ceases to constitute an Eligible Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Eligible Loan.

        SECTION 9.19. NO PETITION; SUBORDINATION. Each of the Indenture Trustee (solely in its capacity as trustee hereunder) and the Registered Owners hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all outstanding Obligations, it will not institute against or join any other person or entity in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Each of the Indenture Trustee and the Registered Owners hereby covenants and agrees that to the extent the Issuer enters into other financing transactions pursuant to which it pledges or otherwise conveys any of its assets (or interests therein) (other than the Trust Estate) to another person or Persons in connection therewith ("Other Assets"), then any interest, claim or benefit in such Other Assets is and shall be expressly subordinated to the indefeasible payments in full of all obligations and liabilities of the Issuer which, under the terms of the relevant documents relating to the financing of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets, including the payment of post-petition interest on such other obligations and liabilities. This Indenture shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

        SECTION 9.20. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Indenture limits, qualifies of conflicts with another provision of this Indenture that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

        The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included in this Indenture unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained in this Indenture.

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                                   ARTICLE X

                        PAYMENT AND CANCELLATION OF NOTES
                          AND SATISFACTION OF INDENTURE

        SECTION 10.01. TRUST IRREVOCABLE. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Series 2004-2 Notes and interest thereon) and all Issuer Derivative Payments are fully paid or provision made for its payment as provided in this Article.

        SECTION 10.02. SATISFACTION OF INDENTURE.

                (a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners of the Series 2004-2 Notes, the principal of and interest on the Series 2004-2 Notes, at the times and in the manner stipulated in this Indenture and (ii) to each Counterparty, all Issuer Derivative Payments then due, then the pledge of the Trust Estate which is not pledged hereunder, and all covenants, agreements, and other obligations of the Issuer to the Registered Owners of Series 2004-2 Notes shall thereupon cease, terminate, and become void and be discharged and satisfied. In such event, the Indenture Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Indenture Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture.

                (b) Series 2004-2 Notes and any other Obligations issued under this Indenture will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the Indenture Trustee. Any Outstanding Series 2004-2 Note will be considered to have been paid if the Series 2004-2 Note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in this Indenture and on said date there shall have been deposited with the Indenture Trustee either money or Investment Securities described in clause (a) of such definition, the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the Series 2004-2 Note.

                (c) Any Issuer Derivative Payments are deemed to have been paid and the applicable Derivative Product terminated when payment of all Issuer Derivative Payments due and payable to each Counterparty under its respective Derivative Product have been made or duly provided for to the satisfaction of each Counterparty and the respective Derivative Product has been terminated.

                (d) In no event shall the Indenture Trustee deliver over to the Issuer any Financed Eligible Loans originated under the Higher Education Act unless the Issuer is an Eligible Lender, if the Higher Education Act or Regulations then in effect require the owner or holder of such Financed Eligible Loans to be an Eligible Lender.

        SECTION 10.03. CANCELLATION OF PAID SERIES 2004-2 NOTES. Any Series 2004-2 Notes which have been paid by the Issuer, mutilated Series 2004-2 Notes replaced by new Series 2004-2 Notes, and any temporary Series 2004-2 Note for

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which definitive Series 2004-2 Notes have been delivered shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be cancelled by the Indenture Trustee and, except for temporary Series 2004-2 Notes, returned to the Issuer.

                                   ARTICLE XI

                                   TERMINATION

        SECTION 11.01. TERMINATION OF THE TRUST.

                (a) The trust created by this Indenture (the "Trust") shall terminate upon the earlier of (i) the later of (A) payment to the Registered Owners and to the Indenture Trustee of all amounts required to be paid to them pursuant to this Indenture and any Supplemental Indenture and the disposition of all property held as part of the Trust Estate or (B) the day following the date on which all reimbursement obligations to the Counterparties, if any, and any other Person as may be provided for in any Supplemental Indenture have been paid in full,
        (ii) the expiration of [YY] years from the death of the last survivor of the descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James) living on the date of this Indenture or (iii) subject to subsection (d) of this Section, upon the occurrence of a Liquidation Event (as hereinafter defined). The Issuer shall promptly notify the Indenture Trustee of any prospective termination pursuant to this Section.

                (b) Notice of any prospective termination, specifying the Distribution Date for payment of the final distribution and requesting the surrender of the Series 2004-2 Notes for cancellation, shall be given promptly by the Indenture Trustee by letter to Registered Owners mailed not less than 10 nor more than 15 days preceding the specified Distribution Date stating (i) the Distribution Date upon which final payment of the Series 2004-2 Notes shall be made, (ii) the amount of any such final payment, and (iii) the location for presentation and surrender of the Series 2004-2 Notes. Payment of the final distribution which shall be made only upon presentation and surrender of the Series 2004-2 Notes at the corporate trust office of the Indenture Trustee specified in the notice.

                (c) A "Liquidation Event" shall be deemed to have occurred, subject to subsection (d) of this Section, upon Dissolution of the Issuer.

                (d) The Issuer shall not voluntarily take any action that would cause it to be deemed dissolved within the meaning of this Article.

               In the event of the Dissolution of the Issuer or any action that would cause the Issuer to cease being deemed a general partner of the Trust if the Trust were deemed a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, and the Issuer's interest were deemed to represent the sole general partnership interest in such a partnership, the Trust shall terminate 90 days after the date of such event and its assets liquidated in accordance with subsection
        (e) of this Section unless both of the following occur:

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                        (i) the Registered Owners representing Registered Owner
                Approval, as defined in Section 6.01 hereof, inform the Indenture Trustee in writing before the end of such 90 day period that they disapprove of the liquidation of the assets of the Trust; and

                        (ii) the Issuer, the Indenture Trustee and the
                Counterparties, if any, shall receive an opinion of counsel to the effect that the continuation of the Trust shall not cause the Trust to be treated as an association taxable as a corporation for federal income tax purposes.

                (e) Upon receipt by the Indenture Trustee from the Issuer of notice of the occurrence of a Liquidation Event (as defined in subsection (c) of this Section), the Indenture Trustee shall, subject to the direction of the Registered Owners constituting Registered Owner Approval (provided that, if Registered Owners constituting Registered Owner Approval shall not have provided such direction to the Indenture Trustee within 30 days of the Indenture Trustee having sent a written request for such direction to the Registered Owners, the Indenture Trustee shall proceed without such direction) sell the remaining assets of the Trust Estate, if any, at public or private sale, in a commercially reasonable manner and on commercially reasonable terms. The Issuer agrees to cooperate with the Indenture Trustee to affect any such sale, including by executing such instruments of conveyance or assignment as shall be necessary or required by the purchaser. Proceeds of sale, net of expenses, shall be treated as collections on the assets of the Trust and shall be deposited into the Collection Fund. On the next Distribution Date the Indenture Trustee shall cause to be paid to Registered Owners and the Issuer amounts distributable on such Distribution Date pursuant to Article V hereof. Following the termination of the Trust, all right, title and interest in and to the Financed Eligible Loans and other property and funds in the Trust Estate (other than funds on deposit in certain accounts for the payment of expenses) shall be conveyed and transferred to the Issuer.

        SECTION 11.02. NOTICE. The Indenture Trustee shall give notice of termination of the Trust to the Issuer and each Rating Agency.

                                  ARTICLE XII

                             REPORTING REQUIREMENTS

        SECTION 12.01. ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will cause each Servicer to deliver to the Administrator, each Rating Agency, the Indenture Trustee and the Issuer, on or before March 15 of each year, beginning with March 15, 2004, a certificate dated as of December 31 of the preceding year stating that (a) a review of the activities of such Servicer during the preceding calendar year (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 2004) and of its performance under its Servicing Agreement has been made under the supervision of the officer signing

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

such certificate; and (b) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all its obligations under its Servicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and statue thereof.

        SECTION 12.02. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. Within 75 days of the end of each Servicer's regular fiscal-year or calendar-year audit period, the Issuer shall cause each Servicer, at its expense, to cause a firm of independent public accountants to furnish a statement to the Administrator, each Rating Agency, the Issuer and the Indenture Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Financed Eligible Loans (during the preceding year) in compliance with the standards for Compliance Audits Attestation Engagements for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program and that, on the basis of such examination, such servicing has been conducted in compliance with such servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, requires it to report and which are set forth in such report.

        SECTION 12.03. ISSUER'S CERTIFICATE. Each month, not later than the 15th day of each month, the Issuer shall deliver to the Indenture Trustee, an Officer's Certificate certifying to the accuracy of the monthly statement contemplated by Section 12.04 hereof.

        SECTION 12.04. STATEMENTS TO REGISTERED OWNERS. On or before the fifteenth day of each month, the Issuer shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward within five days of receipt to each Registered Owner, a statement setting forth information with respect to the Series 2004-2 Notes and Financed Eligible Loans as of the end of the preceding month, the following to the extent applicable;

                (a) the amount of payments with respect to each Class of Series 2004-2 Notes paid with respect to principal during the preceding month;

                (b) the amount of payments with respect to each Class of Series 2004-2 Notes paid with respect to interest during the preceding month;

                (c) the amount of the payments allocable to any Registered Owners' interest carry-over, if any, together with any remaining outstanding amount of each thereof;

                (d) the principal balance of Financed Eligible Loans as of the close of business on the last day of the preceding month;

                (e) the aggregate Outstanding Amount of the Series 2004-2 Notes of each Class as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under clause (a) above;

                (f) the interest rate for any Class of variable rate Series 2004-2 Notes, indicating how such interest rate is calculated;

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

                (g) the amount of the servicing fees allocated to each Servicer as of the close of business on the last day of the preceding month;

                (h) the amount of the Program Expenses, Realized Losses, any Auction Agent fees, Broker-Dealer fees, Remarketing Agent fees, Administrator fees, Eligible Lender Trustee fees and Indenture Trustee fees, if any, allocated as of the close of business on the last day of the preceding month;

                (i) the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Eligible Loans;

                (j) the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

                (k) the portion, if any, of the payments attributable to amounts on deposit in the Capitalized Interest Fund, the Class B Supplemental Reserve Fund and the Reserve Fund;

                (l) the aggregate amount, if any, paid by the Indenture Trustee to acquire Eligible Loans from amounts on deposit in the Acquisition Fund during the preceding month;

                (m) the amount remaining in the Acquisition Fund that has not been used to acquire Eligible Loans and is being transferred to the Collection Fund, if any;

                (n) the aggregate amount, if any, paid for Financed Eligible Loans purchased from the Issuer during the preceding month;

                (o) the number and principal amount of Financed Eligible Loans, as of the close of business on the last day of the preceding month, that are (i) 30 to 60 days delinquent, (ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) greater than 120 days delinquent and (v) for which claims have been filed with the appropriate Guaranty Agency and which are awaiting payment;

                (p) the Aggregate Value of the Trust Estate and the Outstanding Amount of the Series 2004-2 Notes as of the close of business on the last day of the preceding month; and

                (q) the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Eligible Loans, (ii) Financed Eligible Loans in forbearance, and (iii) Financed Eligible Loans in deferment.

        A copy of the statements referred to above may be obtained by any Registered Owner by a written request to the Indenture Trustee, addressed to its designated corporate trust office.


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

        IN WITNESS WHEREOF, the Issuer, the Eligible Lender Trustee and the Indenture Trustee have caused this Indenture to be duly executed by their respective Authorized Officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                   NELNET EDUCATION LOAN FUNDING, INC.



                                   By    /S/ Terry J. Heimes
                                      ------------------------------------------
                                       Terry J. Heimes, President


                                   WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                   Indenture Trustee



                                   By    /S/ Scott E. Ulven
                                      ------------------------------------------
                                       Scott E. Ulven, Assistant Vice President



                                   Acknowledged and accepted as to
                                   clause "C" of the Granting
                                   Clauses as of the day and year
                                   first written above:


                                   WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                   Eligible Lender Trustee



                                   By     /S/ Scott E. Ulven
                                      ------------------------------------------
                                       Scott E. Ulven, Assistant Vice President

                                   APPENDIX A

                         CERTAIN TERMS AND PROVISIONS OF
                              THE RESET RATE NOTES


                                    ARTICLE I

                                   DEFINITIONS


        Except as provided below in this Section, all terms which are defined in
Article I of the Indenture shall have the same meanings, respectively, in this Appendix A as such terms are given in Article I of the Indenture and Appendix B to the Indenture. In addition, the following terms shall have the following respective meanings:

        "ACCRUAL PERIOD"` shall mean, with respect to a Quarterly Distribution Date and (a) a Class of the Reset Rate Notes that bears interest at a floating rate of interest, the period from and including the immediately preceding Quarterly Distribution Date for such Class of the Reset Rate Notes, or in the case of the initial such period the Closing Date, to but excluding such current Quarterly Distribution Date; provided that, if more than one Interest Rate Change Date occurs for any Class of the Reset Rate Notes within any given Accrual Period, the related rate of interest for the entire Accrual Period shall be the weighted average of the interest rates applicable on such Class of the Reset Rate Notes for each day during such Accrual Period; and (b) a Class of the Reset Rate Notes that bears interest at a fixed rate, the period from and including the immediately preceding Quarterly Distribution Date, to but excluding the current Quarterly Distribution Date.

        "ACTUAL/360" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

        "ACTUAL/365 (FIXED)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year.

        "ACTUAL/ACTUAL (ACCRUAL BASIS)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year.

        "ACTUAL/ACTUAL (PAYMENT BASIS)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be.

        "ALL HOLD RATE" shall mean, for a Class of the Reset Rate Notes, the applicable Index plus or minus the related Spread (with respect to a Class of the Reset Rate Notes that will bear interest at a floating rate) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (with respect to a Class of the Reset Rate Notes that will bear interest at a fixed rate), that the Remarketing Agents, in consultation with the Issuer, determine will be in effect, unless the related Call Option is exercised, in the event that 100% of the holders of that Class of the Reset Rate Notes choose to hold their Reset Rate Notes for the upcoming Reset Period. The All Hold Rate shall be a rate that the Remarketing Agents, in consultation with the Issuer, in their good faith determination, believe would result in the remarketing of the entire applicable Class of the Reset Rate Notes at a price equal to 100% of the Outstanding Amount thereof; provided, however, the All Hold Rate shall not exceed Three-Month LIBOR plus 0.75%.

        "BUSINESS DAY" shall mean, with respect to the LIBOR Rate Notes and the Reset Rate Notes, (a) with respect to calculating One-Month, Two-Month and Three-Month LIBOR, any day on which banks in New York, New York and London, England are open for the transaction of international business; and (b) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or Minneapolis, Minnesota are authorized or obligated by law, regulation or executive order to remain closed.

        "CALL OPTION" shall mean, the option described in Section 2.06 of this Appendix A owned by Nelnet, Inc. or one of its subsidiaries as a permitted transferee (provided, that no such subsidiary shall possess the Call Option if it at any time owned an interest in any of the Financed Eligible Loans) to purchase 100% of a Class of the Reset Rate Notes on each related Reset Date on or after November 1, 2005, exercisable at a price equal to 100% of the Outstanding Amount of such Class, less all amounts distributed to the Registered Owners of the related Class of the Reset Rate Notes as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest and Reset Rate Notes Carry-over Amount not paid by the Issuer on the related Quarterly Distribution Date, and pursuant to the terms and conditions set forth in the Reset Rate Note Procedures.

        "CALL RATE" shall mean, for a Class of the Reset Rate Notes for which a Call Option has been exercised, the rate of interest that is either: (a) if that Class did not have at least one related Derivative Product in effect during the previous Reset Period, the rate applicable for the most recent Reset Period during which the Failed Remarketing Rate was not in effect; or (b) if that Class had one or more related Derivative Products in effect during the previous Reset Period, the weighted average of the floating rates of interest that were due to the related Counterparties from the Issuer during the previous Reset Period for that Class. This rate will continue to apply for each Reset Period while the holder of the Call Option retains that Class of the Reset Rate Notes.

        "CLASS A-5A NOTES INTEREST RATE" shall mean, for any Accrual Period after the initial Accrual Period, Three-Month LIBOR as determined on the related LIBOR Determination Date, plus 0.14%, based on an Actual/360 accrual method. For the initial Accrual Period, the Class A-5a Rate shall mean 1.35909%, based on an Actual/360 accrual method. The Class A-5a Notes Interest Rate shall be changed on each related Reset Date to the interest rate (which shall not exceed Three-Month LIBOR plus 0.75%) and Day Count Basis that will be set forth in the notice required to be delivered by the Issuer and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

        "CMT RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that Interest Rate Determination Date under the caption ". . .. Treasury Constant Maturities . . . Federal Reserve Board Release H.15. . . ..Mondays Approximately 3:45 p.m.," under the column for: (a) if the Designated CMT Moneyline Telerate Page is 7051, the rate on that Interest Rate Determination Date; or (b) if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related Interest Rate Determination Date occurs. The following procedures will apply if the CMT Rate cannot be determined as described above: (i) if the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from that source at that time on that Interest Rate Determination Date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate; (ii) if the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant Interest Rate Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Issuer determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519); (iii) if the rate described in the prior paragraph cannot be determined, then the Issuer will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date reported, according to their written records, by leading primary United States government securities dealers in New York City. The Issuer will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount; (iv) if the Issuer cannot obtain three Treasury Note quotations of the kind described in clause (iii) above, the Issuer will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Issuer will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Issuer will obtain quotations for the Treasury Note with the shorter remaining term to maturity; (v) if three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Rate

Determination Date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated; or
(vi) if fewer than three leading primary United States government securities dealers selected by the Issuer are quoting as described in clause (v) above, the CMT Rate will remain the CMT Rate then in effect on that Interest Rate Determination Date.

        "COMMERCIAL PAPER RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the Bond Equivalent Yield (as defined below) of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Commercial Paper--Financial." If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that Interest Rate Determination Date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant Interest Rate Determination Date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in
H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--Financial." For purposes of this definition of "Commercial Paper Rate," the "Bond Equivalent Yield" equals [(NxD)/[360(Dx90)] times 100], where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be. If the rate described above cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that Interest Rate Determination Date.

        "COMMERCIAL PAPER RATE MINIMUM PURCHASE AMOUNT" shall have the meaning ascribed to such term in Section 2.07(b) of this Appendix A.

        "DAY COUNT BASIS" means 30/360, Actual/360, Actual/365 (fixed), Actual/Actual (accrual basis) or Actual/Actual (payment basis), as applicable.

        "ELIGIBLE COUNTERPARTY" shall mean any entity, which may be an affiliate of a Remarketing Agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

        "ELIGIBLE RESET RATE NOTES CARRY-OVER MAKE-UP AMOUNT" shall mean, with respect to each Accrual Period relating to a Class of the Reset Rate Notes as to which, as of the first day of such Accrual Period, there is any unpaid Reset Rate Notes Carry-over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Class A-5a Notes in respect to such Accrual Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Class A-5a Notes Interest Rate, and (b) the aggregate Reset Rate Notes Carry-over Amount remaining unpaid as of the first day of such Accrual Period together with interest accrued and unpaid thereon through the end of such Accrual Period.

        "FAILED REMARKETING" shall mean, with respect to a Class of the Reset Rate Notes and each related Reset Date, the situation where (a) the Remarketing Agents, in consultation with the Issuer, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date, (b) the Remarketing Agents are unable to establish the related Spread, Initial Rate (if such Class of the Reset Rate Notes is to be reset to bear interest at an Auction

Rate pursuant to Section 2.01(f) of this Appendix) or fixed rate of interest on the Spread Determination Date or the Spread, Initial Rate (if such Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to
Section 2.01(f) of this Appendix) or fixed rate of interest would exceed three-month LIBOR plus 0.75%, (c) the Remarketing Agents are unable to remarket some or all of the tendered Reset Rate Notes at the Spread, the Initial Rate (if such Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of this Appendix A) or fixed rate of interest established on the Spread Determination Date and, in their sole discretion, elect not to purchase those Reset Rate Notes, (d) any failure of the Issuer to redeem a Class of Reset Rate Notes on a Reset Date following the delivery of a notice of redemption or any failure of Nelnet, Inc., or one of its designated affiliates, to purchase a Class of the Reset Rate Notes on a Reset Date following the exercise of the Call Option, (e) any of the conditions specified in Section 8 of the Remarketing Agreement have not been satisfied or (f) any applicable Rating Agency Condition has not been satisfied.

        "FAILED REMARKETING RATE" shall mean, for any applicable Reset Period and any Class of the Reset Rate Notes, Three-Month LIBOR plus 0.75%.

        "FEDERAL FUNDS RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the Issuer. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

        "H.15(519)" shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

        "H.15 DAILY UPDATE" shall mean the daily update for H.15(519), available through the World Wide Web site of the Board of Governors of the Federal Reserve System at HTTP://WWW.FEDERALRESERVE.GOV/RELEASES/H15/UPDATE, or any successor site or publications.

        "HOLD NOTICE" shall mean a written statement (or an oral statement confirmed in writing, which may be by e-mail) by a Registered Owner or beneficial owner of a Reset Rate Note delivered to a Remarketing Agent on or before the Notice Date that such Registered Owner or beneficial owner desires to hold its Reset Rate Notes for the upcoming Reset Period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate commencing on the related Reset Date.

        "INDEX" or "INDICES" shall mean LIBOR, a Commercial Paper Rate, the CMT Rate, the Federal Funds Rate, the 91-day Treasury Bill Rate and the Prime Rate.

        "INDEX MATURITY" shall mean, with respect to any Accrual Period, the interval between Interest Rate Change Dates for each applicable Index during such Accrual Period, commencing on the first day of that Accrual Period.

        "INITIAL RESET DATE" shall mean, for the Class A-5a Notes, the Quarterly Distribution Date in May of 2009.

        "INITIAL REMARKETING AGENCY AGREEMENT" shall mean each agreement, substantially in the form of Appendix A to the Remarketing Agreement to be entered into on each Remarketing Terms Determination Date (unless the Call Option has been exercised) between the Remarketing Agents and the Issuer.

        "INTEREST RATE CHANGE DATE" shall mean for each Accrual Period, the date or dates, based on the applicable Index, on which the rate of interest for any Class of the Reset Rate Notes bearing interest at a floating rate is to be reset.

        "INTEREST RATE DETERMINATION DATE" shall mean, for each Accrual Period, and (a) for any Class of the Reset Rate Notes that bear interest at a LIBOR based rate, the related LIBOR Determination Date; or (b) for each Class of the Reset Rate Notes that bear interest at a floating rate that is not LIBOR based, the applicable date or dates set forth in the related Remarketing Terms Notice, on which the applicable rate of interest to be in effect as of the next related Interest Rate Change Date will be determined by the Issuer.

        "LIBOR" shall mean One-Month LIBOR, Two-Month LIBOR and Three-Month LIBOR, as applicable

        "NELNET ELIGIBLE PURCHASER" shall mean Nelnet, Inc. or any of its affiliates; provided that any such affiliate has at no time owned an interest in any of the Financed Eligible Loans.

        "NET LOAN RATE" shall mean, with respect to any Accrual Period applicable to a Class of the Reset Rate Notes, the weighted average return on the Financed Eligible Loans, including all Revenues derived from such Financed Eligible Loans, less all Program Expenses expressed as a percentage of the average outstanding principal balance of such Financed Eligible Loans, which percentage shall be calculated by the Issuer on a quarterly basis, in arrears and provided to the Indenture Trustee and the Remarketing Agents. In making the determination of the Net Loan Rate, the Issuer shall take into account any Counterparty Payments received and/or any Issuer Derivative Payments made on a Derivative Product which does not correspond to a specific Class of the Series 2004-2 Notes (unless such Derivative Product corresponds to the Class of the Series 2004-2 Notes for which the calculation of the Net Loan Rate is being performed).

        "91-DAY TREASURY BILL RATE" shall mean for any relevant Interest Rate Determination Date, prior to each related Interest Rate Change Date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

        "NOTICE DATE" shall mean, for each Class of the Reset Rate Notes, 12:00 noon, New York City time, on the sixth Business Day prior to the related Reset Date.

        "ONE-MONTH LIBOR" see definition of "Three-Month LIBOR."

        "PRIME RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Bank Prime Loan." The Issuer will observe the following procedures if the Prime Rate cannot be determined as described above: (a) if the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that Interest Rate Determination Date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan"; (b) if the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date, then the Issuer will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that Interest Rate Determination Date; (c) if fewer than four rates appear on the Reuters screen USPRIME1 page on the relevant Interest Rate Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that Interest Rate Determination Date by three major banks in New York City selected by the Issuer; or (d) if the banks selected by the Issuer are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that Interest Rate Determination Date.

        "REFERENCE BANKS" shall mean, four major banks in the London interbank market selected by the Issuer.

        "REMARKETING AGENCY AGREEMENT" shall mean the collective reference to an Initial Remarketing Agency Agreement and the related Supplemental Remarketing Agency Agreement.

        "REMARKETING AGENTS" shall mean, initially, J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated. The Issuer, in its sole discretion, may change any Remarketing Agent for any Class of the Reset Rate Notes for any Reset Period at any time on or before a related Remarketing Terms Determination Date.

        "REMARKETING AGREEMENT" shall mean the Remarketing Agreement, dated as of April 1, 2004, between the Issuer and the Remarketing Agents, as amended and supplemented pursuant to the terms thereof.

        "REMARKETING TERMS DETERMINATION DATE" shall mean, for a Class of the Reset Rate Notes, not later than 3:00 p.m., New York City time, on the eighth Business Day prior to the applicable Reset Date.

        "REMARKETING TERMS NOTICE" shall mean the notice delivered by the Remarketing Agents to the applicable Registered Owners of a Class of the Reset Rate Notes, the Indenture Trustee and the Rating Agencies on each Remarketing Terms Determination Date containing the information set forth in the Reset Rate Note Procedures.

        "RESET DATE" shall mean a Quarterly Distribution Date on which certain terms for any Class of the Reset Rate Notes may be changed in accordance with the Reset Rate Note Procedures.

        "RESET PERIOD" shall mean, with respect to each Class of the Reset Rate Notes, a period of at least three months (or any other longer duration that is a multiple of three months) that will always end on a Quarterly Distribution Date, which will be the next Reset Date for such Class of the Reset Rate Notes; provided, that no Reset Period may end after the Stated Maturity of such Class of the Reset Rate Notes.

        "RESET RATE NOTE PROCEDURES" shall mean Article II of this Appendix A.

        "RESET RATE NOTES CARRY-OVER AMOUNT" shall mean the excess, if any, of
(a) the amount of interest on a Reset Rate Note that would have accrued with respect to the related Accrual Period at the interest rate for such Reset Rate Note established pursuant to Section 2.01(b) of this Appendix A over (b) the amount of interest on such Reset Rate Note actually accrued with respect to such Reset Rate Note with respect to such Accrual Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Accrual Periods; provided that any reference to "principal" or "interest" in the Indenture and in this Appendix A and the Reset Rate Notes shall not include within the meanings of such words any Reset Rate Notes Carry-over Amount or any interest accrued on any Reset Rate Notes Carry-over Amount.

        "SCHEDULE REPLACEMENT ORDER" shall mean an Issuer Order replacing Schedule A to the related Class of the Reset Rate Notes to be delivered with respect to the related Reset Date.

        "SPREAD" shall mean the percentage determined by the Remarketing Agents on the related Spread Determination Date, with respect to a Class of the Reset Rate Notes that is to bear a floating rate of interest, in excess of or below the applicable Index that will be in effect with respect to such Class of the Reset Rate Notes during any Reset Period after the initial Reset Period so as to result in a rate that, in the reasonable opinion of the Remarketing Agents, will enable all of the tendered Reset Rate Notes of the applicable Class to be remarketed by the Remarketing Agents at 100% of the Outstanding Amount of such Reset Rate Notes.

        "SPREAD DETERMINATION DATE" shall mean, for each Class of the Reset Rate Notes, 3:00 p.m., New York City time, on the third Business Day prior to the related Reset Date.

        "SPREAD DETERMINATION NOTICE" shall mean the notice delivered by the Remarketing Agents to the Registered Owners or beneficial owners of a Class of the Reset Rate Notes, the Indenture Trustee and the Rating Agencies on each related Spread Determination Date containing the information set forth in the Reset Rate Note Procedures.

        "SUPPLEMENTAL REMARKETING AGENCY AGREEMENT" shall mean each agreement, substantially in the form of Appendix B to the Remarketing Agreement to be entered into on each Spread Determination Date (unless the Call Option has been exercised or a Failed Remarketing has been declared) between the Issuer and the Remarketing Agents.

        "TELERATE PAGE 3750" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "30/360" shall mean that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months

        "THREE-MONTH LIBOR," "TWO-MONTH LIBOR" and "ONE-MONTH LIBOR" mean, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Issuer will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Issuer, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR, Two-Month LIBOR and One-Month LIBOR in effect for the applicable Accrual Period will be Three-Month LIBOR, Two-Month LIBOR and One-Month LIBOR, as applicable, in effect for the previous Accrual Period.

        "TRUST AUCTION DATE" shall have the meaning ascribed to such term in
Section 2.05(c) of this Appendix A.

        "TWO-MONTH LIBOR" see definition of "Three-Month LIBOR."

                                   ARTICLE II

                           RESET RATE NOTE PROCEDURES


        SECTION 2.01. INTEREST RATES; PRINCIPAL PAYMENTS; RESET RATE NOTES CARRY-OVER AMOUNT.

               (a) The Class A-5a Notes will bear interest from the Closing Date through and including the related Initial Reset Date, payable on each Quarterly Distribution Date, at the rate set forth in the definition of Class A-5a Notes Interest Rate. The applicable interest rate for each subsequent Reset Period will be set forth on Schedule A to the applicable Reset Rate Note and determined as set forth below. Interest on any Class of the Reset Rate Notes after the initial Reset Period may be reset to bear any of a fixed rate, a floating rate or an Auction Rate at the option of the Remarketing Agents, in consultation with the Issuer, but shall not exceed Three-Month LIBOR plus 0.75%. Interest on each Class of the Reset Rate Notes shall be paid on each Quarterly Distribution Date at the priority level set forth in Section 5.05(c) of the Indenture.

               (b) The interest rate, or the mechanism for calculating the interest rate, on each Class of the Reset Rate Notes will be reset as of each corresponding Reset Date as determined by (i) the Remarketing Agents, in consultation with the Issuer, with respect to (A) the length of the Reset Period or, if the Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to subsection (f) of this Section, the length of the initial Auction Period for such Class of the Reset Rate Notes, (B) whether the rate is (1) fixed, and if fixed, the applicable pricing benchmark and Day Count Basis, (2) floating and, if floating, the applicable Index and Day Count Basis or (3) an Auction Rate, (C) the applicable Interest Rate Determination Dates within each Accrual Period or, if the Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to subsection (f) of this Section, the initial Auction Date and Initial Rate Adjustment Date for such Class of the Reset Rate Notes, (D) the interval between Interest Rate Change Dates during each Accrual Period, (E) whether the Reset Rate Notes constitute Non-amortizing Reset Rate Notes, and (F) the related All Hold Rate; and (ii) the Remarketing Agents, in their sole determination, with respect to the setting of the applicable (A) fixed rate of interest, (B) Spread to the chosen Index or (C) if the Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to subsection (f) of this Section, the Initial Rate, as applicable.

               (c) In the event that a Class of the Reset Rate Notes is reset to bear (or continues to bear) a fixed rate of interest or a floating rate of interest (other than an Auction Rate) based on an Index other than LIBOR or a Commercial Paper Rate, the Issuer, if required pursuant to
        Section 2.10 of this Appendix A, will be responsible for arranging, on behalf of the Issuer and the Trust Estate, one or more Derivative Products to hedge the floating/fixed rate of interest risk and, together with the Remarketing Agents, for selecting the Counterparties thereto in accordance with the procedures set forth in Section 2.10(d) of this Appendix A. No Class of the Reset Rate Notes will be reset (or continue) to bear interest at a fixed rate or a floating rate based on an Index other than LIBOR or a Commercial Paper Rate or shall constitute Non-Amortizing Reset Rate Notes unless the Rating Agency Condition has been satisfied.

               (d) Each Class of the Reset Rate Notes shall be entitled to receive Principal Reduction Payments on each Quarterly Distribution Date, unless such Class of the Reset Rate Notes constitutes Non-amortizing Reset Rate Notes or such Class of the Reset Rate Notes is reset to bear interest at an Auction Rate pursuant to subsection (f) of this Section, all as provided in Section 5.06 of the Indenture.

               (e) If (A) the Commercial Paper Rate Trigger has occurred, (B) the Class A-5a Notes have not been redeemed on the Quarterly Distribution Date immediately succeeding the occurrence of the Commercial Paper Rate Trigger and (C) the interest rate for the Class A-5a Notes established pursuant to Section 2.01(b) of this Appendix A is greater than the Net Loan Rate, then the Class A-5a Notes Interest Rate for that Accrual Period will be the Net Loan Rate. If the interest rate applicable to such Class of the Reset Rate Notes for any Accrual Period is the Net Loan Rate, the Indenture Trustee shall determine the Reset Rate Notes Carry-over Amount, if any, with respect to such Reset Rate Notes for such Accrual Period. Such Reset Rate Notes Carry-over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Issuer, provided the Indenture Trustee has received notice of One-Month LIBOR from the Issuer, and if the Indenture Trustee shall not have received such notice from the Issuer, then as determined by the Indenture Trustee) from the Quarterly Distribution Date for the Accrual Period with respect to which such Reset Rate Notes Carry-over Amount was calculated, until paid. Any payment in respect of Reset Rate Notes Carry-over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Reset Rate Notes Carry-over Amount. For purposes of the Indenture and this Appendix A, any reference to "principal" or "interest" herein shall not include within the meaning of such words Reset Rate Notes Carry-over Amount or any interest accrued on any such Reset Rate Notes Carry-over Amount. Such Reset Rate Notes Carry-over Amount shall be separately calculated for each Reset Rate Note by the Indenture Trustee during such Accrual Period in sufficient time for the Indenture Trustee to give notice to each Registered Owner of such Reset Rate Notes Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Quarterly Distribution Date for an Accrual Period with respect to which such Reset Rate Notes Carry-over Amount has been calculated by the Indenture Trustee, the Indenture Trustee shall give written notice to each Registered Owner, the Remarketing Agents and the Issuer of the Reset Rate Notes Carry-over Amount applicable to each Registered Owner's Reset Rate Note, which written notice may accompany the payment of interest made to each such Registered Owner on such Quarterly Distribution Date or otherwise shall be mailed on such Quarterly Distribution Date by first-class mail, postage prepaid, or by electronic means to each such Registered Owner at such Registered Owner's address as it appears on the registration records maintained by the Indenture Trustee. In addition to such Reset Rate Notes Carry-over Amount, such notice shall state, that, unless and until a Reset Rate Note has been redeemed (other than by optional redemption), after which redemption all accrued Reset Rate Notes Carry-over Amounts (and all accrued interest thereon) that remain unpaid shall be canceled and no Reset Rate Notes Carry-over Amount (or interest accrued thereon) shall be paid with respect to any redeemed Reset Rate Note, (a) the Reset Rate Notes Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid or, in case of a defeasance, provided for by the Indenture Trustee on a Reset Rate Note on the earliest of (i) the date of defeasance or optional redemption of the Reset Rate Notes, or (ii) the first occurring Quarterly Distribution Date if and to the extent that (x) the Eligible Reset Rate Notes Carry-over Make-Up Amount with respect to such subsequent Accrual Period is greater than zero, and (y) moneys are available pursuant to the terms of the Indenture in an amount sufficient to pay all or a portion of such Reset Rate Notes Carry-over Amount (and interest accrued thereon); and
        (b) interest shall accrue on the Reset Rate Notes Carry-over Amount at a rate equal to One-Month LIBOR until such Reset Rate Notes Carry-over Amount is paid in full or is cancelled.

               The Reset Rate Notes Carry-over Amount (and interest accrued thereon) for Reset Rate Notes shall be paid or, in case of a defeasance, provided for by the Indenture Trustee on Outstanding Reset Rate Notes on the earliest of (a) the date of defeasance or optional redemption of any of the Reset Rate Notes or (b) the first occurring Quarterly Distribution Date if and to the extent that (i) the Eligible Reset Rate Notes Carry-over Make-Up Amount with respect to such Accrual Period is greater than zero, and (ii) on such Quarterly Distribution Date there are sufficient moneys in the Collection Fund to pay all interest due on the Reset Rate Notes on such Quarterly Distribution Date. Any Reset Rate Notes Carry-over Amount (and any interest accrued thereon) on any Reset Rate Note which is due and payable on a Quarterly Distribution Date, when such Class of the Reset Rate Note is to be redeemed (other than by optional redemption), shall be paid to the Registered Owner thereof on said Quarterly Distribution Date to the extent that moneys are available therefor in accordance with the provisions of this Appendix A; provided, however, that any Reset Rate Notes Carry-over Amount (and any interest accrued thereon) which is not yet due and payable on said Quarterly Distribution Date shall be cancelled with respect to said Reset Rate Note that is to be redeemed (other than by optional redemption) on said Quarterly Distribution Date and shall not be paid on any succeeding Quarterly Distribution Date. To the extent that any portion of the Reset Rate Notes Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid or, in case of a defeasance, provided for by the Indenture Trustee on the earliest of (a) the date of defeasance or optional redemption of any of the Reset Rate Notes or (b) the next occurring Quarterly Distribution Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Quarterly Distribution Date on which the Indenture Trustee pays only a portion of the Reset Rate Notes Carry-over Amount (and any interest accrued thereon) on Reset Rate Notes, the Indenture Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Registered Owner of such Reset Rate Note receiving such partial payment of the Reset Rate Notes Carry-over Amount remaining unpaid on such Reset Rate Note.

               The Quarterly Distribution Date or other date on which such Reset Rate Notes Carry-over Amount (or any interest accrued thereon) for Reset Rate Notes shall be paid shall be determined by the Issuer, or by the Administrator on behalf of the Issuer, in accordance with the provisions of the immediately preceding paragraph, and the Indenture Trustee shall make payment of the Reset Rate Notes Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Reset Rate Notes on a Quarterly Distribution Date. Any payment of Reset Rate Notes Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Reset Rate Notes Carry-over Make-Up Amount.

               (f) Any Class of the Reset Rate Notes may be reset on its corresponding Reset Date to bear interest at an Auction Rate. If the Issuer determines to reset the interest rate on any Class of the Reset Rate Notes to an Auction Rate pursuant to this subsection (f), all of the Reset Rate Notes of such Class shall be subject to mandatory tender on the corresponding Reset Date and no Registered Owner or beneficial owner of such Class of the Reset Rate Notes shall be permitted to submit a Hold Notice for such Class of the Reset Rate Notes for such Reset Date. If such Class of Reset Rate Notes is not successfully remarketed to bear interest at an Auction Rate, a Failed Remarketing shall be declared by the Remarketing Agents pursuant to Section 2.05 of this Appendix A. If such Class of the Reset Rate Notes is successfully remarketed to bear interest at an Auction Rate, such Class of the Reset Rate Notes shall no longer be subject to any of the provisions of this Appendix A and shall, as of such Reset Date, be deemed to be Auction Rate Notes under the Indenture and subject to the provisions of Appendix B to the Indenture. On any Reset Date on which a Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate, the Issuer may pay and cancel up to $49,999.99 of such Class of the Reset Rate Notes to permit such Class of the Reset Rate Notes to be remarketed as Auction Rate Notes in the Authorized Denominations applicable to Auction Rate Notes. Any outstanding Reset Rate Notes Carry-over Amount on a Class of the Reset Rate Notes which have been reset to bear interest at an Auction Rate pursuant to this subsection (f) and which is not paid on the related Reset Date shall be deemed to be Auction Rate Notes Carry-over Amount on such Class and shall be governed by the provisions of Appendix B to the Indenture.

        SECTION 2.02.  END OF RESET PERIOD NOTICE.

               (a) Unless notice of the exercise of the related Call Option as described in Section 2.06(c) of this Appendix A has been given, the Issuer, not less than 30 nor more than 45 calendar days prior to any Remarketing Terms Determination Date, will (i) give written notice (which may include facsimile or other electronic transmission, if permitted pursuant to the recipient's standard procedures) to the Securities Depository, with a copy to the Indenture Trustee, notifying them of the upcoming Reset Date and that the applicable Class of the Reset Rate Notes is subject to mandatory, automatic tender on the related Reset Date unless the applicable Registered Owner elects not to tender by the timely delivery of a Hold Notice; and (ii) request that the Securities Depository notify its participants of the contents of that notice given to the Securities Depository, the Remarketing Terms Notice to be given on the Remarketing Terms Determination Date pursuant to Section 2.03(c) of this Appendix A, the Spread Determination Notice to be given on the Spread Determination Date pursuant to Section 2.09(e) of this Appendix A, and the procedures concerning the timely delivery of a Hold Notice pursuant to Section 2.08 of this Appendix A that must be followed if any beneficial owner of a Reset Rate Note wishes to retain its Reset Rate Notes.

               (b) The Issuer will also include the names and contact information of any applicable Remarketing Agents confirmed or appointed by the Issuer on or before the date the notice given pursuant to subsection (a) of this Section, or if no Remarketing Agents have then been so chosen, the Issuer will provide adequate contact information for Registered Owners to receive information regarding the upcoming Reset Date.

               (c) If the Securities Depository or its respective nominee is no longer the holder of record of the related Class of the Reset Rate Notes, the Issuer, or the Remarketing Agents on its behalf, will send the Registered Owners of those Reset Rate Notes, with a copy to the Indenture Trustee, the required notice setting forth the information in subsections (a) and (b) of this Section not less than 15 nor more than 30 calendar days prior to any Remarketing Terms Determination Date. In addition, in the event that Definitive Certificates evidencing an interest in the Reset Rate Notes are issued, the Issuer shall cause the Indenture Trustee to provide any additional procedures applicable to such Reset Date while in definitive form to the related Registered Owners.

        SECTION 2.03. REMARKETING TERMS DETERMINATION DATE.

               (a) Subject to the provisions of the Remarketing Agreement, prior to the Remarketing Terms Determination Date, and unless the related Call Option has been exercised, the Purchase Option pursuant to Section 2.07(b) of this Appendix A has been exercised or the Financed Eligible Loans have been auctioned pursuant to Section 2.13 of this Appendix A, the Issuer shall re-affirm the capability of the initial Remarketing Agents to perform under the Remarketing Agreement, or enter into new remarketing agreements with other or additional remarketing agents, who shall function as the Remarketing Agents with respect to the related Reset Date. On each Remarketing Terms Determination Date, the Issuer and the Remarketing Agents will enter into an Initial Remarketing Agency Agreement for the remarketing of the related Class of the Reset Rate Notes.

               (b) Unless the related Call Option has been exercised, the Purchase Option pursuant to Section 2.07(a) or (b) of this Appendix A has been exercised or the Financed Eligible Loans have been auctioned pursuant to Section 2.13 of this Appendix A, the Remarketing Agents, in consultation with the Issuer, will establish the following terms for the applicable Class of the Reset Rate Notes by the Remarketing Terms Determination Date:

                      (i) the expected weighted average life of that Class of
               the Reset Rate Notes, based on prepayment and other assumptions customary for comparable securities;

                      (ii) the name and contact information of the Remarketing
               Agents;

                      (iii) the next Reset Date and length of such Reset Period
               or, if the Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of this Appendix A, the initial Auction Date, Initial Rate Adjustment Date and the initial Auction Rate Distribution Date ;

                      (iv) the interest rate mode (i.e., fixed rate, floating
               rate or Auction Rate);

                      (v) if in floating rate mode, the applicable Index;

                      (vi) if in floating rate mode, the interval between
               Interest Rate Change Dates;

                      (vii) if in floating rate mode, the applicable Interest
               Rate Determination Dates;

                      (viii) if in fixed rate mode, the applicable fixed rate
               pricing benchmark;

                      (ix) if in fixed rate mode, whether there will be a
               related Derivative Product and, if so, the identities of the Eligible Counterparties from which bids will be solicited, if any;

                      (x) if in floating rate mode, based on an Index other than
               LIBOR or a Commercial Paper Rate, whether there will be a related Derivative Product and, if so, the identities of the Eligible Counterparties from which bids will be solicited, if any;

                      (xi) the applicable Accrual Period and Day Count Basis;

                      (xii) the related All Hold Rate, unless such Class of the
               Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of this Appendix A, in which case the notice shall provide that all of the Reset Rate Notes of such class are subject to mandatory tender and that no Registered Owner or beneficial owner of such Class of the Reset Rate Notes shall be permitted to deliver a Hold Notice for such Reset Date;

                      (xiii) whether such Class of the Reset Rate Notes will
               constitute Non-amortizing Reset Rate Notes;

                      (xv) if Definitive Certificates are to be issued, the
               procedures for delivery and exchange thereof and for dealing with lost or mutilated Reset Rate Notes; and

                      (xvi) any other relevant terms (other than the related
               Spread or fixed rate of interest, as applicable) incidental to the foregoing for the next Reset Period;

        provided, that any interest rate mode (including any reset of a Class of the Reset Rate Notes to bear interest at an Auction Rate pursuant to
        Section 2.01(f) of this Appendix), other than a floating rate based on LIBOR or the Commercial Paper Rate, will require that the Rating Agency Condition be satisfied prior to the delivery of the related Remarketing Terms Notice.

               (c) The Remarketing Agents will communicate all of the information established in subsection (b) of this Section in the Remarketing Terms Notice required to be given in writing (which may include facsimile or other electronic transmission if in accordance with the Securities Depository's standard procedures) to the Securities Depository or the Registered Owners (if not the Securities Depository) of the applicable Class of the Reset Rate Notes, as applicable, the Indenture Trustee and the Rating Agencies on the related Remarketing Terms Determination Date. If the Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of this Appendix, the Issuer, by Issuer Order, shall (i) (A) if there is no Auction Agent, appoint an Auction Agent, and (B) appoint a Broker-Dealer for such Class and enter into a Broker-Dealer Agreement with such Broker-Dealer and (ii) provide the Indenture Trustee, the Auction Agent and the designated Broker-Dealer for such Class with the name of the designated Broker-Dealer for such Class and the initial Auction Date, the Initial Rate Adjustment Date and the initial Auction Rate Distribution Date for such Class.

               (d) In addition, prior to the Remarketing Terms Determination Date, the Issuer shall cause the Schedule Replacement Order with respect to the Reset Rate Notes to be delivered to the Indenture Trustee and the Securities Depository or, if the Class of Reset Rate Notes is to be reset to bear interest at an Auction Rate, cause replacement notes for such Class in the form of Exhibit C to the Indenture to be delivered to the Indenture Trustee and the Securities Depository.

        SECTION 2.04. ALL HOLD RATE. On each Remarketing Terms Determination Date, unless such Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of this Appendix, the Remarketing Agents, in consultation with the Issuer, will establish the related All Hold Rate. Unless such Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of this Appendix, if 100% of the Registered Owners of a Class of the Reset Rate Notes deliver timely Hold Notices wherein they elect to hold their Reset Rate Notes for the next Reset Period, the related interest rate for that Class during the immediately following Reset Period will be the All Hold Rate. The All Hold Rate will be the minimum rate of interest that will be effective for the upcoming Reset Period. If any of the related Registered Owners are deemed to have tendered their Class of the Reset Rate Notes and the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, all Registered Owners who delivered a Hold Notice agreeing to be subject to the All Hold Rate instead will be entitled to the higher rate of interest for the upcoming Reset Period.

        SECTION 2.05. FAILED REMARKETING.

               (a) With respect to each Reset Date for which the holder of the Call Option does not timely deliver written notice of its intention to exercise the Call Option pursuant to Section 2.06(a) of this Appendix A or the holder of the Purchase Option does not timely deliver written notice of its intention to exercise its Purchase Option pursuant to
        Section 2.07(a) or (b) of this Appendix A and the Financed Eligible Loans have not been auctioned pursuant to Section 2.13 of this Appendix A and if any of the conditions set forth in the definition of "Failed Remarketing" are applicable, a Failed Remarketing will be declared by the Remarketing Agents and the provisions of this Section will apply. In order to prevent the declaration of a Failed Remarketing, the

        Remarketing Agents will have the option, but not the obligation, to purchase any Reset Rate Notes tendered that they are not otherwise able to remarket or with respect to which a committed purchaser defaults on their purchase obligations. If at any time a Failed Remarketing is declared on a Class of the Reset Rate Notes on the related Spread Determination Date, (i) all Reset Rate Notes of such Class will be deemed to have been held by the applicable Registered Owners on the related Reset Date, regardless of any deemed tenders made to Remarketing Agents; (ii) except as provided in Section 2.01(e) of this Appendix A, the Failed Remarketing Rate for such Class of the Reset Rate Notes will apply; and (iii) a Reset Period of three months will be established for such Class.

               (b) If there is a Failed Remarketing of a Class of the Reset Rate Notes, Registered Owners of that Class shall not be entitled to exercise any remedies as a result of the failure of their Class of the Reset Rate Notes to be remarketed on the related Reset Date.

               (c) If the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes are no longer Outstanding, a Class of the Reset Rate Notes bears interest at the Failed Remarketing Rate and the holder of the Purchase Option does not timely deliver written notice of its intention to exercise its Purchase Option pursuant to Section 2.07(a) or (b) of this Appendix A, the Indenture Trustee (or its designated agent), if requested by the Issuer, shall offer for sale a Pro rata Portion of the Financed Eligible Loans held in the Trust Estate as provided in this subsection (c). Any portfolio of the Financed Eligible Loans sold pursuant to the Purchase Option set forth in Section 2.07(a) of this Appendix A or pursuant to the auction procedures described in this subsection (c) shall have representative characteristics substantially equivalent to the portfolio of all Financed Eligible Loans including, without limitation, such characteristics as average borrower indebtedness, mix of type of loans (Stafford, PLUS, consolidation, subsidized, unsubsidized), delinquency and default rate, loans in claim status, maturity, type of educational institution for which the loan funded costs of attendance (four year, two year, proprietary and nonproprietary), identity of Guaranty Agency, and other similar characteristics which may impact upon the value of such Financed Eligible Loans. Any such sale shall be consummated at least two Business Days prior to the next Reset Date (the "Trust Auction Date"). The Indenture Trustee shall provide written notice to the Issuer of any such offer for sale at least three Business Days in advance of the Trust Auction Date. If the holder of the Purchase Option does not deliver notice of its intention to exercise the Purchase Option and deliver an amount equal to the purchase price within 25 days following a Reset Date on which a Class of the Reset Rate Notes bears interest at the Failed Remarketing Rate, the Issuer may instruct the Indenture Trustee to auction the Pro rata Portion of the Financed Eligible Loans. Any Nelnet Eligible Purchaser may bid at any such auction. If at least two independent bids are received, the Indenture Trustee (or its designated agent) shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee shall accept the highest of such remaining bids if it is at least equal to the Pro rata Minimum Purchase Amount. In the event that only one or more Nelnet

        Eligible Purchasers bid at such auction and fewer than two independent bids are received, the Indenture Trustee shall accept the highest of such remaining bids if it is at least equal to the Pro rata Minimum Purchase Amount and the fair market value of such Financed Eligible Loans as of the Quarterly Distribution Date immediately preceding the Trust Auction Date. If the highest remaining bid is not equal to or in excess of the higher of the amounts described in the preceding two sentences, the Indenture Trustee shall not consummate such sale. The Pro rata Minimum Purchase Amount means, with respect to the Reset Rate Notes, that amount, together with any amounts on deposit in any related Account of the Note Payment Fund, the Supplemental Interest Fund or the Remarketing Fee Fund corresponding to such Class of the Reset Rate Notes and a Pro rata Portion of the amounts on deposit in the Capitalized Interest Fund and the Reserve Fund (if such amounts can be released from the Reserve Fund), each after the distribution of amounts on deposit in the Collection Fund on the most recent Distribution Date, which is equal to or in excess of the amount necessary to redeem the Class of the Reset Rate Notes bearing interest at the Failed Remarketing Rate pursuant to the redemption provisions of Section 2.09(b) of the Indenture, to pay all amounts due (including any Issuer Derivative Payments and applicable Termination Payments) on any Derivative Product corresponding to such Class of the Reset Rate Notes and to pay a Pro rata Portion of any Program Expenses to such redemption date. The Indenture Trustee may consult, and, at the direction of the Issuer, shall consult, with a financial advisor, including an Underwriter, an Initial Purchaser, a Remarketing Agent or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered by any Nelnet Eligible Purchaser. From the proceeds of the sale of the Financed Eligible Loans and the amounts on deposit in the Funds and Accounts described in this subsection (c), the Indenture Trustee shall deposit amounts sufficient to redeem the related Class of the Reset Rate Notes on the next succeeding Reset Date pursuant to the redemption provisions of Section 2.09(b) of the Indenture and to pay any Issuer Derivative Payments corresponding to such Class of the Reset Rate Notes into separate Accounts established by the Indenture Trustee within the Note Payment Fund and shall deposit the remainder to the Collection Fund to pay the Pro rata Portion of the Program Expenses to such Reset Date. The Indenture Trustee shall use the amounts on deposit in those Accounts to redeem such Class of the Reset Rate Notes on the applicable Reset Date and to pay all amounts due (including any Issuer Derivative Payments and applicable Termination Payments) pursuant to the corresponding Derivative Product. If an auction is not completed and the Class of the Reset Rate Notes continues to bear interest at the Failed Remarketing Rate, the Issuer may request the Indenture Trustee to solicit bids for the Financed Eligible Loans with respect to any Quarterly Distribution Date for which the holder of the Purchase Option described in Section 2.07(a) of this Appendix A has not delivered timely notice of its intention to exercise its Purchase Option or delivered an amount equal to the purchase price by the specified date upon terms similar to those described above, and the Indenture Trustee shall be obligated to make such solicitations if requested to do so by the Issuer.

        SECTION 2.06. CALL OPTION.

               (a) With respect to each Reset Date, Nelnet, Inc. is hereby granted a Call Option for the purchase of not less than 100% of any Class of the Reset Rate Notes to be reset on such Reset Date (if such

        Reset Date is on or after November 1, 2005), exercisable at a price equal to 100% of the Outstanding Amount of that Class, less all amounts distributed to the related Registered Owners of the Reset Rate Notes as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest not paid by the Issuer on the applicable Reset Date and any Reset Rate Notes Carry-over Amounts (and any accrued interest thereon) due and payable on such Class of the Reset Rate Notes (as described in Appendix A hereto).

               (b) Nelnet, Inc. may transfer ownership of the Call Option at any time to any Nelnet Eligible Purchaser.

               (c) The Call Option may be exercised at any time on or prior to the Spread Determination Date or before the declaration of a Failed Remarketing, as applicable, by the holder thereof by delivering a written notice stating its desire to exercise the Call Option on the Reset Date to the Securities Depository, the Indenture Trustee, the Remarketing Agents and the Rating Agencies; provided that the Call Option may not be exercised before the day following the last Quarterly Distribution Date immediately preceding the next applicable Reset Date. Once written notice of the exercise of the Call Option is given, such exercise may not be rescinded. All amounts due and owed to the applicable Registered Owners shall be remitted on or before the related Reset Date by the holder of the Call Option in accordance with the standard procedures established by the Securities Depository for transfer of securities to ensure timely payment to the related Registered Owners of the Reset Rate Notes.

               (d) If the Call Option is exercised with respect to any Class of the Reset Rate Notes, (i) the interest rate on that Class will be the Call Rate; and (ii) a Reset Period of three months will be established. At the end of such three month Reset Period, the holder of the Call Option may either remarket that Class pursuant to the remarketing procedures set forth in this Appendix A and in the Remarketing Agreement or retain that Class for one or more successive three-month Reset Periods at the then existing Call Rate. In the event the holder of the Call Option chooses to remarket that Class of the Reset Rate Notes, such holder shall be solely responsible for all costs and expenses relating to the preparation of any new offering document and any other related costs and expenses associated with such remarketing, other than the fees of the Remarketing Agents, as more fully set forth in Section 3 of the Remarketing Agreement.

               (e) If notice that the Call Option is going to be exercised with respect to a Class of the Reset Rate Notes is given pursuant to subsection (c) of this Section, but such Class of the Reset Rate Notes is not purchased on the Reset Date, a Failed Remarketing shall be deemed to have occurred and such Class of the Reset Rate Notes shall bear interest at the Failed Remarketing Rate.

               (f) Other than in connection with the exercise of a Call Option, none of Nelnet, Inc., the Issuer or any of their affiliates shall have the ability to purchase any Reset Rate Notes tendered to the Remarketing Agents.

        SECTION 2.07. PURCHASE OPTIONS.

               (a) If the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes are no longer Outstanding, Nelnet, Inc. is hereby granted an option to purchase a Pro rata Portion of Financed Eligible Loans held in the Trust Estate at a purchase price equal to the greater of the Pro rata Minimum Purchase Amount and the fair market value of such Financed Eligible Loans as of the Quarterly Distribution Date immediately preceding the date of sale for the purpose of redeeming any Class of the Reset Rate Notes or making additional Principal Reduction Payments on any Class of the Reset Rate Notes on any Reset Date pursuant to Section 2.09(b) of the Indenture. Any portfolio of Financed Eligible Loans sold pursuant to this subsection (a) shall have representative characteristics substantially equivalent to the portfolio of all Financed Eligible Loans including, without limitation, such characteristics as average borrower indebtedness, mix of type of loans (Stafford, PLUS, consolidation, subsidized, unsubsidized), delinquency and default rate, loans in claim status, maturity, type of educational institution for which the loan funded costs of attendance (four year, two year, proprietary and nonproprietary), identity of Guaranty Agency, and other similar characteristics which may impact upon the value of such Financed Eligible Loans. The holder of the Purchase Option shall exercise such option by delivering a written notice at least three Business Days prior to the related Reset Date stating its desire to exercise this option to the Securities Depository, the Indenture Trustee, the Remarketing Agents and the Rating Agencies on the Spread Determination Date for such Class of the Reset Rate Notes that it intends to exercise its Purchase Option and by delivering to the Indenture Trustee an amount equal to the purchase price of such Financed Eligible Loans on or before the second Business Day prior to the Reset Date for such Class of the Reset Rate Notes. If the holder of the Purchase Option fails to provide the required notice or purchase price, such Class of the Reset Rate Notes shall bear interest at the Failed Remarketing Rate during the following Reset Period. The Indenture Trustee may consult, and, at the direction of the Issuer, shall consult, with a financial advisor, including an Underwriter, an Initial Purchaser, a Remarketing Agent or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered by any Nelnet Eligible Purchaser. From the proceeds of the sale of the Financed Eligible Loans and the amounts on deposit in the Funds and Accounts described in this subsection (a), the Indenture Trustee shall deposit amounts sufficient to redeem the related Class of the Reset Rate Notes on the next succeeding Reset Date occurring after November 1, 2005 pursuant to the redemption provisions of Section 2.09(b) of the Indenture and to pay any Issuer Derivative Payments corresponding to such Class of the Reset Rate Notes into separate Accounts established by the Indenture Trustee within the Note Payment Fund and shall deposit the remainder to the Collection Fund. The Indenture Trustee shall use the amounts on deposit in those Accounts to redeem such Class of the Reset Rate Notes on the applicable Reset Date and to pay any such Issuer Derivative Payments pursuant to the corresponding Derivative Product.

               (b) If the Commercial Paper Rate Trigger has occurred, Nelnet, Inc. is hereby granted an option to purchase all of the Financed Eligible Loans held in the Trust Estate at a purchase price equal to the greater of the fair market value of such Financed Eligible Loans or the

        Commercial Paper Rate Minimum Purchase Amount. The Commercial Paper Rate Minimum Purchase Amount means the amount, together with any amounts on deposit in the Funds established pursuant to the Indenture, that is sufficient to redeem the Series 2004-2 Notes pursuant to the redemption provisions of Section 2.09(f) and (g)(ii) of the Indenture, to pay all amounts due (including any Issuer Derivative Payments and applicable Termination Payments) on any Derivative Product and to pay any Program Expenses to the final redemption date of the Series 2004-2 Notes. The holder of the Purchase Option shall exercise such option by delivering written notice stating its desire to exercise this option to the Securities Depository, the Indenture Trustee, the Remarketing Agents and the Rating Agencies at least thirty (30) days prior to the next succeeding Quarterly Distribution Date that it intends to exercise its Purchase Option and by delivering to the Indenture Trustee an amount equal to the purchase price determined as described above at least thirty (30) days prior to the next succeeding Quarterly Distribution Date. If the holder of the Purchase Option fails to provide the required notice or an amount sufficient to redeem the Series 2004-2 Notes, the Trustee shall attempt to sell the Financed Loans held within the Trust Estate pursuant to Section 2.13 of this Appendix A. The Indenture Trustee may consult, and, at the direction of the Issuer, shall consult, with a financial advisor, including an Underwriter, an Initial Purchaser, a Remarketing Agent or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered by any Nelnet Eligible Purchaser. From the proceeds of the sale of the Financed Eligible Loans and the amounts on deposit in the Funds and Accounts described in this subsection (b), the Indenture Trustee shall deposit amounts sufficient to redeem each Class of the Series 2004-2 Notes on the next succeeding Quarterly Distribution Date occurring on or after November 1, 2005 or Auction Rate Distribution Date, as appropriate, pursuant to the mandatory redemption provisions of Section 2.09(f) and
        (g)(ii) of the Indenture and to pay all amounts due (including any Issuer Derivative Payments and applicable Termination Payments) on any Derivative Product into separate Accounts established by the Indenture Trustee within the Note Payment Fund and shall deposit the remainder to the Collection Fund to pay the remaining Program Expenses to the final redemption date of the Series 2004-2 Notes. The Indenture Trustee shall use the amounts on deposit in those Accounts to redeem the Series 2004-2 Notes on their Quarterly Distribution Date or Auction Rate Distribution Date, as appropriate, and to pay any Issuer Derivative Payments (including all applicable Termination Payments) pursuant to the corresponding Derivative Product.

               (c) Nelnet, Inc. may transfer ownership of either or both of the Purchase Options described in this Section at any time to any Nelnet Eligible Purchaser.

        SECTION 2.08. HOLD NOTICE. Unless the Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of this Appendix, at any time on or after the Remarketing Terms Determination Date, but on or prior to the Notice Date, the Registered Owners of the applicable Reset Rate Notes will have the option to deliver a Hold Notice to any Remarketing Agent setting forth their desire to hold their Reset Rate Notes for the next Reset Period at a rate of interest not less than the All Hold Rate and on the terms set forth in the Remarketing Terms Notice. Such Hold Notice may be delivered as an oral statement to a Remarketing Agent, if subsequently confirmed in writing within 24 hours, which confirmation may be in the form of an e-mail if timely received by the applicable Remarketing Agent. If a Registered Owner does not timely deliver a Hold Notice to a Remarketing Agent (and such Hold

Notice will not be considered delivered until actually received by such Remarketing Agent), 100% of that Registered Owner's Reset Rate Notes will be deemed to have been tendered for remarketing. Any duly delivered Hold Notice will be irrevocable, but will be subject to a mandatory tender of the applicable Reset Rate Notes pursuant to any exercise of the related Call Option. All of the Reset Rate Notes of an applicable Class, whether or not tendered, will bear interest during any Reset Period on the same terms.

        SECTION 2.09.  SPREAD DETERMINATION DATE.

               (a) On each Spread Determination Date, unless a Failed Remarketing has been declared or the related Call Option has been exercised, the Issuer and the Remarketing Agents will enter into a Supplemental Remarketing Agency Agreement.

               (b) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Issuer, have determined that a Class of the Reset Rate Notes is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding Reset Period will be determined on the Spread Determination Date by adding (i) the applicable spread as determined by the Remarketing Agents on the Spread Determination Date; and (ii) the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the Remarketing Agents, as having an expected weighted average life based on a scheduled maturity at the next Reset Date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life; provided that such fixed rate of interest will in no event be lower than the related All Hold Rate. The Remarketing Agents shall determine the applicable fixed rate of interest for such Class of the Reset Rate Notes (by reference to the applicable fixed rate pricing benchmark plus or minus the spread determined on the Remarketing Terms Determination Date) on each Spread Determination Date irrespective of whether no remarketing will occur as the result of the application of the All Hold Rate.

               (c) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Issuer, have determined that a Class of the Reset Rate Notes is to be reset to bear a floating rate of interest, then, on the related Spread Determination Date, the Remarketing Agents will establish the applicable Spread to be added or subtracted from the applicable Index; provided that such floating rate of interest will in no event be lower than the related All Hold Rate.

               (d) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Issuer, have determined that a Class of the Reset Rate Notes is to be reset to bear an Auction Rate, then, on the related Spread Determination Date, the Remarketing Agents will establish the Initial Rate for such Class.

               (e) On or immediately following the Spread Determination Date, the Remarketing Agents will communicate in writing the contents of the Spread Determination Notice to the Securities Depository (which may include facsimile or other electronic transmission if in accordance with the recipient's standard procedures) with instructions to distribute such notice its related participants or the Registered Owners of the applicable Class of the Reset Rate Notes, as applicable, the Indenture

        Trustee and the Rating Agencies. The Spread Determination Notice will contain: (i) the determined Spread, Initial Rate (if such Class of the Reset Rate Notes is to be reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of this Appendix A) or fixed rate of interest, as the case may be, or, if applicable, a statement that the All Hold Rate or the Failed Remarketing Rate will be in effect; (ii) if applicable, the identity of any selected Counterparty or Counterparties;
        (iii) if applicable, the floating rate (or rates) of interest to be due to each selected Counterparty on each Distribution Date during the upcoming Reset Period; and (iv) any other information that the Issuer or the Remarketing Agents deem applicable.

        SECTION 2.10. DERIVATIVE PRODUCTS.

               (a) If the Remarketing Agents, in consultation with the Issuer,
        (i) have determined that the interest rate (other than an Auction Rate) for a Class of the Reset Rate Notes for the next Reset Period will be based on an Index other than LIBOR or a Commercial Paper Rate; and (ii) determine that entering into a Derivative Product with respect to such Class of the Reset Rate Notes would be in the best interest of the Trust Estate based on existing market conditions, then on or prior to the Remarketing Terms Determination Date, the Issuer will arrange for, and, on the related Reset Date, will enter into or will instruct the Indenture Trustee to enter into (not in its individual capacity but solely as Indenture Trustee) one or more Derivative Products with one or more Eligible Counterparties for the next Reset Period to hedge against some or all of the basis risk.

               (b) If the Remarketing Agents, in consultation with the Issuer,
        (i) have determined that the interest rate for a Class of the Reset Rate Notes for the next Reset Period will be a fixed rate and (ii) determine that entering into a Derivative Product with respect to such Class of the Reset Rate Notes would be in the best interest of the Trust Estate based on existing market conditions, then on or prior to the Remarketing Terms Determination Date, the Issuer will arrange for, and, on the related Reset Date, will enter into or will instruct the Indenture Trustee to enter into (not in its individual capacity but solely as Indenture Trustee) one or more Derivative Products with one or more Eligible Counterparties for the next Reset Period to facilitate the Issuer's ability to pay the applicable Class of the Reset Rate Notes interest at its fixed rate.

               (c) In exchange for providing to the Issuer the related Counterparty Payment, each Counterparty will be entitled to receive on each Distribution Date from the Issuer an Issuer Derivative Payment in the priority set forth in Section 5.05(c) of the Indenture.

               (d) The Issuer and the applicable Remarketing Agents, in determining the Counterparty to the required Derivative Product, will solicit bids from at least three Eligible Counterparties and will select the lowest of these bids to provide the Derivative Product. If the lowest bidder specifies a notional amount that is less than the Outstanding Amount of the related Class of the Reset Rate Notes, the Issuer and the applicable Remarketing Agents may select more than one Eligible Counterparty, but only to the extent that such additional

        Eligible Counterparties have provided the next lowest received bid or bids, and enter into more than one Derivative Product that result in the Rating Agency Condition being satisfied. On or before the Spread Determination Date, the Issuer and the Remarketing Agents will select the Counterparty or Counterparties and the Issuer will enter into or will instruct the Indenture Trustee to enter into (not in its individual capacity but solely as Indenture Trustee) the required Derivative Products on the related Reset Date for the upcoming Reset Period.

               (e) It is a condition precedent to the entering into of any Derivative Product and the setting of the amount to be paid to the related Counterparty that the Rating Agency Condition is satisfied. No Derivative Product will be entered into by the Issuer for any Reset Period where either the related Call Option has been exercised or a Failed Remarketing has been declared. Each such Derivative Product, will terminate at the earlier to occur of the next related Reset Date or a specified termination event set forth in the related Derivative Product.

        SECTION 2.11. PAYMENT OF PRINCIPAL ON THE RESET RATE NOTES. If, on any Quarterly Distribution Date, Principal Reduction Payments would be payable to a Class of Non-Amortizing Reset Rate Notes, those Principal Reduction Payments will be allocated to that Class and deposited into the Class A-5a Redemption Account of the Note Payment Fund, as appropriate, where it will remain until the next Reset Date for that Class of the Reset Rate Notes as provided in Section 5.06(b) of the Indenture, unless such amounts are required to be transferred to the Collection Fund pursuant to Section 5.06(b) of the Indenture or an Event of Default under the Indenture has occurred (in which case the Indenture Trustee will distribute all sums on deposit therein to the Registered Owners of the Reset Rate Notes in accordance with the provisions of Section 6.02 of the Indenture). On each Reset Date for a Class of the Reset Rate Notes which constituted Non-Amortizing Reset Rate Notes during the preceding Reset Period, all sums, if any, then on deposit in the Class A-5a Redemption Account of the Note Payment Fund, including any allocation of principal made on the same date will be distributed by the Indenture Trustee, at the direction of the Issuer, as set forth in Section 5.05 of the Indenture, to the Registered Owners of that Class of the Reset Rate Notes, as of the related Record Date, in reduction of principal of such Class; provided, that, in the event on any Quarterly Distribution Date the amount on deposit in the Class A-5a Redemption Account of the Note Payment Fund would equal the Outstanding Amount of that Class, no additional amounts will be deposited into the Class A-5a Redemption Account of the Note Payment Fund and all amounts therein will be distributed by the Indenture Trustee, at the direction of the Issuer, as set forth in Section 5.05 of the Indenture, on the next related Reset Date to the related Registered Owners, and on such Reset Date that Class of the Reset Rate Notes will no longer be Outstanding.

        SECTION 2.12. REMARKETING AGENTS; REMARKETING FEE FUND.

               (a) The initial Remarketing Agents, appointed pursuant to the terms of the Remarketing Agreement are J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated. The terms and conditions of the Remarketing Agreement will govern the duties and obligations of the Remarketing Agents. The Issuer and the Remarketing Agents will enter into on each related (i) Remarketing Terms Determination Date, an Initial Remarketing Agency Agreement, unless (A) a Failed Remarketing is declared, or (B) the related Call Option has been exercised on or prior to such date; and (ii) Spread Determination Date, a Supplemental Remarketing Agency Agreement, unless (A) a Failed Remarketing is declared, (B) the related Call Option has been exercised, or (C) 100% of the related Registered Owners have timely delivered a Hold Notice and the All Hold Rate will apply for the next related Reset Period.

               (b) Excluding all Reset Rate Notes of a Class for which a Remarketing Agent has received a timely delivered Hold Notice (or if the related Call Option has been exercised or a Failed Remarketing has been declared), on the Reset Date that commences each Reset Period, each related Reset Rate Note will be automatically tendered, or deemed tendered, to the relevant Remarketing Agent for remarketing by such Remarketing Agent on the Reset Date at 100% of its Outstanding principal amount. If the related Class of the Reset Rate Notes is held in book-entry form, subject to subsection (c) of this Section, 100% of the Outstanding Amount of such Reset Rate Notes will be paid by the Remarketing Agents on the related Reset Date in accordance with the standard procedures of the Securities Depository.

               (c) The Remarketing Agents will attempt, on a reasonable efforts basis and in accordance with the terms and conditions of the Remarketing Agreement and the related Remarketing Agency Agreement, to remarket the tendered Reset Rate Notes of the applicable Class at a price equal to 100% of the Outstanding principal amount so tendered. Purchasers of the Reset Rate Notes will be credited with their positions on the Reset Date with respect to positions held through DTC or on the next Business Day with respect to positions held through Euroclear or Clearstream.

               (d) Each of the Remarketing Agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the Series 2004-2 Notes, including, but not limited to, purchasing any tendered Reset Rate Notes as part of the remarketing process. Any Remarketing Agent that owns a Reset Rate Note may exercise any vote or join in any action which any beneficial owner of any Class of Series 2004-2 Notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agency Agreement. Any Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Issuer, each Servicer, the Indenture Trustee (in its individual capacity), the Eligible Lender Trustee (in its individual capacity) or the Issuer as freely as if it did not act in any capacity under the Remarketing Agreement or any Remarketing Agency Agreement. No Registered Owner or beneficial owner of any Reset Rate Note will have any rights or claims against any Remarketing Agent as a result of such Remarketing Agent's not purchasing any tendered Reset Rate Note, which results in the declaration of a Failed Remarketing.

               (e) Each of the Remarketing Agents will be entitled to receive a fee in connection with their services rendered for each successful remarketing of a Class of the Reset Rate Notes in the amount set forth in the Remarketing Agreement and the related Remarketing Agency Agreement. Subject to the terms and conditions set forth in the Remarketing Agreement, the Issuer, in its sole discretion, may change the Remarketing Agents for any Class of the Reset Rate Notes for any Reset Period at any time on or before the related Remarketing Terms Determination Date. Furthermore, a Remarketing Agent may resign at any time; provided that no resignation may become effective on a date that is later than 15 Business Days prior to a Remarketing Terms Determination Date.

               (f) The fees associated with each successful remarketing will be payable directly to the Remarketing Agents from amounts on deposit from time to time in the Remarketing Fee Fund. On each Quarterly Distribution Date, Revenues will be deposited into the Remarketing Fee Fund, in the priority set forth in Section 5.05(c) of the Indenture, in an amount up to the Quarterly Funding Amount. In the event that the fees owed to any Remarketing Agent on a Reset Date exceeds the amount then on deposit (after giving effect to distributions made on such Reset Date) in the Remarketing Fee Fund, such shortfall shall be paid from the Collection Fund on future Quarterly Distribution Dates in the priority set forth in
        Section 5.05(c) of the Indenture. The Issuer shall also be responsible for certain remarketing costs and expenses to the extent set forth in
        Section 3 of the Remarketing Agreement, which shall be paid on each Quarterly Distribution Date from the Collection Fund at the priority set forth in Section 5.05(c) of the Indenture.

        SECTION 2.13. AUCTION OF FINANCED ELIGIBLE LOANS UPON COMMERCIAL PAPER RATE Trigger. If the Commercial Paper Rate Trigger has occurred and the holder of the Purchase Option has not exercised its Purchase Option pursuant to Section 2.07(b) of this Appendix A, the Indenture Trustee (or its designated agent) shall offer for sale all of the Financed Eligible Loans held within the Trust Estate. Any such sale shall be consummated on or before the Trust Auction Date. The Indenture Trustee shall provide written notice to the Issuer of any such offer for sale at least three Business Days in advance of the Trust Auction Date. Any Nelnet Eligible Purchaser is permitted to bid at any such auction. If at least two independent bids are received, the Indenture Trustee (or its designated agent) shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee shall accept the highest of such remaining bids if it is at least equal to the Commercial Paper Rate Minimum Purchase Amount. In the event that only one or more Nelnet Eligible Purchasers bid at such auction and fewer than two independent bids are received, the Indenture Trustee shall accept the highest of such remaining bids if it is at least equal to the Commercial Paper Rate Minimum Purchase Amount and the fair market value of such Financed Eligible Loans as of the Quarterly Distribution Date immediately preceding the Trust Auction Date. The Indenture Trustee shall accept the highest of such remaining bids if it is, together with any amounts on deposit in the Funds established pursuant to the Indenture, equal to or in excess of the Commercial Paper Rate Minimum Purchase Amount. If the highest remaining bid is not equal to or in excess of the higher of the amounts described in the two preceding sentences, the Indenture Trustee shall not consummate such sale. The Indenture Trustee may consult, and, at the direction of the Issuer, shall consult, with a financial advisor, including an Underwriter, an Initial Purchaser, a Remarketing Agent or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered by any Nelnet Eligible Purchaser. The proceeds of any such sale, together with any amounts on deposit in the Funds established pursuant to the Indenture, will be applied to the redemption of all Notes Outstanding pursuant to the mandatory redemption provisions of Section 2.09(f) and (g)(ii) of the Indenture, to pay any required Issuer Derivative Payment (including all applicable Termination Payments) and to pay the remaining Program Expenses through the final redemption date of the

Series 2004-2 Notes. If the sale is not completed, the Indenture Trustee shall solicit bids for the Financed Eligible Loans with respect to every other future Quarterly Distribution Date for which the holder of the Purchase Option described in Section 2.05(b) of this Appendix A has not delivered timely notice of its intention to exercise its Purchase Option or delivered an amount equal to the purchase price by the specified date upon terms similar to those described above.

        SECTION 2.14. EXECUTION OF DOCUMENTS. The Indenture Trustee is hereby authorized and directed to execute and deliver, not in its individual capacity, but solely as Indenture Trustee on behalf of the Issuer, the Remarketing Agreement, any Derivative Products, and all Remarketing Agency Agreements as the Issuer, in writing and from time to time, shall instruct the Indenture Trustee. The Indenture Trustee shall not be liable to any party, any third party or any Registered Owner for any such actions taken at the written instruction of the Issuer. Notwithstanding the foregoing, in the event that the Indenture Trustee declines or fails to execute or deliver any such document, instrument, certificate or agreement as instructed by the Issuer, the Administrator is hereby authorized, in its sole discretion, to execute and deliver, not in its individual capacity but solely as Administrator on behalf of the Issuer, all such required documents, instruments, certificates and agreements. The foregoing authorization shall represent a limited power of attorney granted by the Issuer to the Administrator to act on its behalf and the Administrator shall not be liable to any party, any third party or any Registered Owner for any such actions taken in good faith and in accordance with these Reset Rate Note Procedures.

                                   APPENDIX B

                         CERTAIN TERMS AND PROVISIONS OF
                             THE AUCTION RATE NOTES


                                    ARTICLE I

                                   DEFINITIONS


        Except as provided below in this Section, all terms which are defined in
Article I of the Indenture shall have the same meanings, respectively, in this Appendix B as such terms are given in the Article I of the Indenture and Appendix A to the Indenture. In addition, the following terms shall have the following respective meanings:

        "ACCRUAL PERIOD" shall mean, with respect to each Class of the Auction Rate Notes, the Initial Period and each period commencing on an Auction Rate Distribution Date for such Class of the Auction Rate Notes and ending on but shall exclude (a) the next succeeding Auction Rate Distribution Date for such Class of the Auction Rate Notes or (b) the Stated Maturity of such Class of the Auction Rate Notes, as applicable.

        "ALL-HOLD RATE" shall mean, on any date of determination, the interest rate per annum equal to 90% of the Applicable LIBOR Rate, rounded to the nearest one thousandth of one percent; provided that in no event shall the All-Hold Rate be more than the Interest Rate Limitation or less than zero.

        "APPLICABLE CP SPREAD," on any date of determination, shall mean the following percentages, based on the lowest rating assigned to such Class of the Auction Rate Notes:

                                  CREDIT RATING
                                                                     APPLICABLE
             S&P               MOODY'S                 FITCH         CP SPREAD
          ----------          ----------              -------        ----------

            "AAA"               "Aaa"                  "AAA"             0.75%
        "AA-" to "AA+"      "Aa3" to Aa1"          "AA-" to AA+"         0.75
         "A-" to "A+"        "A3" to "A1"          "A-" to "A+"          0.75
     "BBB-" to BBB+"     "Baa3" to "Baa1"      "BBB-" to "BBB+"          1.00
         Below "BBB-"        Below "Baa3"          Below "BBB-"          1.50

        "APPLICABLE LIBOR RATE" shall mean, with respect to the Auction Rate Notes (a) for Auction Periods of 28 days or less, One-Month LIBOR; (b) for Auction Periods of more than 28 days but less than 91 days, Three-Month LIBOR;
(c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR; and (d) for Auction Periods of more than 180 days, One-Year LIBOR. As used in this definition and otherwise herein, the terms "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR" mean the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Auction Period will be determined at approximately 11:00 a.m., London time, on such Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Auction Agent or the Indenture Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Indenture Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, with respect to such Auction Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such Interest Rate Determination Date by three major banks in New York, New York selected by the Auction Agent or the Indenture Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the applicable Auction Period will be One-Month LIBOR, Three-Month LIBOR, Six-Month LIBOR or One-Year LIBOR, respectively, in effect for the immediately preceding Auction Period.

        "APPLICABLE T-BILL SPREAD" shall mean, on any date of determination, the following percentages, based on the lowest rating assigned to such Class of the Auction Rate Notes as of such date:

                                  CREDIT RATING

                                                               APPLICABLE T-BILL
  STANDARD & POOR'S  MOODY'S INVESTORS SERVICE    FITCH, INC.        SPREAD
  -----------------  -------------------------    -----------  -----------------
        "AAA"                  "Aaa"                 "AAA"             1.25%
    "AA-" to "AA+"         "Aa3" to "Aa1"        "AA-" to "AA+"        1.25
     "A-" to "A+"           "A3" to "A1"          "A-" to "A+"         1.25
   "BBB-" to "BBB+"       "Baa3" to "Baa1"      "BBB-" to "BBB+"       1.50
     Below "BBB-"           Below "Baa3"          Below "BBB-"         2.00

        "AUCTION" shall mean the implementation of the Auction Procedures on an Auction Date.

        "AUCTION AGENT" shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

        "AUCTION AGENT AGREEMENT" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

        "AUCTION AGENT FEE" has the meaning set forth in the Auction Agent Agreement.

        "AUCTION DATE" shall mean, initially, (a) the auction date for the Class A-5a Notes set forth in an Issuer Order pursuant to Section 2.03(c) of Appendix A to the Indenture if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A to the Indenture, (b) May 27, 2004 for the Class A-5b Notes, (c) May 27, 2004 for the Class A-5c Notes, (d) May 27, 2004 for the Class B-1 Notes and (f) May 27, 2004 for the Class B-2 Notes; and thereafter, the Business Day immediately preceding the first day of each Auction Period for such Class, other than:

               (i) each Auction Period commencing after the ownership of the applicable Auction Rate Notes is no longer maintained in Book-entry Form by the Securities Depository;

               (ii) each Auction Period commencing after and during the continuance of a Payment Default; or

               (iii) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Appendix B.

        "AUCTION PERIOD" shall mean the period applicable to each Class of the Auction Rate Notes during which time the interest rate is determined pursuant to
Section 2.02(a) of this Appendix B, which Auction Period (after the Initial Period for such Class) initially shall consist generally of 28 days for each Class of the Auction Rate Notes, as the same may be adjusted pursuant to Sections 2.01 and 2.02(g) of this Appendix B.

        "AUCTION PERIOD ADJUSTMENT" shall mean an adjustment to the Auction Period as provided in Section 2.02(g) of this Appendix B.

        "AUCTION PROCEDURES" shall mean the procedures set forth in Section 2.02(a) of this Appendix B by which the Auction Rate is determined.

        "AUCTION RATE" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 2.02(a)(iii)(B) of this Appendix B.

        "AUCTION RATE NOTES" shall mean, collectively, the Class A-5a Notes (but only if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A to the Indenture), the Class A-5b Notes, the Class A-5c Notes and the Class B Notes.

        "AUCTION RATE NOTES CARRY-OVER AMOUNT" shall mean, (a) during an Auction Period when a Class of the Auction Rate Notes bears interest at the Net Loan Rate, the excess, if any, of (i) the amount of interest on an Auction Rate Note that would have accrued with respect to the related Accrual Period at the least of the applicable Auction Rate and the components included in the Maximum Rate over (ii) the amount of interest on such Auction Rate Note actually accrued with respect to such Auction Rate Note with respect to such Accrual Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Accrual Periods and (b) with respect to a Class B Note during any period during which the Subordinate Interest Trigger has occurred and is continuing, the interest which would have been paid on the Class B Note with respect to the related Accrual Period, together with the unreduced portion of any such unpaid interest from prior Accrual Periods; provided that any reference to "principal" or "interest" in the Indenture and in this Appendix B and the Auction Rate Notes shall not include within the meanings of such words any Auction Rate Notes Carry-over Amount or any interest accrued on any Auction Rate Notes Carry-over Amount. Auction Rate Notes Carry-over Amounts shall apply only during an Auction Period when a Class of the Auction Rate Notes bears interest at the Net Loan Rate or during a period when the Subordinate Interest Trigger has occurred and is continuing.

        "AUCTION RATE NOTES INTEREST RATE" shall mean each variable rate of interest per annum borne by a Class of the Auction Rate Notes for each respective Auction Period and determined in accordance with the provisions of Sections 2.01 and 2.02 of this Appendix B.

        "AVAILABLE AUCTION RATE NOTES" has the meaning set forth in Section 2.02(a)(iii)(A)(1) of this Appendix B.

        "BID" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

        "BID AUCTION RATE" has the meaning set forth in Section
2.02(a)(iii)(A)(3) of this Appendix B.

        "BIDDER" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

        "BOND EQUIVALENT YIELD" shall mean with respect to any security with a maturity of six months or less the rate for which is quoted in THE WALL STREET JOURNAL on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula and rounded up to the nearest one-hundredth of one percent:

     Bond Equivalent Yield =        Q X N     x 100
                                ------------
                                360 - (T x Q)

where "Q" refers to the per annum interest rate for the security quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366 (days), as the case may be, and "T" refers to the number of days to maturity.

        "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" shall mean a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Securities Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Securities Depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

        "BROKER-DEALER" shall mean (a) the broker-dealer appointed by the Issuer in an Issuer Order pursuant to Section 2.03(c) of Appendix A to the Indenture for the Class A-5a Notes if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A to the Indenture, (b) J.P. Morgan Securities Inc. and UFS Securities L.L.C. with respect to the Class A-5b Notes and the Class B-1 Notes and (c) Morgan Stanley & Co. Incorporated with respect to the Class A-5c Notes and the Class B-2 Notes, or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (i) is a Participant (or an affiliate of a Participant), (ii) has been appointed as such by the Issuer pursuant to Section 2.02(f) of this Appendix B, and (iii) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

        "BROKER-DEALER AGREEMENT" shall mean each agreement between the Auction Agent and a Broker-Dealer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreements, each dated as of April 1, 2004, among Deutsche Bank Trust Company Americas, as Auction Agent, and the Broker-Dealers.

        "BROKER-DEALER FEE" has the meaning set forth in the Auction Agent Agreement.

        "BROKER-DEALER FEE RATE" has the meaning set forth in the Auction Agent Agreement.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, holiday or other day on which the New York Stock Exchange or banks located in New York, New York, or in the city in which the principal office of the Indenture Trustee or the Auction Agent is located, are authorized or permitted by law or executive order to close; provided that with respect to Auction Dates such term shall exclude April 14 and 15 and December 30 and 31 and such other dates as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the Issuer.

        "CLASS A-5A NOTES INTEREST RATE" shall mean, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A to the Indenture, the Auction Rate Notes Interest Rate on the Class A-5a Notes.

        "CLASS A-5B NOTES INTEREST RATE" shall mean the Auction Rate Notes Interest Rate on the Class A-5b Notes.

        "CLASS A-5C NOTES INTEREST RATE" shall mean the Auction Rate Notes Interest Rate on the Class A-5c Notes.

        "CLASS B-1 NOTES INTEREST RATE" shall mean the Auction Rate Notes Interest Rate on the Class B-1 Notes.

        "CLASS B-2 NOTES INTEREST RATE" shall mean the Auction Rate Notes Interest Rate on the Class B-2 Notes.

        "CP CAP" shall mean, for any Auction Date, the rate (for the then current Auction) at which the Quarterly Average Auction Rate equals the Quarterly Average CP Rate plus the Applicable CP Spread, such rate to be determined by the formula:

                                 N x (C + S) - R,

Where N is the number of Auction Dates which precede the current Auction Date by 91 days or less, including the current Auction Date; C is the Quarterly Average CP Rate; S is the Applicable CP Spread; and, R is the sum of the Auction Rates for Auction Dates preceding the current Auction Date by 91 days or less, excluding the current Auction.

        "ELIGIBLE AUCTION RATE NOTES CARRY-OVER MAKE-UP AMOUNT" shall mean, (a) with respect to each Accrual Period relating to a Class of the Auction Rate Notes as to which, as of the first day of such Accrual Period, there is any unpaid Auction Rate Notes Carry-over Amount, an amount equal to the lesser of
(i) interest computed on the principal balance of such Class of the Auction Rate Notes in respect to such Accrual Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Auction Rate and (ii) the aggregate Auction Rate Notes Carry-over Amount remaining unpaid as of the first day of such Accrual Period together with interest accrued and unpaid thereon through the end of such Accrual Period and (b) with respect to with respect to each Accrual Period relating to a Class of the Class B Notes as to which, as of the first day of such Accrual Period, there is any unpaid Auction Rate Notes Carry-over Amount due to the occurrence and continuation of the Subordinate Interest Trigger and the Subordinate Interest Trigger is no longer continuing, an amount equal to such unpaid Auction Rate Notes Carry-over Amount.

        "EXISTING OWNER" shall mean (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

        "EXISTING OWNER REGISTRY" shall mean the registry of Persons who are owners of the Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

        "HOLD ORDER" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

        "INITIAL AUCTION AGENT" shall mean Deutsche Bank Trust Company Americas, a New York banking corporation, its successors and assigns.

        "INITIAL AUCTION AGENT AGREEMENT" shall mean, collectively, the Auction Agent Agreement dated as of April 1, 2004, by and among the Issuer, the Indenture Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

        "INITIAL PERIOD" shall mean, as to each Class of the Auction Rate Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Rate Adjustment Date for the Auction Rate Notes.

        "INITIAL RATE" shall mean 1.09% per annum for the Class A-5b Notes, 1.09% per annum for the Class A-5c Notes, 1.20% per annum for the Class B-1 Notes and 1.20% per annum for the Class B-2 Notes, and, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A to the Indenture, the per annum rate for the Class A-5a Notes established by the Remarketing Agents pursuant to Section 2.09(d) of Appendix A to the Indenture.

        "INITIAL RATE ADJUSTMENT DATE" shall mean May 28, 2004 for the Class A-5b Notes, May 28, 2004 for the Class A-5c Notes, May 28, 2004 for the Class B-1 Notes and May 28, 2004 for the Class B-2 Notes, and, if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A to the Indenture, the initial rate adjustment date for the Class A-5a Notes set forth in an Issuer Order pursuant to Section 2.03(c) of Appendix A to the Indenture.

        "INTEREST RATE ADJUSTMENT DATE" shall mean (a) with respect to the Class A-5a Notes if the Class A-5a Notes have been reset to bear interest at an Auction Rate pursuant to Section 2.01(f) of Appendix A to the Indenture, the date on which a Class A-5a Notes Interest Rate is effective, and shall mean, with respect to the Class A-5a Notes, the date of commencement of each Auction Period for the Class A-5a Notes, (b) with respect to the Class A-5b Notes, the date on which a Class A-5b Notes Interest Rate is effective, and shall mean, with respect to the Class A-5b Notes, the date of commencement of each Auction Period for the Class A-5b Notes, (c) with respect to the Class A-5c Notes, the date on which a Class A-5c Notes Interest Rate is effective, and shall mean, with respect to the Class A-5c Notes, the date of commencement of each Auction Period for the Class A-5c Notes, (d) with respect to the Class B-1 Notes, the date on which a Class B-1 Notes Interest Rate is effective, and shall mean, with respect to the Class B-1 Notes, the date of commencement of each Auction Period for the Class B-1 Notes and (e) with respect to the Class B-2 Notes, the date on which a Class B-2 Notes Interest Rate is effective, and shall mean, with respect to the Class B-2 Notes, the date of commencement of each Auction Period for the Class B-2 Notes.

        "INTEREST RATE DETERMINATION DATE" shall mean, with respect to each Class of the Auction Rate Notes, the Auction Date for such Class, or if no Auction Date is applicable to such Class of the Auction Rate Notes, the Business Day immediately preceding the date of commencement of an Auction Period for such Class.

        "INTEREST RATE LIMITATION" shall mean, on any date of determination, the lesser of (a) the highest rate the Issuer may legally pay from time to time or
(b) 17%.

        "MAXIMUM RATE" on any date of determination shall mean the least of:

               (a) the Applicable LIBOR Rate plus 1.00%;

               (b) the Interest Rate Limitation;

               (c) for Auctions after the initial Auction Date, the T-Bill Cap;

               (d) for Auctions after the initial Auction Date, the CP Cap; and

               (e) the Net Loan Rate.

        "90-DAY FINANCIAL COMMERCIAL PAPER RATE" shall mean the 90-Day AA Financial Commercial Paper rate posted on the Federal Reserve Release entitled "Commercial Paper Rates and Outstandings," which rate may be available on the Internet at WWW.FEDERALRESERVE.GOV/RELEASES/CP.

        "NET LOAN RATE" shall mean, with respect to any Accrual Period applicable to a Class of the Auction Rate Notes, the weighted average return on the Financed Eligible Loans, including all Revenues derived from such Financed Eligible Loans, less all Program Expenses expressed as a percentage of the average outstanding principal balance of such Financed Eligible Loans, which percentage shall be calculated by the Issuer on a quarterly basis, in arrears and provided to the Indenture Trustee and the Auction Agent. In making the determination of the Net Loan Rate, the Issuer shall take into account any Counterparty Payments received and/or any Issuer Derivative Payments made on a Derivative Product which does not correspond to a specific Class of the Series 2004-2 Notes (unless such Derivative Product corresponds to the Class of the Series 2004-2 Notes for which the calculation of the Net Loan Rate is being performed).

        "NON-PAYMENT RATE" shall mean One-Month LIBOR plus 1.50%.

        "ONE-MONTH LIBOR," "THREE-MONTH LIBOR," "SIX-MONTH LIBOR" or "ONE-YEAR LIBOR," shall mean the offered rate, as determined by the Auction Agent or Indenture Trustee, as applicable, of the Applicable LIBOR Rate for United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent or the Indenture Trustee, as applicable, shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in United States dollars for the respective periods specified above to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent or the Indenture Trustee, as applicable, are quoting on the relevant LIBOR Determination Date for loans in United States dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

        "ORDER" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

        "PAYMENT DEFAULT" shall mean, with respect to the Auction Rate Notes,
(a) a default in the due and punctual payment of any installment of interest on such Auction Rate Notes, other than as a result of the occurrence or continuation of the Subordinate Interest Trigger or (b) a default in the due and punctual payment of any interest on and principal of such Auction Rate Notes at their maturity.

        "POTENTIAL OWNER" shall mean any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

        "PSA" shall mean the Public Securities Association, its successors and assigns.

        "QUARTERLY AVERAGE AUCTION RATE" shall mean the simple average of the Auction Rates for such Class of the Auction Rate Notes for Auction Dates preceding the current Auction Date by 91 days or less, including the current Auction Date.

        "QUARTERLY AVERAGE CP RATE" shall mean the simple average of the Bond Equivalent Yield of 90-Day Financial Commercial Paper Rates for the 91 days preceding (but not including) the current Auction Date.

        "QUARTERLY AVERAGE T-BILL RATE" shall mean the simple average of the Bond Equivalent Yield of 91-day Treasury bills auctioned in the 91 days preceding (but not including) the current Auction Date.

        "RECORD DATE" shall mean, with respect to the Auction Rate Notes, the Business Day next preceding the applicable Auction Rate Distribution Date.

        "SELL ORDER" has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

        "SUBMISSION DEADLINE" shall mean 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

        "SUBMITTED BID" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

        "SUBMITTED HOLD ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

        "SUBMITTED ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

        "SUBMITTED SELL ORDER" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

        "SUBSTITUTE AUCTION AGENT" shall mean the Person with whom the Issuer and the Indenture Trustee enter into a Substitute Auction Agent Agreement.

        "SUBSTITUTE AUCTION AGENT AGREEMENT" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by
Section 2.02(e) of this Appendix B agrees with the Indenture Trustee and the Issuer to perform the duties of the Auction Agent under this Appendix B.

        "SUFFICIENT BIDS" has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

        "T-BILL CAP" shall mean, for any Auction Date, the rate (for the then current auction) at which the Quarterly Average Auction Rate equals the Quarterly Average T-Bill Rate plus the Applicable T-Bill Spread, such rate to be determined by the formula:

                                 N x (T+S) - R,

where N is the number of Auction Dates which precede the current Auction Date by 91 days or less, including the current Auction Date; T is the Quarterly Average T-Bill Rate; S is the Applicable T-Bill Spread; and R is the sum of the Auction Rates for Auction Dates preceding the current Auction Date by 91 days or less, excluding the current Auction.

                                   ARTICLE II

                               TERMS AND ISSUANCE

        SECTION 2.01. AUCTION RATE NOTES INTEREST RATE AND AUCTION RATE NOTES CARRY-OVER AMOUNTS. During the Initial Period, the Auction Rate Notes shall bear interest at the Initial Rate for such Class. Thereafter, and except with respect to an Auction Period Adjustment, the Auction Rate Notes shall bear interest at an Auction Rate Notes Interest Rate based on a 28-day Auction Period for the Auction Rate Notes, as determined pursuant to this Section and Section 2.02 of this Appendix B.

        For the Auction Rate Notes during the Initial Period and each Auction Period thereafter, interest at the applicable Auction Rate Notes Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

        The Auction Rate Notes Interest Rate to be borne by the Auction Rate Notes after such Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Unless otherwise specified in an Issuer Order, each such Auction Period after the Initial Period shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the Wednesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Auction Rate Notes, such Auction Period shall commence on the Initial Rate Adjustment Date. The Auction Rate Notes Interest Rate on the Auction Rate Notes for each Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.02(a) of this Appendix B. By way of example, if an Auction Period ordinarily would end on a Wednesday, but the following Thursday is not a Business Day, the Auction Period will end on that Thursday and the new Auction Period will begin on Friday.

        Notwithstanding the foregoing, unless otherwise specified in an Issuer Order, if an Auction is scheduled to occur for the next Auction Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, and the applicable Auction Rate Notes Interest Rate in effect for the next Auction Period will be the Auction Rate Notes Interest Rate in effect for the preceding Auction Period and such Auction Period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed Auction and ending on (and including) the applicable Wednesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week. If the preceding Auction Period was other than generally 28 days in duration, the Auction Rate Notes Interest Rate for the deemed Auction will instead be the rate of interest determined by the applicable Broker-Dealer on equivalently rated auction securities with a comparable length of auction period.

        Notwithstanding the foregoing:

               (a) if the ownership of an Auction Rate Note is no longer maintained in Book-entry Form, the Auction Rate Notes Interest Rate on the Auction Rate Notes for any Accrual Period commencing after the delivery of certificates representing Auction Rate Notes pursuant to the Indenture shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Accrual Period; or

               (b) if a Payment Default shall have occurred, the Auction Rate Notes Interest Rate on the Auction Rate Notes for the Accrual Period commencing on or immediately after such Payment Default, and for each Accrual Period thereafter, to and including the Accrual Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Accrual Period.

        In accordance with Section 2.02(a)(iii)(B) and (C) of this Appendix B, the Auction Agent shall promptly give written notice to the Indenture Trustee and the Issuer of each Auction Rate Notes Interest Rate (unless the Auction Rate

Notes Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction Rate Notes Interest Rate, applicable to the Class of the Auction Rate Notes. The Indenture Trustee shall notify the Registered Owners and the Issuer of Auction Rate Notes of the applicable Auction Rate Notes Interest Rate applicable to such Auction Rate Notes for each Auction Period not later than the third Business Day of such Auction Period. Notwithstanding any other provision of the Auction Rate Notes or the Indenture and except for the occurrence of a Payment Default, interest payable on the Auction Rate Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

        If the Auction Rate for a Class of the Auction Rate Notes is greater than the Maximum Rate, then the Auction Rate Notes Interest Rate for such Class for that Accrual Period will be the Maximum Rate. If the Auction Rate Notes Interest Rate applicable to such Class of the Auction Rate Notes for any Accrual Period is the Net Loan Rate, the Indenture Trustee shall determine the Auction Rate Notes Carry-over Amount, if any, with respect to such Class of the Auction Rate Notes for such Accrual Period. If interest on a Class of the Auction Rate Notes for any Accrual Period is not paid due to the occurrence and continuation of the Subordinate Interest Trigger, the Indenture Trustee shall determine the Auction Rate Notes Carry-over Amount, if any, with respect to such Class of the Auction Rate Notes for such Accrual Period. Such Auction Rate Notes Carry-over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Indenture Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Indenture Trustee shall not have received such notice from the Auction Agent, then as determined by the Indenture Trustee) from the Auction Rate Distribution Date for the Accrual Period with respect to which such Auction Rate Notes Carry-over Amount was calculated, until paid. Any payment in respect of Auction Rate Notes Carry-over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Auction Rate Notes Carry-over Amount. For purposes of the Indenture and this Appendix B, any reference to "principal" or "interest" herein shall not include within the meaning of such words Auction Rate Notes Carry-over Amount or any interest accrued on any such Auction Rate Notes Carry-over Amount. Such Auction Rate Notes Carry-over Amount shall be separately calculated for each Auction Rate Note by the Indenture Trustee during such Accrual Period in sufficient time for the Indenture Trustee to give notice to each Registered Owner of such Auction Rate Notes Carry-over Amount as required in the next succeeding sentence. Not less than four days before the Auction Rate Distribution Date for such Class of the Auction Rate Notes for an Accrual Period with respect to which such Auction Rate Notes Carry-over Amount has been calculated by the Indenture Trustee, the Indenture Trustee shall give written notice to each Registered Owner, the Auction Agent and the Issuer of the Auction Rate Notes Carry-over Amount applicable to each Registered Owner's Auction Rate Note, which written notice may accompany the payment of interest made to each such Registered Owner on such Auction Rate Distribution Date or otherwise shall be mailed on such Auction Rate Distribution Date by first-class mail, postage prepaid, or by electronic means to each such Registered Owner at such Registered Owner's address as it appears on the registration records maintained by the Indenture Trustee. In addition to such Auction Rate Notes Carry-over Amount, such notice shall state, that, unless and until an Auction Rate Note has been redeemed (other than by optional redemption), after which redemption all accrued Auction Rate Notes Carry-over Amounts (and all accrued interest thereon) that remain unpaid shall be canceled and no Auction Rate Notes Carry-over Amount (or interest accrued thereon) shall be paid with respect to any redeemed Auction Rate Note, (a) the Auction Rate Notes Carry-over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid or, in case of a defeasance, provided for by the Indenture Trustee on an Auction Rate Note on the earliest of (i) the date of defeasance or optional redemption of the Auction Rate Notes, or (ii) the first occurring Auction Rate Distribution Date for such Class of the Auction Rate Notes if and to the extent that (x) the Eligible Auction Rate Notes Carry-over Make-Up Amount with respect to such subsequent Accrual Period is greater than zero, and (y) moneys are available pursuant to the terms of the Indenture in an amount sufficient to pay all or a portion of such Auction Rate Notes Carry-over Amount (and interest accrued thereon); and (b) interest shall accrue on the Auction Rate Notes Carry-over Amount at a rate equal to One-Month LIBOR until such Auction Rate Notes Carry-over Amount is paid in full or is cancelled.

        The Auction Rate Notes Carry-over Amount (and interest accrued thereon) for Auction Rate Notes shall be paid or, in case of a defeasance, provided for by the Indenture Trustee on Outstanding Auction Rate Notes on the earliest of
(a) the date of defeasance or optional redemption of any of the Auction Rate Notes or (b) the first occurring Auction Rate Distribution Date for such Class of the Auction Rate Notes if and to the extent that (i) the Eligible Auction Rate Notes Carry-over Make-Up Amount with respect to such Accrual Period is greater than zero, and (ii) on such Auction Rate Distribution Date there are sufficient moneys in the Collection Fund to pay all interest due on the Auction Rate Notes on such Auction Rate Distribution Date. Any Auction Rate Notes Carry-over Amount (and any interest accrued thereon) on any Auction Rate Note which is due and payable on an Auction Rate Distribution Date, which Auction Rate Note is to be redeemed (other than by optional redemption) on said Auction Rate Distribution Date, shall be paid to the Registered Owner thereof on said Auction Rate Distribution Date to the extent that moneys are available therefor in accordance with the provisions of this Appendix B; provided, however, that any Auction Rate Notes Carry-over Amount (and any interest accrued thereon) which is not yet due and payable on said Auction Rate Distribution Date shall be cancelled with respect to said Auction Rate Note that is to be redeemed (other than by optional redemption) on said Auction Rate Distribution Date and shall not be paid on any succeeding Auction Rate Distribution Date. To the extent that any portion of the Auction Rate Notes Carry-over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid or, in case of a defeasance, provided for by the Indenture Trustee on the earliest of (a) the date of defeasance or optional redemption of any of the Auction Rate Notes or (b) the next occurring Auction Rate Distribution Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Auction Rate Distribution Date on which the Indenture Trustee pays only a portion of the Auction Rate Notes Carry-over Amount (and any interest accrued thereon) on Auction Rate Notes, the Indenture Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Registered Owner of such Auction Rate Note receiving such partial payment of the Auction Rate Notes Carry-over Amount remaining unpaid on such Auction Rate Note.

        The Auction Rate Distribution Date for a Class of the Auction Rate Notes or other date on which such Auction Rate Notes Carry-over Amount (or any interest accrued thereon) for Auction Rate Notes shall be paid shall be Issuer, or by the Administrator on behalf of the Issuer, Trustee in accordance with the provisions of the immediately preceding paragraph, and the Indenture Trustee shall make payment of the Auction Rate Notes Carry-over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Auction Rate Notes on an Auction Rate Distribution Date for the appropriate Class of the Auction Rate Notes. Any payment of Auction Rate Notes Carry-over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Auction Rate Notes Carry-over Make-Up Amount.

        In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Rate Notes Interest Rate with respect to Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Rate Notes Interest Rate for the next succeeding Accrual Period, which Accrual Period shall be an Auction Period, for Auction Rate Notes shall be the Maximum Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions of this Appendix B and written notice of such determination shall be given by such securities dealer to the Indenture Trustee.

        SECTION 2.02.  AUCTION RATE.

               (a) DETERMINING THE AUCTION RATE. By purchasing Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Rate Notes maintained at all times in Book-entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (z) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

               So long as the ownership of Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (the Auction Rate Notes Interest Rates shall be determined separately for each Class of the Auction Rate Notes):

                      (i) (A) Prior to the Submission Deadline on each Auction
            Date;

                                    (1) each Existing Owner of Auction Rate
                             Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    owned by such Existing Owner which such
                                    Existing Owner desires to continue to own without regard to the Auction Rate Notes Interest Rate for the next succeeding Auction Period;

                                            b. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    which such Existing Owner offers to sell if the Auction Rate Notes Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

                                            c. the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    owned by such Existing Owner which such
                                    Existing Owner offers to sell without regard to the Auction Rate Notes Interest Rate for the next succeeding Auction Period;

                                    and

                                    (2) one or more Broker-Dealers may contact
                             Potential Owners to determine the principal amount of Auction Rate Notes which each Potential Owner offers to purchase, if the Auction Rate Notes Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

                             The statement of an Existing Owner or a Potential
                      Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an "Order," and each Existing Owner and each Potential Owner placing an Order is herein referred to as a "Bidder"; an Order described in clause
                      (1)a is herein referred to as a "Hold Order"; an Order described in clauses (1)b and (2) is herein referred to as a "Bid"; and an Order described in clause (1)c is herein referred to as a "Sell Order."

                             (B) (1) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix B, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Rate Notes Interest Rate determined as provided in this Section 2.02(a) shall be less than the rate specified therein; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Appendix B, if the Auction Rate Notes Interest Rate determined as provided in this
                                    Section 2.02(a) shall be equal to the rate specified therein; or

                                            c. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Appendix B, if the rate specified therein shall be higher than the applicable Maximum Rate and Sufficient Bids have not been made.

                                    (2) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix B, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Sell Order; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes set forth in Section
                                    2.02(a)(iv)(B)(3) of this Appendix B, if Sufficient Bids have not been made.

                                    (3) Subject to the provisions of Section
                             2.02(a)(ii) of this Appendix B, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                                            a. the principal amount of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Rate Notes Interest Rate determined as provided in this Section 2.02(a) shall be higher than the rate specified in such Bid; or

                                            b. such principal amount, or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes set forth in Section
                                    2.02(a)(iv)(A)(5) of this Appendix B, if the Auction Rate Notes Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified in such Bid.

                      (ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                                    (1) the name of the Bidder placing such
                             Order;

                                    (2) the aggregate principal amount of
                             Auction Rate Notes that are the subject of such Order;

                                    (3) to the extent that such Bidder is an
                             Existing Owner:

                                            a. the principal amount of Auction
                                    Rate Notes, if any, subject to any Hold
                                    Order placed by such Existing Owner;

                                            b. the principal amount of Auction
                                    Rate Notes, if any, subject to any Bid
                                    placed by such Existing Owner and the rate specified in such Bid; and

                                            c. the principal amount of Auction
                                    Rate Notes, if any, subject to any Sell
                                    Order placed by such Existing Owner;

                              and

                                    (4) to the extent such Bidder is a Potential
                             Owner, the rate specified in such Potential Owner's Bid.

                             (B) If any rate specified in any Bid contains more
                      than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

                             (C) If an Order or Orders covering all Outstanding
                      Auction Rate Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

                             (D) None of the Issuer, the Indenture Trustee or
                      the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

                             (E) If any Existing Owner submits through a
                      Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

                                    (1) All Hold Orders shall be considered
                             valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes owned by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner.

                                    (2) a. Any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                                            b. subject to subclause (1) of this
                                    clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                                            c. subject to subclauses (1) and (2)
                                    of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                                            d. in any such event, the amount of
                                    Outstanding Auction Rate Notes, if any,
                                    subject to Bids not valid under this clause
                                    (B) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

                                    (3) All Sell Orders shall be considered
                             valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to Hold Orders referred to in clause (1) of this paragraph (v) and valid Bids referred to in clause
                             (2) of this paragraph (E).

                             (F) If more than one Bid for Auction Rate Notes is
                      submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                             (G) An Existing Owner that offers to purchase
                      additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Owner.

                             (H) Any Bid or Sell Order submitted by an Existing
                      Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

                             (I) Any Bid specifying a rate higher than the
                      applicable Maximum Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner.

                             (J) Any Order submitted in an Auction by a
                      Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

                      (iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                                    (1) the excess of the total principal amount
                             of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Auction Rate Notes"), and

                                    (2) from the Submitted Orders whether:

                                            a. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Bids by Potential Owners
                                    specifying one or more rates equal to or lower than the applicable Maximum Rate;

                                     exceeds or is equal to the sum of:

                                            b. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Rate; and

                                            c. the aggregate principal amount of
                                    Outstanding Auction Rate Notes subject to
                                    Submitted Sell Orders;

                              (in the event such excess or such equality exists,
                             other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as "Sufficient Bids"); and

                                    (3) if Sufficient Bids exist, the Bid
                             Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                                            a. (x) each Submitted Bid from
                                    Existing Owners specifying such lowest rate and (y) all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bids; and

                                            b. (x) each such Submitted Bid from
                                    Potential Owners specifying such lowest rate and (y) all other Submitted Bids from Potential Owners specifying lower rates were accepted;

                             the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Rate Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Rate Notes.

                             (B) Promptly after the Auction Agent has made the
                      determinations pursuant to Section 2.02(a)(iii)(A) of this Appendix B, the Auction Agent shall advise the Indenture Trustee, the Broker-Dealers and the Issuer of the Maximum Rate and the All-Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Accrual Period as follows:

                                    (1) if Sufficient Bids exist, that the
                             Auction Rate for the next succeeding Accrual Period shall be equal to the Bid Auction Rate so determined;

                                    (2) if Sufficient Bids do not exist (other
                             than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Accrual Period shall be equal to the applicable Maximum Rate; or

                                    (3) if all Outstanding Auction Rate Notes
                             are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Accrual Period shall be equal to the applicable All-Hold Rate.

                             (C) Promptly after the Auction Agent has determined
                      the Auction Rate, the Auction Agent shall determine and advise the Indenture Trustee of the Auction Rate Notes Interest Rate.

                      (iv) Existing Owners shall continue to own the principal
               amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the Maximum Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Rate Notes Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

                      If the Maximum Rate is less than the Auction Rate, the
               Auction Rate Notes Interest Rate shall be the Maximum Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), the Auction Rate Notes Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

                             (A) If Sufficient Bids have been made and the
                      Maximum Rate is equal to or greater than the Bid Auction Rate, and if the Maximum Rate does not apply (in which case the Auction Rate Notes Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clauses (4) and (5) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                                    (1) Existing Owners' Submitted Bids
                             specifying any rate that is higher than the Auction Rate Notes Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (2) Existing Owners' Submitted Bids
                             specifying any rate that is lower than the Auction Rate Notes Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (3) Potential Owners' Submitted Bids
                             specifying any rate that is lower than the Auction Rate Notes Interest Rate shall be accepted;

                                    (4) Each Existing Owners' Submitted Bid
                             specifying a rate that is equal to the Auction Rate Notes Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Rate Notes Interest Rate, subject to the provisions of
                             Section 2.02(a)(iv)(D) of this Appendix B; and

                                    (5) Each Potential Owner's Submitted Bid
                             specifying a rate that is equal to the Auction Rate Notes Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this
                             Section 2.02(a)(iv)(A) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Rate Notes Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix B.

                             (B) If Sufficient Bids have not been made (other
                      than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Rate Notes Interest Rate shall be the Maximum
                      Rate), subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix B, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (1) Existing Owners' Submitted Bids
                             specifying any rate that is equal to or lower than the Auction Rate Notes Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (2) Potential Owners' Submitted Bids
                             specifying (x) any rate that is equal to or lower than the Auction Rate Notes Interest Rate shall be accepted and (y) any rate that is higher than the Auction Rate Notes Interest Rate shall be rejected; and

                                    (3) each Existing Owner's Submitted Bid
                             specifying any rate that is higher than the Auction Rate Notes Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clause (2)(x) of this Section 2.02(a)(iv)(B) by a fraction, the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

                             (C) If all Auction Rate Notes are subject to
                      Submitted Hold Orders, all Submitted Bids shall be rejected.

                             (D) If, as a result of the procedures described in
                      paragraph (A) or (B) of this Section 2.02(a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination.

                             (E) If, as a result of the procedures described in
                      paragraph (B) of this Section 2.02(a)(iv), any Potential Owner would be entitled or required to purchase less than an Authorized Denomination of Auction Rate Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Rate Notes for purchase among Potential Owners so that only Auction Rate Notes in Authorized Denominations are purchased by any Potential Owner, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Notes.

                      (v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

                      (vi) Any calculation by the Auction Agent or the Indenture
               Trustee, as applicable, of the Auction Rate Notes Interest Rate, the Maximum Rate, the All-Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

                      (vii) Notwithstanding anything in this Appendix B to the
               contrary, (A) no Auction for the Auction Rate Notes for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Collection Fund to pay, or otherwise held by the Indenture Trustee under the Indenture and available to pay, the principal of and interest due on the Auction Rate Notes on the Auction Rate Distribution Date for the appropriate Class of the Auction Rate Notes immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Indenture Trustee shall promptly notify the Auction Agent of any such occurrence.

               (b) APPLICATION OF INTEREST PAYMENTS FOR THE AUCTION RATE NOTES.

                      (i) The Indenture Trustee shall determine not later than
               2:00 p.m., eastern time, on the Business Day next succeeding an Auction Rate Distribution Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Indenture

               Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Indenture Trustee shall immediately send a notice in substantially the form of Exhibit E attached hereto to the Auction Agent by telecopy or similar means.

                      (ii) Not later than 2:00 p.m., eastern time, on each
               anniversary of the Closing Date, the Indenture Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., eastern time, on each Auction Date, the Indenture Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund, an amount equal to the Broker-Dealer Fee as calculated in the Broker-Dealer Agreement. The Indenture Trustee shall, from time to time at the request of the Auction Agent and at the direction of an Authorized Officer, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts in the Collection Fund.

               (c) CALCULATION OF MAXIMUM RATE, ALL-HOLD RATE, APPLICABLE LIBOR RATE, AND NON-PAYMENT RATE. The Auction Agent shall calculate the Maximum Rate, Applicable LIBOR Rate, and All-Hold Rate, as the case may be, on each Auction Date and shall notify the Indenture Trustee and the Broker-Dealers of the Maximum Rate, Applicable LIBOR Rate and All-Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form, or if a Payment Default has occurred, then the Indenture Trustee shall determine the Maximum Rate, Applicable LIBOR Rate, All-Hold Rate and Non-Payment Rate for each such Accrual Period. If the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form by the Securities Depository, the Indenture Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Accrual Period after the delivery of certificates representing the Auction Rate Notes pursuant to the Indenture. If a Payment Default shall have occurred, the Indenture Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Accrual Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Accrual Period commencing less than two Business Days after the cure of any Payment Default. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the Maximum Rate, Applicable LIBOR Rate, All-Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Indenture Trustee of the Maximum Rate, Applicable LIBOR Rate and All-Hold Rate.

               (d) NOTIFICATION OF RATES, AMOUNTS AND AUCTION RATE DISTRIBUTION DATES.

                      (i) By 12:00 noon, eastern time, on the Business Day
               following each Record Date, the Indenture Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Auction Rate Distribution Date for each Class of the Auction Rate Notes to the beneficial owners of Auction Rate Notes.

                      (ii) At least four days prior to any Auction Rate
               Distribution Date, the Indenture Trustee shall:

                             (A) confirm with the Auction Agent, so long as no
                      Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, (1) the date of such next Auction Rate Distribution Date for such Class of the Auction Rate Notes and (2) the amount payable to the Auction Agent on the Auction Date pursuant to Section 2.02(b)(ii) of this Appendix B;

                             (B) pursuant to Section 2.01 of this Appendix B,
                      advise the Registered Owners of each Class of the Auction Rate Notes of any Auction Rate Notes Carry-over Amount accruing on such Class of the Auction Rate Notes; and

                             (C) advise the Securities Depository, so long as
                      the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository, upon request, of the aggregate amount of interest distributable on such next Auction Rate Distribution Date for such Class of the Auction Rate Notes to the beneficial owners thereof.

               If any day scheduled to be an Auction Rate Distribution Date shall be changed after the Indenture Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Indenture Trustee shall, not later than 11:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Auction Rate Distribution Date or the old Auction Rate Distribution Date, by such means as the Indenture Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-entry Form by the Securities Depository.

               (e)    AUCTION AGENT.

                      (i) Deutsche Bank Trust Company Americas is hereby
               appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Indenture Trustee and the Issuer will, and the Indenture Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Deutsche Bank Trust Company Americas, as the Initial Auction Agent. Any Substitute Auction Agent shall be (A) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (B) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Appendix B by giving at least 90 days' notice to the Indenture Trustee, each Broker-Dealer and the Issuer. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of an Authorized Officer or the Registered Owners of 51% of the aggregate principal amount of the Auction Rate Notes then Outstanding, and if by such Registered Owners, by an instrument signed by such Registered Owners or their attorneys and filed with the Auction Agent, the Issuer and the Indenture Trustee upon at least 90 days' written notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Indenture Trustee, each Broker-Dealer and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

                      (ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee at the direction of an Authorized Officer, shall use its best efforts to appoint a Substitute Auction Agent.

                      (iii) The Auction Agent is acting as agent for the Issuer
               in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

               (f) BROKER-DEALERS.

                      (i) The Auction Agent will enter into Broker-Dealer
               Agreements with (A) J.P. Morgan Securities Inc. and (B) Morgan Stanley & Co. Incorporated and UFS Securities L.L.C. as the initial Broker-Dealers. An Authorized Officer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Indenture Trustee and the Auction Agent.

                      (ii) Any Broker-Dealer may be removed at any time, at the
               request of an Authorized Officer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

               (g) CHANGES IN AUCTION PERIOD OR PERIODS AND CERTAIN PERCENTAGES.

                      (i) While any of the Auction Rate Notes are Outstanding,
               the Issuer may, from time to time, change the length of one or more Auction Periods (an "Auction Period Adjustment") for a Class of the Auction Rate Notes, in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the applicable Broker-Dealer, which consent shall not be unreasonably withheld, not later than nine days prior to the Auction Date for such Auction Period. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Indenture Trustee, the Auction Agent, the applicable Broker-Dealer, each Rating Agency and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit F attached hereto at least 10 days prior to the Auction Date for such Auction Period.

                      (ii) Any such adjusted Auction Period shall not be less
               than 1 day.

                      (iii) An Auction Period Adjustment shall take effect only
               if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit G attached hereto, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consent of the applicable Broker-Dealer and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the applicable Auction Rate Notes Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this Section and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in
               (B) above is not met, the applicable Auction Rate Notes Interest Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

                      In connection with any Auction Period Adjustment, the
               Auction Agent shall provide such further notice to such parties as is specified in Section 2.06 of the Auction Agent Agreement.

               (h) CHANGES IN THE AUCTION DATE. The applicable Broker-Dealer, with the written consent of an Authorized Officer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1.01 of this Appendix B with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Rate Notes. The applicable Broker-Dealer shall deliver a written request for consent to such change in the length of the Auction Date to the Issuer at least 14 days prior to the effective date of such change. If the Issuer shall have delivered such written consent to the applicable Broker-Dealer, such Broker-Dealer shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee, the Auction Agent, the Issuer, each Rating Agency and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit H attached hereto.

               In connection with any change described in this subsection (h), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06 of the Auction Agent Agreement.

        SECTION 2.03. ADDITIONAL PROVISIONS REGARDING THE INTEREST RATES ON THE AUCTION RATE NOTES. The determination of an Auction Rate Notes Interest Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Registered Owners of the Auction Rate Notes to which such Auction Rate Notes Interest Rate applies, and the Issuer and the Indenture Trustee may rely thereon for all purposes.

        In no event shall the cumulative amount of interest paid or payable on the Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Notes under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Notes or related documents) calculated from the Date of Closing of the Auction Rate Notes through any subsequent day during the term of the Auction Rate Notes or otherwise prior to payment in full of the Auction Rate Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Rate Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Rate Notes, or if the redemption or acceleration of the maturity of the Auction Rate Notes results in payment to or receipt by the Registered Owner or any former Registered Owner of the Auction Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Rate Notes shall be credited on the principal balance of the Auction Rate Notes (or, if the Auction Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Rate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Rate Notes and under the related documents.

        SECTION 2.04. PURCHASE OPTION. If the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes are no longer Outstanding, Nelnet, Inc. is hereby granted an option to purchase a Pro rata Portion of Financed Eligible Loans held in the Trust Estate at a purchase price equal to the greater of the Pro rata Minimum Purchase Amount and the fair market value of such Financed Eligible Loans as of the Quarterly Distribution Date immediately preceding the date of sale for the purpose of redeeming all or any portion of a Class of the Auction Rate Notes on any Auction Rate Adjustment Date for such Class of the Auction Rate Notes pursuant to Section 2.09(d) of the Indenture. The Pro rata Minimum Purchase Amount means, with respect to the Auction Rate Notes, that amount, together with an allocable amount on deposit in any Account of the Note Payment Fund corresponding to such Class of the Auction Rate Notes and a Pro rata Portion of the amounts on deposit in the Capitalized Interest Fund and the Reserve Fund (if such amounts can be released from the Reserve
Fund), each after the distribution of amounts on deposit in the Collection Fund on the most recent Distribution Date, which is equal to or in excess of the amount necessary to redeem the Auction Rate Notes proposed to be redeemed pursuant to the redemption provisions of Section 2.09(d) of the Indenture, to pay all amounts due (including any Issuer Derivative Payments and applicable Termination Payments) on any Derivative Product corresponding to such Class of the Auction Rate Notes and to pay a Pro rata Portion of any Program Expenses to such redemption date. Any portfolio of Financed Eligible Loans sold pursuant to this Section shall have representative characteristics substantially equivalent to the portfolio of all Financed Eligible Loans including, without limitation, such characteristics as average borrower indebtedness, mix of type of loans (Stafford, PLUS, consolidation, subsidized, unsubsidized), delinquency and default rate, loans in claim status, maturity, type of educational institution for which the loan funded costs of attendance (four year, two year, proprietary and nonproprietary), identity of Guaranty Agency, and other similar characteristics which may impact upon the value of such Financed Eligible Loans. The holder of the Purchase Option shall exercise such option by delivering a written notice stating its desire to exercise this option to the Securities Depository, the Indenture Trustee, the Auction Agent, the Broker-Dealers and the Rating Agencies at least fifteen Business Days prior to the Auction Rate Distribution Date for such Class of the Auction Rate Notes that it intends to exercise its Purchase Option and by delivering to the Indenture Trustee an amount equal to the purchase price of such Financed Eligible Loans on or before the tenth Business Day prior to the Auction Rate Distribution Date for such Class of the Auction Rate Notes. If the holder of the Purchase Option fails to provide the required purchase price, no Auction Rate Notes of such Class shall be called for redemption pursuant to Section 2.09(d) of the Indenture. The Indenture Trustee may consult, and, at the direction of the Issuer, shall consult, with a financial advisor, including an Underwriter, an Initial Purchaser, a Remarketing Agent or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered by any Nelnet Eligible Purchaser. From the proceeds of the sale of the Financed Eligible Loans and the amounts on deposit in the Funds and Accounts described in this Section, the Indenture Trustee shall deposit amounts sufficient to redeem the related Class or portion thereof of the Auction Rate Notes on the next succeeding Auction Rate Distribution Date pursuant to the optional redemption provisions of
Section 2.09(d) of the Indenture and to pay any Issuer Derivative Payments corresponding to such Class of the Auction Rate Notes into separate Accounts established by the Indenture Trustee within the Note Payment Fund and shall deposit the remainder to the Collection Fund. The Indenture Trustee shall use the amounts on deposit in those Accounts to redeem such portion of the Class of the Auction Rate Notes on the applicable Auction Rate Distribution Date and to pay any such Issuer Derivative Payments pursuant to the corresponding Derivative Product. Subject to Section 2.09(k) of the Indenture, Nelnet, Inc. shall not have the right to exercise this Purchase Option for the redemption of Class B Notes until all of the Class A Notes are no longer Outstanding.

        Nelnet, Inc. may transfer ownership of the Purchase Option described in this Section at any time to any Nelnet Eligible Purchaser.

                                   APPENDIX C

                            TRANSFER RESTRICTIONS FOR
                              THE CLASS A-5A NOTES


        1. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined in this Appendix C are defined in the Indenture, which also contains rules as to usage that shall be applicable herein.

        2. The Indenture Trustee, as registrar for the Class A-5a Notes, shall provide for the registration of the Class A-5a Notes and of transfers and exchanges of the Class A-5a Notes pursuant to Section 2.03 of the Indenture.

        3. The Class A-5a Notes will be initially represented by registered notes of such Class in global form and shall be issued in the manner set forth in Section 2.01 of the Indenture. The global notes may be reissued and represented by Class A-5a Notes in definitive form pursuant to Section 2.01(d) of the Indenture.

        4. Any transfer made in violation of Section 2.03 of the Indenture or this Appendix C of Class A-5a Notes that represent a beneficial interest in a Rule 144A Certificate such that the beneficial interest is then held in Regulation S Certificate, or vice versa, shall be null and void and of no effect.

        5. Each purchaser of the Class A-5a Notes that represent a beneficial interest in a Global Certificate will be deemed to have represented and agreed, and each purchaser of a Definitive Certificate will be required to certify in writing, that:

               (i) in connection with the purchase of the Class A-5a Notes, (1) none of the Issuer, the Indenture Trustee, the Initial Purchasers or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such beneficial owner; (2) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Indenture Trustee or the Initial Purchasers or any of their respective affiliates other than any statements in the final offering memorandum for such notes, and such beneficial owner has read and understands such final offering circular; (3) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Indenture Trustee, or the Initial Purchasers or any of their respective affiliates; and (4)(A) the purchaser is a Qualified Institutional Buyer and is acquiring such Class A-5a Notes for its own account or as a fiduciary or agent for others (which others also must be Qualified Institutional Buyers), for investment purposes and not for distribution in violation of the Securities Act, and it is able to bear the economic risk of an investment in the Class A-5a Notes and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Class A-5a

        Notes or (B) with respect to the Class A-5a Notes, the purchaser is a Non-U.S. Person outside the United States of America, acquiring the Class A-5a Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S;

               (ii) the purchaser understands that the Class A-5a Notes are being offered only in a transaction that does not require registration under the Securities Act and, if such purchaser decides to resell or otherwise transfer such Class A-5a Notes, then it agrees that it will resell or transfer such Class A-5a Notes only (A) so long as such Class A-5a Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer acquiring the Class A-5a Notes for its own account or as a fiduciary or agent for others (which others must also be Qualified Institutional Buyers) to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A, (B) pursuant to an effective registration statement under the Securities Act, or (C) with respect to the Class A-5a Notes, to a purchaser who is a Non-U.S. Person outside the United States of America, acquiring the Class A-5a Notes pursuant to an exemption from registration under the Securities Act in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable United States state securities or "blue sky" laws or any securities laws of any other jurisdiction;

               (iii) unless the relevant legend set out below has been removed from the Class A-5a Notes such purchaser shall notify each transferee of the Class A-5a Notes that (A) such Class A-5a Notes have not been registered under the Securities Act, (B) the holder of such Class A-5a Notes is subject to the restrictions on the resale or other transfer thereof described in paragraph (ii) above, (C) such transferee shall be deemed to have represented (1) as to its status as a Qualified Institutional Buyer or, with respect to the Class A-5a Notes, a purchaser acquiring the Class A-5a Notes in an offshore transaction pursuant to the requirements of Regulation S, as the case may be, (2) if such transferee is a Qualified Institutional Buyer, that such transferee is acquiring the Class A-5a Notes for its own account or as a fiduciary or agent for others (which others also must be Qualified Institutional Buyers) (or that such transferee is acquiring such Class A-5a Notes pursuant to an effective registration statement under the Securities
        Act), (3) if such transferee is a Non-U.S. Person outside the United States of America, that such transferee is acquiring the Class A-5a Notes pursuant to an exemption from registration under the Securities Act in accordance with the requirements of Rule 903 or Rule 904 of Regulation S, (4) that such transferee is not an underwriter within the meaning of Section 2(11) of the Securities Act, and (5) that such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing;

               (iv) the acquisition or purchase by an employee benefit plan or other retirement arrangements ("Plan") of a Class A-5a Note will not constitute or otherwise result in: (A) in the case of a Plan subject to
        Section 406 of Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and
        (B) in the case of a Plan subject to a substantially similar federal, state, local or foreign law ("Similar Law"), a non-exempt violation of such substantially Similar Law; and

               (v) it is aware that, except as otherwise provided in the indenture, any Class A-5a Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Certificates and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

        6. By acceptance of a Class A-5a Note, whether upon original issuance or subsequent transfer, each Registered Owner of such Class A-5a Note (or a beneficial interest therein), acknowledges or is deemed to acknowledge, as the case may be, the restrictions on the transfer of such Class A-5a Note and that the following securities legend (the "Securities Legend") shall be affixed to each Rule 144A Certificate, each Regulation S Certificate and each Definitive Certificate unless determined otherwise in accordance with applicable law:

               THIS CLASS A-5a NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, MAY NOT BE OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER LAWS. THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN [$5,000 AND ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF] [$50,000 AND ANY INTEGRAL MULTIPLE THEREOF]. THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS CLASS A-5a NOTE IS HEREBY DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT IT WILL RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, AS A MATTER OF U.S. LAW, ONLY (A)(1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE, PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), THAT IS ACQUIRING THIS CLASS A-5a NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT ) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS CLASS A-5a NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.

               UPON ACQUISITION OR TRANSFER OF A CLASS A-5a NOTE OR A BENEFICIAL INTEREST IN A CLASS A-5a NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN"), SUCH CLASS A-5a NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR PURCHASE WILL NOT CONSTITUTE OR OTHERWISE RESULT IN: (I) IN THE CASE OF A PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY A CLASS OR OTHER APPLICABLE EXEMPTION AND (II) IN THE CASE OF A PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW ("SIMILAR LAW"), A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW. ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.

               THIS CLASS A-5a NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS CLASS A-5a NOTE, TO REFLECT ANY CHANGE IN APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS CLASS A-5a NOTE AND ANY CLASS A-5a NOTE ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS CLASS A-5a NOTE ONLY IN ACCORDANCE WITH ANY SUCH AMENDMENT OR SUPPLEMENT IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.

        Upon the transfer, exchange or replacement of a Rule 144A Certificate or a Regulation S Certificate bearing the legend set forth above, or upon specific request for removal of the legends, the Issuer or the Indenture Trustee will deliver only replacement Rule 144A Certificates or Regulation S Certificates, as the case may be, that bear such applicable legends, or will refuse to remove such applicable legends, unless there is delivered to the Issuer and the Indenture Trustee such satisfactory evidence (which may include a legal opinion) as may reasonably be required by the Trust and the Indenture Trustee that neither the applicable legends nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

        Whenever a Global Certificate is to be exchanged for Definitive Certificates, such Definitive Certificates will be issued within five business days of delivery to the Indenture Trustee of the information and any required certification described in the preceding paragraph against the surrender of the relevant Global Certificate at the specified office of the Indenture Trustee. Such exchange shall be effected in accordance with the regulations concerning the transfer and registration from time to time relating to the Class A-5a Notes and shall be effected without charge, but against such indemnity as the Indenture Trustee may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange.

        Each Registered Owner of such Class A-5a Note, by its acceptance of a Class A-5a Note or a beneficial interest therein, respectively, also agrees that it will transfer such Class A-5a Note or beneficial interest therein, as the case may be, only as provided in this Appendix C and in accordance with the Indenture. In addition, by acceptance of any Class A-5a Note or beneficial interest therein, as applicable, each proposed transferee thereof is hereby deemed to have agreed with the conditions set forth in the Securities Legend and agreed, by virtue of its acceptance of such Class A-5a Note or beneficial interest therein, as the case may be, to indemnify the Administrator, the Servicer, the Indenture Trustee the Eligible Lender Trustee, the Remarketing Agents (in the event such transfer is made pursuant to a successful remarketing on a Reset Date) and the Issuer against any and all liability that may result if such transfer is not made in a manner consistent with the restrictions set forth in the Securities Legend. In addition to any applicable restrictions in the Indenture, with respect to the transfer and registration of transfer of any Class A-5a Note registered in the name of a Registered Owner other than DTC or its nominee, to a transferee that takes delivery in the form of a Definitive Certificate, in a transaction other than pursuant to an effective registration statement under the Securities Act, the Indenture Trustee shall register the transfer of such Definitive Certificate if (i)(A) the requested transfer is being made to a transferee who has provided the Indenture Trustee and the Issuer with a Rule 144A and Related Matters Certificate, substantially in the form attached as Annex 1 to this Appendix C, (B) such transferee has provided comparable evidence as to its Qualified Institutional Buyer status, or (C) such transfer is being made in compliance with Regulation S and such transferee has provided the Indenture Trustee and the Issuer with a Regulation S and Related Matters Certificate, substantially in the form attached as Annex 2 to this Appendix C, and (ii) the applicable transferor has provided the Indenture Trustee and the Issuer with a Transferor Letter, substantially in the form of Annex 3 to this Appendix C.

                              ANNEX 1 TO APPENDIX C

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE


                                     [Date]

Wells Fargo Bank, National Association,
 as Indenture Trustee
Sixth and Marquette, N9303-110
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Department

Nelnet Education Loan Funding, Inc.
121 South 13th Street, Suite 201
Lincoln, Nebraska  68508

        Re: Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Class 2004-2A-5a [Reset Rate Notes][Auction Rate Notes].

Ladies and Gentlemen:

        In connection with our purchase of the Class A-5a Notes of the above-referenced series, the undersigned certifies to each of the parties to whom this letter is addressed that it is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

        (A) It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

        Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

        Amount: $_________________; and

        (B) The dollar amount set forth above is:

        1. [ ] greater than $100 million and the undersigned is one of the following entities:

                [ ] an insurance company as defined in Section 2(13) of the Securities Act; or

                [ ] an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

                [ ] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
                        (d) of the Small Business Investment Act of 1958; or

                                     C-A-1-1

                [ ] a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                [ ] a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

                [ ] a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

               [ ] a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

               [ ] an investment adviser registered under the Investment Advisers Act; or

        2. [ ] greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

        3. [ ] less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

        4. [ ] less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

        5. [ ] less than $100 million, and the undersigned is an entity, all the equity owners of which are Qualified Institutional Buyers.

                                     C-A-1-2

        The undersigned further certifies that it is purchasing the Class A-5a Notes for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A (a "Qualified Institutional Buyer"). It is aware that the sale of the Class A-5a Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A. The undersigned understands that the Class A-5a Notes may transferred only (A) so long as such Class A-5a Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer acquiring the Class A-5a Notes for its own account or as a fiduciary or agent for others (which others must also be Qualified Institutional Buyers) to whom notice is given that the transfer is being made in reliance on Rule 144A, (B) pursuant to an effective registration statement under the Securities Act, or (C) with respect to Class A-5a Notes, to a purchaser who is a Non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Class A-5a Notes pursuant to an exemption from registration under the Securities Act in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable United States state securities or "blue sky" laws or any securities laws of any other jurisdiction.

        The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Class A-5a Notes, it will not transfer or exchange any of the Class A-5a Notes unless: (1) the sale is to an Eligible Purchaser (as defined below), (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever, and (3) such transferee shall deliver a Rule 144A and Related Matters Certificate to substantially the same effect as this letter to the addressees hereof or a Regulation S and Related Matters Certificate substantially in the same form as Annex 2 to Appendix C to the Indenture, or such other evidence as may be reasonably acceptable to the Issuer.

        The undersigned hereby represents and warrants that the undersigned is accepting ownership of the Class A-5a Notes in compliance with the restrictions set forth in Section 5 of Appendix C to the Indenture of Trust, dated as of April 1, 2004 (the "Indenture"), among Nelnet Education Loan Funding, Inc., Wells Fargo Bank, National Association, as eligible lender trustee, and Wells Fargo Bank, National Association, as indenture trustee, and acknowledges that the Class A-5a Notes will be issued with the legends set forth in Section 6 of Appendix C to the Indenture.

        "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (A)(i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is a Qualified Institutional Buyer as defined under Rule 144A of the Securities Act or any entity in which all of the equity owners come within such paragraphs, (B) can make representations with respect to itself to substantially the same effect as the representations set forth in the Regulation S and Related Matters Certificate in the same form as Annex 2 to Appendix C to the Indenture, or (C)(i) can make representations with respect to itself substantially to the same effect as the representations set forth herein (other than to its status as a Qualified Institutional Buyer), and
(ii) is acquiring such Class A-5a Notes in reliance on an exemption to the Securities Act other than Rule 144A in accordance with any applicable United States state securities or "Blue Sky" laws.

                                     C-A-1-3

        If the Purchaser proposes that its Class A-5a Notes be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

        Name of Nominee (if any): _____________________

        IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the ____ day of ___________, 20__.

                                       Name of Institution

                                       -------------------------------------
                                       Signature

                                       -------------------------------------
                                       Name

                                       -------------------------------------
                                       Title

                             NOMINEE ACKNOWLEDGMENT

        The undersigned hereby acknowledges and agrees that as to the Class A-5a Notes being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                       By:
                                            ------------------------------------
                                                     Duly Authorized



                                      C-A-1-4

                              ANNEX 2 TO APPENDIX C

              FORM OF REGULATION S AND RELATED MATTERS CERTIFICATE


                                     [Date]

Wells Fargo Bank, National Association,
 as Indenture Trustee
Sixth and Marquette, N9303-110
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Department

Nelnet Education Loan Funding, Inc.
121 South 13th Street, Suite 201
Lincoln, Nebraska  68508

                Re: Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Class 2004-2A-5a [Reset Rate Notes][Auction Rate Notes].

Ladies and Gentlemen:

        In connection with our purchase of the Class A-5a Notes of the above-referenced series, the undersigned certifies to each of the parties to whom this letter is addressed that it is a Non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Class A-5a Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S.

        The undersigned further certifies that it is purchasing the Class A-5a Notes for its own account or for the account of others that independently qualify as Non-U.S. Persons (as defined in Regulation S) outside the United States of America. It is aware that the sale of the Class A-5a Notes is being made in reliance on its continued compliance with Rule 903 or Rule 904 of Regulation S. The undersigned understands that the Class A-5a Notes may resold or transferred only (A) so long as such Class A-5a Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer acquiring the Class A-5a Notes for its own account or as a fiduciary or agent for others (which others must also be Qualified Institutional Buyers) to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A, (B) pursuant to an effective registration statement under the Securities Act, or (C) to a purchaser who is a Non-U.S. Person (as defined in Regulation S) outside the United States of America, acquiring the Class A-5a Notes pursuant to an exemption from registration under the Securities Act in accordance with Rule 903 or Rule 904 of Regulation S, in each case in accordance with any applicable United States state securities or "blue sky" laws or any securities laws of any other jurisdiction.

        The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Class A-5a Notes, it will not transfer or exchange any of the Class A-5a Notes unless: (1) the sale is to an Eligible Purchaser (as defined below), (2) all offers or solicitations in connection with the sale,

                                     C-A-2-1
whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever, and (3) such transferee shall deliver a Rule 144A and Related Matters Certificate substantially in the same form as Annex 1 to Appendix C to the Indenture, or a Regulation S and Related Matters Certificate to substantially the same effect as this letter to the addressees hereof or such other evidence as may be reasonably acceptable to the Issuer and the Indenture Trustee.

        The undersigned hereby represents and warrants that the undersigned is accepting ownership of the Class A-5a Notes in compliance with the restrictions set forth in Section 5 of Appendix C to the Indenture of Trust, dated as of April 1, 2004 (the "Indenture"), among Nelnet Education Loan Funding, Inc., Wells Fargo Bank, National Association, as eligible lender trustee, and Wells Fargo Bank, National Association, as indenture trustee, and acknowledges that the Class A-5a Notes will be issued with the legends set forth in Section 6 to Appendix C to the Indenture.

        "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (A)(i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is a Qualified Institutional Buyer as defined under Rule 144A of the Securities Act or any entity in which all of the equity owners come within such paragraphs, (B)(i) can make representations with respect to itself to substantially the same effect as the representations set forth in the Regulation S and Related Matters Certificate in the same form as Annex 2 to Appendix C to the Indenture, and (ii) is acquiring such Class A-5a Notes pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, or (C)(i) can make representations with respect to itself substantially to the same effect as the representations set forth herein (other than to its status as a Qualified Institutional Buyer), and (ii) is acquiring such Class A-5a Notes in reliance on an exemption to the Securities Act other than Rule 144A in accordance with any applicable United States state securities or "Blue Sky" laws.

        If the Purchaser proposes that its Class A-5a Notes be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

        Name of Nominee (if any): _____________________

        IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the ____ day of ___________, 20__.

                                          Name of Institution

                                          ---------------------------------
                                          Signature

                                          ---------------------------------
                                          Name

                                          ---------------------------------
                                          Title

                                     C-A-2-2

        Nominee Acknowledgment

                             NOMINEE ACKNOWLEDGMENT

        The undersigned hereby acknowledges and agrees that as to the Class A-5a Notes being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                         By:
                                              ----------------------------------
                                                       Duly Authorized


                                     C-A-2-3

                              ANNEX 3 TO APPENDIX C

                            FORM OF TRANSFEROR LETTER


                                     [Date]

Wells Fargo Bank, National Association,
 as Indenture Trustee
Sixth and Marquette, N9303-110
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Department

Nelnet Education Loan Funding, Inc.
121 South 13th Street, Suite 201
Lincoln, Nebraska  68508

                Re: Nelnet Education Loan Funding, Inc., Student Loan Asset-Backed Notes, Class 2004-2A-5a [Reset Rate Notes][Auction Rate Notes].

Ladies and Gentlemen:

        In connection with our disposition of the Class A-5a Notes of the above-referenced class owned by us, we certify that (a) we understand that the Class A-5a Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Securities Act, and (b) we have not offered or sold any Class A-5a Notes to, or solicited offers to buy any Class A-5a Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Securities Act.

                                          Very truly yours,


                                          Print Name of Transferor



                                          By:
                                               ---------------------------------
                                                 Authorized Officer


                                    C-A-3-1

                                    EXHIBIT A

                            FORM OF LIBOR RATE NOTES


               EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY

                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTE
                        SENIOR CLASS 2004-2A-[1][2][3][4]
                                LIBOR RATE NOTES

REGISTERED NO. R-__                                 REGISTERED $________________

     MATURITY DATE        INTEREST RATE   ORIGINAL ISSUE   CUSIP NO.   ISIN NO.
                                               DATE

 Quarterly Distribution    Three-Month    April 29, 2004   64031R__   US64031R__
      Date in ____        LIBOR + ____%

PRINCIPAL SUM:  **__________________________________ AND 00/100 DOLLARS**

REGISTERED OWNER:  **CEDE & CO.**

        NELNET EDUCATION LOAN FUNDING, INC., a corporation organized under the corporation laws of the State of Nebraska (the "Issuer," which term includes any successor corporation under the Indenture of Trust, dated as of April 1, 2004 (the "Indenture"), among the Issuer, Wells Fargo Bank, National Association, as eligible lender trustee, and Wells Fargo Bank, National Association, as trustee (the "Indenture Trustee," which term includes any successor trustee under the Indenture)) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum hereof (payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the Principal Sum hereof and denominator of which is $167,000,000 by (ii) the aggregate amount, if any, payable on the Class A-[1][2][3][4] Notes on such Quarterly Distribution Date in accordance with the Indenture), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), at the designated corporate trust office of the Indenture Trustee, as paying agent, trustee, authenticating agent and registrar for the Series 2004-2 Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Quarterly Distribution Date to which interest has been paid hereon, until the payment of said principal sum in full.

        Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

        The Issuer shall pay interest on this note at a per annum rate equal to Three-Month LIBOR plus ____%, on each Quarterly Distribution Date until the principal of this note is paid or made available for payment, on the principal amount of this note outstanding on the preceding Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date); provided, however, the interest rate on the Class A-[1][2][3][4] Notes until the first Quarterly Payment Date shall be the rate set forth in the Indenture. Interest on this note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Accrual Period, the Closing Date) to but excluding the following Quarterly Distribution Date (each an "Accrual Period") computed a 360-day year and actual days elapsed. LIBOR shall be determined on the second Business Day preceding each Accrual Period and shall become effective on the first day of such Accrual Period.

        The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

        Principal of the Class A-[1][2][3][4] Notes shall be allocable on each Quarterly Distribution Date and payable to the extent moneys have been allocated therefor pursuant to the Indenture. "Quarterly Distribution Date" means the 25th day of each February, May, August and November, commencing August 25, 2004, or, if any such date is not a Business Day, the next succeeding Business Day. All principal payments on the Class A-[1][2][3][4] Notes shall be made pro rata to the registered owners thereof.

        This note is one of a class of notes of the Issuer designated Student Loan Asset-Backed Notes, Senior Class 2004-2A-[1][2][3][4] LIBOR Rate Notes, dated the Original Issue Date, in the aggregate original principal amount of $_______________ (the "Class A-[1][2][3][4] Notes") which have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The Issuer is, simultaneously with the Class A-[1][2][3][4] Notes, issuing $_______________ of its Student Loan Asset-Backed Notes, Senior [Class 2004-2A-1, Class 2004-2A-2, Class 2004-2A-3, Class 2004-2A-4] LIBOR Rate
Notes, Class 2004-2A-5a [Reset Rate Notes and][,] Class 2004-2A-5b and Class 2004-2A-5c Auction Rate Notes (together with the Class A-[1][2][3][4] Notes, the "Class A Notes") and $__________ of its Student Loan Asset-Backed Notes, Subordinate Class 2004-2B-1 and Class 2004-2B-2 Auction Rate Notes (collectively, the "Class B Notes," and together with the Class A Notes, the "Series 2004-2 Notes"). The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with such notes.

        OPTIONAL AND MANDATORY PRINCIPAL REDUCTION PAYMENTS AND EXTRAORDINARY REDEMPTION. This note is subject to mandatory redemption, mandatory Principal Reduction Payments and extraordinary redemption, all as described in the Indenture.

        NOTICE OF REDEMPTION OR PRINCIPAL REDUCTION PAYMENTS. All Series 2004-2 Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which Principal Reduction Payments will be made on the Class A-[1][2][3][4] Notes or on which the Class A-[1][2][3][4] Notes are to be redeemed, the Indenture Trustee shall cause notice of any Principal Reduction Payments or redemption to be given by mailing a copy of the notice by first class mail to the Administrator and registered owners of the Class A-[1][2][3][4] Notes designated for reduction or redemption in whole or in part, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of such Class A-[1][2][3][4] Notes.

        In addition, preferably five, but not less than two Business Days prior to each Quarterly Distribution Date, the Indenture Trustee shall send the Securities Depository written notice with respect to the dollar amount per $1,000 original principal amount of the Class of the Class A-[1][2][3][4] Notes that the Indenture Trustee will be paying to the Securities Depository on the Quarterly Distribution Date. The Indenture Trustee may, to the extent necessary to avoid payments of fractional cents, reduce scheduled payments by up to $1,000 for the Class A-[1][2][3][4] Notes.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of Series 2004-2 Notes.

        The principal of and interest on the Class A Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class A Notes are payable on a superior basis to such payments on the Class B Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class B Notes if all principal and interest payments due and owing at such time on the Class A Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class A Notes have been previously made or provided for as provided in the Indenture. Except as provided in the Indenture, principal allocated to pay the Class A Notes will be use to provide for payment of the Class A-1 Notes, then to provide for payment of the Class A-2 Notes, then to provide for payment of the Class A-3 Notes, then to provide for payment of the Class A-4 Notes, then, on a pro rata basis, to provide for payment of the Class A-5a Notes, the Class A-5b Notes and Class A-5c Notes, and then, on a pro rata basis to provide for payment of the Class B-1 Notes and Class B-2 Notes.

        Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Indenture Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Series 2004-2 Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Series 2004-2 Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Series 2004-2 Notes and any Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

        THE SERIES 2004-2 NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

        No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, nor against the State of Nebraska, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

        Subject to the restrictions specified in the Indenture, this note is transferable on the note register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the designated corporate trust office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Indenture Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Series 2004-2 Notes of the same class, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Series 2004-2 Note may be exchanged for other Series 2004-2 Notes in authorized denominations upon surrender of the Series 2004-2 Note to be exchanged at the designated corporate trust office of the Indenture Trustee. Upon any such presentation for exchange, one or more new Series 2004-2 Notes of the same class, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Series 2004-2 Note or Series 2004-2 Notes so surrendered will be issued to the Registered Owner of the Series 2004-2 Note or Series 2004-2 Notes so surrendered; and the Series 2004-2 Note or Series 2004-2 Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

        Notwithstanding the foregoing, so long as the ownership of the Series 2004-2 Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

        The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (c) for all other purposes, whether or not this note is overdue, and none of the Issuer, the Indenture Trustee, or any such agent shall be affected by notice to the contrary.

        To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Series 2004-2 Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Higher Education Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Quarterly Distribution Date, or rate of interest on any outstanding Series 2004-2 Notes or affect the rights of the Registered Owners of less than all of the Series 2004-2 Notes outstanding.

        The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

        Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the Indenture unless the context shall clearly indicate otherwise.

        It is hereby certified and recited that all acts and things required by the laws of the State of Nebraska to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.

        IN TESTIMONY WHEREOF, the Board of Directors of NELNET EDUCATION LOAN FUNDING, INC. has caused this note to be executed by the manual or facsimile signatures of the President and Secretary of the Issuer all as of the Original Issue Date.

                                       NELNET EDUCATION LOAN FUNDING, INC.



                                       By
                                          --------------------------------------
                                           President



                                       By
                                          --------------------------------------
                                           Secretary

                          CERTIFICATE OF AUTHENTICATION


        This note is one of the Class A-[1][2][3][4] Notes designated therein and described in the within-mentioned Indenture.

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                     Indenture Trustee



                                     By
                                        ----------------------------------------
                                            Authorized Signatory

Authentication Date:

----------------------------------------

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:                        SIGNED:
       ------------------            ------------------------------------
                              NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:

-----------------------------------


Signature(s) must be guaranteed by an
eligible guarantor institution pursuant
to Securities and Exchange Commission
Rule 17Ad-15 that is a participant in a
signature guarantor program recognized
by the Indenture Trustee

                                    EXHIBIT B

                            FORM OF RESET RATE NOTES


               THIS CLASS A-5a NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, MAY NOT BE OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER LAWS. THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN $5,000 AND ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF. THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS CLASS A-5a NOTE IS HEREBY DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT IT WILL RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, AS A MATTER OF U.S. LAW, ONLY (A)(1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE, PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), THAT IS ACQUIRING THIS CLASS A-5a NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT ) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS CLASS A-5a NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.

               UPON ACQUISITION OR TRANSFER OF A CLASS A-5a NOTE OR A BENEFICIAL INTEREST IN A CLASS A-5a NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN"), SUCH CLASS A-5a NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR PURCHASE WILL NOT CONSTITUTE OR OTHERWISE RESULT IN: (I) IN THE CASE OF A PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406

        OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY A CLASS OR OTHER APPLICABLE EXEMPTION AND (II) IN THE CASE OF A PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW ("SIMILAR LAW"), A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW. ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.

               THIS CLASS A-5a NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS CLASS A-5a NOTE, TO REFLECT ANY CHANGE IN APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS CLASS A-5a NOTE AND ANY CLASS A-5a NOTE ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS CLASS A-5a NOTE ONLY IN ACCORDANCE WITH ANY SUCH AMENDMENT OR SUPPLEMENT IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.

               EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY



                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTE
                             SENIOR CLASS 2004-2A-5A
                                RESET RATE NOTES

REGISTERED NO. R-__                                      REGISTERED $200,000,000

     MATURITY DATE     INTEREST RATE   ORIGINAL ISSUE     CUSIP NO.     ISIN NO.
                                                 DATE

 Quarterly Distribution     Reset Rate      April 29, 2004
 Date in February, 2039

PRINCIPAL SUM:  **TWO HUNDRED MILLION AND 00/100 DOLLARS**

REGISTERED OWNER:  **CEDE & CO.**

        NELNET EDUCATION LOAN FUNDING, INC., a corporation organized under the corporation laws of the State of Nebraska (the "Issuer," which term includes any successor corporation under the Indenture of Trust, dated as of April 1, 2004 (the "Indenture"), among the Issuer, Wells Fargo Bank, National Association, as eligible lender trustee, and Wells Fargo Bank, National Association, as trustee (the "Indenture Trustee," which term includes any successor trustee under the Indenture)) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum hereof (payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the Principal Sum hereof (as modified by Annex 2 attached hereto) and denominator of which is $200,000,000 by (ii) the aggregate amount, if any, payable on the Class A-5a Notes on such Quarterly Distribution Date in accordance with the Indenture), but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), at the designated corporate trust office of the Indenture Trustee, as paying agent, trustee, authenticating agent and registrar for the Series 2004-2 Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Quarterly Distribution Date to which interest has been paid hereon, until the payment of said principal sum in full.

        Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

        The Issuer shall pay interest on this note at the rate set forth in Annex 1, on each Quarterly Distribution Date until the principal of this note is paid or made available for payment, on the principal amount of this note outstanding on the preceding Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date). Interest on this note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Accrual Period, the Closing
Date) to but excluding the following Quarterly Distribution Date (each an "Accrual Period") as set forth in Annex 1.

        The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

        Principal of the Class A-5a Notes shall be allocable on each Quarterly Distribution Date and payable as set forth in Annex 1 to the extent moneys have been allocated therefor pursuant to the Indenture and as set forth in Annex 1. "Quarterly Distribution Date" means the 25th day of each February, May, August and November, commencing August 25, 2004, or, if any such date is not a Business Day, the next succeeding Business Day.

        If during any Reset Period (including the initial Reset Period) the Class A-5a Notes constitute Non-Amortizing Reset Rate Notes (as defined in the Indenture and as set forth in Annex 1), the registered owners of the Class A-5a Notes will not be paid principal on any related Quarterly Distribution Date when principal is allocated to the Class A-5a Notes. All such allocated principal will be deposited into the related Class A-5a Redemption Account for payment on the Class A-5a Notes, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A to the Indenture. All principal payments on the Class A-5a Notes shall be made pro rata to the registered owners thereof.

        Interest on the Class A-5a Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-5a Notes until the principal amount thereof is paid in full, at a rate equal to the Class A-5a Notes Interest Rate. The Class A-5a Notes Interest Rate will be reset on each related Reset Date set forth in Annex 1 in accordance with the provisions of Appendix A to the Indenture. The initial Reset Date for the Class A-5a Notes is the Quarterly Distribution Date in May of 2009. The "Class A-5a Notes Interest Rate" for each Accrual Period during the initial Reset Period, shall be equal to an annual rate of Three-Month LIBOR + ____%, calculated on the basis of the actual number of days elapsed and a 360 day year.

        On each Reset Date for the Class A-5a Notes, the Indenture Trustee, in its capacity as DTC Custodian, will attach (or will send to the Registered Owner of this note if not then held in book-entry form) a revised Annex 1 setting forth the reset terms of this note and copies of the related Remarketing Terms Notice and Spread Determination Notice, which shall be considered an integral part of this note applicable during the related Reset Period. If the Class A-5a Notes are reset to bear interest as an Auction Rate, a replacement note will be provided to the Indenture Trustee, in its capacity as DTC Custodian.

        This note is one of a class of notes of the Issuer designated Student Loan Asset-Backed Notes, Senior Class 2004-2A-5a Reset Rate Notes, dated the Original Issue Date, in the aggregate original principal amount of $200,000,000 (the "Class A-5a Notes") which have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The Issuer is, simultaneously with the Class A-5a Notes, issuing $787,100,000 of its Student Loan Asset-Backed Notes, Senior Class 2004-2A-1, Class 2004-2A-2, Class 2004-2A-3 and Class 2004-2A-4 LIBOR Rate Notes and Class 2004-2A-5b and Class 2004-2A-5c Auction Rate Notes (together with the Class A-5a Notes, the "Class A Notes") and $30,600,000 of its Student Loan Asset-Backed Notes, Subordinate Class 2004-2B-1 and Class 2004-2B-2 Auction Rate Notes (collectively, the "Class B Notes," and together with the Class A Notes, the "Series 2004-2 Notes"). The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with such notes.

        OPTIONAL AND MANDATORY PRINCIPAL REDUCTION PAYMENTS AND EXTRAORDINARY REDEMPTION. This note is subject to optional and mandatory redemption, mandatory Principal Reduction Payments and extraordinary redemption, all as described in the Indenture.

        NOTICE OF REDEMPTION OR PRINCIPAL REDUCTION PAYMENTS. All Series 2004-2 Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which Principal Reduction Payments will be made on the Class A-5a Notes or on which the Class A-5a Notes are to be redeemed, the Indenture Trustee shall cause notice of any Principal Reduction Payments or redemption to be given by mailing a copy of the notice by first class mail to the Administrator and registered owners of the Class of the Class A-5a Notes designated for reduction or redemption in whole or in part, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of such Class A-5a Notes.

        In addition, preferably five, but not less than two Business Days prior to each Quarterly Distribution Date, the Indenture Trustee shall send the Securities Depository written notice with respect to the dollar amount per $1,000 original principal amount of the Class A-5a Notes that the Indenture Trustee will be paying to the Securities Depository on the Quarterly Distribution Date. The Indenture Trustee may, to the extent necessary to avoid payments of fractional cents, reduce scheduled payments by up to $1,000 for the Class A-5a Notes.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of Series 2004-2 Notes.

        The principal of and interest on the Class A Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class A Notes are payable on a superior basis to such payments on the Class B Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class B Notes if all principal and interest payments due and owing at such time on the Class A Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class A Notes have been previously made or provided for as provided in the Indenture. Except as provided in the Indenture, principal allocated to pay the Class A Notes will be use to provide for payment of the Class A-1 Notes, then to provide for payment of the Class A-2 Notes, then to provide for payment of the Class A-3 Notes, then to provide for payment of the Class A-4 Notes, then, on a pro rata basis, to provide for payment of the Class A-5a Notes, the Class A-5b Notes and Class A-5c Notes, and then, on a pro rata basis, to provide for payment of the Class B-1 Notes and Class B-2 Notes.

        Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Indenture Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Series 2004-2 Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Series 2004-2 Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Series 2004-2 Notes and any Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

        THE SERIES 2004-2 NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

        No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, nor against the State of Nebraska, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

        Subject to the restrictions specified in the Indenture, this note is transferable on the note register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the designated corporate trust office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer, including Annex 1 and Annex 3 to Appendix C to the Indenture, in form satisfactory to the Indenture Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Series 2004-2 Notes of the same class, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Series 2004-2 Note may be exchanged for other Series 2004-2 Notes in authorized denominations upon surrender of the Series 2004-2 Note to be exchanged at the designated corporate trust office of the Indenture Trustee. Upon any such presentation for exchange, one or more new Series 2004-2 Notes of the same class, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Series 2004-2 Note or Series 2004-2 Notes so surrendered will be issued to the Registered Owner of the Series 2004-2 Note or Series 2004-2 Notes so surrendered; and the Series 2004-2 Note or Series 2004-2 Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

        The Class A-5a Notes have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. No transfer, sale, pledge or other disposition of any Class A-5a Note, or any interest therein, shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act, or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is made without registration or qualification, the Indenture Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Issuer and the Indenture Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Annex 1 and Annex 3 to Appendix C to the Indenture. Such certifications shall be deemed to have been made by the transferor and transferee with respect to any transfer of an interest in a Class A-5a Note that is in book-entry form. None of the Issuer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee is obligated to register or qualify the Class A-5a Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of Class A-5a Notes, or interests therein, without registration or qualification. Any registered owner of a Class A-5a Note desiring to effect such transfer is hereby deemed to have indemnified the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal or state laws.

        Notwithstanding the foregoing, so long as the ownership of the Series 2004-2 Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

        The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (c) for all other purposes, whether or not this note is overdue, and none of the Issuer, the Indenture Trustee, or any such agent shall be affected by notice to the contrary.

        To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Series 2004-2 Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Higher Education Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Quarterly Distribution Date, or rate of interest on any outstanding Series 2004-2 Notes or affect the rights of the Registered Owners of less than all of the Series 2004-2 Notes outstanding.

        The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

        Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the Indenture unless the context shall clearly indicate otherwise.

        It is hereby certified and recited that all acts and things required by the laws of the State of Nebraska to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.

        IN TESTIMONY WHEREOF, the Board of Directors of NELNET EDUCATION LOAN FUNDING, INC. has caused this note to be executed by the manual or facsimile signatures of the President and Secretary of the Issuer all as of the Original Issue Date.

                                    NELNET EDUCATION LOAN FUNDING, INC.



                                    By
                                       -----------------------------------------
                                        President



                                    By
                                       -----------------------------------------
                                        Secretary

                          CERTIFICATE OF AUTHENTICATION


        This note is one of the Class A-5a Notes designated therein and described in the within-mentioned Indenture.

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                     Indenture Trustee



                                     By
                                        ----------------------------------------
                                            Authorized Signatory

Authentication Date:


-------------------------------

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:                       SIGNED:
       ------------------           ------------------------------------
                             NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:


--------------------------------

Signature(s) must be guaranteed by an
eligible guarantor institution pursuant
to Securities and Exchange Commission
Rule 17Ad-15 that is a participant in a
signature guarantor program
recognized by the Indenture Trustee

                                     ANNEX 1

                          REMARKETING TERMS NOTICE AND
                           SPREAD DETERMINATION NOTICE

                                     ANNEX 2

                      SCHEDULE OF EXCHANGES IN GLOBAL NOTE


        The following exchanges of a part of this Global Certificate have been made:

--------- -------------------- ----------------- -------------------- ------------------
                               Amount        of  Principal Amount of
          Amount  of Decrease  Increase      in  this         Global  Signature      of
          in Principal Amount  Principal Amount  Certificate          Authorized
          of   this Global of  this   Global     following      such  Officer        of
Date of   Certificate          Certificate       Decrease        (or  Indenture Trustee
Exchange                                         Increase)
--------- -------------------- ----------------- -------------------- ------------------


                                    EXHIBIT C

                           FORM OF AUCTION RATE NOTES


               [THIS CLASS A-5a NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, AS A MATTER OF U.S. LAW, MAY NOT BE OFFERED OR SOLD IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER LAWS. THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF NOT LESS THAN $50,000 AND ANY INTEGRAL MULTIPLE THEREOF. THE HOLDER HEREOF, BY PURCHASING OR ACCEPTING THIS CLASS A-5a
        NOTE IS HEREBY DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE ISSUER AND THE INITIAL PURCHASERS THAT IT WILL RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, AS A MATTER OF U.S. LAW, ONLY (A)(1) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE, PURSUANT TO RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A (A "QUALIFIED INSTITUTIONAL BUYER"), THAT IS ACQUIRING THIS CLASS A-5a NOTE FOR ITS OWN ACCOUNT OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS MUST ALSO BE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT ) OUTSIDE THE UNITED STATES OF AMERICA ACQUIRING THIS CLASS A-5a NOTE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY UNITED STATES STATE SECURITIES OR "BLUE SKY" LAWS OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION.

               UPON ACQUISITION OR TRANSFER OF A CLASS A-5a NOTE OR A BENEFICIAL INTEREST IN A CLASS A-5a NOTE, AS THE CASE MAY BE, BY, FOR OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN"), SUCH CLASS A-5a NOTE OWNER SHALL BE DEEMED TO HAVE REPRESENTED THAT SUCH ACQUISITION OR PURCHASE WILL NOT CONSTITUTE OR OTHERWISE RESULT IN: (I) IN THE CASE OF A PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406

        OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY A CLASS OR OTHER APPLICABLE EXEMPTION AND (II) IN THE CASE OF A PLAN SUBJECT TO A SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW ("SIMILAR LAW"), A NON-EXEMPT VIOLATION OF SUCH SUBSTANTIALLY SIMILAR LAW. ANY TRANSFER FOUND TO HAVE BEEN MADE IN VIOLATION OF SUCH DEEMED REPRESENTATION SHALL BE NULL AND VOID AND OF NO EFFECT.

               THIS CLASS A-5a NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS CLASS A-5a NOTE, TO REFLECT ANY CHANGE IN APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS CLASS A-5a NOTE AND ANY CLASS A-5a NOTE ISSUED IN EXCHANGE OR SUBSTITUTION HEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS CLASS A-5a NOTE ONLY IN ACCORDANCE WITH ANY SUCH AMENDMENT OR SUPPLEMENT IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.]

               EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY

                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTE
                      [SENIOR CLASS 2004-2A[-5A][-5B][-5C]]
                       [SUBORDINATE CLASS 2004-2B[-1][-2]]
                               AUCTION RATE NOTES

REGISTERED NO. R-__                                       REGISTERED $__________

   MATURITY DATE    INTEREST RATE   ORIGINAL ISSUE DATE   CUSIP NO.     ISIN NO.

 _________ 25, ____   Auction Rate    April 29, 2004    64031R__      US64031R__

PRINCIPAL SUM:  **___________________ DOLLARS**

REGISTERED OWNER:  **CEDE & CO.**

        NELNET EDUCATION LOAN FUNDING, INC., a corporation organized under the corporation laws of the State of Nebraska (the "Issuer," which term includes any successor corporation under the Indenture of Trust, dated as of April 1, 2004 (the "Indenture"), among the Issuer, Wells Fargo Bank, National Association, as eligible lender trustee, and Wells Fargo Bank, National Association, as trustee (the "Indenture Trustee," which term includes any successor trustee under the Indenture)) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum (stated above) [(as modified by Annex 1 attached hereto)], but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this note at the designated corporate trust office of the Indenture Trustee, as paying agent, trustee, authenticating agent and registrar for the Series 2004-2 Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Auction Rate Distribution Date to which interest has been paid hereon, until the payment of said principal sum in full.

        Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

        This note shall bear interest at an Auction Rate, all as determined in Appendix B to the Indenture.

        The principal of and interest on this note are payable in lawful money of the United States of America. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest.

        Interest payable on this note shall be computed on the assumption that each year contains 360 days and actual days elapsed.

        This note is one of a class of notes of the Issuer designated Student Loan Asset-Backed Notes, [Senior Class 2004-2A[-5a][-5b][-5c]] [Subordinate Class 2004-2B[-1][-2]] Auction Rate Notes, dated the Original Issue Date, in the aggregate original principal amount of __________ (the ["Class A[-5a][-5b][-5c] Notes"] ["Class B[-1][-2] Notes"]) which have been authorized by the Issuer under a certain resolution, and issued by the Issuer pursuant to the Indenture. The Issuer is, simultaneously with the [Class A[-5a][-5b][-5c] Notes] [Class B[-1][-2] Notes], issuing $__________ of its Student Loan Asset-Backed Notes, Subordinate [Class 2004-2B-1 and Class 2004-2B-2] Auction Rate Notes ([the "Class B[-1][-2] Notes, and together with the Class B[-1][-2] Notes,] the "Class B Notes")] and $__________ of its Student Loan Asset-Backed Notes, Senior Class 2004-2A-1, Class 2004-2A-2, Class 2004-2A-3 and Class 2004-2A-4 LIBOR Rate
Notes, Class 2004-2A-5a [Reset Rate Notes and][, Class 2004-2A-5b and Class 2004-2A-5c] Auction Rate Notes (collectively, [together with the Class A[-5a][-5b][-5c] Notes,] the "Class A Notes," and together with the Class B Notes, the "Series 2004-2 Notes"). The proceeds of such notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of student loans, fund a reserve fund and to pay certain costs and expenses in connection with such notes.

        OPTIONAL, MANDATORY AND EXTRAORDINARY REDEMPTION. This note is subject to optional, mandatory and extraordinary redemption, all as described in the Indenture.

        NOTICE OF REDEMPTION. Notice of the call for redemption shall be given by the Indenture Trustee by mailing a copy of the notice at least 10 days prior to the redemption date to the Registered Owners of the [Class A[-5a][-5b][-5c] Notes] [Class B[-1][-2] Notes] to be redeemed in whole or in part at the address of such Registered Owner last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption of such Class B Notes for which no such failure or defect occurs. All [Class A[-5a][-5b][-5c] Notes] [Class B[-1][-2] Notes] called for redemption will cease to bear interest after the specified redemption date, provided funds for their payment are on deposit at the place of payment at the time. If less than all [Class A[-5a][-5b][-5c] Notes] [Class B[-1][-2] Notes] are to be redeemed, [Class A[-5a][-5b][-5c] Notes] [Class B[-1][-2] Notes] shall be selected for redemption or purchase as provided in the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of Series 2004-2 Notes.

        The principal of and interest on the Class A Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class A Notes are payable on a superior basis to such payments on the Class B Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class B Notes; provided, however, that current principal and interest may be paid on the Class B Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class B Notes if all principal and interest payments due and owing at such time on the Class A Notes and any Issuer Derivative Payments which are paid on a parity with interest on the Class A Notes have been previously made or provided for as provided in the Indenture. Except as provided in the Indenture, principal allocated to pay the Class A Notes will be use to provide for payment of the Class A-1 Notes, then to provide for payment of the Class A-2 Notes, then to provide for payment of the Class A-3 Notes, then to provide for payment of the Class A-4 Notes, then, on a pro rata basis, to provide for payment of the Class A-5a Notes, the Class A-5b Notes and Class A-5c Notes, and then to provide for payment of the Class B-1 Notes and Class B-2 Notes.

        Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Indenture Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Series 2004-2 Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Series 2004-2 Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Series 2004-2 Notes and any

Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

        THE SERIES 2004-2 NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

        No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any incorporator, director, officer, employee, or agent of the Issuer, nor against the State of Nebraska, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

        Subject to the restrictions specified in the Indenture, this note is transferable on the note register kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this note for transfer at the designated corporate trust office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Registered Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Series 2004-2 Notes of the same class, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Registered Owner, any Series 2004-2 Note may be exchanged for other Series 2004-2 Notes in authorized denominations upon surrender of the Series 2004-2 Note to be exchanged at the designated corporate trust office of the Indenture Trustee. Upon any such presentation for exchange, one or more new Series 2004-2 Notes of the same class, Stated Maturity, in authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Series 2004-2 Note or Series 2004-2 Notes so surrendered will be issued to the Registered Owner of the Series 2004-2 Note or Series 2004-2 Notes so surrendered; and the Series 2004-2 Note or Series 2004-2 Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

        [The Class A-5a Notes have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. No transfer, sale, pledge or other disposition of any Class A-5a Note, or any interest therein, shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act, or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is made without registration or qualification, the

Indenture Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Issuer and the Indenture Trustee in writing the facts surrounding the transfer. Such certifications shall be substantially in the forms of Annex 1 and Annex 3 to Appendix C to the Indenture. Such certifications shall be deemed to have been made by the transferor and transferee with respect to any transfer of an interest in a Class A-5a Note that is in book-entry form. None of the Issuer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee is obligated to register or qualify the Class A-5a Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of Class A-5a Notes, or interests therein, without registration or qualification. Any registered owner of a Class A-5a Note desiring to effect such transfer is hereby deemed to have indemnified the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal or state laws.]

        Notwithstanding the foregoing, so long as the ownership of the Series 2004-2 Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

        The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (c) for all other purposes, whether or not this note is overdue, and none of the Issuer, the Indenture Trustee, or any such agent shall be affected by notice to the contrary.

        To the extent permitted by the Indenture, modifications or alterations of the Indenture and any supplemental indenture may be made with the consent of less than all of the Registered Owners of the Series 2004-2 Notes then outstanding or without the consent of any of such Registered Owners (by reason of a change in the Higher Education Act or Regulation or to cure ambiguities or conflicts), but such modification or alteration is not permitted to affect the maturity date, Stated Maturity, amount, Auction Rate Distribution Date, or rate of interest on any outstanding Series 2004-2 Notes or affect the rights of the Registered Owners of less than all of the Series 2004-2 Notes outstanding.

        The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

        Any capitalized term used herein and not otherwise defined herein shall have the same meaning ascribed to such term in the Indenture unless the context shall clearly indicate otherwise.

        It is hereby certified and recited that all acts and things required by the laws of the State of Nebraska to happen, exist, and be performed precedent to and in the issuance of this note, and the passage of said resolution and the execution of said Indenture, have happened, exist and have been performed as so required.

        IN TESTIMONY WHEREOF, the Board of Directors of NELNET EDUCATION LOAN FUNDING, INC. has caused this note to be executed by the manual or facsimile signatures of the President and Secretary of the Issuer all as of the Original Issue Date.

                                      NELNET EDUCATION LOAN FUNDING, INC.



                                      By
                                         ---------------------------------------
                                          President



                                      By
                                         ---------------------------------------
                                          Secretary

                          CERTIFICATE OF AUTHENTICATION


        This note is one of the [Class A[-5a][-5b][-5c] Notes] [Class 2004-2B[-1][-2] Notes] designated therein and described in the within-mentioned Indenture.

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                      Indenture Trustee



                                      By
                                         ---------------------------------------
                                             Authorized Signatory

Authentication Date:

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.



Dated:                        SIGNED:
       -----------------             ------------------------------------
                              NOTICE: The signature on this Assignment must correspond with the name of the Registered Owner as it appears on the face of the within note in every particular.


Signature Guaranteed by:


----------------------------

Signature(s) must be guaranteed by an eligible guarantor institution pursuant to Securities and Exchange Commission Rule 17Ad-15 that is a participant in a signature guarantor program recognized by the Indenture Trustee

                                    [ANNEX 1

                      SCHEDULE OF EXCHANGES IN GLOBAL NOTE


        The following exchanges of a part of this Global Certificate have been made:

---------- ------------------- ---------------- -------------------- ------------
                               Amount        of Principal Amount of
           Amount  of Decrease Increase      in this         Global  Signature of
           in Principal Amount Principal Amount Certificate          Authorized
           of    this   Global of   this Global following      such  Officer   of
Date  of   Certificate         Certificate      Decrease        (or  Indenture
Exchange                                        Increase)            Trustee]
---------- ------------------- ---------------- -------------------- ------------

                                    EXHIBIT D

                            NOTICE OF PAYMENT DEFAULT


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                      [SENIOR CLASS 2004-2A[-5A][-5B][-5C]]
                       [SUBORDINATE CLASS 2004-2B[-1][-2]]
                               AUCTION RATE NOTES


        NOTICE IS HEREBY GIVEN that a Payment Default has occurred and is continuing with respect to the Auction Rate Notes identified above. The next Auction for the Auction Rate Notes will not be held. The Auction Rate for the Auction Rate Notes for the next succeeding Accrual Period shall be the Non-Payment Rate.

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                    Indenture Trustee



Dated:                              By
     ---------------                    ------------------------------------

                                    EXHIBIT E

                        NOTICE OF CURE OF PAYMENT DEFAULT


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                      [SENIOR CLASS 2004-2A[-5A][-5B][-5C]]
                       [SUBORDINATE CLASS 2004-2B[-1][-2]]
                               AUCTION RATE NOTES


        NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Auction Rate Notes identified above has been waived or cured. The next Auction Rate Distribution Date is __________________________ and the Auction Date is
__________________________.

                                      WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                      Indenture Trustee



Dated:                                By
     --------------                     ---------------------------------------

                                    EXHIBIT F

                       NOTICE OF PROPOSED CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                      [SENIOR CLASS 2004-2A[-5A][-5B][-5C]]
                       [SUBORDINATE CLASS 2004-2B[-1][-2]]
                               AUCTION RATE NOTES


        Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Indenture of Trust, as amended (the "Indenture") as follows:

        1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

        2. The Auction Period Adjustment in Paragraph 1 shall take place only if
(a) the Indenture Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Issuer, as required by the Indenture authorizing the change in length of one or more Auction Periods and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

        3. If the condition referred to in (a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met but the condition referred to in (b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

        4. It is hereby represented, upon advice of the Auction Agent for the [Class 2004-2A[-5a][-5b][-5c]] [Class 2004-2B[-1][-2] Notes] described herein, that there were Sufficient Bids for such [Class 2004-2A[-5a][-5b][-5c]] [Class 2004-2B[-1][-2] Notes] Notes at the Auction immediately preceding the date of this Notice.

        5. Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the [Class 2004-2A[-5a][-5b][-5c]] [Class 2004-2B[-1][-2] Notes].

                                     NELNET EDUCATION LOAN FUNDING, INC.



Dated:                               By
      --------------------              ----------------------------------------

                                    EXHIBIT G

                      NOTICE ESTABLISHING CHANGE IN LENGTH
                         OF ONE OR MORE AUCTION PERIODS


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                      [SENIOR CLASS 2004-2A[-5A][-5B][-5C]]
                       [SUBORDINATE CLASS 2004-2B[-1][-2]]
                               AUCTION RATE NOTES


        Notice is hereby given that the Issuer hereby establishes new lengths for one or more Auction Periods pursuant to the Indenture of Trust, as amended:

        1. The change shall take effect on _______________, the Interest Rate Adjustment Date for the next Auction Period (the "Effective Date").

        2. For the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be _______________, or the next succeeding Business Day if such date is not a Business Day.

        3. For Auction Periods occurring after the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be [_______________(date) and every ______________(number) ______________(day of week) thereafter] [every ______________(number) ______________(day of week)
after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in the Indenture of Trust.

        4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture of Trust and our prior notice dated _______________ regarding the proposed change.

        5. Terms not defined in this Notice shall have the meanings set forth in the Indenture of Trust relating to the [Class 2004-2A[-5a][-5b][-5c]] [Class 2004-2B[-1][-2] Notes].

                                NELNET EDUCATION LOAN FUNDING, INC.



Dated:                          By
      -------------------          --------------------------------------------

                                    EXHIBIT H

                        NOTICE OF CHANGE IN AUCTION DATE


                       NELNET EDUCATION LOAN FUNDING, INC.
                         STUDENT LOAN ASSET-BACKED NOTES
                      [SENIOR CLASS 2004-2A[-5A][-5B][-5C]]
                       [SUBORDINATE CLASS 2004-2B[-1][-2]]
                               AUCTION RATE NOTES


        Notice is hereby given by [ ], as Broker-Dealer for the Auction Rate Notes, that with respect to the Auction Rate Notes, the Auction Date is hereby changed as follows:

        1. With respect to [Class 2004-2A[-5a][-5b][-5c]] [Class 2004-2B[-1][-2]
Notes], the definition of "Auction Date" shall be deemed amended by substituting "_______________(number) Business Day" in the second line thereof and by substituting "_______________(number) Business Days" for "two Business Days" in subsection (d) thereof.

        2. This change shall take effect on _______________ which shall be the Auction Date for the Auction Period commencing on _______________.

        3. The Auction Date for the [Class 2004-2A[-5a][-5b][-5c]] [Class 2004-2B[-1][-2] Notes] shall be subject to further change hereafter as provided in the Indenture of Trust.

        4. Terms not defined in this Notice shall have the meaning set forth in the Indenture of Trust, as amended, relating to the [Class
2004-2A[-5a][-5b][-5c]] [Class 2004-2B[-1][-2] Notes].

                                       [BROKER-DEALER], as Broker-Dealer

Dated:                                 By
      -----------------------             --------------------------------------

                                    EXHIBIT I

                      ELIGIBLE LOAN ACQUISITION CERTIFICATE


        This Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust, dated as of April 1, 2004, as amended (the "Indenture"), among Nelnet Student Loan Funding, Inc. (the "Issuer"), Wells Fargo Bank, National Association, as indenture trustee (the "Indenture Trustee"), and Wells Fargo Bank, National Association, as eligible lender trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture and the Student Loan Purchase Agreement. In your capacity as Indenture Trustee, you are hereby authorized and requested to disburse to _________________ (the "Lender") the sum of $____________ (or, in the case of an exchange, the Eligible Loans listed in Exhibit A hereto) for the acquisition of Eligible Loans. With respect to such Eligible Loans to be acquired, the Issuer hereby certifies as follows:

        1. The Eligible Loans are those specified in Schedule A attached hereto (the "Acquired Eligible Loans"). The remaining unpaid principal amount of each Acquired Eligible Loan is as shown on such Schedule A.

        2. The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 5.02 of the Indenture (or, if a Financed Eligible Loan is being pledged or sold in exchange for an Acquired Eligible Loan under the Indenture, the aggregate unpaid principal amount of, and accrued interest on, such Financed Eligible Loan does not exceed the amount permitted by
Section 5.02 of the Indenture) and is being acquired at a price which permits the results of the cash flow analysis provided to each Rating Agency to be sustained.

        3. Each Acquired Eligible Loan is an Eligible Loan authorized to be acquired by and is in compliance with the provisions of the Indenture.

        4. You have been previously, or are herewith, provided with the following items (the items listed in paragraphs (a), (c), (d), (e), (g) and (h) have been received and are being retained, on your behalf, by the Issuer or a Servicer):

               (a) a copy of the Student Loan Purchase Agreement, if applicable, between the Issuer and the Eligible Lender with respect to the Acquired Eligible Loans;

               (b) a request for and release of lien from an eligible lender trustee and evidence of pledge to the Indenture, if applicable, as attached hereto as Annex A;

               (c) with respect to each Insured Loan included among the Acquired Eligible Loans, the Certificate of Insurance relating thereto;

               (d) with respect to each Guaranteed Loan included among the Acquired Eligible Loans, a certified copy of the Guarantee Agreement relating thereto;

               (e) an opinion of counsel to the Issuer specifying each action necessary to perfect a security interest in all Eligible Loans to be acquired by the Issuer pursuant to the Student Loan Purchase Agreements in favor of the Indenture Trustee in the manner provided for by the provisions of 20 U.S.C. ss. 1087-2(d)(3) or 20 U.S.C. ss. 1082(m)(1)(D)(iv), as applicable, (you are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you);

               (f) a certificate of an Authorized Representative of the Issuer to the effect that (i) the Issuer is not in default in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement relating to the Acquired Eligible Loans; (ii) with respect to all Acquired Eligible Loans which are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Eligible Loans which are Guaranteed, the corresponding Guarantee Agreement is in effect with respect thereto; (iii) the Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans; (iv) the acquisition of the Acquired Eligible Loans does not contravene the provisions of Section 5.02 of the Indenture; and (v) the purchase price paid for the Acquired Eligible Loans is reasonably equal to the fair market value of such Acquired Eligible Loans.

               (g) evidence that the promissory notes evidencing the Acquired Eligible Loans have had stamped thereon or affixed thereto (individually or by blanket endorsement) a notice specifying that they have been assigned to the Indenture Trustee with all necessary endorsements; and

               (h) instruments duly assigning the Acquired Eligible Loans to the Indenture Trustee.

        5. The Issuer is not, on the date hereof, in default under the Indenture or, if applicable, in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement relating to the Acquired Eligible Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances which would reasonably prevent reliance upon the opinion of counsel referred to in paragraphs 4(e) hereof.

        6. If applicable, all of the conditions specified in the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans and the Indenture for the acquisition of the Acquired Eligible Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive the requirement of receiving an opinion of counsel from the counsel to the Lender.

        7. If a Financed Eligible Loan is being sold or pledged in exchange for an Acquired Eligible Loan such sale and exchange shall not adversely affect the ability of the Trust Estate to make timely principal and interest payments on its Obligations.

        8. With respect to all Acquired Eligible Loans which are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Eligible Loans which are Guaranteed, the corresponding Guarantee Agreement is in effect with respect thereto.

        9. The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans.

        10. The proposed use of moneys in the Acquisition Fund is in compliance with the provisions of the Indenture.

        11. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

        12. Eligible Loans are being acquired at a price which permits the results of the cash flow analyses provided to the Rating Agencies on the Closing Date to be sustained.

        WITNESS my hand this _____ day of ___________.

                                       NELNET EDUCATION LOAN FUNDING, INC.



                                       By
                                          --------------------------------------
                                       Name
                                            ------------------------------------
                                       Title
                                             -----------------------------------

                                   SCHEDULE A

                          ELIGIBLE LOANS TO BE ACQUIRED

                                     ANNEX A

              REQUEST FOR AND NOTICE OF RELEASE OF PREVIOUS PLEDGE
                        AND ACKNOWLEDGMENT OF NEW PLEDGE


        Reference is made to the Indenture of Trust, dated as of April 1, 2004 (as amended, the "Indenture"), among Nelnet Education Loan Funding, Inc. as issuer (the "Issuer"), Wells Fargo Bank, National Association, as indenture trustee (the "Indenture Trustee") and Wells Fargo Bank, National Association, as eligible lender trustee (the "Eligible Lender Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

        By delivery of the Eligible Loan Acquisition Certificate, the Issuer has directed the Indenture Trustee to finance the Eligible Loans identified in Schedule A to the Eligible Loan Acquisition Certificate (the "Acquired Eligible Loans"). The Issuer hereby directs the Indenture Trustee to release the Acquired Eligible Loans from the security interest granted by the Issuer to Wells Fargo Bank, National Association pursuant to that certain [DESCRIPTION OF FINANCING DOCUMENT] dated as of ____________ (the "Prior Financing") between the Issuer, as issuer under the Prior Financing, and Wells Fargo Bank, National Association, as trustee under the Prior Financing (the "Prior Financing Trustee"). The Issuer has satisfied the applicable conditions for release of such Eligible Loans from the Prior Financing. The Prior Financing Trustee hereby releases the Acquired Eligible Loans from the pledge of the Prior Financing as of the date specified below.

        By delivery of the Eligible Loan Acquisition Certificate, the Issuer has also directed the Indenture Trustee to acquire the Acquired Eligible Loans as Financed Eligible Loans pursuant to the Indenture immediately upon their release from the Prior Financing. The Indenture Trustee hereby acknowledges that such Acquired Eligible Loans have been pledged by the Issuer as a part of the Trust Estate from and after the date specified below to secure the payment of Series 2004-2 Notes issued under the Indenture.

                                      I-A-1

        IN WITNESS WHEREOF, the undersigned have caused this Request for and Notice of Release of Previous Pledge and Acknowledgment of New Pledge to be executed by their duly authorized offices as of the date specified below.

                                        NELNET EDUCATION LOAN FUNDING, INC., as
                                        issuer under the Prior Financing and as
                                        Issuer under the Indenture



                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as the Prior
                                        Financing Trustee under the Prior
                                        Financing and as Indenture
                                        Trustee under the Indenture



                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

Date:
      ---------------------------

                                    EXHIBIT J

                            FORM OF MONTHLY SERVICING
                            PAYMENT DATE CERTIFICATE


        This Monthly Servicing Payment Date Certificate (this "Certificate") is being provided by [Nelnet Education Loan Funding, Inc. (the "Issuer")] [National Education Loan Network, Inc., as Administrator (the "Administrator") to Nelnet Education Loan Funding, Inc. (the "Issuer")] pursuant to Section 5.05(b) of the Indenture of Trust, dated as of April 1, 2004 (the "Indenture"), among the Issuer, Wells Fargo Bank, National Association, as eligible lender trustee, and Wells Fargo Bank, National Association, as trustee (the "Indenture Trustee"). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

        Pursuant to this Certificate, the [Issuer] [Administrator] hereby directs the Indenture Trustee to distribute to ____________________, by 1:00 p.m. (New York time) on __________, __________ (the "Monthly Servicing Payment Date"), from and to the extent of the Revenues on deposit in the Collection Fund, the $__________ Servicing Fee due with respect to the preceding calendar month.

        The Revenues available to pay the Servicing Fee on this Monthly Servicing Payment Date are equal to $__________.

        The [Issuer] [Administrator] hereby certifies that the information herein is true and accurate in all material respects and that the Indenture Trustee may conclusively rely on this Certificate with no further duty to examine or determine the information contained herein.

        IN WITNESS WHEREOF, the [Issuer] [Administrator] has caused this Certificate to be duly executed and delivered as of the date written below.

                                     [NELNET EDUCATION LOAN FUNDING, INC]
                                     [NATIONAL EDUCATION LOAN NETWORK, INC., as
                                     Administrator]



                                     By
                                        ---------------------------------------
                                         Authorized Signatory


[DATE]

                                    EXHIBIT K

                      FORM OF DISTRIBUTION DATE CERTIFICATE


        This Distribution Date Certificate (this "Certificate") is being provided by [Nelnet Education Loan Funding, Inc. (the "Issuer")] [National Education Loan Network, Inc., as Administrator (the "Administrator") to Nelnet Education Loan Funding, Inc. (the "Issuer")] pursuant to Section 5.05(c) of the Indenture of Trust, dated as of April 1, 2004 (the "Indenture"), among the Issuer, Wells Fargo Bank, National Association, as eligible lender trustee, and Wells Fargo Bank, National Association, as trustee (the "Indenture Trustee"). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

        Pursuant to this Certificate, the [Issuer] [Administrator] hereby directs the Indenture Trustee to make the following deposits and distributions to the Persons or to the account specified below by 1:00 p.m. (New York time) on __________ __, _____ (the "Distribution Date"), to the extent of (1) the amount of Revenues in the Collection Fund, (2) the amount, if any, required to be transferred from the Capitalized Interest Fund pursuant to Section 5.03(b) of the Indenture, (3) the amount, if any, required to be transferred to the Collection Fund from the Class B Supplemental Reserve Fund pursuant to Section 5.04(b) of the Indenture, (4) the amount, if any, required to be transferred to the Collection Fund from the Note Payment Fund pursuant to Section 5.06(b) of the Indenture, (5) the amount, if any, required to be transferred to the Collection Fund from the Remarketing Fee Fund pursuant to Section 5.07(b) of the Indenture, (6) the amount, if any, required to be transferred to the Collection Fund from the Reserve Fund pursuant to Section 5.08(b) of the Indenture and (7) the amount, if any, required to be transferred to the Collection Fund from the Supplemental Interest Fund pursuant to Section 5.09(b) of the Indenture. The Indenture Trustee shall make the following deposits and distributions in the following order of priority, and the Indenture Trustee shall comply with such instructions:

(i)     (a)The Servicing Fee to the Servicer,                                    $         -
                                                                                 --------------
        (b)The Indenture Trustee Fee to the Indenture Trustee,                   $         -
                                                                                 --------------
        (c)The Eligible Lender Trustee Fee to the Eligible Lender Trustee,       $         -
                                                                                 --------------
        (d)The Auction Agent Fee to the Auction Agent,                           $         -
                                                                                 --------------
        (e)The Broker-Dealer Fees to the Broker-Dealers,                         $         -
                                                                                 --------------
        (f)The Remarketing Fees to the Remarketing Agents;                       $         -
                                                                                 --------------
        (g)Other Program Expenses to the Person due such Program Expenses; and   $         -
                                                                                 --------------
        (h)The Quarterly Funding Amount to the Remarketing Fee Fund;             $         -
                                                                                 --------------
(ii)    (a)The Administration Fee to the Administrator; and                      $         -
                                                                                 --------------
        (b)Any unpaid Administration Fees, if any, from prior Quarterly          $         -
           Distribution Date;                                                    --------------



(iii)   (a)The Class A-1 Notes Interest Distribution Amount accrued since the    $         -
           prior Distribution Date to the Class A-1 Interest Account,            --------------
         (b)The Class A-2 Notes Interest Distribution Amount accrued since the   $         -
           prior Distribution Date to the Class A-2 Interest Account,            --------------
        (c)The Class A-3 Notes Interest Distribution Amount accrued since the    $         -
           prior Distribution Date to the Class A-3 Interest Account,            --------------
        (d)The Class A-4 Notes Interest Distribution Amount accrued since the    $         -
           prior Distribution Date to the Class A-4 Interest Account,            --------------
        (e)The Class A-5a Notes Interest Distribution Amount accrued since the   $         -
           prior Distribution Date to the Class A-5a Interest Account,           --------------
        (f)The Class A-5b Notes Interest Distribution Amount accrued since the   $         -
           prior Distribution Date to the Class A-5b Interest Account,           --------------
        (g)The Class A-5c Notes Interest Distribution Amount accrued since the   $         -
           prior Distribution Date to the Class A-5c Interest Account, and       --------------
        (h)The Issuer Derivative Payments which are paid on a parity with        $         -
           interest on the Class A Notes which have accrued on each Derivative   --------------
           Product since the prior Distribution Date to the corresponding
           Counterparty Payment Account;
(iv)       (a)The Outstanding Amount of the Class A-1 Notes to the Class A-1     $         -
           Redemption Account on its Stated Maturity less any amounts on         --------------
           deposit in the Class A-1 Redemption Account;
        (b)The Outstanding Amount of the Class A-2 Notes to the Class A-2        $         -
           Redemption Account on its Stated Maturity less any amounts on         --------------
           deposit in the Class A-2 Redemption Account;
        (c)The Outstanding Amount of the Class A-3 Notes to the Class A-3        $         -
           Redemption Account on its Stated Maturity less any amounts on         --------------
           deposit in the Class A-3 Redemption Account;
        (d)The Outstanding Amount of the Class A-4 Notes to the Class A-4        $         -
           Redemption Account on its Stated Maturity less any amounts on         --------------
           deposit in the Class A-4 Redemption Account;
        (e)The Outstanding Amount of the Class A-5a Notes to the Class A-5a      $         -
           Redemption Account on its Stated Maturity less any amounts on         --------------
           deposit in the Class A-5a Redemption Account;
        (f)The Outstanding Amount of the Class A-5b Notes to the Class A-5b      $         -
           Redemption Account on its Stated Maturity less any amounts on         --------------
           deposit in the Class A-5b Redemption Account; and
        (g)The Outstanding Amount of the Class A-5c Notes to the Class A-5c      $         -
           Redemption Account on its Stated Maturity less any amounts on         --------------
           deposit in the Class A-5c Redemption Account;
(v)        (a)The Class B-1 Notes Interest Distribution Amount accrued since the $         -
            prior Distribution Date to the Class B-1 Interest Account,           --------------
        (b)The Class B-2 Notes Interest Distribution Amount accrued since the    $         -
           prior Distribution Date to the Class B-2 Interest Account, and        --------------
        (c)The Issuer Derivative Payments which are paid on a parity with        $         -
           interest on the Class B Notes which have accrued on each Derivative   --------------
           Product since the prior Distribution Date to the corresponding
           Counterparty Payment Account;

                                       K-2

(vi)       The Outstanding Amount of the Class B-1 Notes and the Class B-2 Notes
           to the Class B Redemption Account on their Stated Maturity less any   $         -
           amounts on deposit in the Class B Redemption Account;                 --------------
(vii)      The amount to be distributed to the appropriate Seller or trust estate  from which Eligible Loans were purchased or transferred, an amount  equal to the unpaid interest accrued on such Eligible Loans
           Financed with the proceeds of the Series 2004-2 Notes subsequent to   $         -
           the cut off date for such Eligible Loans but prior to the Closing     --------------
           Date, until such amount has been paid in full;
(viii)     The Supplemental Interest Deposit Amount to the Supplemental Interest $         -
           Fund,                                                                 --------------
(ix)       Amounts to be deposited to the Reserve Fund (if necessary to
           reinstate  the balance of the Reserve Fund up to the Reserve Fund     $         -
           Requirement);                                                         --------------
(x)        if the Total Parity Ratio is less than 100.5% or such other
           percentage  that satisfies the Rating Agency Condition, to the Note   $         -
           Payment Fund;                                                         --------------
(xi)       (a)The Reset Rate Notes Carry-over Amount (or if the Class A-5a Notes have been reset to bear interest at an Auction Rate, the Auction
           Rate Notes Carry-over Amount) (and any accrued interest thereon) due  $         -
           and payable on the Class A-5a Notes to the Class A-5a Interest        --------------
           Account,
        (b)The Auction Rate Notes Carry-over Amount (and any accrued interest
           thereon) due and payable on the Class A-5b Notes to the Class A-5b    $         -
           Interest Account, and                                                 --------------
        (c)The Auction Rate Notes Carry-over Amount (and any accrued interest
           thereon) due and payable on the Class A-5c Notes to the Class A-5c    $         -
           Interest Account;                                                     --------------
(xii)      (a)The Auction Rate Notes Carry-over Amount (and any accrued interest
           thereon) due and payable on the Class B-1 Notes to the Class B-1      $         -
           Interest Account, and                                                 --------------
        (b)The Auction Rate Notes Carry-over Amount (and any accrued interest
           thereon) due and payable on the Class B-2 Notes to the Class B-2      $         -
           Interest Account;                                                     --------------
(xiii)  The unpaid amounts (including any unpaid Termination Payments) due on
        any Derivative Products on which Issuer Derivative Payments are paid     $         -
        on a parity with interest on the Class A Notes Amounts to the            --------------
        corresponding Counterparty Payment Account;
(xiv)   The unpaid amounts (including any unpaid Termination Payments) due on
        any Derivative Products on which Issuer Derivative Payments are paid     $         -
        on a parity with interest on the Class B Notes Amounts to the            --------------
        corresponding Counterparty Payment Account;
(xv)    The amount to be distributed to Nelnet, Inc. to reimburse it for any
        payments made by it to the Remarketing Agents for remarketing fees and   $         -
        expenses;                                                                --------------

                                       K-3

(xvi)   The amount to be distributed to the Servicer, to repurchase Eligible
        Loans that the Issuer is required to repurchase from the Servicer in     $         -
        accordance with the terms of the Servicing Agreement;                    --------------
(xvii)  Amounts to be deposited to the Class B Supplemental Reserve Fund, the
        amount, if any, required by Section 5.04(a) of the Indenture;            $         -
(xviii) The amount to be distributed to the Issuer pursuant to Section 5.10 of   --------------$
        the Indenture; and
(xix)   The amount to be transferred to the Note Payment Fund.                   $         -
                                                                                 --------------
        Total Distributions                                                      $         -
                                                                                 --------------
        Amount on deposit in the Collection Fund on this Distribution Date.      $         -
                                                                                 ---------------
        Current Pool Balance.                                                    $         -
                                                                                 ---------------

        Pursuant to this Certificate, if applicable, the [Issuer] [Administrator] further hereby directs the Indenture Trustee to withdraw (a) from the Capitalized Interest Fund for deposit to the Collection Fund pursuant to Section 5.03(b) of the Indenture an amount equal to $__________, representing the amount of insufficient Revenues in the Collection Account to make the transfers required by Section 5.05(c)(i), (ii), (iii), (iv), (v), (viii) and
(ix) of the Indenture, (b) from the Class B Supplemental Reserve Fund for deposit to the Collection Fund pursuant to Section 5.04(b) of the Indenture an amount equal to $__________, representing the amount of insufficient Revenues in the Collection Account to make the transfers required by Section 5.05(c)(v) and
(vi) of the Indenture, (c) from the Note Payment Fund for deposit to the Collection Fund pursuant to Section 5.06(b) of the Indenture an amount equal to $__________, representing the amount of insufficient Revenues in the Collection Account to make the transfers required by Section 5.05(c)(i), (ii), (iii), (iv),
(v), (vi), (viii) and (ix) and (d) from the Reserve Fund for deposit to the Collection Fund pursuant to Section 5.08(b) of the Indenture an amount equal to $__________, representing the amount of insufficient Revenues in the Collection Account to make the transfers required by Section 5.05(c)(i), (ii), (iii) and
(v) of the Indenture.

        The [Issuer] [Administrator] hereby certifies that the information herein is true and accurate in all material respects and that the Indenture Trustee may conclusively rely on this Certificate with no further duty to examine or determine the information contained herein.

        IN WITNESS WHEREOF, the [Issuer] [Administrator] has caused this Certificate to be duly executed and delivered as of the date written below.

                                    [NELNET EDUCATION LOAN FUNDING, INC]
                                    [NATIONAL EDUCATION LOAN NETWORK, INC., as
                                    Administrator]



                                    By
                                       -----------------------------------------
                                        Authorized Signatory
Date
     ----------------------

                                    EXHIBIT L

                     FORM OF STUDENT LOAN PURCHASE AGREEMENT




--------------------------------------------------------------------------------


                             LOAN PURCHASE AGREEMENT



                                 by and between




                       NELNET EDUCATION LOAN FUNDING, INC.




                                       and




                                    [SELLER],









                           Dated _____________________

--------------------------------------------------------------------------------

Section 1.       Definitions..................................................1
Section 2.       Purchase of FFELP Loans......................................5
Section 3.       Representations, Warranties, Covenants and Agreements of
                 the Seller...................................................6
Section 4.       Conditions of Purchase.......................................7
Section 5.       Rejection of FFELP Loans.....................................9
Section 6.       Repurchase Obligation........................................9
Section 7.       Notification to Borrowers...................................10
Section 8.       Obligations To Forward Payments and Communications..........10
Section 9.       Payment of Expenses and Taxes...............................11
Section 10.      Indemnification.............................................11
Section 11.      Special Provisions Relating to MPN Loans....................11
Section 12.      Other Provisions............................................12
Section 13.      Security Interest...........................................15
Section 14.      Information and Reporting...................................16

EXHIBIT A        LOAN TRANSFER ADDENDUM
EXHIBIT B        SELLER'S CLOSING CERTIFICATE
EXHIBIT C        BLANKET ENDORSEMENT OF STUDENT LOAN PROMISSORY NOTES
EXHIBIT D        BILL OF SALE
EXHIBIT E        REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER
EXHIBIT F        ACKNOWLEDGMENT

                             LOAN PURCHASE AGREEMENT


        THIS LOAN PURCHASE AGREEMENT (the "Loan Purchase Agreement") made and entered into as of this _____ day of _______________, 20__, by and between NELNET EDUCATION LOAN FUNDING, INC., formerly known as NEBHELP, INC., a Nebraska corporation (the "Corporation") acting by and through WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but as Eligible Lender Trustee (the "Eligible Lender Trustee") under the Trust Agreement or Eligible Lender Trust Agreement, as applicable from time to time (as defined herein) and [SELLER], a ____________________________ corporation, organized and existing under the laws of the State of Nevada, and having its principal offices at ______________________ (the "Seller").

                              W I T N E S S E T H :

        WHEREAS, the Corporation, by and through the Eligible Lender Trustee, desires to purchase from the Seller certain FFELP Loans, title to which will be held by the Eligible Lender Trustee pursuant to the applicable Trust Agreement or Eligible Lender Trust Agreement (as defined below), as applicable from time to time, and the Seller desires to sell certain FFELP Loans to the Corporation, title to which will be held by and through the Eligible Lender Trustee, in accordance with the terms and conditions of this Loan Purchase Agreement; and

        WHEREAS, the Corporation expects to finance from time to time its purchase and ownership of the FFELP Loans purchased hereunder through the funding made available under one or more of the Financing Agreements.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

        SECTION 1.  DEFINITIONS.

        "BORROWER" means the student or parent obligor under an Eligible Loan.

        "CERTIFICATE OF INSURANCE" means a certificate of federal loan insurance issued with respect to an Eligible Loan by the Secretary of Education pursuant to the provisions of the Higher Education Act.

        "CONTRACT OF INSURANCE" means an agreement between the Secretary of Education and either the Eligible Lender Trustee or the Seller providing for the insurance by the Secretary of Education of the principal of and accrued interest on a FFELP Loan to the maximum extent permitted under the Higher Education Act.

        "CORPORATION" means Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC., a Nebraska corporation.

        "ELIGIBLE LENDER TRUST AGREEMENT" means the Eligible Lender Trust Agreement, dated as of April 1, 2004, between the Eligible Lender Trustee and the Corporation, as amended and supplemented pursuant to the terms thereof.

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        "ELIGIBLE LENDER TRUSTEE" means Wells Fargo Bank, National Association, acting in its capacity as eligible lender trustee or successor eligible lender trustee under the Trust Agreement or Eligible Lender Trust Agreement, as applicable, and not in its individual capacity.

        "ELIGIBLE LOAN" means a FFELP Loan authorized to be acquired by the Corporation by and through the Indenture Trustee which (a) is either Insured or Guaranteed; (b) if such FFELP Loan is a subsidized Stafford loan, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments; if such FFELP Loan is a consolidation loan authorized under Section 428C of the Higher Education Act, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments to the extent applicable; and if such FFELP Loan is a PLUS loan authorized under Section 428B of the Higher Education Act, a SLS loan authorized under Section 428A of the Higher Education Act, or an unsubsidized Stafford loan authorized under Section 428H of the Higher Education Act, such FFELP Loan qualifies the holder thereof to receive Special Allowance Payments; (c) complies with each representation and warranty with respect thereto contained herein; and (d) meets the other criteria set forth in the Loan Purchase Regulations and is eligible for purchase under the terms of the applicable Financing Agreement.

        "FEDERAL CONTRACTS" means all agreements between a Guaranty Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including, but not limited to, reimbursement of amounts paid or payable upon defaulted Eligible Loans and other student loans insured or guaranteed by any Guaranty Agency and federal interest subsidy payments and Special Allowance Payments, if applicable, to holders of qualifying student loans guaranteed by any Guaranty Agency.

        "FFELP LOANS" means those specific loans acquired by the Eligible Lender Trustee, on behalf of the Corporation, from the Seller pursuant to this Loan Purchase Agreement, inclusive of the promissory notes evidencing such loans and the related documentation in connection with each thereof, which were originated under the Higher Education Act or insured by the Secretary of Health and Human Services pursuant to the Public Health Services Act.

        "FINANCING AGREEMENT" means, collectively and individually, the following: (a) the Amended and Restated Warehouse Loan and Security Agreement dated as of April 28, 2003, by and among the Eligible Lender Trustee, the Corporation as Borrower, NELnet Student Loan Warehouse Corporation-1, as original borrower, Zions First National Bank as trustee, Royal Bank of Canada, as Alternate Lender and Facility Agent, and Thunder Bay Funding Inc., as Lender (the "RBC Warehouse Loan Agreement"); (b) the Warehouse Note Purchase and Security Agreement, dated as of May 1, 2003, among the Corporation, as Borrower, the Eligible Lender Trustee, as eligible lender trustee and indenture trustee thereunder, YC SUSI Trust, as Conduit Lender, Bank of America, N.A., as Alternate Lender and Facility Agent, Gemini Securitization Corp., as Conduit Lender, Deutsche Bank AG, New York Branch, as Alternate Lender and Facility Agent, Barton Capital Corporation, as Conduit Lender, Societe Generale, as Alternate Lender and Facility Agent, and Bank of America, N.A., as Administrative Agent; (c) the Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of December 1, 1986; (d) the Trust Indenture dated as of June 1, 1993, between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as

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

successor trustee; (e) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of November 15, 1985; (f) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of July 1, 1988; (g) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of September 1, 1993;
(h) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of May 1, 1997; and (i) the Indenture of Trust, dated as of June 1, 2003, among the Corporation, Wells Fargo Bank, National Association, as indenture trustee, and Wells Fargo Bank, National Association, as eligible lender trustee; as the same may be amended, modified, supplemented, restated or otherwise altered, which is utilized to finance, from time to time, the Corporation's purchase of the FFELP Loans under this Loan Purchase Agreement.

        "GUARANTEE" or "GUARANTEED" means, with respect to a FFELP Loan, the guarantee by a Guaranty Agency, in accordance with the terms and conditions of the Guaranty Agency's Guarantee Agreement, of the principal of and accrued interest on the FFELP Loan to the maximum extent permitted under the Higher Education Act on FFELP Loans which have been originated, held and serviced in full compliance with the Higher Education Act, and the coverage of the FFELP Loan by the Federal Contracts providing, among other things, for reimbursement to a Guaranty Agency for losses incurred by it on defaulted Eligible Loans guaranteed by it to the extent of the maximum reimbursement allowed by the Federal Contracts.

        "GUARANTY AGENCY" means a state agency or a private nonprofit institution or organization which administers a Guarantee Program within a State or any successors and assignees thereof administering the Guarantee Program which has entered into a Guarantee Agreement with the Eligible Lender Trustee on behalf of the Corporation.

        "GUARANTEE AGREEMENT" means the Federal Contracts, an agreement between a Guaranty Agency and either the Eligible Lender Trustee or the Seller providing for the Guarantee by such Guaranty Agency of the principal of and accrued interest on Eligible Loans to Borrowers, made or acquired by the Eligible Lender Trustee or the Seller from time to time, and any other similar guarantee or agreement issued by a Guaranty Agency to the Corporation or the Eligible Lender Trustee pertaining to Financed Eligible Loans.

        "GUARANTEED LOANS" means FFELP Loans that are Guaranteed.

        "GUARANTEE PROGRAM" means a Guaranty Agency's student loan guaranty program pursuant to which such Guaranty Agency guarantees or insures student loans.

        "HIGHER EDUCATION ACT" shall mean Title IV, Parts B, F and G, of the Higher Education Act of 1965, as amended or supplemented and in effect from time to time, or any successor enactment thereto, and all regulations promulgated thereunder and any directives issued by the Secretary of Education.

        "INSURANCE" or "INSURED" or "INSURING" means, with respect to a FFELP Loan, the insuring by the Secretary of Education (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of the principal of and accrued interest on such FFELP Loan to the maximum extent permitted under the Higher Education Act for FFELP Loans originated, held and serviced in full compliance with the Higher Education Act.

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

        "INSURED LOANS" means FFELP Loans which are Insured.

        "INTEREST SUBSIDY PAYMENTS" means interest subsidy payments received from the Secretary of Education pursuant to Section 428 of the Higher Education Act or similar payments authorized by federal law or regulation.

        "LOAN PURCHASE AGREEMENT" means this Loan Purchase Agreement including all exhibits and schedules attached hereto, and any addenda, supplements or amendments hereto.

        "LOAN PURCHASE DATE" means the date as described in Section 2(b) hereof.

        "LOAN PURCHASE REGULATIONS" means the rules and regulations of the Corporation, as may be adopted by the Corporation from time to time (with the consent of any persons required under the terms of the applicable Financing Agreement), which pertain to the Program, which shall incorporate all requirements specified in any indentures or other financing arrangements to which the Corporation is subject.

        "LOAN TRANSFER SCHEDULE" means a written schedule on a form provided by the Corporation or its servicing agent identifying the Borrower on the FFELP Loans to be purchased hereunder.

        "MASTER NOTE" means a Master Promissory Note in the form mandated by
Section 432(m)(1)(D) of the Higher Education Act, as added by Pub. L. 105-244, ss. 427,112 Stat. 1702 (1998) as amended by Public Law No: 106 554 (enacted December 21, 2000) and as codified at 20 U.S.C. ss. 1082(m)(1).

        "MPN LOAN" means a FFELP Loan evidenced by a Master Note.

        "PROGRAM" means the Corporation's Eligible Loan acquisition program under which the Eligible Lender Trustee has acquired and will acquire Eligible Loans to assist students in obtaining a post secondary education.

        "SECRETARY OF EDUCATION" means the Commissioner of Education and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

        "SELLER" means [SELLER], a _____________ [corporation], which is an "eligible lender" under the criteria established by the Higher Education Act that has received an eligible lender designation by the Secretary of Education with respect to Insured Loans or from a Guaranty Agency with respect to Guaranteed Loans, identified in the introduction to this Loan Purchase Agreement, which has sold and is selling FFELP Loans to the Corporation hereunder or, if Seller is not designated as an eligible lender under the Higher Education Act, Seller holds beneficial ownership of FFELP Loans through its eligible lender trustee, which is an eligible lender under the Higher Education Act.

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

        "SPECIAL ALLOWANCE PAYMENTS" means special allowance payments authorized to be made by the Secretary of Education pursuant to Section 438 of the Higher Education Act or similar allowances authorized from time to time by federal law or regulation.

        "TRUST AGREEMENT" means one of the following, as applicable: (a) the Amended and Restated Warehouse Loan and Security Agreement dated as of April 28, 2003, by and among the Eligible Lender Trustee, the Corporation as Borrower, NELnet Student Loan Warehouse Corporation 1, as original borrower, Zions First National Bank as trustee, Royal Bank of Canada, as Alternate Lender and Facility Agent, and Thunder Bay Funding Inc., as Lender (the "RBC Warehouse Loan Agreement"); (b) the Warehouse Note Purchase and Security Agreement dated as of May 1, 2003, among the Corporation, as Borrower, the Eligible Lender Trustee, as eligible lender trustee and indenture trustee thereunder, Quincy Capital Corporation, as Conduit Lender, Bank of America, N.A., as Alternate Lender and Facility Agent, Gemini Securitization Corp., as Conduit Lender, Deutsche Bank AG, New York Branch, as Alternate Lender and Facility Agent, Barton Capital Corporation, as Conduit Lender, Societe Generale, as Alternate Lender and Facility Agent, and Bank of America, N.A., as Administrative Agent; (c) the Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of December 1, 1986; (d) the Trust Indenture dated as of June 1, 1993, between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee; (e) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of November 15, 1985; (f) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of July 1, 1988; (g) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as trustee, dated as of September 1, 1993; (h) Trust Indenture between NEBHELP, INC. as assignee and Wells Fargo Bank, National Association, as successor trustee, dated as of May 1, 1997; and (i) the Indenture of Trust, dated as of June 1, 2003, among the Corporation, Wells Fargo Bank, National Association, as indenture trustee, and Wells Fargo Bank Minnesota, National Association, as eligible lender trustee.

        SECTION 2.  PURCHASE OF FFELP LOANS.

               (a) Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Seller
        (i) has sold to the Eligible Lender Trustee, acting on behalf of the Corporation, and the Corporation, acting by and through the Eligible Lender Trustee under the applicable Trust Agreement or Eligible Loan Trust Agreement, has purchased from the Seller the FFELP Loans which are Eligible Loans and specified in Annex I to this Loan Purchase Agreement; and (ii) agrees to sell to the Eligible Lender Trustee, acting on behalf of the Corporation, and the Corporation, acting by and through the Eligible Lender Trustee under the Trust Agreement or Eligible Lender Trust Agreement, as applicable, on behalf of the Corporation, agrees to buy from the Seller, a portfolio of FFELP Loans which are Eligible Loans in the aggregate unpaid principal amount as set forth in the Loan Transfer Addendum in the form set forth in Exhibit A hereto. Additional

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

        portfolios of FFELP Loans may be purchased from the Seller hereunder by the Corporation by and through the Eligible Lender Trustee from time to time in the future, if the parties hereto execute and deliver a subsequent Loan Transfer Addendum for each such purchase of a portfolio in the form set forth in Exhibit A hereto, reflecting the aggregate unpaid principal balance of Eligible Loans contained in such portfolio and the Loan Purchase Date, and if the Seller executes and delivers to the Corporation all documents required under Section 4 hereof as of the applicable Loan Purchase Date. Any subsequent purchase of an additional portfolio of FFELP Loans shall be governed in all respects by this Loan Purchase Agreement together with the Loan Transfer Addendum pertaining to such portfolio. The Seller shall deliver a Loan Transfer Schedule to the Corporation, not less than 30 days prior to the applicable Loan Purchase Date. Consummation of the sale of each FFELP Loan shall require execution and delivery to the Corporation of the Seller's Closing Certificate in the form of Exhibit B hereto (and delivery of the documents described in Exhibit B hereto), the blanket endorsement and bill of sale as well as execution and delivery by the Seller in the forms set forth in Exhibits C and D hereto, respectively. It is the intention of the Seller that the transfer from the Seller to the Eligible Lender Trustee on behalf of the Corporation constitutes a true sale of the FFELP Loans hereunder and that neither the interest in nor title to the FFELP Loans shall become or be deemed property of the Seller for any purpose under applicable law.

               (b) Delivery and payment for the FFELP Loans shall take place at a location and on a date (the "Loan Purchase Date") to be specified by the Corporation in the related Loan Transfer Addendum. The applicable Loan Purchase Date shall not be later than the date set forth in the Loan Transfer Addendum pertaining to such FFELP Loans.

               (c) Subject to the terms and conditions of this Loan Purchase Agreement, the Corporation agrees to purchase the FFELP Loans by and through the Eligible Lender Trustee at a price equal to _____% of the outstanding unpaid principal amount thereof on the Loan Purchase Date with proceeds from the obligations issued pursuant to the Financing Agreement, or such other amount agreed upon and specified in the Loan Transfer Addendum as set forth in Exhibit A hereto. The Seller shall be responsible for reporting to the Secretary of Education and, if required by the provisions of the Higher Education Act, offsetting against Interest Subsidy Payments and Special Allowance Payments made to the Seller by the Secretary of Education the entire amount of any origination fee which is authorized to be charged by the Higher Education Act with respect to the FFELP Loans sold hereunder. Additionally, the Seller shall, as a condition to the purchase by the Corporation of any FFELP Loan, be required to pay to the Corporation on the Loan Purchase Date the amount of any such origination fee which has not at that time been used to offset such Special Allowance Payments or Interest Subsidy Payments, to the extent that the Special Allowance Payments or Interest Subsidy Payments received by the Eligible Lender Trustee in connection with such FFELP Loans shall be affected. Seller shall continue due diligence servicing in compliance with the Higher Education Act, at Seller's cost, up to the applicable Loan Purchase Date; thereafter, servicing shall be paid for by, and shall be the responsibility of, the Corporation.

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

               (d) Subject to the terms and conditions of this Loan Purchase Agreement, Seller shall sell to the Corporation, by and through the Eligible Lender Trustee, all Eligible Loans made to the same Borrower(s) which are held by or on behalf of Seller (serial loans).

               (e) If Seller originates or purchases a FFELP Loan which is a consolidation loan under Section 428C of the Higher Education Act, and the proceeds of such consolidation loan are used to repay the principal and interest due on a FFELP Loan sold by Seller to the Corporation hereunder, then Seller shall rebate the premiums paid by the Corporation to Seller in connection with the purchase of said FFELP Loan by paying to the Corporation an amount equal to the same percentage of the principal balance of said FFELP Loan then outstanding as was originally paid by the Corporation therefor.

        SECTION 3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE SELLER.

               (a) With respect to FFELP Loans sold on a Loan Purchase Date, the Seller hereby makes the representations and warranties set forth in Exhibit E hereto as of such Loan Purchase Date. Each representation, warranty, certification, covenant and agreement contained in this Loan Purchase Agreement shall survive the applicable Loan Purchase Date.

               (b) The Seller shall not organize under the law of any jurisdiction other than the State under which it is organized as of the date hereof (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Corporation. Before effecting such change, the Seller shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the Corporation's interests in the FFELP Loans.

        SECTION 4. CONDITIONS OF PURCHASE. The Corporation's obligation to purchase and pay for the FFELP Loans hereunder by and through the Eligible Lender Trustee as of the date hereof and any applicable Loan Purchase Date shall be subject to each of the following conditions precedent:

               (a) All representations, warranties and statements by or on behalf of the Seller contained in this Loan Purchase Agreement shall be true on the date hereof and the applicable Loan Purchase Date.

               (b) Any notification to or approval by the Secretary of Education or a Guaranty Agency required by the Higher Education Act or a Guarantee Agreement as a condition to the assignment of the FFELP Loans shall have been made or received and evidence thereof delivered to the Corporation.

               (c) The entire interest of the Seller in each FFELP Loan shall have been duly assigned by endorsement in the form set forth in Exhibit C hereto, such endorsement to be without recourse except as provided in
        Section 6 hereof.

               (d) Physical custody and possession of the FFELP Loans (including all information and documentation which is described in the Seller's Closing Certificate as specified in Exhibit B hereto) shall be transferred in the manner directed by the Corporation.

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

               (e) The Corporation shall receive an opinion of the Seller's counsel, dated as of the date hereof covering each sale of FFELP Loans, in form and substance satisfactory to the Corporation and the Eligible Lender Trustee with respect to the Trust Agreement or Zions First National Bank as Eligible Lender Trustee with respect to the RBC Warehouse Loan Agreement, as applicable, to the effect that (i) this Loan Purchase Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid, binding and enforceable obligation of the Seller; (ii) the blanket endorsement and bill of sale required by this Loan Purchase Agreement have been duly authorized, executed and delivered by the Seller; (iii) with respect to all Insured Loans being acquired, the applicable Contract of Insurance has been duly authorized, executed and delivered by the Seller; (iv) with respect to all Guaranteed Loans being acquired, the applicable Guarantee Agreement has been duly authorized, executed and delivered by the Seller; (v) assuming the due execution and delivery thereof, each FFELP Loan constitutes the legal, valid and binding obligation of the Borrower (and of each endorser, if any) thereof, enforceable in accordance with its terms; (vi) to the knowledge of the Seller's counsel, the execution and delivery of this Loan Purchase Agreement, the consummation of the transactions therein contemplated and compliance with the terms, conditions and provisions of this Loan Purchase Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the charter, articles or bylaws of the Seller or any agreement or instrument to which the Seller is a party or by which it is bound or constitute a default thereunder; (vii) to the knowledge of the Seller's counsel, the Seller is not a party to or bound by any agreement or instrument or subject to any charter or other corporation restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Seller to perform its obligations under this Loan Purchase Agreement; (viii) no consent, approval or authorization of any government or governmental body, including, without limitation, the Federal Deposit Insurance Corporation ("FDIC"), the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state bank regulatory agency, is required in connection with the consummation of the transactions contemplated in this Loan Purchase Agreement; (ix) this Loan Purchase Agreement shall constitute a security agreement under Nebraska law and shall be effective to create, in favor of the Corporation, a perfected valid security interest in the FFELP Loans subject to no prior liens; (x) if the Corporation and the Seller are affiliates, that (A) if the Seller became a debtor under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended (the "Bankruptcy Code"), (1) Section 541(a)(1) of the Bankruptcy Code would not apply to deem the FFELP sold by the Seller to the Corporation and the proceeds therefrom as property of the bankruptcy estate of the Seller; and, therefore, (2) Section 362(a) of the bankruptcy Code would not apply to stay payment to the Corporation or its assignees; and (B) if the Seller became a debtor under the Bankruptcy Code, a court would not disregard the separate identity of the Corporation so that the assets of the Seller would be consolidated with and become a part of the Seller's bankruptcy estate; and (xi) if the Seller is a bank or savings association the deposits of which are insured by the FDIC (a "Bank") and the FDIC were appointed as receiver or conservator of such Bank, a court would not recharacterize the transfer and assignment of the FFELP Loans to the Borrower as a pledge to secure a borrowing rather than a sale of the FFELP Loans.

               (f) Delivery by the Seller to the Corporation on or before the date hereof of the following documentation: Seller's Closing Certificate in the form of Exhibit B hereto; blanket endorsement in the form of Exhibit C hereto; bill of sale in the form of Exhibit D hereto; UCC 1 Financing Statements evidencing the transfer from the Seller to the Corporation and the Eligible Lender Trustee on behalf of the Corporation, and UCC lien searches sufficiently in advance of the date hereof so as to permit review thereof by the Corporation to its satisfaction, if either or both are requested by the Corporation or a party to the Financing Agreement; and UCC termination statements or releases, if any, releasing any security interest granted by the Seller in any FFELP Loan.

               (g) Delivery by the Seller to the Corporation, (i) prior to the date hereof, of a complete Annex I listing the FFELP Loans previously transferred by the Seller to the Corporation; and (ii) prior to the Loan Purchase Date, of a fully executed and completed Loan Transfer Addendum substantially in the form of Exhibit A hereto with respect to FFELP Loans referred to in the bill of sale, and delivery of a Loan Transfer Schedule as required in Section 2(a) hereof.

               (h) Adequate funds are available to the Corporation from an indenture, Trust Agreement or other Financing Agreement relating to the Corporation's borrowings which will finance the purchase of FFELP Loans under this Loan Purchase Agreement.

               (i) Delivery by the Seller of a closing certificate dated as of the date hereof in form and substance satisfactory to the Corporation and the Eligible Lender Trustee with respect to the Trust Agreement or Zions First National Bank as trustee with respect to the RBC Warehouse Loan Agreement, as applicable, and a certificate dated as of the date hereof of the a certificate in the form attached as Annex A to the true sale/non consolidation opinion of Kutak Rock LLP dated April 29, 2004.

        SECTION 5.  REJECTION OF FFELP LOANS.

               (a) If (i) the Seller is unable to make or furnish the representations and warranties required to be made or furnished by it pursuant to this Loan Purchase Agreement as to a FFELP Loan; (ii) the Corporation determines that the Seller is unable to fulfill one or more covenants or conditions of this Loan Purchase Agreement as to a FFELP Loan; (iii) the Corporation, in its reasonable judgment, deems that a FFELP Loan does not comply with the terms and conditions of this Loan Purchase Agreement or is not being delivered in compliance with such terms and conditions; or (iv) the Corporation, in its reasonable judgment deems that a FFELP Loan is for any reason unacceptable to it, then the Corporation, within 30 days of the Loan Purchase Date, may refuse to accept and pay for such FFELP Loan (or any substitute FFELP Loan offered by the Seller in lieu thereof).

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

               (b) If the Corporation rejects a FFELP Loan, any such FFELP Loan shall be repurchased by the Seller and returned to the Seller by registered mail (for repurchase pursuant to Section 6 hereof if the student loan has previously been purchased by the Corporation), together with a letter identifying each returned FFELP Loan and stating the basis for its return. The Corporation shall cause any FFELP Loan returned to the Seller which has been endorsed to the Eligible Lender Trustee to be endorsed by the Eligible Lender Trustee to the Seller in the form set forth in Exhibit F hereto.

        The liability of the Corporation in connection with the loss of or damage to any FFELP Loan to be returned to the Seller is limited to such loss or damage occurring as a result of its gross negligence or willful misconduct in handling or safekeeping FFELP Loans.

        SECTION 6.  REPURCHASE OBLIGATION.  If:

               (a) any representation or warranty made or furnished by the Seller in or pursuant to this Loan Purchase Agreement shall prove to have been materially incorrect;

               (b) the Secretary of Education or a Guaranty Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a FFELP Loan (including any claim for Interest Subsidy Payments, Special Allowance Payments, Insurance, reinsurance or Guarantee payments) on account of any circumstance or event that occurred prior to the sale of such FFELP Loan to the Corporation by and through the Eligible Lender Trustee;

               (c) on account of any circumstance or event that occurred prior to the sale of a FFELP Loan to the Corporation, by and through the Eligible Lender Trustee, a defense is asserted by a Borrower (or endorser, if any) of the FFELP Loan with respect to Borrower's obligation to pay all or any part of the FFELP Loan, and the Corporation, in good faith, believes that the facts reported, if true, raise a reasonable doubt as to the legal enforceability of such FFELP Loan;

               (d) a FFELP Loan is required to be repurchased pursuant to
        Section 5(b) hereof; or

               (e) the instrument which Seller purports to be a FFELP Loan is not, in fact, a FFELP Loan;

then the Seller shall repurchase such FFELP Loan or purported FFELP Loan upon the request of the Corporation by paying to the Corporation the then outstanding principal balance of such FFELP Loan or purported FFELP Loan multiplied by the percentage used to calculate the purchase price specified in the applicable Loan Transfer Addendum, or otherwise (or such greater amount as may be necessary to make the Corporation and the Eligible Lender Trustee whole in light of the purchase price originally paid by the Corporation for such loan), plus interest and applicable Special Allowance Payments with respect to such FFELP Loan or purported FFELP Loan from the Loan Purchase Date to and including the date of repurchase, plus any amounts owed to the Secretary of Education with respect to the repurchased FFELP Loan or purported FFELP Loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the Corporation and the Eligible Lender Trustee in connection with such FFELP Loan or purported FFELP Loan.

        SECTION 7. NOTIFICATION TO BORROWERS. The servicing agent on behalf of the Seller shall notify Borrowers under the FFELP Loans as required by the Higher Education Act of the assignment and transfer to the Eligible Lender Trustee of the Seller's interest in such FFELP Loans and the Seller shall direct each Borrower to make all payments thereon directly to the Corporation or as it may otherwise designate.

        SECTION 8.  OBLIGATIONS TO FORWARD PAYMENTS AND COMMUNICATIONS.

               (a) The Seller shall promptly remit, or cause to be remitted, to the Corporation all funds received by the Seller after the applicable Loan Purchase Date which constitute payments of principal or interest (including Interest Subsidy Payments) or Special Allowance Payments accrued after the applicable Loan Purchase Date with respect to any FFELP Loan.

               (b) The Seller shall immediately transmit to the Corporation any communication received by the Seller after the applicable Loan Purchase Date with respect to a FFELP Loan or the Borrower under such a FFELP Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

        SECTION 9. PAYMENT OF EXPENSES AND TAXES. Each party to this Loan Purchase Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Loan Purchase Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel; provided, however, that Seller shall pay any transfer or other taxes and recording or filing fees payable in connection with the sale and purchase of the FFELP Loans.

        SECTION 10. INDEMNIFICATION. The Seller specifically acknowledges that the Corporation, in obtaining financing, will be making representations and warranties regarding the FFELP Loans based in part on the accuracy of the Seller's representations and warranties in this Loan Purchase Agreement. The Seller agrees to indemnify and save the Eligible Lender Trustee, the Corporation, the parties to the Financing Agreement and noteholders under the Financing Agreement (together with each of their respective successors, assignees, officers, directors, agents and employees) harmless of, from and against any and all loss, liability, cost, damage or expense, including reasonable attorneys' fees and costs of litigation, incurred by reason of any breach of the Seller's warranties, representations or covenants hereunder or any false or misleading representations of the Seller or any failure to disclose any matter which makes the warranties and representations herein misleading or any inaccuracy in any information furnished by the Seller in connection herewith.

        SECTION 11.  SPECIAL PROVISIONS RELATING TO MPN LOANS.

               (a) The Seller hereby represents and warrants that the Seller is transferring all of its right title and interest in the MPN Loans to the Corporation, that it has not assigned any interest in such MPN Loans (other than security interests that have been released or ownership interests that the Seller has reacquired) to any person other than the Corporation, and that no prior holder of the MPN Loans has assigned any interest in such MPN Loans (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the Seller. The Seller hereby covenants that the Seller shall not attempt to transfer to any other person any interest in any MPN Loan assigned hereunder.

               (b) The Seller hereby authorizes the Corporation to file a UCC-1 financing statement identifying the Seller as debtor and the Corporation as secured party and describing the MPN Loans sold pursuant to this Loan Purchase Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Corporation's interest in the MPN Loans and shall not be deemed to contradict the express intent of the Seller and the Corporation that the transfer of MPN Loans under this Loan Purchase Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt.

        SECTION 12.  OTHER PROVISIONS.

               (a) The Seller shall, at its expense, furnish to the Corporation such additional information concerning the Seller's student loan portfolio as the Corporation may reasonably request.

               (b) The Seller shall, at its expense, execute all other documents and take all other steps as may be requested by the Corporation or the Eligible Lender Trustee from time to time to effect the sale hereunder of the FFELP Loans.

               (c) The provisions of this Loan Purchase Agreement cannot be waived or modified unless such waiver or modification is in writing and signed by the parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.

               (d) This Loan Purchase Agreement shall be governed by the laws of the State of Nebraska.

               (e) All covenants and agreements herein contained shall extend to and be obligatory upon all successors of the respective parties hereto.

               (f) This Loan Purchase Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               (g) If any provision of this Loan Purchase Agreement shall be held, deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Loan Purchase Agreement or any part hereof.

               (h) All notices, requests, demands or other instruments which may or are required to be given by either party to the other shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is given or upon expiration of a period of 48 hours from and after the postmark thereof when mailed, postage prepaid, by registered or certified mail, requesting return receipt, by overnight courier, or by facsimile, addressed as follows:

            If to the Corporation:        Nelnet Education Loan Funding, Inc.
                                          121 South 13th Street, Suite 201
                                          Lincoln, NE  68508
                                          Attention:  Terry J. Heimes
                                          Telephone:  (402) 458 2301
                                          Facsimile:  (402) 458 2399

            with a copy to the Eligible
            Lender Trustee at:            Wells Fargo Bank, National
                                          Association
                                          Corporate Trust Services
                                          6th and Marquette, N9303 110
                                          Minneapolis, MN  55479
                                          Attention:  Corporate Trust Department
                                          Telephone:  (612) 667 4802
                                          Facsimile:  (612) 667 2149

        If to the Seller, addressed in the manner as set forth in the first paragraph of this Loan Purchase Agreement.

        Either party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.

               (i) This Loan Purchase Agreement may not be terminated by either party hereto except in the manner and with the effect herein specifically provided for.

               (j) Time is of the essence in this Loan Purchase Agreement.

               (k) This Loan Purchase Agreement shall not be assignable by the Seller, in whole or in part, without the prior written consent of the Corporation.

               (l) No remedy by the terms of this Loan Purchase Agreement conferred upon or reserved to the Corporation is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Loan Purchase Agreement or existing at law or in equity (including, without limitation, the right to such equitable relief by way of injunction) or by statute on or after the date of this Loan Purchase Agreement.

               (m) Acts to be taken by the Corporation with respect to acquiring and holding title to FFELP Loans hereunder shall be taken by the Eligible Lender Trustee as directed by the Corporation, which qualifies as an "eligible lender" trustee under the Higher Education Act, and all references herein to the Corporation shall incorporate by this reference the fact that the Eligible Lender Trustee will be acquiring and holding title to FFELP Loans on behalf of the Corporation, all as required under the Higher Education Act.

               (n) The parties hereto acknowledge that the Eligible Lender Trustee with respect to the Trust Agreement or Zions First National Bank as trustee with respect to the RBC Warehouse Loan Agreement, as applicable, and other parties to the Financing Agreement, shall be third party beneficiaries of this Loan Purchase Agreement with the power and right to enforce the provisions thereof, and the Eligible Lender Trustee with respect to the Trust Agreement or Zions First National Bank as trustee with respect to the RBC Warehouse Loan Agreement, as applicable, and any such credit providers may become an assignee of the Corporation. The foregoing creates a permissive right on the part of such third party beneficiaries, and such third party beneficiaries shall be under no duties or obligations hereunder.

               (o) This Loan Purchase Agreement has been made and entered into not only for the benefit of the Corporation and Seller but also for the benefit of the Eligible Lender Trustee with respect to the Trust Agreement or Zions First National Bank as trustee with respect to the RBC Warehouse Loan Agreement, as applicable, in connection with the financing of Eligible Loans as defined in the RBC Warehouse Loan Agreement, and upon assignment by the Corporation to the Eligible Lender Trustee with respect to the Trust Agreement or Zions First National Bank as trustee with respect to the RBC Warehouse Loan Agreement, as applicable, its provisions may be enforced not only by the parties to this Loan Purchase Agreement but by the Eligible Lender Trustee with respect to the Trust Agreement or Zions First National Bank as trustee with respect to the RBC Warehouse Loan Agreement, as applicable. The foregoing creates a permissive right on behalf of the Eligible Lender Trustee with respect to the Trust Agreement or Zions First National Bank as trustee with respect to the RBC Warehouse Loan Agreement, as applicable, and neither shall be under any duties or obligations hereunder.

        This Loan Purchase Agreement shall inure to the benefit of the Eligible Lender Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as trustee with respect to the RBC Warehouse Loan Agreement and its successors and assigns. Without limiting the generality of the foregoing, all representations, covenants and agreements in this Loan Purchase Agreement which expressly confer rights upon the Eligible Lender Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as trustee with respect to the RBC Warehouse Loan Agreement shall be for the benefit of and run directly to, the Eligible Lender Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as trustee with respect to the RBC Warehouse Loan Agreement, and the Eligible Lender Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as trustee with respect to the RBC Warehouse Loan Agreement shall be entitled to rely on and enforce such representations, covenants and agreements to the same extent as if it were a party hereto. The foregoing creates a permissive right on behalf of the Eligible Lender Trustee with respect to the Eligible Lender Trust Agreement and Zions First National Bank, as trustee with respect to the RBC Warehouse Loan Agreement, and neither the Eligible Lender Trustee with respect to the Eligible Lender Trust Agreement nor Zions First National Bank, as trustee with respect to the RBC Warehouse Loan Agreement shall be under any duties or obligations hereunder.

        SECTION 13. SECURITY INTEREST. The parties to this Loan Purchase Agreement intend that the conveyance of the Seller's right, title and interest in and to the FFELP Loans sold pursuant to this Loan Purchase Agreement (the "Student Loans") shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to the Corporation. The parties to this Loan Purchase Agreement intend that the arrangements with respect to the Student Loans shall constitute a purchase and sale of such Student Loans and not a loan. In the event, however, that it were determined by a court of competent jurisdiction that the transactions evidenced by this Loan Purchase Agreement shall constitute a loan and not a purchase and sale, the parties hereto intend that this Loan Purchase Agreement would constitute a security agreement under applicable law and that the Seller shall be deemed to have granted, and hereby does grant (subject to the condition above), to the Corporation (and the Eligible Lender Trustee) a first priority perfected security interest in all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under all accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, money, deposit accounts, certificates of deposit, letters of credit, advices of credit and other property consisting of, arising from or related to the following collateral to secure the rights of the Corporation hereunder and the obligations of the Seller hereunder (collectively, the "Pledged Collateral"):

               (a) all Student Loans;

               (b) all revenues and recoveries of principal from Student Loans, including all borrower payments and reimbursements of principal and accrued interest on default claims received from any Guaranty Agency;

               (c) any other revenues and recoveries of principal and interest and other payments and reimbursements of principal and accrued interest received with respect to any Student Loan and any other collection of cash with respect to such Student Loan (including, but not limited to, Interest Subsidy Payments, Special Allowance Payments, finance charges and payments representing the repurchase of any Student Loan or rebate of premium thereon pursuant to this Loan Purchase Agreement) received or deemed to have been received and all other cash collections, tax refunds and other cash proceeds of the Pledged Collateral held in various funds and accounts created under this Loan Purchase Agreement;

               (d) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Student Loans, whether pursuant to the contract related to such Student Loans or otherwise;

               (e) all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Student Loans otherwise in respect of the Pledged Collateral; and

               (f) all proceeds of the foregoing (including, but not by way of limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables or other liquidated property which at any time constitute all or part or are included in the proceeds of any of the foregoing property).

        The Seller agrees that from time to time, at its expense, it will properly execute and deliver all further instruments and documents (including, without limitation, UCC-1 financing statements and Custodian Agreements with the Servicer), and take all further action that Corporation may reasonably request in order to perfect, protect or more fully evidence the Corporation's interest in the Pledged Collateral or to enable the Corporation to exercise or enforce any of its rights hereunder.

        SECTION 14. INFORMATION AND REPORTING. Seller shall furnish to the
Corporation: (a) upon execution of this Agreement, Seller's most recent audited financial statement prepared in accordance with generally accepted accounting principles and duly certified by nationally recognized independent certified public accountants selected by Seller, as well as Seller's most recent unaudited financial statement and balance sheet; (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, an updated audited financial statement prepared in accordance with generally accepted accounting principles and duly certified by nationally recognized independent certified public accountants selected by Seller; and (c) such other financial information as the Corporation may reasonably request from time to time. Seller shall verify and reconcile Eligible Loan disbursements and cancellations of Eligible Loans sold hereunder, in such manner as the Corporation may reasonably request from time to time. Seller shall furnish to the Corporation a certificate of good standing and a certified copy of resolutions of Seller's board of directors approving and authorizing execution and performance of this Agreement and all ancillary documents with respect thereto in a form reasonably satisfactory to the Corporation.

        IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                      [SELLER]



                                      By
                                         ---------------------------------------
                                      Name
                                           -------------------------------------
                                      Title
                                            ------------------------------------


                                      NELNET EDUCATION LOAN FUNDING, INC., F/K/A
                                      NEBHELP, INC.



                                      By
                                         ---------------------------------------
                                      Name
                                           -------------------------------------
                                      Title
                                            ------------------------------------

                             EXHIBIT A TO EXHIBIT L

                             LOAN TRANSFER ADDENDUM


        This Loan Transfer Addendum (the "Addendum") is made and entered into as of the ___ day of ___________, _____, by and between Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC. (the "Corporation") and _______________ (the "Seller").

        WHEREAS, the parties hereto entered into that Loan Purchase Agreement dated as of ________________, ______, (the "Loan Purchase Agreement"), and the Seller wishes to sell a portfolio of Eligible Loans (as defined in the Loan Purchase Agreement) to the Corporation, pursuant to and in accordance with the terms and conditions of the Loan Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS. All capitalized terms in this Addendum shall have the same meanings given to them in the Loan Purchase Agreement, unless otherwise specifically stated herein.

        SECTION 2. PURCHASE OF ELIGIBLE LOANS. Subject to the terms and conditions of the Loan Purchase Agreement and in reliance upon the representations, warranties and covenants as set forth in the Loan Purchase Agreement, the Seller agrees to sell to the Eligible Lender Trustee, as eligible lender trustee under the [Trust] [Eligible Lender Trust] Agreement on behalf of the Corporation, a portfolio of Eligible Loans identified in the Loan Transfer Schedule attached hereto, having an aggregate outstanding principal balance of approximately $______________ (the "Current Purchase Portfolio").

        SECTION 3. PURCHASE PRICE. Subject to the terms and conditions of the Loan Purchase Agreement, the Corporation agrees to purchase the Eligible Loans in the Current Purchase Portfolio at a purchase price equal to _____% of the aggregate unpaid principal balance thereon plus 100% of the accrued and unpaid interest thereon, each as of the Loan Purchase Date set forth in Section 4 hereof.

        SECTION 4. LOAN PURCHASE DATE. The Loan Purchase Date shall be no later than -------------, -----.

        SECTION 5. REPRESENTATIONS AND WARRANTIES. The Seller hereby reconfirms all the representations and warranties set forth in the Loan Purchase Agreement as of the Loan Purchase Date set forth in Section 4 hereof.

        SECTION 6. EFFECT ON LOAN PURCHASE AGREEMENT. This Addendum sets forth the terms of purchase and sale solely with respect to the Current Purchase Portfolio. This Addendum shall have no effect upon any other sale or purchase of any Eligible Loans consummated or contemplated prior to or after the Loan Purchase Date, and all other terms, conditions and agreements contained in the Loan Purchase Agreement shall remain in full force and effect. Prior or subsequent purchases and sales of Eligible Loans shall each be governed by a separate Loan Transfer Addendum.

        SECTION 7.    SPECIAL TERMS.  [RESERVED].

                                      [SELLER]



                                      By
                                         ---------------------------------------
                                      Name
                                           -------------------------------------
                                      Title
                                            ------------------------------------


                                      NELNET EDUCATION LOAN FUNDING, INC., F/K/A
                                      NEBHELP, INC.



                                      By
                                         ---------------------------------------
                                      Name
                                           -------------------------------------
                                      Title
                                            ------------------------------------

                             EXHIBIT B TO EXHIBIT L

                          SELLER'S CLOSING CERTIFICATE


        (DO NOT COMPLETE) (the "Seller") does hereby certify that all representations, warranties and statements by or on behalf of the Seller contained in a certain Loan Purchase Agreement dated ____________________, ________ (the "Agreement"), by and between the Seller and Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC. (the "Corporation"), are true and correct on and as of the Loan Purchase Date, without exception or qualification whatsoever;

        FURTHERMORE, the Seller does hereby certify that the following documents, where applicable to each FFELP Loan (as defined in the Agreement) acquired under the Agreement, have heretofore been furnished to the Corporation or are simultaneously herewith delivered in accordance with the instructions of the Corporation, pursuant to Section 4(d) of the Agreement:

               (a) Department of Education application or Guaranty Agency application, as supplemented;

               (b) Interim note(s) for each Loan that is not an MPN Loan Payout note(s) for each Loan that is not an MPN Loan;

               (c) Disclosure and Loan information statement;

               (d) Certificate of Insurance and Contract of Insurance with respect to each Insured Loan (or certified copy thereof);

               (e) Guarantee Agreement, Agreement for Participation in the Guaranteed Loan Program and Notification of Loan;

               (f) Approval by the Guaranty Agency with respect to each Guaranteed Loan (or certified copy thereof);

               (g) Any other documentation held by the Seller relating to the history of such Eligible Loan;

               (h) Secretary of Education and Guaranty Agency Loan Transfer Statements;

               (i) Uniform Commercial Code financing statement, if any, securing any interest in an Eligible Loan to be Financed, and an executed termination statement related thereto; and

               (j) Evidence of Loan disbursement Any other document required to be submitted with a claim to the Guaranty Agency.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered by an officer hereunto duly authorized as of the Loan Purchase Date, __________.

                                       NAME OF SELLER
                                       [DO NOT COMPLETE]



                                       By
                                          --------------------------------------
                                             [DO NOT SIGN]
                                       Title
                                             -----------------------------------
                                             [DO NOT SIGN]

                             EXHIBIT C TO EXHIBIT L

                             BLANKET ENDORSEMENT OF
                          STUDENT LOAN PROMISSORY NOTES


        Pursuant to the Loan Purchase Agreement dated __________, the undersigned ("Seller"), by execution of this instrument, hereby endorses all promissory notes purchased by Wells Fargo Bank, National Association, as eligible lender trustee (the "Eligible Lender Trustee") under the Trust Agreement between the Eligible Lender Trustee and Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC. (the "Corporation"). This endorsement is in blank, unrestricted form. This endorsement is without recourse, except as provided under the terms of the Loan Purchase Agreement. All right, title, and interest of Seller in and to the promissory notes and related documentation identified in the attached loan ledger are transferred and assigned to Eligible Lender Trustee on behalf of the Corporation.

        This endorsement may be further manifested by attaching this instrument or a facsimile hereof to each or any of the Promissory Notes and related documentation acquired by the Eligible Lender Trustee on behalf of the Corporation from Seller, or by attaching this instrument to the loan ledger schedule, as the Corporation may require or deem necessary.

        Dated this ___ day of ______________, _____.

                                      NAME OF SELLER
                                      [DO NOT COMPLETE]



                                      By
                                         ---------------------------------------
                                          [DO NOT SIGN] [SIGNATURE OF AUTHORIZED
                                          OFFICER OF SELLER]

                             EXHIBIT D TO EXHIBIT L

                                  BILL OF SALE


        FOR VALUE RECEIVED, ________________________ (the "Seller"), pursuant to the terms and conditions of that certain Loan Purchase Agreement dated as of ___________, _____ (the "Agreement") between the Seller and Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC. (the "Corporation") does hereby grant, sell, assign, transfer and convey to Wells Fargo Bank, National Association, solely in its capacity as eligible lender trustee (the "Eligible Lender Trustee") on behalf of the Corporation and its successors and assigns, all right, title and interest of the Seller in and to the following:

        1. The loans described in Annex I attached hereto (the "Loans"), including the guarantee of the Loans issued by a Guaranty Agency pursuant to the Federal Family Education Loan Program (20 U.S.C. ss. 1071 et seq.);

        2. All promissory notes and related documentation evidencing the indebtedness represented by such Loans; and

        3. All proceeds of the foregoing including, without limitation, all payments made by the obligor thereunder or with respect thereto, all guarantee payments made by any Guaranty Agency with respect thereto, and all interest benefit payments and special allowance payments with respect thereto made under Title IV, Part B, of the Higher Education Act of 1965, as amended, and all rights to receive such payments, but excluding any proceeds of the sale made hereby.

        TO HAVE AND TO HOLD the same unto the Eligible Lender Trustee on behalf of the Corporation, its successors and assigns, forever. This Bill of Sale is made pursuant to and is subject to the terms and provisions of the Agreement, and is without recourse, except as provided in the Agreement.

        IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by one of its officers duly authorized to be effective as of the ____ day of ______, _____.

                                     [NAME OF SELLER]



                                     By
                                        ----------------------------------------
                                     Name
                                          --------------------------------------
                                     Title
                                           -------------------------------------

                             EXHIBIT E TO EXHIBIT L

                          REPRESENTATIONS, WARRANTIES,
                       COVENANTS AND AGREEMENTS OF SELLER


        1. Any information furnished by the Seller to the Corporation, or the Corporation's agents with respect to a FFELP Loan, including the Loan Transfer Schedule attached to the Loan Transfer Addendum, is true, complete and correct.

        2. The amount of the unpaid principal balance of each FFELP Loan is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any FFELP Loan which can be asserted and maintained or which, with notice, lapse of time or the occurrence or failure to occur of any act or event could be asserted and maintained by the Borrower against the Eligible Lender Trustee or the Corporation as assignee thereof. The Seller shall have taken all reasonable actions to assure that no maker of a FFELP Loan has or may acquire a defense to the payment thereof. No payment of principal or interest with respect to any FFELP Loan is, as of the date hereof, more than 60 days delinquent and no applicable payment of principal or interest with respect to any FFELP Loan will, at the applicable Loan Purchase Date, be more than 60 days delinquent. No FFELP Loan carries a rate of interest less than, or in excess of, the applicable rate of interest required by the Higher Education Act. If the Higher Education Act permits Sellers to charge an interest rate less than the applicable rate of interest, no FFELP Loan purchased hereunder bears interest at a rate lower than the applicable rate of interest; provided, however, that the Corporation may approve, in its sole discretion, in writing, interest reductions which are part of a borrower repayment incentive program of Seller, the terms of which have been fully described in detail and in writing to the Corporation.

        3. Each FFELP Loan has been duly executed and delivered and constitutes the legal, valid and binding obligations of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms.

        4. Each FFELP Loan complies in all respects with the requirements of the Higher Education Act and the Loan Purchase Regulations and is an Eligible Loan, as that term is defined in the Loan Purchase Agreement.

        5. The Seller or Seller's eligible lender trustee has applied for and received the Secretary of Education's or a Guaranty Agency's designation, as the case may be, as an "Eligible Lender" under the Higher Education Act, and the Seller has entered into all agreements required to be entered into for participation in the Federal Family Education Loan Program under the Higher Education Act.

        6. The Seller and the Seller's eligible lender trustee on behalf of Seller is the sole owner and holder of each FFELP Loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances; no FFELP Loan has been pledged or assigned for any purpose; and each FFELP Loan is free of any and all liens, charges, encumbrances and security interests of any description. The Corporation has a valid and perfected first priority security interest in the Pledged Collateral.

        7. Each FFELP Loan is either Insured or Guaranteed; such Insurance or Guarantee, as the case may be, is in full force and effect, is freely transferable as an incident to the sale of each FFELP Loan; all amounts due and payable to the Secretary of Education or a Guaranty Agency, as the case may be, have been or will be paid in full by the Seller, and none of the FFELP Loans has at any time been tendered to either the Secretary of Education or any Guaranty Agency for payment.

        8. There are no circumstances or conditions with respect to any FFELP Loan, the Borrower thereunder or the creditworthiness of said Borrower that would reasonably cause prudent private investors to regard any of the FFELP Loans as an unacceptable investment, or adversely affect the value or marketability thereof, the insurance thereof and any applicable Guarantee.

        9. Each FFELP Loan was made in compliance with all applicable local, State and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth in lending, consumer credit and usury laws.

        10. The Seller has carefully reviewed the Loan Purchase Regulations supplied by the Corporation and has complied with the Loan Purchase Regulations.

        11. The FFELP Loans pursuant to the Agreement include all Eligible Loans of any one Borrower held by the Seller.

        12. The Seller has, and its officers acting on its behalf have, full legal authority to engage in the transactions contemplated by the Loan Purchase Agreement; the execution and delivery of the Loan Purchase Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of the Loan Purchase Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the charter, articles or bylaws of the Seller or any agreement or instrument to which the Seller is a party or by which it is bound or constitute a default thereunder; the Seller is not a party to or bound by any agreement or instrument or subject to any charter or other corporation restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Seller to perform its obligations under the Loan Purchase Agreement and the Loan Purchase Agreement constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms, and no consent, approval or authorization of any government or governmental body, including, without limitation, the Federal Savings and Loan Insurance Corporation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state bank regulatory agency, is required in connection with the consummation of the transactions herein contemplated.

        13. The Seller is duly organized, validly existing and in good standing under the laws of its applicable jurisdiction and has the power and authority to own its assets and carry on its business as now being conducted.

        14. The Seller and any independent servicer have each exercised due diligence and reasonable care in making, administering, servicing and collecting the FFELP Loans, and the Seller has conducted a reasonable investigation of sufficient scope and content to enable it duly to make the representations and warranties contained in this Exhibit E. The Seller shall be solely responsible for the payment of the costs and expenses incident to origination of FFELP Loans, without any right of reimbursement therefor from the Corporation.

        15. With respect to all Insured Eligible Loans being acquired, Insurance is in effect with respect thereto; the applicable Contract and Certificates of Insurance are valid and binding upon the parties thereto in all respects material to the security for any bonds and/or notes issued by the Corporation; and the Seller is not in default in the performance of any of its covenants and agreements made in respect thereof.

        16. With respect to all Guaranteed Eligible Loans being acquired, a Guarantee Agreement is in effect with respect thereto and is valid and binding upon the parties thereto in all respects material to the security of the bonds and/or notes issued by the Corporation to finance the FFELP Loans; and the Seller is not in default in the performance of any of its covenants and agreements made in such Guarantee Agreement.

        17. The Seller does not (a) discriminate by pattern or practice against any particular class or category of students by requiring, as a condition to the receipt of a student loan, that a student or his family maintain a business relationship with the Seller, except as may be permitted under applicable laws; or (b) discriminate on the basis of race, [sss], color, creed or national origin.

        18. The FFELP Loans are a representative sample of all student loans held by the Seller with respect to the educational institution attended by, or the age, [sss], race, national origin or place of residence of, the Borrower to whom such loans were made, or with respect to any other identifying characteristic of such Borrowers.

        19. Each instrument transferred to the Corporation under the Loan Purchase Agreement is a FFELP Loan which constitutes an Eligible Loan.

        20. No promissory note evidencing an Eligible Loan bears any apparent evidence of forgery or alteration or is otherwise so irregular or incomplete as to call into question its authenticity.

        21. Except as may have been disclosed by the UCC lien search required by
Section 4(f) hereof for the Seller, no other financing statements or assignment filings naming the Seller as debtor or assignor under its legal name or trade names has been filed.

        22. The fair salable value of the assets on a going concern basis of the Seller and its subsidiaries, on a consolidated basis, as of the time of each sale of FFELP Loans hereunder is in excess of the total amount of their liabilities.

                             EXHIBIT F TO EXHIBIT L

                                 ACKNOWLEDGMENT


        THE ASSIGNMENT OF THE WITHIN PROMISSORY NOTE AND RELATED DOCUMENTS TO (DO NOT COMPLETE) under a Loan Purchase Agreement between ____________________ and ____________________, dated as of ____________________, _____, did not become effective thereunder, and no rights in the same have been conveyed thereby.

        Dated:  [DO NOT COMPLETE]
                -----------------------------------